As filed with the Securities and Exchange Commission on May 15, 2023

Registration Statement No. 333-269609

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1
TO

Form F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MultiMetaVerse Holdings Limited

(Exact name of registrant as specified in its charter)

British Virgin Islands	7372	N/A
(State or other jurisdiction of incorporation organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

MultiMetaVerse Holdings Limited
Building D3, No. 718, Lingshi Road,
Jingan District Shanghai,
China
+86 21 61853907

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, New York 10168
United States
(800) 221-0102

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Jia Yan, Esq.
Paul Hastings LLP
43/F Jing An Kerry Center

Tower II, 1359 Nanjing West Road

Shanghai 200040, PRC

86-21-6170 6269 — Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be issued until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and does not constitute the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 15, 2023

PRELIMINARY PROSPECTUS

MULTIMETAVERSE HOLDINGS LIMITED
26,158,081 Class A Ordinary Shares

 3,021,244 Class A Ordinary Shares Issuable Upon the Exercise of Warrants
146,250 Warrants to Purchase Class A Ordinary Shares

This prospectus relates to the issuance of (i) up to 2,874,994 Class A ordinary shares of MultiMetaVerse Holdings Limited (the “Company”), no par value per share (“MMV Class A ordinary share”), that are issuable upon the exercise of 2,874,994 warrants converted from 2,874,994 warrants of Model Performance Acquisition Corp. (“MPAC”) issued in MPAC’s initial public offer (“MMV Public Warrants”) and (ii) up to 146,250 MMV Class A ordinary shares issuable upon the exercise of 146,250 warrants (“MMV Private Placement Warrants”, together with MMV Public Warrants, “MMV Warrants”) converted from 146,250 warrants of MPAC issued to the Sponsor (as defined below) in a private placement in connection with MPAC’s initial public offer (“MPAC Private Placement”).

This prospectus also relates to the resale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of:

(i) up to 146,250 Private Placement Warrants, which was converted from 146,250 warrants of MPAC originally included in the MPAC Private Units (as defined below) issued to the Sponsor in the MPAC Private Placement at a price of $10.00 per unit;

(ii) 2,874,994 MMV Class A ordinary shares issuable upon exercise of MMV Public Warrants;

(iii) 146,250 MMV Class A ordinary shares issuable upon exercise of MMV Private Placement Warrant;

(iv) 1,759,250 MMV Class A ordinary shares issued to First Euro Investments Limited (the “Sponsor”) pursuant to the Merger Agreement (as defined below) in connection with the Business Combination (as defined below) for (a) the cancellation of 1,437,500 Class B ordinary shares (“Founder Shares”) issued to the Sponsor prior to MPAC’s initial public offer at an aggregate purchase price of $25,001, or approximately $0.0174 per share and 292,500 MPAC Class A ordinary shares (as defined below) originally included in the MPAC Private Units issued to the Sponsor in the MPAC Private Placement at a price of $10.00 per unit, and (b) the conversion of the rights underlying the 292,500 MPAC Private Placement Units issued to the Sponsor in the MPAC Private Placement at a price of $10.00 per unit, with each right entitling the holder thereof to receive one-tenth of one MPAC Class A ordinary share upon the consummation of an initial business combination;

(v) 450,000 MMV Class A ordinary shares issued to Digital Analog Integration Ltd (the “DAL”) in the PIPE Financing (as defined below) at an aggregate purchase price of $4,500,000, or $10.00 per share;

(vi) 23,948,831 MMV Class A ordinary shares issued to certain former shareholders of MultiMetaVerse Inc. (the “Legacy MMV”) pursuant to the Merger Agreement in connection with the Business Combination for the cancellation of ordinary shares of Legacy MMV previously held by such shareholders, which consist of (i) 6,300,000 MMV Class A ordinary shares issued to Lucky Cookie Holdings Limited, or Lucky Cookie, in exchange for the cancellation of an aggregate of 29,364,130 ordinary shares of Legacy MMV, which were acquired by Lucky Cookie from Avatar Group Holdings Limited , or Avatar, at an aggregate purchase price of $5,409,194, or approximately $0.1842 per share, which consequently translates to a purchase price of approximately $0.8586 per MMV Class A ordinary share; (ii) 15,632,831 MMV Class A ordinary shares issued to Avatar in exchange for the cancellation of an aggregate of 72,864,203 ordinary shares of Legacy MMV, which were converted from equity interests owned by beneficial owners of Avatar in Shanghai Jupiter Creative Design Co., Ltd. originally acquired through multiple capital contributions at an aggregate price of RMB265,305,272, the equivalent of approximately $40,308,169 based on exchange rate at the time of each capital contribution, or an average price of approximately $0.5988 per share, which consequently translates to an average purchase price of approximately $2.5784 per MMV Class A ordinary share; (iii) 2,016,000 MMV Class A ordinary shares issued to F.L.M Holdings Limited, or F.L.M, in exchange for the cancellation of an aggregate of 9,396,522 ordinary shares of Legacy MMV, which were converted from equity interests owned by beneficial owners of F.L.M in Shanghai Jupiter Creative Design Co., Ltd. originally acquired through capital contribution and share transfer at an aggregate price of RMB 2,450,000, the equivalent of approximately $379,835 based on exchange rate at the time of the capital contribution and the share transfer, or an average price of approximately $0.0404 per share, which consequently translates to an average purchase price of approximately $0.1884 per MMV Class A ordinary share.

The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the ordinary shares or warrants, except with respect to amounts received by us upon the exercise of the warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of ordinary shares or warrants. See “Plan of Distribution.”

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “MMV”, and our warrants are listed on the Nasdaq Capital Market under the symbol “MMVWW”. On May 12, 2023, the last reported sales price of our ordinary shares was $1.30 per share and the last reported sales price of our warrants was $0.0858 per warrant. Based on the closing price of our Class A ordinary shares on May 12, 2023, which was $1.30 per share, (i) Lucky Cookie Holdings Limited may experience potential profits of up to $0.4414 per share, (ii) F.L.M Holdings Limited may experience potential profits of up to $1.1116 per share and (iii) the Sponsor may experience potential profits of up to $1.2826 per MMV Class A ordinary share converted from Founder Shares. Even when the current trading price of the MMV Class A ordinary share is below the price at which the MPAC Units (as defined below) were issued in MPAC’s initial public offering, the Selling Securityholders noted above may have an incentive to sell because they will still profit on sales due to the lower price at which they purchased their shares compared to the public investors. The public securityholders may not experience a similar rate of return on the securities they purchased due to differences in the purchase prices and the current trading price. The MMV Class A ordinary shares and the MMV Class A ordinary shares issuable upon exercise of the MMV Warrants noted above represent a substantial percentage of the total outstanding MMV Class A ordinary shares as of the date of this prospectus. So long as the registration statement of which this prospectus forms a part is effective, the sales of the securities being offered in this prospectus could result in a significant decline in the public trading price of MMV Class A ordinary shares. The sales of MMV Class A ordinary shares by certain Selling Securityholders including Lucky Cookie Holdings Limited, Avatar Group Holdings Limited, F.L.M Holdings Limited and the Sponsor are subject to lock-up restrictions.

MMV Warrants have an exercise price of $11.50 per share. The exercise of the MMV Warrants is highly dependent on the price of MMV Class A ordinary shares and the spread between the exercise price of the MMV Warrants and the price of the MMV Class A ordinary shares at the time of exercise. If the market price for MMV Class A ordinary share is less than $11.50 per share, we believe warrant holders will be unlikely to exercise their MMV Warrants. The last reported sale price of the Common Stock, as indicated above, is currently significantly below the $11.50 per share exercise price. There is no guarantee therefore that holders will exercise the MMV Warrants. We do not expect to rely on the cash exercise of the MMV Warrants to fund our operations. Instead, we intend to rely on our primary sources of cash discussed elsewhere in this prospectus to continue to support our operations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” for additional information.

Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of a British Virgin Islands holding company with operations primarily conducted by its subsidiaries contractual arrangements with variable interest entities.

We are a holding company primarily operating in China through our subsidiaries and contractual arrangements (the “VIE Agreements”) with variable interest entities (the “VIEs”), namely Shanghai Jupiter Creative Design Co., Ltd., a limited liability company established under PRC law (“Shanghai Jupiter”), and its subsidiaries. PRC laws, regulations, and rules restrict and impose conditions on direct foreign investment in certain types of business, and we will therefore operate these businesses in China through VIEs. For a summary of the VIE Agreements, please see “Summary of this Prospectus — MMV’s VIEs and China Operations.” We are the primary beneficiary of the VIEs, for accounting purposes, based upon the VIE Agreements. Accordingly, under U.S. GAAP, the results of the VIEs will be consolidated in our financial statements. However, neither our investors nor us have an equity ownership in, direct foreign investment in, or control of, through such ownership or investment, the VIEs. As used in this prospectus, “we”, “us”, “our” or “MMV” refers to MultiMetaVerse Holdings Limited, and its subsidiaries, and in the context of describing our operations and consolidated financial information, the VIEs. References to “Legacy MMV” refer to MultiMetaVerse Inc., a Cayman Islands exempted company and a wholly owned subsidiary of MMV.

We are a holding company in the British Virgin Islands primarily operating in China through our subsidiaries and contractual arrangements with variable interest entities. Cash is transferred among MMV, Shanghai Mi Ting Culture and Creative Co., Ltd., or the WFOE, and the VIEs, in the following manners: (i) funds are transferred to the WFOE, from MMV as needed through Legacy MMV and MultiMetaVerse HK Limited, or the Hong Kong Subsidiary in the form of capital contributions or shareholder loans, as the case may be; (ii) funds may be paid by Shanghai Jupiter, to the WFOE, as service fees according to the VIE Agreements; (iii) dividends or other distributions may be paid by the WFOE, to MMV through the Hong Kong Subsidiary and Legacy MMV; and (iv) the WFOE and Shanghai Jupiter, lend to and borrow from each other from time to time for business operation purpose. As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiaries, including the WFOE and other subsidiaries based in the PRC for our cash and financing requirements. If the WFOE or any other subsidiaries in PRC incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us. Current PRC regulations permit WFOE to pay dividends to us through the Hong Kong Subsidiary and Legacy MMV only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. We are permitted under the laws of British Virgin Islands to provide funding to our subsidiaries in mainland China and Hong Kong Special Administrative Region of China (“Hong Kong” or “Hong Kong SAR”) through loans or capital contributions without restrictions on the amount of the funds. Hong Kong Subsidiary is also permitted under the laws of Hong Kong SAR to provide funding to us through dividend distributions without restrictions on the amount of the funds. As of the date of this registration statement/prospectus, we have not transferred funds to the WFOE. In the future, however, cash proceeds raised from overseas financing activities, including the Business Combination, may be transferred by us to the WFOE via capital contribution or shareholder loans. As of the date of this registration statement/ prospectus, there have not been any such dividends or other distributions from WFOE to the Hong Kong Subsidiary. In addition, none of our subsidiaries have ever issued any dividends or distributions to us or their respective shareholders outside of China. As of the date of this prospectus, Shanghai Jupiter has not remitted any services fees to the WFOE. We currently have not maintained any cash management policies that dictate the purpose, amount and procedure of cash transfers between MMV, the WFOE, the VIEs, or investors. Rather, the funds can be transferred in accordance with the applicable laws and regulations. For more details, see “Summary of the Prospectus — Assets Transfer between MMV and the VIEs”, “Summary of the Prospectus — Dividends or Distributions Made to MMV and U.S. Investors by MMV’s Subsidiaries and the VIEs and Tax Consequences”, “Summary of the Prospectus — VIE Consolidation Schedule” and “Consolidated Financial Statements”.

Our corporate structure will be subject to risks relating to the contractual arrangements with Shanghai Jupiter and its shareholders. Our VIE Agreements have not been tested in a court of law in the PRC. If the PRC government finds these contractual arrangements non-compliant with the restrictions on direct foreign investment in the relevant industries, or if the relevant PRC laws, regulations, and rules or the interpretation thereof change in the future, we could be subject to severe penalties or be forced to relinquish our interests in the VIEs or forfeit our rights under the contractual arrangements. We and investors in our ordinary shares and warrants will face uncertainty about potential future actions by the PRC government, which could affect the enforceability of the contractual arrangements with Shanghai Jupiter and, consequently, significantly our financial condition and results of operations. If we are unable to claim our right to control the assets of the VIEs. Our ordinary shares and warrants may decline in value or become worthless. See “Risk Factors — Risks Related to MMV’s Corporate Structure.”

We face various legal and operational risks and uncertainties relating to doing business in China. We operate our business primarily in China, and is subject to complex and evolving PRC laws and regulations. For example, we face risks relating to regulatory approvals on overseas listings, anti-monopoly regulatory actions, and oversight on cybersecurity, data security and data privacy. Further, the PRC government has significant oversight and discretion over the conduct of our business and may intervene with or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies like us. Uncertainties in the PRC legal system and the interpretation and enforcement of PRC laws and regulations could limit the legal protection available to the investors in our ordinary shares and warrants, hinder the our ability to offer or continue to offer our ordinary Shares and warrants, result in a material adverse effect on our business operations, and damage our reputation, which might further cause our ordinary shares and warrants to significantly decline in value or become worthless. See “Risk Factors — Risks Related to Doing Business in China.”

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. For example:

●	PRC regulators have been increasingly focused on regulation in areas of data security and data protection and the PRC regulatory requirements regarding cybersecurity are constantly evolving. Various regulatory bodies in China, specifically the Cyberspace Administration of China (the “CAC”), have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. According to Article 7 of the Measures of Cybersecurity Review (the New CAC Measures”) which was promulgated by the CAC, together with 12 other departments on December 28, 2021 and entered into force and effect on February 15, 2022, a network platform operator that holds personal information of more than one million users shall report to Cybersecurity Review Office for cybersecurity review when it seeks to list its securities overseas. Shanghai Jupiter received a notification (No. 2022072101) from the Cyber Security Review Office, the department of the CAC in charge of cybersecurity review, advising that the Business Combination and the planned listing on Nasdaq is not subject to cybersecurity review.

●	China Securities and Regulatory Commission (the “CSRC”) released the Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) on February 17, 2023, which has become effective on March 31, 2023. The Overseas Listing Trial Measures lay out the filing regulation arrangement for both direct and indirect overseas securities offering and listing by PRC domestic companies, and clarify the determination criteria for indirect overseas listing in overseas markets. As advised by our PRC legal counsel, we will not be required to comply with the filing requirements under the Overseas Listing Trial Measures in connection with this offering.

Currently, no PRC laws and regulations are in force requiring that MMV obtain permission from PRC authorities to consummate this offering. However, any future securities offerings and listings outside of mainland China by MMV, including but not limited to follow-on offerings, secondary listings and going private transactions, will be subject to the filing requirements with the CSRC under the Overseas Listing Trial Measures, and we cannot assure you that we will be able to comply with such filing requirements in a timely manner. In addition, the aforesaid laws, regulatory requirement and interpretations thereof are evolving. There remains uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offering and other capital markets activities. If it is determined in the future that the approval, filing or other administrative procedures of the CSRC, the CAC or any other regulatory authority is required for our subsequent securities offering and we fail to complete and obtain such approval, filing or other administrative procedures in a timely manner or at all, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations, as well as the trading price of our securities. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt any securities offering we may undertake in the future. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals in the future, we may be unable to obtain such approvals or a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities. These legal and operational risks and uncertainties associated with being based in China may materially and adversely change our operations, affect the value of our securities, significantly limit or completely hinder our ability to offer or continue to offer securities to investors could cause the value of our securities to significantly decline or be worthless. For further details and for risks related to regulatory approvals on overseas listings, see “Risk Factors — Risks Related to Doing Business in China — The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with our future offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing” and “Risk Factors — Risks Related to Doing Business in China — MMV faces challenges from the evolving regulatory environment regarding cybersecurity, information security, privacy and data protection, and user attitude toward data privacy and protection. The Chinese government exerts substantial influence over the manner in which the operating entities conduct their business activities, and may intervene or influence such operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in such operations and the value of our ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or be of no value. Many of these laws and regulations are subject to change and uncertain interpretation, and any actual or alleged failure to comply with related laws and regulations regarding cybersecurity, information security, data privacy and protection could materially and adversely affect our business and results of operations.”

On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements under the Holding Foreign Companies Accountable Act (the “HFCAA”). Under such rules, an issuer that has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction will be identified by the SEC as a “Commission-Identified Issuer.” The SEC will impose a trading prohibition on an issuer after it is identified as a Commission-Identified Issuer for three consecutive years. If MMV is identified as a Commission-Identified Issuer and has a “non-inspection” year, there is no assurance that it will be able to take remedial measures in a timely manner. Besides, pursuant to the HFCAA, on December 16, 2021, the PCAOB issued its determinations (the “PCAOB Determination”) that they are unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong. The PCAOB Determination includes lists of public accounting firms headquartered in mainland China and Hong Kong that the Board is unable to inspect or investigate completely.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission (the “CSRC”) and the Ministry of Finance (“MOF”) of the People’s Republic of China, which governs inspections and investigations of audit firms based in mainland China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol released by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was signed into law, which reduced the number of consecutive non-inspection years required for triggering the listing and trading prohibitions under the HFCAA from three years to two years. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control, including positions taken by authorities of the PRC. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB is required under the HFCAA to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue to adversely affect the trading price of our securities. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, the PCAOB will make determinations under the HFCAA as and when appropriate.

Our auditor, Marcum Asia CPAs LLP ("MarcumAsia"), an independent registered public accounting firm headquartered in Manhattan, New York, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. MarcumAsia, whose audit report is included in this prospectus, as of the date of this prospectus, was not included in the list of Identified Firms in the PCAOB Determination. Although we believe that the HFCAA and the related regulations do not currently affect us, we cannot assure you that there will not be any further implementations and interpretations of the HFCAA or the related regulations, which might pose regulatory risks to and impose restrictions on us because of our operations in mainland China. Recent developments with respect to audits of China-based companies, such as MMV, create uncertainty about the ability of their auditor to fully cooperate with the PCAOB’s request for audit workpapers without the approval of the Chinese authorities. As a result, our investors may be deprived of the benefits of PCAOB’s oversight of our auditor through such inspections. For more details, see “Risk Factors — Risks Related to Doing Business in China — MMV’s independent registered public accounting firm’s audit documentation related to their audit reports include audit documentation located in China. PCAOB may not be able to inspect audit documentation located in China and, as such, you may be deprived of the benefits of such inspection which could result in limitations or restrictions to our access to the U.S. capital markets. MMV’s ordinary shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to adequately inspect audit documentation located in China. The delisting of MMV’s ordinary shares or the threat of their being delisted, may have a material adverse impact on our listing and trading in the U.S. and the trading prices of our ordinary shares.”

Mr. Yiran Xu holds a majority of our voting power. Accordingly, we are a controlled company under Nasdaq Listing Rule 5615 (c). For so long as we remain as a controlled company under that definition, we are permitted to elect to rely on certain exemptions from corporate governance rules. As a result, the investors may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Our status as a controlled company could cause our securities to look less attractive to certain investors or otherwise harm the trading price. Please see “Risk Factors — As a “controlled company” under the rules of the NASDAQ Listing Rule, MMV may choose to exempt from certain corporate governance requirements that could have an adverse effect on the public shareholders.”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 15 of this prospectus, and under similar headings in any amendment or supplements to this prospectus.

We are an “emerging growth company” under applicable federal securities laws and are subject to reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2023.

No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

i

Frequently Used Terms

Unless otherwise stated or unless the context otherwise requires, the terms “Company,” “the registrant,” “our company,” “the company,” “we,” “us,” “our,” “ours” and “MMV” refer to MultiMetaVerse Holdings Limited, a British Virgin Islands business company. Further, in this prospectus:

●	“ACGN” means animation, comic, game and novel.

●	“Board” means the board of directors of MMV.

●	“Business Combination” means the merger contemplated by the Merger Agreement.

●	“Closing Date” means the date of the consummation of the Business Combination.

●	“Code” means the Internal Revenue Code of 1986, as amended.

●	“Combination Period” means the period of time by which an initial business combination must be completed by MPAC.

●	“Continental” means Continental Stock Transfer & Trust Company, MPAC and MMV’s transfer agent.

●	“Effective Time” means the time at which the Business Combination becomes effective.

●	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

●	“Existing Charter” means MPAC’s Memorandum and Articles of Association, as amended and restated on September 28, 2022.

●	“founder shares” means the outstanding Class B ordinary shares of MPAC issued to the Sponsor for an aggregate purchase price of $25,001 in January 2021.

●	“GAAP” means accounting principles generally accepted in the United States of America.

●	“Initial Shareholders” means the Sponsor and other initial holders of MPAC Class B ordinary shares.

●	“IPO” refers to the initial public offering of 5,000,000 units of MPAC consummated on April 12, 2021.

●	“IRS” means the United States Internal Revenue Service.

●	“Legacy MMV” means MultiMetaVerse Inc., a Cayman Islands exempted company, prior to the consummation of the Business Combination.

●	“Merger Agreement” means that certain Merger Agreement, dated as of August 6, 2021, as amended on January 6 and September 29, 2022, and as may be amended from time to time, by and among MPAC, the Company, Merger Sub, Legacy MMV, and certain shareholders of Legacy MMV.

●	“Merger Sub” means Model Performance Mini Sub Corp., a Cayman Islands exempted company and wholly-owned subsidiary of the Company.

●	“MMV Class A ordinary shares” means the Class A ordinary shares, no par value per share, of MMV.

●	“MMV Class B ordinary shares” means the Class B ordinary shares, no par value per share, of MMV.

●	“MMV Ordinary Shares” means the MMV Class A ordinary shares and MMV Class B ordinary shares, collectively.

●	“MMV Warrant” means a warrant of MMV issued to MPAC Warrant holders and the MMV Ordinary Shares underlying such warrants.

●	“MPAC” means Model Performance Acquisition Corp., a British Virgin Islands business company.

●	“MPAC Class A ordinary shares” means the Class A ordinary shares, no par value per share, of Model Performance Acquisition Corp.

●	“MPAC Class B ordinary shares” means the Class B ordinary shares, no par value per share, of Model Performance Acquisition Corp.

●	“MPAC ordinary shares” means MPAC Class A ordinary shares and MPAC Class B ordinary shares, collectively.

●	“MPAC preferred shares” means the preferred shares, with no par value per share, of Model Performance Acquisition Corp.

●	“MPAC Private Placement Warrants” means MPAC Warrants issued to the Sponsor as part of the Private Placement Units in a private placement simultaneously with the closing of MPAC’s IPO.

●	“MPAC Public Warrants” means the MPAC Warrants issued as part of the units in MPAC’s IPO.

●	“MPAC preferred shares” means the preferred shares, with no par value per share, of Model Performance Acquisition Corp.

●	“MPAC Warrant” means redeemable warrant of MPAC entitling the holder to purchase one MPAC Class A ordinary shares at a price of $11.50 per whole share.

●	“ODI Filings” means the formalities and filings of overseas direct investment of Chinese enterprises, including but not limited to fulfilling the filing, approval or registration procedures in the development and reform authorities, the competent commercial authorities, and foreign exchange administration authorities and competent banks authorized by such authorities.

●	“Original Animation Brand” means animations that were first published and solely owned by the animation production company, whereas other animation brands may be adapted from comic books, games and other forms of ACGN brands.

●	“PIPE Investment” means the issuance of 450,000 MMV Ordinary Shares to a certain investor for an aggregate of $4,500,000 in a private placement subsequent to the closing of the Business Combination.

●	“Plans of Merger” means (i) the Plan of Merger in connection with the Reincorporation Merger and (ii) the Plan of Merger in connection with the Acquisition Merger, collectively.

●	“MPAC public shareholders” means holders of public MPAC Class A ordinary shares.

●	“Private Placement Units” mean the units issued to the Sponsor in a private placement simultaneously with the closing of MPAC’s IPO.

●	“PubCo” means Model Performance Mini Corp. a British Virgin Islands business company.

●	“public shares” means the MPAC Class A ordinary shares sold in the IPO, whether they were purchased in the IPO or thereafter in the open market.

●	“SEC” means the U.S. Securities and Exchange Commission.

●	“Securities Act” means the Securities Act of 1933, as amended.

●	“Share Incentive Award” means the MMV’s Share Incentive Award scheme.

●	“Sponsor” means First Euro Investments Limited, a British Virgin Islands business company.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this registration statement/prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. MMV’s forward-looking statements include, but are not limited to, statements regarding MMV or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward- looking. Forward-looking statements in this registration statement/prospectus may include, for example, statements about:

●	Our business strategies and outcomes;

●	our financial performance following the Business Combination;

●	government regulations governing business operations, and in particular those governing the gaming and entertainment industry;

●	macro-economic conditions in China;

●	the impact of the COVID-19 pandemic on our business and the actions we may take in response thereto; and

●	the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this registration statement/prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	expectations regarding MMV’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, backlog conversion, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and ability to invest in growth initiatives and pursue acquisition opportunities;

●	risks related to MMV’s technology, intellectual property and data privacy practices;

●	risks related to MMV’s reliance on third parties;

●	risks related to the general economic and financial market conditions; political, legal and regulatory environment; and the industries in which MMV operates;

●	the outcome of any legal proceedings that may be instituted against MPAC or MMV following the Business Combination;

●	the risk that the Business Combination disrupts MMV’s current plans;

●	the ability to recognize the anticipated benefits of the Business Combination;

●	unexpected costs related to the Business Combination;

●	the amount of any redemptions by existing holders of MPAC Class A ordinary shares being greater than expected;

●	limited liquidity and trading of MPAC’s securities;

●	geopolitical risk and changes in applicable laws or regulations;

●	the possibility that MMV may be adversely affected by other economic, business, and/or competitive factors;

●	operational risks;

●	the risks that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic, may have an adverse effect on our business operations, as well as our financial condition and results of operations;

●	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on MMV’s resources; and

●	the ability to meet stock exchange listing standards following the consummation of the Business Combination.

v

Summary of the Prospectus

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements included elsewhere in this prospectus.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Company,” “we,” “our,” “us” and other similar terms refer to MultiMetaVerse Holdings Limited and our consolidated subsidiaries and VIEs.

Overview

Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of a British Virgin Islands holding company with operations primarily conducted by its subsidiaries contractual arrangements with variable interest entities.

MMV is a British Virgin Islands holding company with no business operations of its own. MMV conducts its operation primarily in China through (i) its PRC subsidiaries, including Shanghai Mi Ting Culture and Creative Co., Ltd. (the “WFOE”) and its subsidiaries, Shanghai Ling Xu Technology Co., Ltd. and Beijing Mi Ting Technology Co., Ltd. (collectively, the “PRC Subsidiaries”), in which MMV holds equity ownership interests, and (ii) the variable interest entities, namely Shanghai Jupiter Creative Design Co., Ltd. (“Shanghai Jupiter”) and its subsidiaries (collectively, the “VIEs”).

MMV is an animation and entertainment company devoted to establishing an open community for its global users and to providing high-quality and immersive entertainment experience by way of original contents, user-generated contents and professional user-generated contents. MMV primarily develops and publishes animations, mobile games, and other contents offerings such as anime merchandise, and also provides animation production services to other animation and gaming companies.

MMV commenced animation production in 2015 under its signature Aotu World brand, which has attracted a broad following with its inspiring storyline and unique graphic style, particularly among the younger audience in China. By leveraging the company’s established user base, MMV has built a diverse product portfolio, including animated content, comic books, short videos, collectibles, stationery, consumer products, and mobile games across the Aotu World brand. MMV has also developed and augmented new brands, stories, and characters, such as Neko Album. MMV creates content and capitalizes on its brands to provide its users with intriguing, multifaceted, and interactive virtual entertainment services and products. From 2021 to 2022, MMV’s net revenue increased by 16.6%, primarily due to the increase in licensing revenue, which was driven by the release of the fourth season of Aotu World the Animation and further enhanced brand awareness and popularity. The increase in MMV’s net revenue in 2022 was partially offset by decreases in revenue from mobile games and revenue from other services. MMV also achieved double-digit growth in sales of merchandise and animation production services, despite various limitations related to the COVID-19 lockdowns in China during the second quarter of 2022. Further capitalization of proprietary brands with additional content, diversification of derivative products, as well as development of new brands, could provide better and multi- faceted entertainment experience for users, and in turn enhance user engagement, user base and user loyalty, which can contribute to strengthening MMV’s monetization capabilities.

Recent Developments:

Nasdaq Deficiency

On April 19, 2023, we received a written notification (the “Notification Letter”) from the Nasdaq Stock Market LLC (“Nasdaq”), notifying us that we are not in compliance with the minimum market value of listed securities requirement set forth in Nasdaq Listing Rules for continued listing on The Nasdaq Global Market. Nasdaq Listing Rule 5550(b)(2) requires companies to maintain a minimum market value of listed securities of US$50 million, and Nasdaq Listing Rule 5810(c)(3)(C) provides that a failure to meet the minimum market value of listed securities requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the market value of our listed securities from March 6 to April 17, 2023, we did not meet the minimum market value of listed securities requirement.

The Notification Letter does not impact our listing on the Nasdaq Global Market at this time. In accordance with Nasdaq Listing Rule 5810(c)(3)(C), we have been provided 180 calendar days, or until October 16, 2023, to regain compliance with Nasdaq Listing Rule 5550(b)(2).

Departure of Director and Appointment of New Director

On May 10, 2023, Xing Lyu tendered his resignation as a member of our board of directors (the “Board”) of, effective as of the same date. Mr. Lyu’s resignation as director is not the result of any disagreement with our operations, policies or procedures. Mr. Lyu will continue to serve his role as our Chief Business Officer.

The resignation of Xing Lyu has been approved by the Board’s Nominating and Corporate Governance Committee and the Board.

On May 10, 2023, at the recommendation of the Nominating and Corporate Governance Committee, the Board approved and confirmed the appointment of Peixuan Hu as the succeeding director to fill in the vacancy created by Mr. Lyu’s resignation, effective as of the same date. For more information on Mr. Peixuan Hu, see the section titled “Management.”

MMV’s VIEs and China Operations

In May 2021, the WFOE entered into a series of contractual arrangements with Shanghai Jupiter and its shareholders (“VIE Agreements”). These agreements or their forms are filed as exhibits to the registration statement on Form F-1 of which this prospectus is a part and include: (i) a Technical Consultation and Service Agreement between the WFOE and Shanghai Jupiter Creative Design Co., Ltd., which enables MMV to receive substantially all of the economic benefits of Shanghai Jupiter, (ii) four Proxy Agreements entered by the WFOE with each of Shanghai Jupiter’s shareholders, respectively and four equity pledge agreements entered by the WFOE and Shanghai Jupiter with each of Shanghai Jupiter’s shareholders, respectively, which provide MMV with effective control over Shanghai Jupiter, and (iii) four Exclusive Call Option Agreements entered by the WFOE and Shanghai Jupiter with each of Shanghai Jupiter’s shareholders, respectively, which provide MMV with the option to purchase all of the equity interests in Shanghai Jupiter. MMV exercises control over the VIEs and become the primary beneficiary of the VIEs for accounting purposes through the VIE Agreements, which are less effective than direct ownership. MMV’s control over the VIEs and MMV’s position of being the primary beneficiary of the VIEs for the accounting purposes are limited to the conditions that MMV met for consolidation of the VIEs under U.S. GAAP. Such conditions include that (i) MMV controls Shanghai Jupiter through power to govern the activities which most significantly impact the Shanghai Jupiter’s economic performance, (ii) MMV is contractually obligated to absorb losses of Shanghai Jupiter that could potentially be significant to Shanghai Jupiter, and (iii) MMV is entitled to receive benefits from Shanghai Jupiter that could potentially be significant to Shanghai Jupiter. Only if MMV meets the aforementioned conditions for consolidation of the VIEs under U.S. GAAP, MMV will be deemed as the primary beneficiary of the VIEs, and the VIEs will be treated as MMV’s consolidated affiliated entities for accounting purposes.

Neither MMV nor its subsidiaries, including the WFOE, own any equity interest or direct foreign investment in the VIEs. The VIEs are owned by PRC citizens or entities who are MMV’s founder, co-founders, or beneficially owned, controlled by or under common control with MMV’s shareholders, with whom MMV has contractual arrangements. MMV exercises control over the VIEs and become the primary beneficiary of the VIEs for accounting purposes through the VIE Agreements, which are less effective than direct ownership. The shareholders of the VIEs may not act in the best interests of MMV or may not perform their obligations under these contracts. Such risks exist throughout the period in which MMV intends to operate certain portions of its business through the contractual arrangements with the VIEs. If the VIEs or their shareholders fail to perform their respective obligations under the contractual arrangements, MMV could face heightened risks and substantial costs in enforcing these contractual arrangements. Although contractual arrangements similar to the VIE Agreements have been widely adopted by PRC companies seeking for listing aboard, such arrangements have not been tested in any of the PRC courts. The legal system in the PRC may not be as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit MMV’s ability to enforce these contractual arrangements. At the same time, there are very few precedents and limited formal guidance as to how contractual arrangements in the context of a VIE should be interpreted or enforced under PRC law. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC law, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts except that parties may apply for a cancellation of such rulings before an intermediate people’s court at the place where the arbitration commission is located under certain circumstances, and if the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts, which would require additional expenses and delay. In the event MMV is unable to enforce these contractual arrangements, or if MMV suffers significant delays or other obstacles in the process of enforcing these contractual arrangements, MMV may not be able to exert effective control over its VIEs, and MMV’s ability to conduct its business may be negatively affected. In addition, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to these contractual arrangements. If the PRC government finds the VIE Agreements non-compliant with relevant PRC laws, regulations, and rules, or if these laws, regulations, and rules or the interpretation thereof change in the future, MMV could be subject to severe penalties or be forced to relinquish its interests in Shanghai Jupiter or forfeit its rights under the contractual arrangements. See “Risk Factors — Risks Related to MMV’s Corporate Structure.”

The following chart shows MMV’s corporate structure as of the date of this registration statement/prospectus, including its principal subsidiaries and its VIEs.

Parties to the Acting-in-Concert Agreement 66.36%
Yanzhi Wang
Yiran Xu
76.12%
100%
Avatar Group Holdings Limited
Lucky Cookie Holdings Limited
F.L.M Holdings Limited
Shenzhen Huaqi Huirui Investment
HighTech Signs Holdings Limited
Other former minority shareholders of MMV*
First Euro Investments Limited
MPAC's Public Shareholders
Digital Analog Integration Ltd
Holders of Representative's Shares
47.30%
19.06%
6.10%
3.36%
3.02%
11.93%
5.32%
2.37%
1.36%
0.17%
MultiMetaVerse Holdings Limited
100%
MultiMetaVerse Inc.
100%
MultiMetaVerse HK Limited
Offshore
Onshore
Ke Xing Shi Dai (Beijing) Technology Co., Ltd.
Horgos Gaea Network Technology Co., Ltd.
Shanghai Zi Tang Culture Communication Limited Partnership
Xiaodan Qu
56.95%
32.53%
4.08%
6.44%
100%
Shanghai Jupiter Creative Design Co., Ltd.
Shanghai Mi Ting Culture and Creativity Co., Ltd.
100%
60%
50.9995%
100%
100%
Shanghai Cai Huan Network Technology Co., Ltd.
Shanghai Hui Zhi Ren Culture & Creativity Co., Ltd.
Shanghai Mobius Information Technology Co., Ltd.
Beijing Mi Ting Technology Co., Ltd.
Shanghai Ling Xu Technology Co., Ltd.
Note:
Equity interest
Contractual arrangement, including the technical consultation and service agreement, the equity interest pledge agreement, the exclusive call option agreement, and the proxy agreement.
* Other former minority shareholders of MMV are independent third parties, and each of them holds an ownership interest of less than 2% in the Combined Company.

(1)	76.12% of the share ownership of Avatar Group Holdings Limited, or Avatar, is held by Yann HighTech Holdings Limited, which is in turn wholly owned by Mr. Yanzhi Wang. In addition, Mr. Yanzhi Wang is the sole director of Avatar and therefore may be deemed to control Avatar.
(2)	On March 22, 2021, Mr. Yiran Xu, Mr. Yanzhi Wang, Lucky Cookie Holdings Limited, or Lucky Cookie, a company incorporated in British Virgin Islands that is controlled by Mr. Yiran Xu, and Avatar Group Holdings Limited, or Avatar, a company incorporated in British Virgin Islands that is controlled by Mr. Yanzhi Wang entered into an Acting-in-Concert Agreement, pursuant to which Mr. Yanzhi Wang and Avatar undertook that following the completion of the Business Combination, Mr. Yanzhi Wang and Avatar shall take actions in accordance with the instructions of Mr. Yiran Xu and Lucky Cookie with regard to any matter submitted to vote by the shareholders of MMV. As a result of the Acting-in-Concert agreement, Mr. Yiran Xu controls 66.36% of the voting power of MMV following the completion of the Business Combination.

As of the date of this registration statement/prospectus, the PRC Subsidiaries and the VIEs have obtained the requisite licenses and permits from the PRC government authorities that are material for its business operations in the PRC, including the value-added telecommunications business operating license, license for production and operation of radio and television programs and operating license of publication. However, the licensing requirements in China are constantly evolving, and we may be subject to more stringent regulatory requirements due to changes in the political or economic policies in the relevant jurisdictions. We cannot assure you that the PRC Subsidiaries or the VIEs will be able to satisfy such regulatory requirements, and as a result, the PRC Subsidiaries or the VIEs may be unable to retain, obtain or renew relevant licenses, permits or approvals in the future. If the PRC Subsidiaries or the VIEs (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain additional permissions or approvals in the future, the PRC Subsidiaries or the VIEs may be subject to administrative penalties or sanctions, which may materially and adversely affect our business, financial condition and results of operations. For a list of licenses and approvals that the PRC Subsidiaries and the VIEs are required to obtain for MMV’s and the VIE’s operations in China as of the date of this registration statement/prospectus, see “Summary of the Prospectus — Licenses and Approvals.” For risks relating to licenses and approvals required for MMV’s and the VIEs’ operations in China, see “Risk Factors — Risks Related to MMV’s Business and Industry — Any lack of requisite approvals, licenses, or permits applicable to MMV’s business may have a material and adverse impact on MMV’s business, financial condition, and results of operations.” If the WFOE, the PRC Subsidiaries and the VIEs fail to obtain and maintain the requisite licenses and approvals required under the complex regulatory environment for operating their business in China, financial condition and results of operations may be materially and adversely affected.

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. For example:

●	PRC regulators have been increasingly focused on regulation in areas of data security and data protection and the PRC regulatory requirements regarding cybersecurity are constantly evolving. Various regulatory bodies in China, specifically the Cyberspace Administration of China (the “CAC”), have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. According to Article 7 of the Measures of Cybersecurity Review (the New CAC Measures”) which was promulgated by the CAC, together with 12 other departments on December 28, 2021 and entered into force and effect on February 15, 2022, a network platform operator that holds personal information of more than one million users shall report to Cybersecurity Review Office for cybersecurity review when it seeks to list its securities overseas. Shanghai Jupiter received a notification (No. 2022072101) from the Cyber Security Review Office, the department of the CAC in charge of cybersecurity review, advising that the Business Combination and the planned listing on Nasdaq is not subject to cybersecurity review.

●	China Securities and Regulatory Commission (the “CSRC”) released the Overseas Listing Trial Measures for Administration of the Overseas Issuance and Listing of Securities by Domestic Enterprises (the “Overseas Listing Trial Measures”) on February 17, 2023, which became effective on March 31, 2023. The Overseas Listing Trial Measures lay out the filing regulation arrangement for both direct and indirect overseas listing by PRC domestic companies, and clarify the determination criteria for indirect overseas securities offering and listing in overseas markets. As advised by our PRC legal counsel, we will not be required to comply with the filing requirements under the Overseas Listing Trial Measures in connection with this offering.

Currently, no PRC laws and regulations are in force that require MMV to obtain permission from PRC authorities to consummate this offering. However, any future securities offerings and listings outside of mainland China by MMV, including but not limited to follow-on offerings, secondary listings and going private transactions, will be subject to the filing requirements with the CSRC under the Overseas Listing Trial Measures, and we cannot assure you that we will be able to comply with such filing requirements in a timely manner. In addition, the aforesaid laws, regulatory requirement and interpretations thereof are evolving. There remains uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offering and other capital markets activities. If it is determined in the future that the approval , filing or other administrative procedures of the CSRC, the CAC or any other regulatory authority is required, for our subsequent securities offering and we fail to complete or obtain such approval, filing or other administrative procedures in a timely manner or at all we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations, as well as the trading price of our securities. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt any securities offering we may undertake in the future. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals in the future, we may be unable to obtain such approvals or a waiver of such approval requirements, if and when procedures are established to obtain such a waiver, or do so in a timely manner. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities. These legal and operational risks and uncertainties associated with being based in China may materially and adversely change our operations, affect the value of our securities, significantly limit or completely hinder our ability to offer or continue to offer securities to investors could cause the value of our securities to significantly decline or be worthless. For further details and for risks related to regulatory approvals on overseas listings, see “Risk Factors — Risks Related to Doing Business in China — The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with our future offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing" and “Risk Factors — Risks Related to Doing Business in China — MMV faces challenges from the evolving regulatory environment regarding cybersecurity, information security, privacy and data protection, and user attitude toward data privacy and protection. The Chinese government exerts substantial influence over the manner in which the operating entities conduct their business activities, and may intervene or influence such operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in such operations and the value of our ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or be of no value. Many of these laws and regulations are subject to change and uncertain interpretation, and any actual or alleged failure to comply with related laws and regulations regarding cybersecurity, information security, data privacy and protection could materially and adversely affect our business and results of operations.”

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. In essence, the HFCAA requires the SEC to prohibit foreign companies from listing securities on U.S. securities exchanges if a company retains a foreign accounting firm that cannot be inspected by the PCAOB for three consecutive years, beginning in 2021. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. The enactment of the HFCAA and any additional rulemaking efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including MMV, and the market price of MMV’s securities could be adversely affected, and MMV could be delisted if it is unable to cure the situation to meet the PCAOB inspection requirement in time. The auditor of MMV, an independent registered public accounting firm headquartered in Manhattan, New York, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. MarcumAsia, whose audit report is included in this prospectus, as of the date of this prospectus, was not included in the list of Identified Firms in the PCAOB Determination. However, recent developments with respect to audits of China-based companies, such as MMV, create uncertainty about the ability of their auditor to fully cooperate with the PCAOB’s request for audit workpapers without the approval of the Chinese authorities. As a result, MMV’s investors may be deprived of the benefits of PCAOB’s oversight of the auditor of MMV through such inspections. Please refer to “— MMV’s independent registered public accounting firm’s audit documentation related to their audit reports include audit documentation located in China. PCAOB may not be able to inspect audit documentation located in China and, as such, you may be deprived of the benefits of such inspection which could result in limitations or restrictions to our access to the U.S. capital markets. MMV’s ordinary shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to adequately inspect audit documentation located in China. The delisting of MMV’s ordinary shares or the threat of their being delisted, may have a material adverse impact on our listing and trading in the U.S. and the trading prices of our ordinary shares.”

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission (the “CSRC”) and the Ministry of Finance (“MOF”) of the People’s Republic of China, which governs inspections and investigations of audit firms based in mainland China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol released by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 PCAOB Determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was signed into law, which reduced the number of consecutive non-inspection years required for triggering the listing and trading prohibitions under the HFCAA from three years to two years. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control, including positions taken by authorities of the PRC. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB is required under the HFCAA to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue to adversely affect the trading price of our securities. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, the PCAOB will make determinations under the HFCAA as and when appropriate.

Assets Transfer between MMV and the VIEs

To date, the VIEs have not distributed any earnings or settled any amounts owed under the VIE agreements to MMV or the WFOE. MMV does not have any plan to direct the VIEs to distribute earnings or settle amounts owed under the VIE agreements in the foreseeable future. To date, there has been no transfer of cash or other assets between MMV and the VIEs.

Dividends or Distributions Made to MMV and U.S. Investors by MMV’s Subsidiaries and the VIEs and Tax Consequences

To date, MMV’s subsidiaries and the VIEs have not made any dividends or distributions to MMV and MMV has not made any dividends or distributions to its shareholders either. In addition, subject to the passive foreign investment company rules, the gross amount of any distribution that MMV makes to investor with respect to its shares (including any amounts withheld to reflect PRC withholding taxes) will be taxable as a dividend, to the extent paid out of MMV’s current or accumulated earnings and profits, as determined under United States federal income tax principles. If MMV is considered a PRC tax resident enterprise for tax purposes, any dividends MMV pay to its overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax. See “Risk Factors — Risks Related to Doing Business in China — If MMV is classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.”

Restrictions on Foreign Exchange and the Ability to Transfer Cash between Entities, Across Borders and to U.S. Investors

MMV currently has not maintained any cash management policies that dictate the purpose, amount and procedure of cash transfers between MMV, the WFOE, the VIEs, or investors. Rather, the funds can be transferred in accordance with the applicable laws and regulations.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. The majority of MMV’s income is received in Renminbi and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange of the PRC, or the SAFE, as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, MMV may not be able to pay dividends in foreign currencies to its shareholders.

If MMV is considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax. See “Risk Factors — Risks Related to Doing Business in China — If MMV is classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.”

Cash is transferred among MMV, the WFOE, and the VIEs, in the following manners: (i) funds are transferred to the WFOE, from MMV as needed through Legacy MMV and MultiMetaVerse HK Limited, or the Hong Kong Subsidiary, in the form of capital contributions or shareholder loans, as the case may be; (ii) funds may be paid by Shanghai Jupiter, to the WFOE, as service fees according to the VIE Agreements; (iii) dividends or other distributions may be paid by the WFOE, to MMV through the Hong Kong Subsidiary and Legacy MMV; and (iv) the WFOE and Shanghai Jupiter, lend to and borrow from each other from time to time for business operation purpose. As a holding company, MMV may rely on dividends and other distributions on equity paid by WFOE for its cash and financing requirements. If WFOE incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to MMV.

The following diagram illustrates the typical fund flow among MMV, the WFOE, and Shanghai Jupiter.

MultiMetaVerse Holdings Limited
Capital Contribution/ Loan
Dividends/ Distribution
MultiMetaVerse Inc.
Capital Contribution/ Loan
Dividends/ Distribution
MultiMetaVerse HK Limited
Offshore
Onshore
Capital Contribution/ Loan
Dividends/ Distribution
Shanghai Jupiter Creative Design Co., Ltd.
Shanghai Mi Ting Culture and Creative Co., Ltd.
Service Fees
Equity interest
Contractual arrangements
Fund flow

Relevant PRC laws and regulations permit the PRC companies to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Additionally, the PRC Subsidiaries and the VIEs can only distribute dividends upon approval of the shareholders after they have met the PRC requirements for appropriation to the statutory reserves. As a result of these and other restrictions under the PRC laws and regulations, the PRC Subsidiaries and the VIEs are restricted to transfer a portion of their net assets to MMV either in the form of dividends, loans or advances. Even though MMV currently does not require any such dividends, loans or advances from the PRC Subsidiaries and the VIEs for working capital and other funding purposes, MMV may in the future require additional cash resources from the PRC Subsidiaries and the VIEs due to changes in business conditions, to fund future acquisitions and developments, or merely declare and pay dividends to or distributions to its shareholders. MMV is permitted under the laws of British Virgin Islands to provide funding to its subsidiaries in Hong Kong and mainland China through loans or capital contributions without restrictions on the amount of the funds. Hong Kong Subsidiary is also permitted under the laws of Hong Kong SAR to provide funding to MMV through dividend distributions without restrictions on the amount of the funds.

Background and Business Combination

The Company was originally known as Model Performance Mini Corp. On January 4, 2023 (the “Closing Date”), we consummated the Business Combination pursuant to the terms of the merger agreement dated as of August 6, 2021 (as amended on January 6 and September 29, 2022, and as may be amended from time to time, the “Merger Agreement”) by and among MPAC, the Company, Model Performance Mini Sub Corp. (“Merger Sub”), MultiMetaVerse Inc. (“Legacy MMV”) and certain shareholders of Legacy MMV. On the Closing Date, pursuant to the Merger Agreement, (i) MPAC reincorporated to the British Virgin Islands by merging with and into the Company (the “Reincorporation Merger”); and (ii) Merger Sub was merged with and into Legacy MMV resulting in Legacy MMV being a wholly-owned subsidiary of the Company (the “Acquisition Merger”). In connection with the Business Combination, the Company changed its name to “MultiMetaVerse Holdings Limited” (“MMV”).

Immediately prior to the consummation of the Business Combination, all issued and outstanding units of MPAC, consisting of one MPAC Class A ordinary share, one-half of one warrant with each whole warrant entitling its holder to purchase one MPAC Class A ordinary share at a price of $11.50 per whole share (“MPAC Warrant”) and one right to receive one-tenth of one MPAC Class A ordinary share upon the consummation of an initial business combination (“MPAC Right”), automatically separated into their individual components of MPAC Class A ordinary shares, MPAC Warrants and MPAC Rights. Upon the consummation of the Business Combination, each MPAC Class B ordinary share was automatically converted into one MPAC Class A ordinary share, and the equity holdings of the MPAC shareholders were exchanged as follows:

●	Each MPAC Class A ordinary share issued and outstanding immediately prior to the effective time of the Reincorporation Merger (other than any redeemed shares) was automatically cancelled and ceased to exist and, for each MPAC Class A ordinary share, we issued to each MPAC shareholder (other than MPAC shareholders who exercised their redemption rights) one validly issued MMV Class A ordinary share;

●	Each whole MPAC Warrant issued and outstanding immediately prior to the effective time of the Reincorporation Merger was converted into a warrant to purchase one MMV Class A ordinary share (each, an “MMV Warrant”) (or equivalent portion thereof). The MMV Warrants have substantially the same terms and conditions as set forth in the MPAC Warrants; and

●	The holders of MPAC Rights issued and outstanding immediately prior to the effective time of the Reincorporation Merger received one-tenth (1/10) of one MMV Class A ordinary share in exchange for the cancellation of each MPAC Right. Each holder entitled to receive a fraction of an MMV Class A ordinary share received, in lieu of such fractional share, one MMV Class A ordinary share rounding up to the nearest whole MMV Class A ordinary share.

Additionally, subsequent to the closing of the Business Combination, an assignee of Prominence Investment Management Ltd. (“Prominence”) completed the subscription of 450,000 MMV Ordinary Shares at $10.00 per share for an aggregate subscription price of $4,500,000, pursuant to a subscription agreement previously entered into among Prominence, MPAC and MMV.

Licenses and Approvals

The following table sets forth licenses and approvals that the WFOE, the PRC Subsidiaries and the VIEs are required to obtain for MMV’s operations in China as of the date of this proxy statement/ prospectus.

Name	Licenses and Approvals	Valid Period	PRC Regulatory Authority
Shanghai Jupiter	Internet Cultural Business License	2021.11.25 — 2024.11.25	Shanghai Municipal Administration of Culture and Tourism
Shanghai Jupiter	Value-added Telecommunications Business Operating License	2019.03.26 — 2024.03.26	Shanghai Communications Administration
Shanghai Jupiter	Business License of Publication	2021.04.19 — 2023.03.31(1)	Shanghai Jing’an District Administration of Culture and Tourism
Shanghai Jupiter	Radio and TV Programs Production and Operation License	2023.04.01 — 2025.03.31	Shanghai Municipal Administration of Radio and Television
Shanghai Jupiter	Business License	2015.02.06 — 2035.02.05	Shanghai Jing’an District Administration for Market Regulation
Shanghai Jupiter	Certificate of High-tech Enterprise	2021.11.18 — 2024.11.17	Science and Technology Commission of Shanghai Municipality, Shanghai Municipal Finance Bureau and Shanghai Municipal Taxation Bureau
Shanghai Caihuan Network Technology Co., Ltd.	Business License	2016.05.26 — 2036.05.25	Shanghai Minhang District Administration for Market Regulation
Shanghai Caihuan Network Technology Co., Ltd.	Business License of Food Operation	2021.05.19 — 2026.05.18	Shanghai Minhang District Administration for Market Regulation
Shanghai Caihuan Network Technology Co., Ltd.	Business License of Publication	2023.05.04 — 2028.03.31	Shanghai Minhang District Administration of Culture and Tourism
Shanghai Hui Zhi Ren Culture and Creativity Co., Ltd.	Radio and TV Programs Production and Operation License	2023.04.01 — 2025.03.31	Shanghai Municipal Administration of Radio and Television
Shanghai Hui Zhi Ren Culture and Creativity Co., Ltd.	Certificate of High-tech Enterprise	2021.12.23 — 2024.12.22	Science and Technology Commission of Shanghai Municipality, Shanghai Municipal Finance Bureau and Shanghai Municipal Taxation Bureau
Shanghai Hui Zhi Ren Culture and Creativity Co., Ltd.	Business License	Long term	Shanghai Jing’an District Administration for Market Regulation
Shanghai Mobius Information Technology Co., Ltd.	Business License	2016.05.09 — 2046.05.08	Shanghai Jiading District Administration for Market Regulation
WFOE	Business License	Long term	Shanghai Municipal Administration for Market Regulation
Shanghai Ling Xu Technology Co., Ltd.	Business License	Long term	Shanghai Minhang District Administration for Market Regulation
Beijing Mi Ting Technology Co., Ltd	Business License	2021.11.23 — 2051.11.22	Beijing Chaoyang District Administration for Market Regulation

(1)	We are in the process of applying for the renewal of Shanghai Jupiter’s Business License of Publication, which would not affect our business operation.

VIE Consolidation Schedule

The following table sets forth the summary consolidating balance sheets data as of December 31, 2021 and 2022 of the VIEs and MMV and its subsidiaries (other than the VIEs), and the summary of the consolidating statement of income and cash flows for the years ended December 31, 2021 and 2022. MMV’s consolidating financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. MMV’s historical results are not necessarily indicative of results expected for future periods. You should read this information together with MMV’s consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of MMV” included elsewhere in this prospectus.

	As of December 31, 2022
	Parent	VIEs	Subsidiaries	Eliminating Entries	Total
	US	US	US	US	US
Current assets:
Cash and cash equivalents	14,496	583,793	26,895	—	625,184
Amounts due from related parties	—	151,826	133,125	(133,125)	151,826
Other assets, current	2,685,000	14,016,756	1,187,523	(13,145,712)	4,743,567
Total current assets	2,699,496	14,752,375	1,347,543	(13,278,837)	5,520,577
Investment in subsidiaries, VIE and VIE’s subsidiaries	(14,805,666)	—	—	14,805,666	—
Other non-current assets	460,000	915,064	32,470	—	1,407,534
Total assets	(11,646,170)	15,667,439	1,380,013	1,526,829	6,928,111
Current liabilities:
Amounts due to related parties, current portion	623,863	1,095,372	(1,102,574)	(133,125)	483,536
Other current liabilities	—	2,976,159	5,616,344	(4,704,663)	3,887,840
Total current liabilities	623,863	4,071,531	4,513,770	(4,837,788)	4,371,376
Amounts due to related parties, non-current portion	3,329,995	12,676,811	3,394,338	—	19,401,144
Other non-current liabilities	—	560,796	—	—	560,796
Total liabilities	3,953,858	17,309,138	7,908,108	(4,837,788)	24,333,316
Total shareholders’ deficit	(15,600,028)	(8,937,501)	(7,673,342)	14,805,666	(17,405,205)
Total liabilities and shareholders’ deficit	(11,646,170)	8,371,637	234,766	9,967,878	6,928,111

	For the year ended December 31, 2022
	Parent	VIEs	Subsidiaries	Eliminating Entries	Total
	US	US	US	US	US
Net revenue	—	12,121,317	97,010	7,010	12,225,337
Cost of revenue	—	(6,333,357)	(17,592)	—	(6,350,949)
Operating expenses	(5,138,009)	(7,821,028)	(5,348,617)	7,010	(18,300,644)
Loss from operations	(5,138,009)	(2,033,068)	(5,269,199)	14,020	(12,426,256)
Other loss	(115,695)	(128,580)	(118,780)	—	(363,055)
Loss of subsidiaries, VIE and VIE’s subsidiaries	(7,535,607)	—	—	7,535,607	—
Net loss	(12,789,311)	(2,161,648)	(5,387,979)	7,549,627	(12,789,311)

	For the year ended December 31, 2022
	Parent	VIEs	Subsidiaries	Eliminating Entries	Total
	US	US	US	US	US
Net cash used in operating activities	504	(336,986)	(4,705,005)	—	(5,041,487)
Net cash used in investing activities	—	(3,944,313)	(102,274)	3,866,062	(180,525)
Net cash provided by financing activities	13,983	3,677,274	4,716,062	(3,866,062)	4,541,257

	As of December 31, 2021
	Parent	VIEs	Subsidiaries	Eliminating Entries	Total
	US	US	US	US	US
Current assets:
Cash and cash equivalents	9	363,900	11,020	—	374,929
Amounts due from related parties	—	1,054,467	43,400	(944,131)	153,736
Other assets, current	—	2,621,331	7,241	—	2,628,572
Total current assets	9	4,039,698	61,661	(944,131)	3,157,237
Investment in subsidiaries, VIE and VIE’s subsidiaries	(7,674,944)			7,674,944	—
Other Non-current assets	460,000	520,231	36,464	—	1,016,695
Total assets	(7,214,935)	4,559,929	98,125	6,730,813	4,173,932
Current liabilities:
Amounts due to related parties, current portion	513,438	1,482,125	1,529,341	(944,131)	2,580,773
Other current liabilities	30,000	750,534	1,103,681	—	1,884,215
Total current liabilities	543,438	2,232,659	2,633,022	(944,131)	4,464,988
Amounts due to related parties, non-current portion	—	9,731,795	—	—	9,731,795
Total liabilities	543,438	11,964,454	2,633,022	(944,131)	14,196,783
Total shareholders’ deficit	(7,758,373)	(7,404,525)	(2,534,897)	7,674,944	(10,022,851)
Total liabilities and shareholders’ equity/(deficit)	(7,214,935)	4,559,929	98,125	6,730,813	4,173,932

	For the year ended December 31, 2021
	Parent	VIEs	Subsidiaries	Eliminating Entries	Total
	US	US	US	US	US
Net revenue	—	10,481,737	—	—	10,481,737
Cost of revenue	—	(6,306,217)	(91,338)	—	(6,397,555)
Impairment loss	—	(30,454)	—	—	(30,454)
Operating expenses	(25,736,244)	(8,816,332)	(2,405,519)	—	(36,958,095)
Loss from operations	(25,736,244)	(4,671,266)	(2,496,857)	—	(32,904,367)
Other income/(loss)	(10,324)	238,929	(15,338)	—	213,267
Loss of subsidiaries, VIE and VIE’s subsidiaries	(6,246,944)	—	—	6,246,944	—
Net loss	(31,993,512)	(4,432,337)	(2,512,195)	6,246,944	(32,691,100)

	For the year ended December 31, 2021
	Parent	VIEs	Subsidiaries	Eliminating Entries	Total
	US	US	US	US	US
Net cash used in operating activities	(43,391)	(3,279,062)	(2,192,190)	—	(5,514,643)
Net cash used in investing activities	(460,000)	(1,018,101)	(74,735)	937,071	(615,765)
Net cash provided by financing activities	503,400	4,525,625	2,307,380	(946,171)	6,390,234

MMV is a holding company with no business operations of its own. MMV conducts a substantial majority of its operations through the WFOE, the PRC Subsidiaries and the VIEs, and a substantial majority portion of MMV’s assets are located in China. To date, the VIEs have not distributed any earnings or settled any amounts owed under the VIE agreements to MMV or the WFOE. MMV does not have any plan to direct the VIEs to distribute earnings or settle amounts owed under the VIE agreements in the foreseeable future. To date, there has been no transfer of cash or other assets between MMV and the VIEs.

Corporate Information

MultiMetaVerse Holdings Limited was incorporated under the laws of the British Virgin Islands in July 2021, and conducts its business through its subsidiaries and affiliates in the PRC. MMV’s principal place of business is located at Building D3, No. 718, Lingshi Road, Jingan District, Shanghai, PRC, and its phone number is 86-21-6185 3907. MMV’s website address is http://www.multi-metaverse.com/. The information on the website is not a part of this prospectus. MMV’s registered office in the British Virgin Islands is located at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands.

The SEC maintains a website at www.sec.gov which contains in electronic form each of the reports and other information that we have filed electronically with the SEC.

Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, New York 10168.

Summary Risk Factors

Investing in our securities involves risks. You should carefully consider the risks described in “Risk Factors” before making a decision to invest in our ordinary shares. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment. Some of the risks related to MMV’s business and industry and corporate structure are summarized below. This summary should be read in conjunction with the “Risk Factors” section and should not be relied upon as an exhaustive summary of the material risks facing MMV’s business.

Risks Related to MMV’s Business and Industry

●	MMV’s limited operating history makes it difficult to predict its future prospects, business and financial performance;

●	MMV’s failure to offer high-quality contents that meets user preferences and demands may adversely affect its business operation and financial results;

●	MMV’s monetization scheme and lack of product diversification may not be able to sustain its business operation, monetization plan and future growth;

●	MMV may not be able to protect its proprietary brand and intellectual property, and as a result, its business, financial condition, and results of operations may be adversely impacted;

●	MMV operates in a highly competitive market, and may not be able to compete effectively.

Risks Related to MMV’s Corporate Structure

●	MMV is a holding company primarily operating in China through the WFOE, the PRC Subsidiaries and contractual arrangements with Shanghai Jupiter. MMV’s control over the VIEs and MMV’s position of being the primary beneficiary of the VIEs for the accounting purposes are limited to the conditions that MMV met for consolidation of the VIEs under U.S. GAAP. Such conditions include that (i) MMV controls Shanghai Jupiter through power to govern the activities which most significantly impact the Shanghai Jupiter’s economic performance, (ii) MMV is contractually obligated to absorb losses of Shanghai Jupiter that could potentially be significant to Shanghai Jupiter, and (iii) MMV is entitled to receive benefits from Shanghai Jupiter that could potentially be significant to Shanghai Jupiter. Only if MMV meets the aforementioned conditions for consolidation of the VIEs under U.S. GAAP, MMV will be deemed as the primary beneficiary of the VIEs, and the VIEs will be treated as MMV’s consolidated affiliated entities for accounting purposes. After the Business Combination, neither the investors in the MMV nor the MMV itself have an equity ownership in, direct foreign investment in, or control of, through such ownership or investment, the VIEs. There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to the VIE Agreements that establish the VIE structure for the majority of our operations in China, including potential future actions by the PRC government, which could affect the enforceability of the contractual arrangements with Shanghai Jupiter and, consequently, significantly affect the financial condition and results of operations of the MMV. If the PRC government finds the VIE Agreements non-compliant with relevant PRC laws, regulations, and rules, or if these laws, regulations, and rules or the interpretation thereof change in the future, we could be subject to severe penalties or be forced to relinquish our interests in Shanghai Jupiter or forfeit our rights under the contractual arrangements, see “Risk Factors — Risks Related to MMV’s Corporate Structure” for details;

●	MMV relies on its contractual arrangements with Shanghai Jupiter and its shareholders to operate its business operation, which may not be as effective as direct ownership in providing operational control, and Shanghai Jupiter’s shareholders may fail to perform their obligations under the contractual arrangements. The shareholders of Shanghai Jupiter may have conflicts of interest with MMV, which may materially and adversely affect MMV’s business, see “Risk Factors — Risks Related to MMV’s Corporate Structure — The shareholders of MMV’s VIEs may have actual or potential conflicts of interest with MMV, which may materially and adversely affect MMV’s business and financial condition” for details.

Risks Related to Doing Business in China

●	Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations with little advance notice in China could adversely affect us and limit the legal protections available to you and us. PRC regulatory agencies may intervene or influence our operations at any time as the government deems appropriate to further regulatory, political and societal goals, or may exert more control over offerings conducted overseas or foreign investments in China-based issuers, which could result in a material change in MMV’s operations and the value of MMV Ordinary Shares and MMV Warrants or significantly limit or completely hinder MMV’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless, see “Risk Factors — Risks Related to Doing Business in China — The uncertainties and quick change of the legal system in China with little advance notice could limit the legal protections available or impose additional requirements and obligations on MMV’s business operation, which may materially and adversely affect MMV’s business, financial condition, and results of operations” for details;

●	The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with our future offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing. For more details, see “Risk Factors — Risks Related to Doing Business in China — The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with our future offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing” and “Risk Factors — Risks Related to Doing Business in China — MMV faces challenges from the evolving regulatory environment regarding cybersecurity, information security, privacy and data protection, and user attitude toward data privacy and protection. The Chinese government exerts substantial influence over the manner in which the operating entities conduct their business activities, and may intervene or influence such operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in such operations and the value of our ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or be of no value. Many of these laws and regulations are subject to change and uncertain interpretation, and any actual or alleged failure to comply with related laws and regulations regarding cybersecurity, information security, data privacy and protection could materially and adversely affect our business and results of operations”in this prospectus

●

On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements under the HFCAA. Under such rules, an issuer that has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction will be identified by the SEC as a “Commission-Identified Issuer.” The SEC will impose a trading prohibition on an issuer after it is identified as a Commission- Identified Issuer for three consecutive years. If MMV is identified as a Commission-Identified Issuer and has a “non-inspection” year, there is no assurance that it will be able to take remedial measures in a timely manner. The auditor of MMV, Marcum Asia CPAs LLP, an independent registered public accounting firm headquartered in Manhattan, New York, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. MarcumAsia, whose audit report is included in this prospectus, as of the date of this prospectus, was not included in the list of Identified Firms in the PCAOB Determination. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Protocol”) with the CSRC and MOF of the People’s Republic of China, which governs inspections and investigations of audit firms based in mainland China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol released by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 PCAOB Determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was signed into law, which reduced the number of consecutive non-inspection years required for triggering the listing and trading prohibitions under the HFCAA from three years to two years. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control, including positions taken by authorities of the PRC. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB is required under the HFCAA to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue to adversely affect the trading price of our securities. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, the PCAOB will make determinations under the HFCAA as and when appropriate. For more details, see “Risk Factors — Risks Related to Doing Business in China — MMV’s independent registered public accounting firm’s audit documentation related to their audit reports include audit documentation located in China. PCAOB may not be able to inspect audit documentation located in China and, as such, you may be deprived of the benefits of such inspection which could result in limitations or restrictions to our access to the U.S. capital markets. MMV’s ordinary shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to adequately inspect audit documentation located in China. The delisting of MMV’s ordinary shares or the threat of their being delisted, may have a material adverse impact on our listing and trading in the U.S. and the trading prices of our ordinary shares.”

The Offering

The summary below describes the principal terms of the offering. The “Description of Securities” section of this prospectus contains a more detailed description of the ordinary shares of the Company. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” of this prospectus.

Issuance of MMV Class A Ordinary Shares	We are registering the issuance of (i) up to 2,874,994 MMV Class A ordinary shares that are issuable upon the exercise of the MMV Public Warrants, which were previously registered, and (ii) up to 146,250 MMV Class A ordinary shares issuable upon the exercise of the MMV Private Placement Warrants.

Securities offered by the Selling Securityholders	In addition, we are registering the resale from time to time by the Selling Securityholders of up to (i) 146,250 Private Placement Warrants; (ii) 2,874,994 MMV Class A ordinary shares issuable upon exercise of MMV Public Warrants; (iii) 146,250 MMV Class A ordinary shares issuable upon exercise of MMV Private Placement Warrant; (iv) 1,759,250 MMV Class A ordinary shares issued to the Sponsor pursuant to the Merger Agreement in connection with the Business Combination for (a) the cancellation of 1,437,500 Class B ordinary shares and 292,500 MPAC Class A ordinary shares previously held by the Sponsor, and (b) the conversion of the rights underlying the 292,500 Private Placement Units, with each right entitling the holder thereof to receive one-tenth of one MPAC Class A ordinary share upon the consummation of an initial business combination, (v) 450,000 MMV Class A ordinary shares issued in the PIPE Financing, (vi) 23,948,831 MMV Class A ordinary shares issued to certain former shareholders of Legacy MMV pursuant to the Merger Agreement in connection with the Business Combination for the cancellation of ordinary shares of Legacy MMV previously held by such shareholders.

Terms of the Offering	The Selling Securityholders will determine when and how they will dispose of the ordinary shares and warrants registered under this prospectus for resale.

Shares outstanding prior to the Offering	As of May 15, 2023, we had 33,048,914 ordinary shares issued and outstanding.

Shares outstanding after the Offering	36,070,134 ordinary shares (assuming the exercise for cash of all warrants being registered).

Use of proceeds	We will not receive any of the proceeds from the sale of ordinary shares by the Selling Securityholders. We will receive up to an aggregate of approximately $34,744,306 from the exercise of all Warrants, assuming the exercise in full of all of the Warrants for cash. The exercise price of the Warrants is $11.50 per share and the closing price of our Ordinary Shares on the Nasdaq on February 3, 2022 was $2.11 per ordinary share. The likelihood that warrant holders will exercise the Warrants and any cash proceeds that we would receive is dependent upon the market price of our Class A Ordinary Shares. If the market price for our Class A Ordinary Shares is less than $11.50 per share, we believe warrant holders will be unlikely to exercise their Warrants. We expect to use any net proceeds from the exercise of the Warrants for general corporate purposes. See the section titled “Use of Proceeds” appearing elsewhere in this prospectus for more information.

Nasdaq ticker symbol	Our ordinary shares and warrants are listed on Nasdaq under the symbols “MMV” and “MMVWW.”

MMV Warrants have an exercise price of $11.50 per share. The exercise of the MMV Warrants is highly dependent on the price of MMV Class A ordinary shares and the spread between the exercise price of the MMV Warrants and the price of the MMV Class A ordinary shares at the time of exercise. If the market price for MMV Class A ordinary share is less than $11.50 per share, we believe warrant holders will be unlikely to exercise their MMV Warrants. The last reported sale price of the Common Stock, as indicated above, is currently significantly below the $11.50 per share exercise price. There is no guarantee therefore that holders will exercise the MMV Warrants. We do not expect to rely on the cash exercise of the MMV Warrants to fund our operations. Instead, we intend to rely on our primary sources of cash discussed elsewhere in this prospectus to continue to support our operations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” for additional information.

Risk Factors

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

Unless the context otherwise requires, references in this section to “we,” “us,” “our” and the “Company” refer to MultiMetaVerse Holdings Limited and its subsidiaries following the Business Combination, or to Legacy MMV or MPAC prior to the Business Combination, as the case may be.

Risks Related to MMV’s Business and Industry

MMV’s limited operating history makes it difficult to predict its future prospects, business and financial performance.

MMV, a BVI holding company, was established in 2021 for restructuring purposes in relation to the Business Combination, and Shanghai Jupiter controlled by MMV through contractual arrangements, which holds the proprietary brand Aotu World, was established in 2015. MMV’s short operating history may not serve as an adequate basis for evaluating its prospects and future operating results, including MMV’s key operating data, net revenue, cash flows and operating margins. In addition, the animation and gaming industry in China and in the global market is volatile and will continue to evolve. As a result, you may not be able to discern the market dynamics that MMV is subject to and assess MMV’s business prospects.

MMV has encountered, and may continue to encounter, risks, challenges and uncertainties frequently experienced by companies at an early stage, including those relating to MMV’s ability to adapt to the industry, to maintain and monetize MMV’s user base and to introduce new content including animation, games and other entertainment genres under various proprietary brands. If MMV is unable to successfully address these risks and uncertainties, its business, financial condition, and results of operations could be materially and adversely affected.

Furthermore, MMV’s primary business operation is limited to the PRC market. While expanding business operation into the global markets by way of product publication or M&A is a key part of its business development strategy, MMV has no actual business experience operating in the global markets. MMV’s limited operating experience in the PRC may not be compatible or translate well to the global markets, and it may encounter commercial, cultural and regulatory risks, uncertainties it had never encountered before. These risks and uncertainties due to MMV’s limited operation history may adversely affect its business operation and financial performance.

MMV operates in a highly competitive market, and may not be able to compete effectively which could have a material adverse effect on MMV’s business, financial condition and results of operations.

MMV faces significant competition from other animation and gaming companies and other players in the online entertainment market. Some of MMV’s competitors, including both global and PRC market participants, have a longer operating history, a large user base, or greater financial resources than MMV does. MMV’s competitors may compete with MMV in a variety of ways, including attracting the same target users and UGC creators, produce similar styled animations and games, conducting brand promotions and other marketing activities, and making investments in and acquisitions of MMV’s business partners. In addition, MMV faces competition for leisure time, attention and discretionary spending of its players. Other forms of entertainment, such as offline, traditional online, personal computer and console games, television, movies, sports and the internet, together represent much larger or more well-established markets and may be perceived by MMV’s players to offer greater variety, affordability, interactivity and enjoyment. Consumer tastes and preferences for leisure time activities are also subject to sudden or unpredictable change on account of new innovations, developments or product launches. If any of MMV’s competitors achieves greater market acceptance than MMV does or is able to offer more attractive content, or that MMV’s consumers do not find MMV’s games to be compelling or if other existing or new leisure time activities are perceived by MMV’s players to offer greater variety, affordability, interactivity and overall enjoyment, MMV’s user base and MMV’s market share may decrease, which may materially and adversely affect MMV’s business, financial condition, and results of operations.

MMV operates in a new and rapidly changing industry, which presents significant uncertainty and business risks and makes it difficult to evaluate MMV’s business and prospects. MMV’s ability to generate revenue could suffer if the PRC gaming market does not develop as anticipated.

The online gaming and interactive entertainment industries are relatively new and continue to evolve. Whether these industries grow and whether MMV’s online business will ultimately succeed, will be affected by, among other things, developments in social networks, mobile platforms, legal and regulatory developments (such as the passage of new laws or regulations or the extension of existing laws or regulations to online gaming and related activities), taxation of gaming activities, data and information privacy and payment processing laws and regulations, and other actors that MMV is unable to predict and which are beyond MMV’s control. Given the dynamic evolution of these industries, it can be difficult to plan strategically, including as it relates to product launches in new or existing jurisdictions that may be delayed or denied, and it is possible that competitors will be more successful than MMV is at adapting to change and pursuing business opportunities. Additionally, as the online gaming industry advances, including with respect to regulation in new and existing jurisdictions, MMV may become subject to additional compliance-related costs, including as it relates to licensing and taxes. Consequently, MMV cannot provide assurance that MMV’s online and interactive offerings will grow at the rates expected, or be successful in the long term. If MMV’s products do not obtain popularity or maintain popularity, or if they fail to grow in a manner that meets its expectations, or if MMV cannot offer MMV’s product offerings in particular jurisdictions that may be material to MMV’s business, results of operations and financial condition could be harmed.

In addition, the growth of the online gaming industry in China and the level of demand and market acceptance of MMV’s games are subject to a high degree of uncertainty. MMV’s ability to formulate and execute publishing, distribution and marketing strategies will be significantly affected by MMV’s ability to anticipate and adapt to relatively rapid changes in the tastes and preferences of MMV’s current and potential users. New and different types of entertainment may increase in popularity at the expense of online games.

As China’s market for online games has evolved rapidly in recent years, it is extremely difficult to accurately predict user acceptance and demand for MMV’s existing and potential new games, and the future size, composition and growth of this market. Given the limited history and rapidly evolving nature of the market for online games, MMV cannot predict how much its users will be willing to spend on in-game purchases or whether users will have concerns over security, reliability, cost and quality of service associated with online games. If acceptance of MMV’s games is different than anticipated, MMV’s ability to maintain or increase MMV’s revenues and profits could be materially and adversely affected.

MMV’s business depends on its ability to offer high-quality content that meets user preferences and demands.

MMV’s success depends on its ability to offer high-quality content focused on animation and games. The breadth, depth, and quality of its content are fundamental in maintaining the attractiveness and value to its users. MMV relies on its experience from past and current operations to offer, manage, and refine its high-quality content, which may not be effective as user preferences and market trends change. If MMV is unable to expand into new high quality content by diversifying its products under its Aotu World brand as well as developing new proprietary brand to diversify its animation or gaming product pipeline, its ability to keep content offerings comprehensive and up-to-date may be adversely affected. The quality of its content may be compromised if MMV is not able to continue to maintain in-depth and meaningful engagement of its user group. If MMV is unable to keep up with evolving user preferences, it may experience a decline in the attractiveness of its products to its user base.

User generated content, or UGCs, and professional generated user content, or PUGCs, are critical to MMV’s content offering. MMV encourages and supports UGC and PUGC creators in providing content to sustain its popularity among users and as an effective for product development inspiration. MMV also provides continuous support to UGC creators to encourage ongoing and future creation. Any failure in encouraging, supporting, and incentivizing UGC creators may materially and adversely affect the breadth, depth, and quality of its content offerings.

MMV, in part, relies on the engagement of PUGC creators for brand and product development. If MMV determines that the PUGC creators and their concepts or developing products have commercial potential, MMV may formally engage these PUGC creators to establish the contractual basis for their commercial cooperation. However, MMV cannot assure you that it may reach an agreement with the PUGC creators to develop the product candidate. If MMV is unable to reach an agreement with the PUGC creators, its content offerings, product development and pipeline may be adversely affected. Furthermore, even if MMV is able to reach an agreement with the PUGC creators, MMV cannot assure you that the commercial terms of the agreement will be favorable to MMV or that the product under the cooperation agreement will ultimately be developed or achieve favorable financial results for MMV.

If MMV is unable to continue to offer high-quality content and enhance its content offerings, the reputation and attractiveness of its brand could be compromised, and it may experience a decline in its user base, which could materially and adversely affect its business and results of operations.

MMV may not be able to duplicate the success of Aotu World brand by successfully creating new original animations and proprietary brands.

MMV’s current pipeline of products, including animation series and mobile games, still mostly relies on the Aotu World brand. For a game to remain popular and to retain players, MMV must constantly enhance, expand and upgrade the game with new features, offers, and content that players find attractive. As a result, each of MMV’s games require significant product development, marketing and other resources to develop, launch and sustain popularity through regular upgrades, expansions and new content. While MMV strives to diversify its product portfolio by developing additional proprietary animation and gaming brands, it cannot assure you that it will be successful in developing such brands or that the new brands developed will be popular among the consumers and users or achieve commercial success. If MMV is unable to develop any additional brands or enjoy commercial success for the new brands, or if MMV is unable to develop commercially viable mobile games under these brands, which MMV consider as its primary method of revenue generation, its business, financial condition, and results of operations may be materially and adversely affected.

The success of MMV’s business depends on the quality of MMV’s strategy and MMV’s ability to execute on it.

MMV’s business strategy makes a number of assumptions about the current and future state of the industry that MMV operates in, including but not limited to environmental factors such as the current and future state of the markets and economies that MMV operates in, the current and expected future actions of governments in China and around the world, the current and future capacity and effectiveness of MMV’s competitors, and the current and future desires and wants and means of MMV’s users. MMV’s strategy also makes assumptions about the current and future state of MMV’s own business, including its capacity and effectiveness and its ability to respond to all of the aforementioned environmental factors, amongst others. All of these assumptions are informed by data and information that is publicly available and which MMV gathers for itself and by its ability to process and understand such data and information. Any or all of MMV’s assumptions may prove to be faulty and/or our data and/or information may be inaccurate or incomplete, in which case our strategy may prove to be incorrect or inadequate for the demands of our industry. Even if MMV’s strategy is a good one, MMV cannot be certain that its business is equipped to execute the plans and actions that might be necessary to achieve success. If any of MMV’s assumptions are incorrect and/or its strategy is ineffective and/or MMV is unable to execute on its strategy then its business, financial condition, results of operations, prospects and cash flows might be negatively impacted.

Damage to MMV’s brand and reputation could materially and adversely affect MMV’s business, financial condition and results of operations.

The growth of MMV’s business partially depends on the recognition of MMV’s brand and reputation.

MMV believes that the recognition and success of MMV’s brand rely on the devotion and sentiment of MMV’s followers, users and business partners, which has contributed to managing MMV’s user acquisition costs and contributed to the growth of MMV’s business.

Maintaining, protecting and enhancing MMV’s brand and reputation, in particular its proprietary Aotu World brand, depends largely on several factors including, but not limited to, MMV’s ability to:

●	strengthen its proprietary brand, Aotu World and develop new animation and games under the brand;

●	develop additional attractive proprietary brands for animation and game development;

●	maintain relationships with business partners;

●	comply with relevant laws and regulations;

●	compete effectively against existing and future competitors;

●	preserve MMV’s reputation and goodwill generally;

●	develop and maintain positive perception and brand recognition;

●	provide high-quality and entertaining content;

●	maintain brand recognition, provide satisfactory services;

●	maintain trust and credibility that MMV has established; and

●	attract users and UGC creators to maintain MMV’s UGC-enabled approach.

It is possible also that MMV’s brand and reputation may also be adversely affected by the UGC created by its UGC creators which may be perceived as inappropriate, hostile, or illegal, or by information that is perceived as misleading. MMV may fail to identify and respond to such objectionable content or user activity, or otherwise address user concerns in a timely manner, which could erode the trust in MMV’s brand and damage its reputation. Any governmental or regulatory inquiry, investigation, or action based on the objectionable content or user activity in MMV’s user base, MMV’s business practices, or failure to comply with laws and regulations, could damage MMV’s brand and reputation, regardless of the outcome.

To maintain a balance between user experience and realizing the commercial potential of its operation is very important. Current users may find MMV’s commercial efforts counter-productive to their overall content experience. If MMV fails to balance user experience as MMV further enhances the monetization of its brand and products, MMV’s brand and reputation may be adversely affected.

MMV has experienced, and may continue to experience, governmental, regulatory, investor, media, and other third-party scrutiny of MMV’s community, content, copyright, data privacy, or other business practices. Actions of MMV’s employees, users, or business partners, or other issues, may also harm MMV’s brand and reputation.

There is no assurance that MMV can maintain its brand name, reputation, and ability to produce high-quality content. If MMV fails to promote and maintain its brand or preserve MMV’s reputation, or if MMV incurs excessive expenses in this effort, MMV’s business, financial condition, and results of operations could be materially and adversely affected.

Any failure by MMV to attract and sustain its target audience and maintain an engaged user base could materially and adversely affect MMV’s long term growth and future financial performance.

MMV’s success and continued growth is driven by its highly engaged user base. MMV, and in particular the products under its Aotu World brand, has experienced support from its users since its market introduction. MMV’s users and fans support and also participate and contribute to the development of the Aotu World brand by generating a large volume of UGC. MMV retains users and attracts new users with its high- quality and entertaining content, and any failure by MMV to attract, maintain and engage its user base may affect the quality and quantity of UGC. MMV cannot assure you that it will sustain or continue to attract users in this age group as this generation of users matures and the consumer demand preference changes over time.

MMV also deploys specific strategies to encourage and promote UGC in order to elevate user participation to strengthen the user base. If MMV experiences a decline in the depth, breadth, quantity or quality of MMV’s content, or MMV’s strategies and user growth efforts turn out to be ineffective, MMV may not be able to attract more users effectively or may experience a decline in MMV’s user base. Currently, MMV primarily relies on and benefits from the user base it has accumulated. If MMV fails to attract, sustain and engage its user base, it could result in a reduction of purchase of MMV’s merchandise and in-game items, result in high customer acquisition cost, and other results which could materially and adversely affect MMV’s business, financial condition and results of operations.

MMV utilizes a free-to-play business model, which depends on players making optional in-game purchases for virtual items, and failure to monetize effectively through such revenue model may adversely affect MMV’s business.

MMV’s games are available to players free of charge, and MMV generates almost all of its gaming related revenues from voluntary in-game purchases made by players. Free-to-play model helps to attract wider range of audience and increase the potential paying users by lowering the initial cost to zero. Paying users usually spend money in MMV’s games because of the perceived value of the virtual items that MMV offers for purchase. The perceived value of these virtual items can be impacted by various actions that MMV takes in the games, such as offering discounts, giving away virtual items in promotions or providing easier non-paid means to secure such virtual items.

Furthermore, MMV has established game policies against unauthorized and inappropriate user behavior. For example, MMV does not allow gamers to sell or transfer virtual items or to exchange virtual items for any real-world asset. Virtual items offered in MMV’s games have no monetary value outside of its games. Nonetheless, some of MMV’s users or third parties sell or purchase MMV’s virtual items through unauthorized third parties in exchange for real money or other real-world assets. MMV generates no revenue from these unauthorized transactions and does not permit, or facilitate, these unauthorized transactions. Notwithstanding MMV’s measures and efforts to deter such behavior, MMV does not have effective controls over these unauthorized transactions. Any such unauthorized purchase and sale could impede MMV’s revenue and profit growth by reducing revenue from authorized transactions, creating downward pressure on the prices MMV charges for its virtual items, and increasing MMV’s costs associated with developing technological measures to curtail unauthorized transactions and responding to dissatisfied gamers.

If MMV fails to manage its game economies properly, players may be less likely to spend money in the games, which could have a material adverse effect on MMV’s business, financial condition and results of operations.

MMV’s new games may attract players away from MMV’s existing games, which may have a material adverse effect on our business, financial conditions, results of operations and prospects.

MMV’s new games may attract players away from MMV’s existing games and shrink the player base of MMV’s existing games, which could in turn make those existing games less attractive to other players, resulting in decreased revenue from MMV’s existing games. Players of MMV’s existing games may also spend less money purchasing virtual items in MMV’s existing games than they would have spent if they had continued playing MMV’s existing games without the introduction of new games. The occurrence of any of the above may have a material adverse effect on MMV’s business, financial condition, results of operations and prospects.

MMV may not be successful in developing new games, and if we are unable to effectively control our research and development costs, our results of operations may be materially and adversely affected.

MMV is currently operating and updating a live mobile game named Aotu World the Game, which was originally developed by a related party, and also developing new pipeline games internally. MMV cannot assure you that the live game it operates and updates will maintain its commercial value, nor the new games it develops will be commercially successful. MMV operates in a market characterized by rapidly developing technologies, evolving industry standards, frequent new game launches and updates and changing player preferences and demands. MMV’s ability to effectively monetize primarily depends on its ability to provide its users with game products with the art style, genre and gameplay that they love. Any failure on MMV’s part to act effectively in any of these areas may materially and adversely affect our business, financial condition and results of operations.

The seasonality of MMV’s business could exacerbate negative impacts on MMV’s operations.

MMV’s business is normally subject to seasonal variations based on the timings of animated series and mobile games releases. Release dates can be determined by several factors, including timing of vacation and holiday periods and competition in the market. Due to the construct of the user group of MMV’s brands and products, the growth of active users for mobile games tends to occur during school holidays, especially during the extended summer school breaks and lunar New Year holiday period. Similarly, spending by MMV’s active users for mobile games tends to increase during the same periods due to users’ extended gameplay time. These seasonal fluctuations tend to be consistent from year to year, but it affects MMV’s quarterly performance.

Also, revenues in MMV’s merchandise products business are influenced by both seasonal consumers purchasing behavior and the timing of animated series releases. Accordingly, if a short-term negative impact on MMV’s business occurs during a time of high seasonal demand, the effect could have a disproportionate effect on MMV’s results for the year.

MMV’s monetization scheme and lack of product diversification may not be able to sustain its business operation, monetization plan and future growth.

MMV generates a substantial portion of its revenue from its mobile game and merchandise sales. In 2021 and 2022, revenue from online mobile game and merchandise sales in total accounted for 61.7% and 52.8% of MMV’s revenue, respectively. At the current time, the games and merchandises marketed by MMV as well as the animation series and UGC are under its proprietary Aotu World brand. The monetization of this proprietary brand through mobile games and merchandise sales is only at the early stages. While the Aotu World brand is popular among its target audience and user group, the brand users may not respond to MMV’s further monetization of the brand with the same level of support, and may not increase their spending for expenditures related to gameplay or purchase additional brand merchandises. Therefore, MMV cannot assure you that the revenue generated under this single brand is sufficient to sustain its business operation, monetization, and future growth.

MMV relies on certain third-party service providers to provide services that are critical to MMV’s business, which exposes MMV to various risks that may materially and adversely affect MMV’s reputation, business, financial condition and results of operations.

MMV currently uses numerous third-party suppliers and service providers to provide services that are critical to MMV’s businesses. MMV have engaged third-party or related service providers to provide online payment for gameplay and merchandise purchase, content distribution, data support, cybersecurity and maintenance services and other services. MMV has limited control over the operations of such third-parties and any significant interruption in their operations may have an adverse impact on MMV’s operations.

For example, MMV relies on certain third parties to broadcast its animation series and distribute its mobile games, any interruption or deterioration of business relationship with these distributors may materially affect MMV’s business operation and financial results. This is significant as MMV relies on its animation series to promote its brand. In addition to television broadcastings, MMV broadcasts its animation series on various video platforms, and MMV continues to rely on these video platforms to promote its brand. In January and November 2019, and January 2022, MMV signed online broadcasting agreements with an affiliate of Bilibili Inc. for Bilibili’s exclusive online broadcasting of MMV’s Aotu World the Animation in the PRC. While MMV believes this exclusive strategic cooperation with Bilibili Inc. will enhance its brand reputation, MMV cannot assure you that this exclusive right will benefit its brand and sufficient to promote its brand in the long term. If this arrangement with Bilibili Inc. is unable to maintain or achieve greater viewership results, MMV’s brand may be affected. In addition, the damages in reputation or otherwise of MMV’s animation series may also affect the commercial appeal and financial results for other entertainment genres, such as its mobile game, under the same brand.

Furthermore, MMV generates a substantial portion of its revenue from the operation of its mobile game, and relies on certain application stores and other gaming platforms to promote and market its mobile games to its users. If MMV’s relationship with these application stores or gaming platforms deteriorates or is interrupted for any reason, these platforms may suspend or terminate their services to MMV. If such event occurs, MMV’s users may not have access or find an alternative method to access MMV’s mobile games, which may adversely affect MMV’s operation and financial results. In addition to providing hosting service to MMV’s mobile games, some of these application stores and gaming platforms may collect payments from users for certain in-game purchases. These application stores and gaming platforms revert the scheduled payments to MMV periodically. However, these application stores and gaming platforms, for any reason, may fail to provide payment to MMV or fail to do so in a timely manner. If such event occurs, MMV’s business operation, financial results, and in particular, its cash flow may be adversely affected.

If any third-party service provider breaches its obligations under the contractual arrangements to provide relevant service to MMV, or revert payment to MMV for products provided and services rendered, or refuses to renew these service agreements on terms acceptable to MMV, MMV may not be able to find a suitable alternative service provider. Similarly, any failure of or significant quality deterioration in such service provider’s service platform or system could materially and adversely affect MMV’s reputation, business, financial condition and results of operations.

MMV relies on third-party platforms to distribute MMV’s games and collect revenues generated on such platforms, any interruption of these platforms may cause adverse effect on MMV’s business.

MMV distributes its mobile games through the Apple App Store and various channels, including Android-based app stores and platforms, and its gross revenue generated from players is subject to revenue sharing to distribution channels and service fees to payment providers. Consequently, MMV’s prospects and expansion depend on MMV’s continued relationships with these providers, and any other emerging platform providers that are widely adopted by our target players. MMV and MMV’s distributors are subject to the standard terms and conditions of these platform providers for application developers, which govern the content, promotion, distribution, operation of games and other applications on their platforms, as well as the terms of the payment processing services provided by the platforms, and which the platform providers can change unilaterally with little or no notice. MMV’s business would be harmed if:

●	the platform providers discontinue or limit MMV or MMV’s distributors’ access to their platforms;

●	governments or private parties, such as internet providers, impose bandwidth restrictions or increase charges or restrict or prohibit access to those platforms;

●	the platforms increase the fees they charge MMV or MMV’s distributors;

●	the platforms modify their algorithms, communication channels available to developers, respective terms of service or other policies;

●	the platforms decline in popularity;

●	the platforms adopt changes or updates to their technology that impede integration with other software systems or otherwise require MMV to modify MMV’s technology or update MMV’s games in order to ensure players can continue to access MMV’s games and content with ease;

●	the platforms elect or are required to change how they label free-to-play games or take payment for in- game purchases;

●	the platforms block or limit access to the genres of games that MMV or MMV’s distributors provide in any jurisdiction;

●	the platforms impose restrictions or spending caps or make it more difficult for players to make in- game purchases of virtual items;

●	the platforms change how the personal information of players is made available to developers or develop or expand their own competitive offerings; or

●	MMV or MMV’s distributors are unable to comply with the platform providers’ terms of service.

If MMV’s platform providers do not perform their obligations in accordance with MMV platform agreements, MMV could be adversely impacted.

In addition, if MMV does not adhere to the terms and conditions of its platform providers, the platform providers may take actions to limit the operations of, suspend or remove MMV’s games from the platform, and/or MMV may be exposed to liability or litigation.

If any events described above or similar to those described above were to occur on short-term or long-term basis, or if these third-party platforms experience issues that impact the ability of players to download or access MMV’s games, access social features, or make in-game purchases, they could have a material adverse effect on MMV’s brands and reputation, as well as MMV’s business, financial condition and results of operations.

MMV relies on third-party manufacturers for the production of its Aotu World brand merchandises, any interruption of the manufacturing process or distribution channel may materially hinder MMV’s merchandise sales.

MMV generates a substantial portion of its revenue primarily through merchandise sales. However, MMV does not possess the capacity to manufacture its line of products and does not intend to expand its operation to include such capability. Therefore, MMV relies on business partners to manufacture its products. If MMV’s manufacturers are unable to manufacture the Aotu World brand products to meet the quality standard demanded by its consumers or mandated by law, MMV’s reputation and brand recognition may suffer as a result. In addition, if MMV’s manufacturers are unable to delivers the goods in a timely manner, MMV’s revenue for merchandise sales may be adversely affected.

Furthermore, MMV currently conducts its merchandise sales through online vendor platforms and offline distribution channels. MMV cannot assure you that any increase in distribution channels will ultimately increase the sales of its merchandise. Any interruption of MMV’s current distribution channel or the failure to expand its distribution capacity at a profitable level may have a material and adverse effect on MMV’s merchandise sales and revenue generation.

In addition, online vendors and offline distributors often collect and hold payments for merchandise sales on behalf of MMV. MMV cannot assure you that these vendors and distributors will perform its obligation under the commercial agreements or provide payment to MMV in a timely manner or at all. If the vendors or distributors breach their obligations to make payment, the financial shortfall may adversely affect MMV’s financial operation.

MMV may not be able to protect its proprietary brand and intellectual property, and as a result, its business, financial condition, and results of operations may be adversely impacted.

MMV relies on a combination of copyright, patent, trademark, technical knowhow, domain name, and trade secret protection laws in China and other jurisdictions, as well as confidentiality procedures and contractual provisions to protect MMV’s intellectual properties and brand. MMV also prides itself to be an open-source company that encourages UGC development and has made its proprietary brand, related supporting technical knowhow, and other IP supports available to its users for the creation of UGC content. However, the use of its proprietary brand by the UGC creators are limited to non-commercial use only, and any commercial development using MMV’s proprietary brand and IP requires further commercial negotiation with MMV in order to protect MMV’s commercial interests. While MMV actively monitors the UGC, it cannot assure you that MMV will sufficiently protect its proprietary brand due to the large volume of UGC created and the breadth of the internet and virtual world.

Furthermore, MMV has observed incidents of counterfeited Aotu World brand merchandises or the unauthorized manufacturing and online sales of Aotu World products. While MMV actively monitors the unauthorized sales of its merchandise online, it does not have the capacity to monitor unauthorized sales by offline merchants, and cannot assure you that its online monitoring will sufficiently protect its merchandise sales from infringement. If MMV is unable to protect its brand merchandise sales, its business, financial condition, and results of operations may be adversely impacted.

MMV also strives to broaden its content offering and growth through developing additional proprietary brands and investing in technology. However, there can be no assurance that (i) MMV’s pending applications for intellectual property rights will be approved, (ii) all of MMV’s intellectual property rights will be adequately protected, or (iii) MMV’s intellectual property rights will not be challenged by third-parties or found by a judicial authority to be invalid or unenforceable. Third-parties may also take the position that MMV is infringing their rights, and MMV may not be successful in defending these claims. Additionally, MMV may not be able to enforce and defend its proprietary rights or prevent infringement or misappropriation, without substantial expense to MMV and a significant diversion of management time and attention from business strategy.

Protection of intellectual property rights in China may not be as effective as in other jurisdictions, and, as a result, MMV may not be able to adequately protect its intellectual property rights, which could adversely affect its business and competitive position. These violations of intellectual property rights, whether or not successfully defended, may also discourage content creation. In addition, any unauthorized use of MMV’s intellectual properties by third-parties may adversely affect MMV’s business and reputation. MMV’s content, in particular its animation series, may be potentially subject to unauthorized copying and illegal digital dissemination without an economic return. MMV adopts a variety of measures to mitigate such risks, including by litigation and through technology measures. However, MMV cannot assure you that such measures will be effective in protecting its right against unfair competition, defamation or other rights associated with the use of MMV’s intellectual property.

In addition, while MMV typically requires its employees, consultants, contractors and UGC creators who may be involved in the development of intellectual properties to execute agreements assigning such intellectual properties, MMV may be unsuccessful in executing such an agreement with each party who in fact develops intellectual properties that MMV views as its own. In addition, such agreements may not be self- executing such that the intellectual properties subject to such agreements may not be assigned to MMV without additional assignments being executed, and MMV may fail to obtain such assignments. In addition, such agreements may be breached. Accordingly, MMV may be forced to bring claims against third-parties, or defend claims that they may bring against MMV related to the ownership of such intellectual properties.

Furthermore, managing or preventing unauthorized use of intellectual properties is difficult and expensive, and MMV may need to resort to legal proceedings to enforce or defend intellectual properties or to determine the enforceability, scope and validity of MMV’s proprietary rights or those of others. Such litigation or proceedings and an adverse determination in any such litigation could result in substantial costs and diversion of resources and management attention.

Shanghai Jupiter and Gaea Mobile Limited (“Gaea Mobile”), a related party of MMV in Hong Kong, signed an “Aotu World License Agreement” () on 1 January 2020 and a supplementary agreement on 1 July 2021 to grant Gaea Mobile exclusive rights to publish and operate Aotu World the Game in regions outside of Mainland China (excluding Hong Kong, Macau and Taiwan) which may involve possible intellectual property risks from Gaea Mobile’s commercialization rights, potential disputes arising from Gaea Mobile’s free use of trademark in relation to mobile game LOGO and ICON, and other unpredictable effects due to uncertainties arising from long time authorization of the Aotu World License Agreement.

MMV has been, and may continue to be, subject to claims and allegations relating to intellectual property and other causes.

MMV’s success depends largely on MMV’s ability to utilize its technology to create and develop proprietary brands as the source for animation and gaming entertainment. Companies in the internet, technology, and media industries own, and are seeking to obtain, a large number of patents, copyrights, trademarks, know-how, and trade secrets, and they are frequently involved in litigation based on allegations of infringement, misappropriation or other violations of intellectual property rights, such as trademark and copyrights. There may be patents issued or pending that are held by others that cover significant aspects of MMV’s technologies, products, or services, and such third-parties may attempt to enforce such rights against MMV. Although MMV has set up screening processes to try to filter out content that is subject to claims of copyright or other intellectual property protection, MMV may not be able to identify, remove, or disable all potentially infringing content that may exist. As a result, third-parties may take action and file claims against MMV if they believe that certain content available in MMV’s community violates their copyrights or other intellectual property rights.

MMV may from time to time receive claims that MMV infringes the intellectual property rights of others. Moreover, MMV may be subject to claims by third-parties who maintain that MMV’s service providers’ technology infringes third-party’s intellectual property rights. If MMV fails to successfully defend against such claim or does not prevail in such litigation, it could be required to modify, redesign or cease operating the games, pay monetary amounts as damages or enter into royalty or licensing arrangements with the valid intellectual property holders. Any royalty or licensing arrangements that MMV may seek in such circumstances may not be available to it on commercially reasonable terms or at all. Also, if MMV acquires technology licenses from third parties, MMV’s exposure to infringement actions may increase because MMV must rely upon these third parties to verify the origin and ownership of such technology. This exposure to liability could result in disruptions in MMV’s business that could materially and adversely affect MMV’s results of operations.

Some of MMV’s employees were previously employed at other companies, including MMV’s competitors. MMV may hire additional personnel to expand its development team and technical support team as its business grows. To the extent these employees were involved in the development of content or technology similar to MMV’s at their former employers, MMV may become subject to claims that these employees or MMV has appropriated these employees’ former employers’ proprietary information or intellectual properties. If MMV fails to successfully defend such claims against itself, MMV may be exposed to liabilities which could have a material adverse effect on the Group’s business.

MMV is currently not a party to any material legal or administrative proceedings but is subject to legal or administrative actions for defamation, negligence, copyright and trademark infringement, unfair competition, breach of service terms, or other purported injuries resulting from the content MMV provides or the nature of MMV’s services. Such legal and administrative actions, with or without merits, may be expensive and time-consuming and may result in significant diversion of resources and management attention from MMV’s business operations. Furthermore, such legal or administrative actions may adversely affect MMV’s brand image and reputation.

MMV’s business generates and processes a large amount of data, and the improper use or disclosure of such data may harm MMV’s reputation and business.

MMV’s business generates and processes a large quantity of personal, transaction, demographic and behavioral data. MMV faces risks inherent in handling large volumes of data and in protecting the security of such data, including those relating to:

●	protecting the data in and hosted on MMV’s system, including against attacks on MMV’s system by outside parties or fraudulent behavior by MMV’s employees;

●	addressing concerns related to privacy and sharing, safety, security and other factors; and

●	complying with applicable laws, rules and regulations relating to the collection, use, disclosure or security of personal information, including any requests from regulatory and government authorities relating to such data.

MMV is subject to the laws and regulations of the PRC and other countries and regions relating to the collection, use, retention, security and transfer of personally identifiable information with respect to MMV’s customers and employees. These laws continue to develop and may vary from jurisdiction to jurisdiction. Complying with emerging and changing international requirements may cause MMV to incur substantial costs or require MMV to change its business practices. Any failure, or perceived failure, by MMV to comply with any privacy policies or regulatory requirements or privacy-protection-related laws, rules and regulations could result in proceedings or actions against MMV by government authorities or others. These proceedings or actions may subject MMV to significant penalties and result in negative publicity, require MMV to change its business practices, increase its costs and severely disrupt its business.

In addition, the secure transmission of confidential information, such as users’ debit and credit card numbers and expiration dates, billing addresses and other personal information, over public networks, including MMV’s websites and games, is essential for maintaining user confidence. MMV does not have control over the security measures of its third-party payment channel partners, and their security measures may not be adequate. MMV could be exposed to litigation and possible liability if MMV fails to safeguard confidential user information, which could harm MMV’s reputation and its ability to attract or retain users, and may materially and adversely affect MMV’s business.

If content in MMV’s online UGC community is found to be objectionable or in violation of any PRC laws or regulations, MMV may be subject to administrative actions or negative publicity.

Content in MMV’s UGC community may draw social attention, which may cause controversies. Moreover, the PRC government and regulatory authorities have adopted regulations governing content and information over the internet. Under these regulations, internet content providers are prohibited from posting, reproducing, transmitting, or displaying over the internet content that, among other things, violates PRC laws and regulations, impairs the national dignity of China or the public interest, or is obscene, superstitious, fraudulent, violent, or defamatory. Internet content providers are also prohibited from displaying content that may be deemed by relevant government authorities as “socially destabilizing” or leaking “state secrets” of China. The PRC government and regulatory authorities strengthen the regulation on internet content from time to time. For example, the PRC Cybersecurity Law, which took effect on June 1, 2017, provides that, among other things, a network operator must keep record of and report any instances of public dissemination of prohibited content and failure to do so may result in revocation of its Value-Added Telecommunications Business Operating License and termination of business. With respect to audio-visual and live streaming content, the Circular on Issues Concerning Strengthening the Administration of Online Live Streaming of Audio-Visual Programs requires online audio-visual live streaming service providers to monitor the living streaming content, and to have an established emergency reaction plan to replace content that violates PRC laws and regulations. The Administrative Regulations on Online Live Streaming Services requires online live streaming service providers to establish review platforms for live streaming content. In addition, the Administrative Provisions on Online Audio-Visual Information Services provides that online audio-visual information service providers are the principals responsible for managing the security of information content, and should establish and improve their internal policies on user registration, scrutiny of information publication, and information security management, and that they must report users’ production, publication, and dissemination of prohibited content. Moreover, the Regulations on Administration of Network Short Video Platforms requires that all short videos to be reviewed before being broadcasted. Any failure to comply with the aforementioned regulations may cause negative publicity and subject MMV to fines or other penalties, which could materially and adversely affect MMV’s business, reputation, and results of operations.

MMV cannot assure you that MMV can identify all objectionable or illicit content due to the large amount of content uploaded by MMV’s users every day. Failure to identify and prevent illegal or inappropriate content from being uploaded to MMV’s community may subject MMV to negative publicity or liability, such as limiting the dissemination of content, and suspension or removal of its contents from various distribution channels.

Laws and rules, governmental or judicial interpretations, and implementations may change in a manner that could render MMV’s current efforts insufficient. If government actions or sanctions are brought or pending against MMV, or if there is publicity that government actions or sanctions have been brought or otherwise are pending against MMV, its reputation and brand image could be harmed, MMV may lose users and business partners, and MMV’s revenue and results of operation may be materially and adversely affected.

Many of MMV’s products and services utilize open source software, which may pose particular risks to MMV’s proprietary software, products, and services in a manner that negatively affects MMV’s business.

MMV uses open source software in its products and services and will continue to use open source software in the future. There is a risk that open source software licenses could be construed in a manner that imposes unanticipated conditions or restrictions on MMV’s ability to provide or distribute MMV’s products or services. Additionally, MMV may face claims from third-parties claiming ownership of, or demanding release of, the open source software or derivative works that MMV developed using such software.

These claims could result in litigation and could require MMV to make MMV’s software source code freely available, purchase a costly license or cease offering the implicated products or services unless and until MMV can re-engineer them to avoid infringement. This re-engineering process could require significant additional research and development resources, and MMV may not be able to complete it successfully.

Certain data and information in this registration statement/prospectus relied on MMV were obtained from third- party data and polls. These metrics were not independently verified by MMV and may not be accurate.

Certain numbers and information in this registration statement/prospectus were obtained and provided from numerous sources including management data, third-party data or numbers generally estimated by calculating the number of followers, times viewed, and search results hits for Aotu World to generally assess its popularity and user base support. These metrics were not independently verified. Such databases, third party information, and calculations may not accurately reflect actual statistics or numbers and MMV does not have access to specific rating numbers and has not been afforded the ability to systematically monitor viewership numbers on online platforms. Similarly, any statistical data in any third-party publications also include projections based on a number of assumptions. If any one or more of the assumptions underlying the market data is later found to be incorrect, actual results may differ from the projections based on these assumptions.

Furthermore, MMV monitors the number of registered users of Aotu World the Game, it has not implemented any criteria to measure and distinguish active users among the aggregate registered players. MMV has not independently verified the databases and information contained in such third-party publications and reports which may not accurately reflect actual statistics or numbers. Such data may differ from estimates or similarly titled metrics published by other third parties due to differences in methodology and assumptions, technical errors and other inherent challenges in measuring such data and information. For example, certain users may register multiple user accounts, or there could be dummy device accounts or simulator accounts, which may skew the accuracy of the number of users on MMV’s platform. Furthermore, the top-up amounts recorded by MMV may not accurately reflect the actual top-up statistics due to the use of coupons, refunds, bad debts and different statistical periods. Therefore, MMV cannot guarantee that the user base or top-up amounts related statistics reported in this registration statement/prospectus fully and accurately present MMV’s actual user base or top-up amounts statistics.

MMV believes that the data and information, and reports contained therein is generally believed to be reliable, but MMV does not guarantee the accuracy and completeness of such information.

MMV relies on third-party online payment channels for payment collection. Any interruption of their services or unintended leakage of confidential information may materially and adversely affect our reputation and business.

MMV relies on major third-party payment channels, such as Alipay and WeChat Pay, to facilitate and collect game players’ payment for in-game virtual items and end customers’ payment for merchandise. MMV is subject to various risks and uncertainties associated with these third-party online payment channels. Any interruption in their payment services could adversely affect MMV’s payment collection, and in turn, its revenue.

In all online payment transactions through third-party payment channels, secured transmission of consumers’ confidential information, including credit card and bank account numbers, personal information and billing addresses, over public networks, is essential for maintaining consumer confidence. MMV does not have control over the security measures of the third-party payment channels, and their security measures may not be adequate at present or may not be adequate with the expected increased usage of online payment systems. MMV could be exposed to litigation and potential liabilities if MMV fails to safeguard consumers’ confidential information, which could harm MMV’s reputation and its ability to attract or retain consumers and may have a material adverse effect on its business.

Furthermore, MMV’s payment channels are subject to various laws and regulations regulating electronic funds transfers and virtual currencies, which could change or be reinterpreted in a way that will adversely affect their compliance. If MMV’s payment channels experience any non-compliance incidents, they may be subject to fines and higher transaction fees and even lose their ability to accept online payments from MMV’s consumers, which in turn would materially and adversely affect MMV’s ability to monetize our game player base.

MMV has incurred significant losses historically and may continue to experience significant losses in the future.

For the years ended December 31, 2021 and 2022, Legacy MMV incurred net loss of US$32.7 million and US$12.8 million, respectively. MMV cannot assure you that MMV will be able to generate profits or positive operating cash flow in the future. MMV’s ability to achieve profitability and positive operating cash flow principally depends on its ability to further expand MMV’s user base and increase its revenue, but MMV cannot assure you that MMV’s user base will continue to maintain the growth momentum. MMV also needs to continue enhancing its monetization to increase MMV’s revenue. MMV may experience losses and negative operating cash flow in the future due to its continued spending in product development, M&A and investments in technology. In addition, MMV’s ability to achieve and sustain profitability is affected by various factors, some of which are beyond MMV’s control, such as changes in macroeconomic conditions or competitive dynamics in the industry. If MMV cannot effectively maintain or achieve revenue growth at scale, or is unable to maintain and enhance MMV’s profitability and liquidity, MMV’s business, financial condition, and results of operations may be materially and adversely affected.

MMV has a substantial amount of indebtedness and other liabilities and is exposed to liquidity constraints, which could make it difficult to obtain additional financing on favorable terms or at all and could adversely affect its financial condition, results of operations, and ability to repay its debts.

MMV has incurred a substantial amount of debts to finance its brand and product development, infrastructure investment, and other operational expenses. Legacy MMV had working capital (defined as total current assets deducted by total current liabilities) deficits of US$1.3 million and surplus of US$1.1 million, as of December 31, 2021 and 2022, respectively. Legacy MMV had total shareholders’ deficit of US$10.0 million and US$17.4 million, as of December 31, 2021 and 2022, respectively. Historically, MMV has not been profitable nor generated positive net operating cash flows. As of December 31, 2022, Legacy MMV had US$13.6 million loans and accrued interests due to its major shareholders and other related parties, and US$5.8 million trading and other amounts due to its related parties affiliated to its major shareholders. MMV may resort to additional financing such as obtaining additional loans from financial institutions. If MMV is unable to obtain financing on favorable terms, it could hamper MMV’s ability to obtain financing and meets its principal and interest payment obligations to its creditors. As a result, MMV may be exposed to liquidity constraints. In order to provide additional liquidity to its operations, MMV could be forced to reduce its planned capital expenditures, implement austerity measures, and/or sell additional non- strategic assets in order to raise funds. A reduction in its capital expenditure program could adversely affect its financial condition and results of operations, in particular, MMV’s ability to achieve its anticipated growth or even maintain the operations of its current spaces.

In addition, as a holding company, MMV may rely on dividends and other distributions on equity paid by its subsidiaries, including WFOE and other subsidiaries based in the PRC for its cash and financing requirements. If WFOE or any other subsidiaries in PRC incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to MMV. Current PRC regulations permit WFOE to pay dividends to MMV through the Hong Kong Subsidiary only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. MMV is permitted under the laws of British Virgin Islands to provide funding to its subsidiaries in Hong Kong and mainland China through loans or capital contributions without restrictions on the amount of the funds. Hong Kong Subsidiary is also permitted under the laws of Hong Kong SAR to provide funding to MMV through dividend distributions without restrictions on the amount of the funds. As of the date of this registration statement/prospectus, MMV has not transferred funds to the WFOE. In the future, however, cash proceeds raised from overseas financing activities, including the Business Combination, may be transferred by MMV to the WFOE via capital contribution or shareholder loans. As of the date of this registration statement/ prospectus, there have not been any such dividends or other distributions from WFOE to the Hong Kong Subsidiary. In addition, none of MMV’s subsidiaries have ever issued any dividends or distributions to MMV or their respective shareholders outside of China. As of the date of this prospectus, Shanghai Jupiter has not remitted any services fees to the WFOE.

Failure to comply with the terms of MMV’s indebtedness could result in default, which could have an adverse effect on MMV’s cash flow and liquidity.

MMV may from time to time enter into credit facilities and debt financing arrangements containing financial and other covenants that could, among other things, restrict MMV’s business and operations. If MMV breaches any of these covenants, including the failure to maintain certain financial ratios, MMV’s lenders may be entitled to accelerate MMV’s debt obligations. Any default under the credit facility could result in the repayment of these loans prior to maturity as well as the inability to obtain additional financing, which in turn may have a material adverse effect on MMV’s cash flow and liquidity.

MMV has recorded negative cash flows from operating activities historically and may experience significant cash outflows or has net current liabilities in the future.

MMV has experienced significant cash outflow from operating activities historically. Legacy MMV had net cash used in operating activities of US$5.5 million and US$5.0 million for the years of 2021 and 2022, respectively. The cost of continuing operations could further reduce MMV’s cash position, and an increase in MMV’s net cash outflow from operating activities could adversely affect MMV’s operations by reducing the amount of cash available for its operations and business expansion.

Failure to generate positive cash flows from operations may adversely affect MMV’s ability to raise capital for its business expansion. It may also diminish the willingness of business partners to enter into transactions with MMV, and have other adverse effects that harm MMV’s long-term viability.

Legacy MMV had net current liabilities for years ended December 31, 2021. Net current liabilities expose MMV to liquidity risk. MMV has satisfied its liquidity requirements primarily through equity financing activities and loans from its shareholders. Such financing might not be available to MMV in a timely manner or on terms that are acceptable, or at all.

MMV’s business will require significant amount of working capital to support its growth. MMV’s future liquidity and ability to make additional capital investments will depend primarily on its ability to maintain sufficient cash generated from operating activities and to obtain adequate external financing. There can be no assurance that MMV will be able to renew existing bank facilities or obtain equity or other sources of financing.

MMV may not be able to manage its growth effectively, which may compromise the success of its business.

MMV has experienced rapid growth since its inception. The success of MMV’s business largely depends on its ability to effectively maintain MMV’s user and revenue growth. MMV attracts and retains users with quality entertainment content. As MMV further expands its business, it may face challenges related to the expansion of its brand, products, services, employees and other resources. To address these challenges, MMV needs to expand company infrastructure, technological capabilities, and employee support to scale.

MMV cannot assure you that its existent infrastructure and resources will be adequate to support MMV’s expanding business operations, or its continuous expansion of company infrastructure will generate the same level of efficiency to sustain its business expansion. If MMV fails to manage its expansion effectively, MMV’s business, financial condition, results of operations, and prospects may be materially and adversely affected.

MMV requires a significant amount of capital to fund its operations and growth. If MMV cannot obtain sufficient capital on acceptable terms, its business, financial condition, and prospects may be materially and adversely affected.

MMV requires a significant amount of capital and resources for its operations and continued growth. MMV expects to make significant investments to funds its brand development and M&A activities to broaden its content offerings, which may significantly increase MMV’s net cash used in operating activities. In addition, MMV will continue to invest in its Core Platform and supporting technology, which are fundamental to MMV’s business operation and future growth. However, MMV cannot assure you that these investments will generate the optimal returns, if at all. To date, MMV has historically funded its cash requirements primarily through capital contributions from its shareholders and short-term or long-term borrowings. If these resources are insufficient to satisfy MMV’s cash requirements, MMV may seek to raise funds through additional equity offering or debt financing or additional bank facilities. MMV’s ability to obtain additional capital in the future, however, is subject to a number of uncertainties, including those relating to its future business development, financial condition, and results of operations, general market conditions for financing activities by companies in its industry, and macro-economic and other conditions in China and globally. If MMV cannot obtain sufficient capital on acceptable terms to meet its capital needs, MMV may not be able to execute its growth strategies, and MMV’s business, financial condition, and prospects may be materially and adversely affected.

A severe or prolonged economic slowdown in the Chinese or global economy could materially and adversely affect MMV’s business, financial condition and results of operations.

The global macroeconomic environment is facing challenges. The growth rate of the Chinese economy has gradually slowed in recent years and the trend may continue. There is considerable uncertainty over the long-term effects of the monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China. Unrest, terrorist threats and the potential for war in the Middle East and elsewhere may increase market volatility across the globe. There have also been concerns on the relationship among China and other countries, including the surrounding Asian countries, which may potentially have economic effects. In particular, there is significant uncertainty about the future relationship between the United States and China with respect to trade policies, treaties, government regulations, and tariffs. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. Any severe or prolonged slowdown in the global or PRC economy may materially and adversely affect MMV’s business, results of operations, and financial condition.

The rise in political tensions, particularly between the United States and China, may adversely impact MMV’s business, financial condition, and results of operations.

Recently there have been heightened tensions in international economic relations, such as the one between the United States and China. The U.S. government has recently imposed, and has recently proposed to impose additional, new, or higher tariffs on certain products imported from China to penalize China for what the U.S. characterizes as unfair trade practices. China has responded by imposing, and proposing to impose additional, new, or higher tariffs on certain products imported from the United States. Following mutual retaliatory actions for months, on January 15, 2020, the United States and China entered into the Economic and Trade Agreement between the United States of America and the People’s Republic of China as a phase one trade deal, effective on February 14, 2020.

In addition, political tensions between the United States and China have escalated due to, among other things, trade disputes, the COVID-19 outbreak, sanctions imposed by the U.S. Department of Treasury on certain officials of the Hong Kong Special Administrative Region and the PRC central government and the executive orders issued by the U.S. government in August 2020 that prohibit certain transactions with certain selected leading Chinese internet companies as well as their products. Rising political tensions could reduce levels of trades, investments, technological exchanges, and other economic activities between the two major economies. Such tensions between the United States and China, and any escalation thereof, may have a negative impact on the general, economic, political, and social conditions in China and, in turn, adversely impacting MMV’s business operation and M&A activities, financial condition, and results of operations.

Legal or regulatory restriction could adversely impact MMV’s business and limit the growth of MMV’s operations.

There is significant opposition in some jurisdictions, including in China, to interactive social gaming. In September 2018, the World Health Organization added “gaming disorder” to the International Classification of Diseases, defining the disorder as a pattern of behavior characterized by impaired control over gaming and an increase in the priority of gaming over other interests and daily activities. Additionally, the public has become increasingly concerned with the amount of time spent using phones, tablets and computers per day, and these concerns have increased as people spend more time at home and on their devices over the course of the stay-at-home orders caused by the COVID-19 pandemic. Such opposition could lead these jurisdictions, including China, to adopt legislation or impose a regulatory framework to govern interactive social gaming specifically. These could result in a prohibition on interactive social gaming altogether, restrict MMV’s ability to advertise its games, or substantially increase its costs to comply with these regulations, all of which could have an adverse effect on MMV’s results of operations, cash flows and financial condition. MMV cannot predict the likelihood, timing, scope or terms of any such legislation or regulation or the extent to which they may affect MMV’s business.

Consumer protection concerns regarding games have been raised in the past and may again be raised in the future. These concerns include but are not limited to: (i) methods to limit the ability of children to make in- game purchases, and (ii) a concern that mobile game companies are using big data and advanced technology to predict and target “vulnerable” users who may spend significant time and money on mobile games in lieu of other activities. Such concerns could lead to increased scrutiny over the manner in which MMV’s games are designed, developed, distributed and presented. MMV cannot predict the likelihood, timing or scope of any concern reaching a level that will impact our business, or whether MMV would suffer any adverse impacts to its results of operations, cash flows and financial condition.

Furthermore, China has established numerous laws and regulations with respect to the anti-addiction aspect in the gaming industry. Please refer to “Risk Factors — Risks Related to Doing Business in China — The PRC laws regulating the playing time of online games and the age of users playing them may adversely affect MMV’s business and operations.” for more details. The scope and interpretation of these PRC laws that are or may be applicable to the gaming industry are uncertain and may be conflicting. There is a risk that existing or future laws may be interpreted in a manner that is not consistent with the gaming industry’s current practices and could have an adverse effect on MMV’s business, financial condition, results of operations and growth prospects.

MMV has engaged in transactions with related parties, and such transactions present potential conflicts of interest that could have an adverse effect on its business and results of operations.

MMV has entered into a number of transactions with related parties. MMV may in the future enter into additional transactions with its related parties. Interests of these related parties may not necessarily be aligned with MMV’s interests and the interests of its other shareholders. For example, conflicts of interest may arise in connection with decisions regarding the transaction arrangements which may be less favorable to MMV than similar arrangements negotiated with unaffiliated third- parties. Conflicts of interest may also arise in connection with the exercise of contractual remedies, such as the treatment of events of default. As a result, those related party transactions, individually or in the aggregate, may have an adverse effect on MMV’s business and results of operations.

MMV faces risks related to natural disasters, extreme weather conditions, health epidemics, and other catastrophic incidents, which could significantly disrupt its operations.

MMV’s business could be adversely affected by the effects of epidemics. The COVID-19 pandemic has caused, and may continue to cause, MMV and its business partners to implement adjustment of work arrangements enabling employees to work from home and collaborate remotely. MMV have taken measures in accordance with regulatory policies to reduce the negative impact of the COVID-19 pandemic. However, MMV might still be subject to related impact, such as travel restrictions and delay or cancelation in MMV’s events. As a result, MMV’s business, financial condition, and results of operations have been adversely affected. The extent to which the COVID-19 pandemic affects MMV’s operations and financial performance will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain the coronavirus, such as the availability of effective vaccines or cure, among others. In May 2023, the World Health Organization highlighted the decreasing trend in COVID-19 deaths, the decline in COVID-19 related hospitalizations and intensive care unit admissions and announced the end of the COVID-19 emergency. However, the World Health Organization continued to acknowledge the uncertainties posted by potential evolution of COVID-19 and advised the transition to long-term management of the COVID-19 pandemic.

In recent years, there have been other breakouts of epidemics in China and globally. MMV’s operations could be disrupted if one of MMV’s employees is suspected of having H1N1 flu, avian flu, or another epidemic, since it could require MMV’s employees to be quarantined and/or MMV’s offices to be disinfected. In addition, MMV’s results of operations could be adversely affected to the extent that the outbreak harms the PRC economy and the global industry in general.

MMV is also vulnerable to natural disasters and other calamities. Although MMV have servers that are hosted in an offsite location, MMV’s backup system does not capture data on a real-time basis and MMV may be unable to recover certain data in the event of a server failure. MMV cannot assure you that any backup systems will be adequate to protect MMV from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks, or similar events. Any of the foregoing events may give rise to server interruptions, breakdowns, system failures, technology platform failures, or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect MMV’s ability to provide services.

Any future outbreak of contagious diseases, extreme unexpected bad weather or natural disasters would adversely affect MMV’s offline events. If there is a recurrence of an outbreak of certain contagious diseases or natural disasters, the offline events operated by us may be canceled or delayed. Government advice regarding, or restrictions on, holding offline events, in the event of an outbreak of any contagious disease or occurrence of natural disasters may have a material adverse effect on MMV’s business and operating results.

MMV may not effectively identify, pursue and consummate strategic alliances, investments or acquisitions.

Broadening of content offering by way of M&A and other investment channels may be one of MMV’s business strategy. MMV may from time to time engage in evaluations of, and discussions with, possible domestic and international acquisitions, investments or alliance candidates. These transactions could be material to MMV’s financial condition and results of operations if consummated. MMV cannot guarantee that it may be able to identify suitable strategic alliances, investment or acquisition opportunities. Even when MMV identifies an appropriate acquisition or investment target, it may not be able to negotiate the terms of the acquisition or investment successfully, obtain financing for the proposed transaction, or integrate the relevant businesses into its existing business and operations. Strategic investments or acquisitions will involve risks commonly encountered in business relationships, including:

●	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;

●	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;

●	difficulties in retaining, training, motivating and integrating key personnel;

●	diversion of management’s time and resources from MMV’s normal daily operations;

●	difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;

●	difficulties in retaining relationships with customers, employees and suppliers of the acquired business;

●	risks of entering markets in which MMV have limited or no prior experience;

●	regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre-closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business;

●	assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase MMV’s risk for liability;

●	failure to successfully further develop the acquired technology;

●	liability for activities of the acquired business before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;

●	potential disruptions to MMV’s ongoing businesses; and

●	unexpected costs and unknown risks and liabilities associated with strategic investments or acquisitions.

There may also be particular complexities, regulatory, commercial or otherwise, associated with MMV’s expansion into new markets imposed by regulatory agencies in PRC and in the target jurisdiction. Acquisitions by operating entities in the PRC are subject to review by PRC regulatory agencies such as the National Development and Reform Commission, or NDRC, and the Ministry of Commerce, or MOFCOM. The PRC regulatory agencies may not approve MMV’s investments or acquisition even if MMV is able to reach an agreement with respect to the commercial terms. The PRC regulatory agencies may not provide a reason regarding their decision to prohibit MMV’s investment proposal or afford MMV the opportunity to take curative measures to seek subsequent approval from these agencies. In addition to restrictions imposed by the PRC regulatory agencies, regulatory agencies in the target territories may also impose restrictions that may prohibit MMV’s investment or acquisition in these territories.

Even if the transaction is consummated, MMV may only have limited control over the companies in which it only has minority stake, it cannot ensure that these companies will always comply with applicable laws and regulations in their business operations. Non-compliance of regulatory requirements by MMV’s investees may cause substantial harm to MMV’s reputations and the value of MMV’s investment. If MMV is unable to effectively address these challenges, its ability to execute acquisitions as a component of its long-term strategy will be impaired, which could have an adverse effect on its growth. As a result of the above, MMV’s strategies may not be successfully implemented beyond the current markets.

Investments and acquisitions present financial, managerial and operational challenges, including difficulty in integrating MMV’s operations with businesses MMV acquires or in which MMV invests, potential disruption of MMV’s ongoing business and distraction of management attention and risks associated with offering new products and services or entering additional markets. MMV has limited experience in making acquisitions and investments, and may fail to generate sufficient revenue or other value to justify MMV’s investments in potential targets. MMV’s users may not respond favorably to its new products and services obtained through acquisition and partnership, which could damage its brand reputation and adversely affect its business.

MMV may not make any investments or acquisitions, or any future investments or acquisitions may not be successful, may not benefit MMV’s business strategy, may not generate sufficient revenues to offset the associated acquisition costs or may not otherwise result in the intended benefits. Any investment might not achieve the synergies, operational or financial benefits it expects and may adversely impact MMV’s operating results. In addition, MMV cannot assure you that any future investment in or acquisition of new businesses or technology will lead to the successful development of new or enhanced products and services or that any new or enhanced products and services, if developed, will achieve market acceptance, or prove to be profitable.

MMV’s business is subject to complex and evolving laws and regulations regarding privacy and data protection. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to MMV’s business practices, increased cost of operations, or declines in user growth or engagement, or otherwise harm MMV’s business.

MMV collects personal data from MMV’s users in order to better understand MMV’s users and their needs. Concerns about the collection, use, disclosure, processing, or security of personal information or other privacy-related matters, even for those without merit, could damage MMV’s reputation, cause MMV to lose users, and adversely affect MMV’s business and results of operations. MMV is required by privacy and data protection laws in China and other jurisdictions, including, without limitation, the PRC Cybersecurity Law, to ensure the confidentiality, integrity, and availability of the information of MMV’s users, advertising customers, and third-party content providers, which is also essential to maintaining their confidence in MMV’s services. However, the interpretation and implementation of such laws in China and elsewhere are often uncertain and in flux.

In November 2016, the Standing Committee of the PRC National People’s Congress promulgated the PRC Cybersecurity Law, which provides that network operators must meets their cybersecurity obligations and must take technical measures and other necessary measures to protect the safety and stability of their networks. The PRC Cybersecurity Law is relatively new and subject to interpretation by the regulator. MMV collects certain user information which mainly includes some registered consumers’ name, address, mobile phone number, birthday date, in the course of its business operation for the purpose of member registration and mailing of merchandises. Although MMV only gains access to minimal user information that is necessary for, and relevant to, the services provided to meet the obligations mandated by law, the data MMV obtains and uses may be deemed as “personal information” under the PRC Cybersecurity Law and related data privacy and protection laws and regulations.

While MMV takes measures to comply with all applicable data privacy and protection laws and regulations, MMV cannot guarantee the effectiveness of the measures undertaken by MMV and its business partners. The activities of third-parties, such as MMV’s users, merchants, brands, third-party data processor, and other business partners are beyond MMV’s control. If any of these parties violate the PRC Cybersecurity Law and related laws and regulations, or fail to fully comply with the service agreements with MMV, or if any of MMV’s employees fails to comply with MMV’s internal control measures and misuses the information, MMV may be subject to regulatory actions. Any failure or perceived failure to comply with all applicable data privacy and protection laws and regulations, or any failure or perceived failure of MMV’s business partners to do so, or any failure or perceived failure of MMV’s employees to comply with MMV’s internal control measures, may result in negative publicity and legal proceedings or regulatory actions against MMV, and could damage MMV’s reputation, discourage current and potential users and business partners from using MMV’s services, and subject MMV to claims, fines, suspension of relevant operations, revocation of licenses, or other damages, which could have a material adverse effect on MMV’s business and results of operations.

New laws or regulations concerning data protection, or the interpretation and implementation of existing consumer and data protection laws or regulations, which is often uncertain and in flux, may be inconsistent with MMV’s practices. The introduction of new products or other actions that MMV may take may subject MMV to additional laws, regulations, or other government scrutiny. Complying with new laws and regulations could cause MMV to incur substantial costs or require MMV to change its business practices in a manner materially adverse to MMV’s business. In addition, some countries are considering or have passed legislation implementing data protection requirements or requiring local storage and processing of data or similar requirements that could increase the cost and complexity of delivering MMV’s services. MMV conducts all of its business through the operation of its subsidiaries in the PRC and VIEs. If the VIE structure and the series of agreements executed under the VIE arrangement are terminated or become invalid or illegal as a result of the new rules, MMV cannot exercise any contractual control over MMV’s subsidiaries in the PRC.

Any compromise of the cybersecurity of MMV’s online community could materially and adversely affect MMV’s business, operations, and reputation.

MMV’s products and services involve the storage and transmission of users’ and other customers’ information, and security breaches or vulnerabilities affecting MMV’s or MMV’s vendors’ technology, products, and systems could expose MMV to a risk of loss of this information, litigation, and potential liability. MMV experiences cyber-attacks of varying degrees from time to time, and MMV has been able to rectify attacks without significant impact to MMV’s operations in the past. MMV uses third-party technology and systems for a variety of reasons, such as data storage and transmission, cloud services, and other functions. Some of such systems have experienced past security breaches, and, although they did not have a material adverse effect on MMV’s operating results, MMV cannot assure you a similar result in the future. MMV’s security measures may also be breached due to employee error, malfeasance, or otherwise. Additionally, outside parties may attempt to fraudulently induce employees, users, or other customers to disclose sensitive information in order to gain access to MMV’s data or MMV’s users’ or other customers’ data or accounts, or may otherwise obtain access to such data or accounts. Because the techniques used to obtain unauthorized access, disable, or degrade service or sabotage systems change frequently and often are not recognized until launched against a target, MMV may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of MMV’s security occurs, the market perception of the effectiveness of MMV’s security measures could be harmed, MMV could lose users and other customers, and may be exposed to significant legal and financial risks, including legal claims and regulatory fines and penalties. Any of these actions could materially and adversely affect MMV’s business, reputation, and results of operations.

Any significant disruption to MMV’s technology infrastructure or MMV’s failure to maintain the satisfactory performance, security, and integrity of MMV’s technology infrastructure would adversely affect user experience and harm MMV’s reputation.

MMV’s ability to provide users with high-quality experience depends on the continuous and reliable operation of its technology infrastructure, the failure of which may significantly impair MMV’s user experience. Disruptions, failures, or unscheduled service interruptions could hurt MMV’s reputation, ability to operate its business, retain existing users and attract new users. MMV’s technology infrastructure are vulnerable to damage or interruption as a result of fires, floods, earthquakes, power losses, telecommunications failures, undetected errors in software, computer viruses, hacking, and other attempts to harm MMV’s systems. These interruptions may be due to unforeseen events that are beyond MMV’s control or the control of MMV’s third-party service providers. MMV has experienced general intermittent interruptions in the past, and may continue to experience similar interruptions in the future despite MMV’s continuous efforts to improve MMV’s technology infrastructure. Since MMV hosts MMV’s servers at third-party internet data centers, any natural disaster or unexpected closure of internet data centers operated by third-party providers may result in lengthy service interruptions. The proper functioning of MMV’s technology is essential to MMV’s business. If MMV experiences frequent or persistent service disruptions, whether caused by failures of MMV’s own systems or those of third-party service providers, its users’ experience may be negatively affected, which in turn, may materially and adversely affect MMV’s reputation. MMV cannot assure you that MMV will be successful in minimizing the frequency or duration of service interruptions.

Undetected programming or system errors or defects in MMV’s games could harm MMV’s reputation and materially and adversely affect MMV’s business.

MMV’s mobile games are subject to frequent improvement and updates and may contain bugs or flaws that may become apparent only after the updated apps are accessed by gamers. From time to time, gamers may inform MMV of programming bugs or flaws affecting their experience, which MMV may not be able to resolve in a timely manner. As a result, MMV may lose gamers, and MMV’s reputation and market acceptance of MMV’s games may also suffer, therefore adversely affecting MMV’s business.

MMV’s mobile app and internal systems rely on software, including software developed or maintained internally and/or by third parties. In addition, MMV’s mobile app and internal systems depend on the ability of such software to store, retrieve, process and manage immense amounts of data. The software on which MMV relies in the past has contained, and may now or in the future contain, undetected programming errors, bugs, or vulnerabilities. Some errors may only be discovered after the code has been released for external or internal use. Errors, vulnerabilities, or other design defects within the software on which MMV relies may result in a negative experience for users using MMV’s mobile app, delay introductions of new features or enhancements, result in errors or compromise MMV’s ability to protect the data of its users and/or its intellectual property or lead to reductions in its ability to provide some or all of its services. In addition, any errors, bugs, vulnerabilities, or defects discovered in the software on which MMV relies, and any associated degradations or interruptions of service, could result in harm to MMV’s reputation and loss of users, which could adversely affect MMV’s business, financial condition and operation results.

Restrictions on virtual currency and virtual items may adversely affect our current business model.

MMV’s mobile game revenue is mainly derived from sales of in-game virtual items, which are regulated pursuant to the PRC laws and regulations on virtual currency of online games. The Notice on Strengthening Administration of Virtual Currency of Online Games (), which was jointly issued by the Ministry of Culture, or MOC, and the MOFCOM in 2009, have imposed various restrictions on virtual currency, and requirements and obligations on online game operators with respect to the virtual currency used in their games, including (i) virtual currency may only be provided to users in exchange for payment in legal currency and may be only used to pay for virtual items and services of the issuer of the currency, and online game operators are required to keep transaction data records for no less than 180 days; (ii) online game operators are prohibited from providing lucky draws or lotteries that are conducted on the condition that participants contribute cash or virtual currency in exchange for game props or virtual currencies; and (iii) companies involved with virtual currency in China must be issuers or trading platforms, and may not operate simultaneously as both issuers and trading platforms. MMV is required to tailor its business model carefully, in order to comply with the PRC laws and regulations, including the foregoing notice. Failure to do so may result in an adverse impact on our business and results of operations.

Uncertainties in the law or regulation that govern virtual asset property rights and the liabilities that may be imposed on online game operators for virtual assets could have a material and adverse effect on MMV’s business and operations.

MMV believes that virtual assets are valued by MMV’s users, particularly long-term users. However, on occasion, such assets can be lost if, for example, a user’s identity is stolen by another user or MMV experiences a system error or crash. Other than the Civil Code of the PRC (《中华人民共和国民法典》), which was passed by the PRC National People’s Congress on May 28, 2020 and took effect on January 1, 2021, and prescribes that network virtual property will be protected according to the laws and regulations stipulating the protection of such property, the Chinese government has not yet enacted any specific laws regarding virtual property rights. Accordingly, MMV has no basis to determine what the legal rights are, if any, associated with virtual assets and what liabilities MMV could be exposed to for the loss or destruction of virtual assets. In case of a loss of virtual assets, MMV may be sued by MMV’s users and held liable for damages, which may negatively affect MMV’s reputation and business, financial condition and results of operations. MMV has not been involved in any virtual assets related law suits. However, MMV cannot assure you that such law suits will not be brought against us in the future.

Based on several judgments by PRC courts regarding the liabilities of game operators for loss of virtual assets by users, the courts have generally required the game operators to provide well-developed securities systems to protect such virtual assets owned by users and have required some game operators to return the virtual items or be liable for the loss and damage incurred therefrom if the online game operators have been determined to be in default or held liable for infringement of users’ rights.

MMV relies on highly skilled personnel. If MMV is unable to retain or motivate them or hire additional qualified personnel, MMV may not be able to grow effectively.

MMV’s performance and future success depend on the talents and efforts of highly skilled individuals, especially its senior management team, other key employees, as well as art design, research and development and operation maintenance personnel, many of whom are difficult to replace. For example, MMV relies on Mr. Yiran Xu, its Chairman of the Board and CEO for the company’s strategic development, and Mr. Xu’s industry experience and familiarity with the company’s business operation may not be easily replaced by others. The loss of the services of any of MMV’s executive officers or other key employees could harm MMV’s business.

MMV will need to continue to identify, hire, develop, motivate and retain highly skilled personnel for all areas of MMV’s organization. Competition in the online games industry for qualified employees is intense. MMV’s continued ability to compete effectively depends on MMV’s ability to attract new employees and to retain and motivate MMV’s existing employees. Since the demand and competition for talent is intense in MMV’s industry, particularly for online game development personnel, engineers and related technical personnel, MMV may need to offer higher compensation and other benefits in order to attract and retain key personnel in the future, which could increase MMV’s compensation expenses, including stock-based compensation. If MMV does not succeed in attracting additional highly skilled personnel or retaining or motivating MMV’s existing personnel, MMV may be unable to grow effectively. MMV will grant, and may continue to grant, options and other types of awards, which may result in increased share-based compensation expenses.

MMV will adopt a Share Incentive Award, which will allow MMV to enhance its ability to attract and retain exceptionally qualified individuals and to encourage them to acquire a proprietary interest in the company’s growth and performance. Competition for highly skilled personnel is often intense and MMV may incur significant costs or may not be successful in attracting, integrating, or retaining qualified personnel to fulfill MMV’s current or future needs. MMV believes the granting of share-based awards is of significant importance to MMV’s ability to attract and retain key personnel and employees, and MMV will continue to grant share-based awards in the future. As a result, MMV’s expenses associated with share-based compensation may increase, which may have an adverse effect on MMV’s results of operations.

If MMV fails to implement and maintain an effective system of internal controls to remediate its material weaknesses over financial reporting, MMV may be unable to accurately report its results of operations, meets its reporting obligations or prevent fraud, and investor confidence and the market price of MMV’s ordinary shares may be materially and adversely affected.

Prior to the Business Combination, Legacy MMV has been a private company with limited accounting personnel and other resources with which to address internal controls and procedures. In the course of auditing Legacy MMV’s consolidated financial statements as of and for the years ended December 31, 2021 and 2022, Legacy MMV and its independent registered public accounting firm identified one material weakness in Legacy MMV’s internal control over financial reporting and other control deficiencies. The material weakness identified relates to Legacy MMV’s lack of sufficient financial reporting and accounting personnel with appropriate understanding and knowledge of U.S. GAAP to handle complex accounting issues and to establish and implement key controls over period end closing and financial reporting to properly prepare and review financial statements and related disclosures in accordance with U.S. GAAP and SEC reporting requirements. Neither MMV nor its independent registered public accounting firm undertook a comprehensive assessment of MMV’s internal control under the Sarbanes-Oxley Act of 2002 for purposes of identifying and reporting any material weakness in MMV’s internal control over financial reporting. Had MMV performed a formal assessment of MMV’s internal control over financial reporting or had MMV’s independent registered public accounting firm performed an audit of MMV’s internal control over financial reporting, additional material weakness or control deficiencies may have been identified.

As a public company, MMV is subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act, or Section 404, requires that MMV include a report from management on the effectiveness of MMV’s internal control over financial reporting in MMV’s annual report on Form 20-F beginning with MMV’s second annual report on Form 20-F after becoming a public company. In addition, once MMV ceases to be an “emerging growth company” as such term is defined in the JOBS Act, MMV’s independent registered public accounting firm must attest to and report on the effectiveness of MMV’s internal control over financial reporting. Moreover, even if MMV’s management concludes that MMV’s internal control over financial reporting is effective, MMV’s independent registered public accounting firm, after conducting its own independent testing, may issue an adverse opinion on the effectiveness of internal control over financial reporting if it is not satisfied with MMV’s internal controls or the level at which MMV’s controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from MMV. In addition, MMV’s reporting obligations may place a significant strain on MMV’s management, operational and financial resources and systems for the foreseeable future. MMV may be unable to timely complete its evaluation testing and any required remediation.

During the course of documenting and testing MMV’s internal control procedures, in order to satisfy the requirements of Section 404, MMV may identify other weaknesses and deficiencies in MMV’s internal control over financial reporting. If MMV fails to maintain the adequacy of its internal control over financial reporting, as these standards are modified, supplemented, or amended from time to time, MMV may not be able to conclude on an ongoing basis that it has effective internal control over financial reporting in accordance with Section 404. Generally speaking, if MMV fails to achieve and maintain an effective internal control environment, it could result in material misstatements in its financial statements and could also impair MMV’s ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, MMV’s businesses, financial condition, results of operations and prospects, as well as the trading price of the ordinary shares, may be materially and adversely affected. Additionally, ineffective internal control over financial reporting could expose MMV to increased risk of fraud or misuse of corporate assets and subject MMV to potential delisting from the stock exchange on which MMV lists, regulatory investigations and civil or criminal sanctions. MMV may also be required to restate its financial statements from prior periods. MMV will incur increased costs as a result of being a public company.

As a public company, MMV expects to incur significant legal, accounting, and other expenses. For example, MMV will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. Operating as a public company will make it more difficult and more expensive for it to obtain director and officer liability insurance, and MMV may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, MMV will incur additional costs associated with its public company reporting requirements. It may also be more difficult for MMV to find qualified persons to serve on its Board of Directors or as executive officers.

After MMV is no longer an “emerging growth company,” MMV may incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC.

Non-compliance on the part of MMV’s employees, business partners, or other third-parties involved in MMV’s business could adversely affect MMV’s business.

MMV’s compliance controls, policies, and procedures may not protect it from acts of MMV’s employees, business partners, or other third-parties that violate the laws or regulations of the jurisdictions in which MMV operates, which may adversely affect MMV’s business. In addition, MMV’s business partners may be subject to regulatory penalties or punishments because of their regulatory compliance failures, which may, directly or indirectly, disrupt MMV’s business. MMV identifies irregularities or non-compliance in the business practices of any parties with whom MMV pursues existing or future cooperation and MMV cannot assure you that any of these irregularities will be corrected in a prompt and proper manner. The legal liabilities and regulatory actions on MMV’s business partners or other third-parties involved in MMV’s business may affect MMV’s business activities and reputation and in turn, MMV’s results of operations.

It may be difficult for overseas regulators to conduct investigations or collect evidence within China.

Shareholder claims or regulatory investigation that are common in jurisdictions outside China are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the United States or other jurisdictions may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the PRC territory, and without the consent by the Chinese securities regulatory authorities and the other competent governmental agencies, no entity or individual may provide documents or materials related to securities business to any foreign party. While detailed interpretation of or implementation rules under the article have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigations or evidence collection activities within China and the potential obstacles for information provision may further increase difficulties faced by you in protecting your interests.

Pending or future litigation could have a material and adverse impact on MMV’s business, financial condition, and results of operations.

MMV may be subject to regulatory actions, litigation, disputes, or claims of various types brought by relevant regulatory authorities or MMV’s competitors, users, content creators, employees, or other third-parties against MMV in the ordinary course of its business. Such regulatory actions, disputes, allegations, complaints, or legal proceedings may damage MMV’s reputation, evolve into litigations, or otherwise have a material adverse impact on MMV’s reputation and business. Litigation is expensive, may subject MMV to the risk of significant damages, requires significant managerial resources and attention, and could materially and adversely affect MMV’s business, financial condition, and results of operations. The outcomes of actions MMV institutes may not be successful or favorable to MMV. Lawsuits against MMV may also generate negative publicity that significantly harms MMV’s reputation, which may adversely affect MMV’s user base. In addition to the related cost, managing and defending litigation and related indemnity obligations can significantly divert management’s attention from operating MMV’s business. MMV may also need to pay damages or settle lawsuits with a substantial amount of cash, which could harm its business, financial condition, and results of operations.

Any claims of the VIEs’ gaming, animation or other content to be, among others, obscene, superstitious, defamatory or impairing public interest, may result in negative publicity or a governmental response that could have a material and adverse impact on MMV’s business.

The media in China have previously reported incidents of violent crimes allegedly inspired by online games and theft of virtual items between users in online games. While MMV believes that such events were not related to its intellectual property, it is possible that MMV’s reputation could be adversely affected by such behavior. In response to the media reports, in August 2005 the Chinese government enacted regulations to prohibit all minors under the age of 18 from playing online games in which players are allowed to kill other players, an activity that has been termed player kills. The Chinese government has also taken steps to limit online game playing time for all minors under the age of 18. These and any other new restrictions on online games and/or animations may materially and adversely impact the VIEs’ business and results of operations. If the Chinese government determines that online games and/or animations have a negative impact on society, it may impose certain additional restrictions on the online game and/or animations industry, which could in turn have a material and adverse effect on the VIEs’ business and results of operations.

In addition, the Chinese government and regulatory authorities prohibit any internet content that, among other things, violates PRC laws and regulations, endangers the national security of China, or is obscene, superstitious, violent or defamatory. When internet content providers and internet publishers, including online game operators, find that information falling within the above-mentioned scope is transmitted on their websites or is stored in their electronic bulletin service systems, they are required to terminate the transmission of such information or delete such information immediately, keep records, and report to relevant authorities. Failure to comply with these requirements could result in the revocation of required licenses to operate the VIEs’ business. Internet content providers may also be held liable for prohibited information displayed on, retrieved from or linked to their websites. In addition, any claim of the VIEs failing to comply with these prohibitions may result in negative publicity and government actions, which in turn could have a material and adverse impact on the VIEs’ business.

The defects in certain leased property interests and failure to register certain lease agreements may materially and adversely affect MMV’s business, financial condition, results of operations, and prospects.

MMV leases premises in China in various locations. With respect to certain leased premises, the lessors did not have or provide MMV with property ownership certificates or other documents evidencing their rights to lease such premises to MMV. Therefore, MMV cannot assure that it will not be subject to any challenges, lawsuits, or other actions taken against MMV with respect to its leased premises for which the relevant lessors do not have valid title or right to lease. If MMV’s lessors’ right to lease premises is successfully challenged by any third-party, MMV’s lease agreements may not be enforceable and MMV may be forced to vacate the premise and relocate to a different premise. MMV has not registered any of MMV’s lease agreements with the relevant government authorities. Under the relevant PRC laws and regulations, all lease agreements are required to be registered and filed with the relevant government authority. The failure to register the lease agreements for MMV’s leased properties will not affect the validity of these lease agreements, but the relevant government authorities may order MMV to register the lease agreements in a prescribed period of time and impose a fine ranging from RMB1,000 to RMB10,000 for each non-registered lease if MMV fails to complete the registration within the prescribed timeframe.

MMV has limited insurance coverage for its operations.

The insurance industry in China is still at an early stage of development, and insurance companies in China currently offer limited business-related insurance products. MMV maintains minimal insurance to meet the standard mandated by PRC law. Although MMV considers its insurance coverage to be in line with that of other companies in the same industry of similar size in China, these insurance and minimal coverage might not be able to cover all risks related to MMV’s operation. Any uninsured risks may result in substantial costs and the diversion of resources, which could adversely affect its results of operations and financial condition. For more information about MMV’s insurance coverage, please see “Information about MMV — Insurance” in this prospectus.

The loss of or a substantial reduction in activity by MMV’s largest customers and/or vendors could materially and adversely affect MMV’s business, financial condition and results of operations.

Shanghai Huijie Culture Communication Co., Ltd., or Shanghai Huijie, a related-party of MMV contributed a substantial portion of MMV’s animation production service revenue. Shanghai Huijie is a 40.0% non-controlling shareholder of Shanghai Hui Zhi Ren Cultural & Creative Co., Ltd., or Shanghai Hui Zhi Ren. Shanghai Jupiter Creative Design Co., Ltd., or Shanghai Jupiter, owns the remaining 60.0% of Shanghai Hui Zhi Ren. Both Shanghai Jupiter and Shanghai Hui Zhi Ren are MMV’s VIEs in the PRC.

MMV has a long-established business relationship with Shanghai Huijie. MMV, through its VIEs, has been providing animation production services to Shanghai Huijie for various animation projects since its inception in 2019. MMV’s VIE and Shanghai Huijie has entered into a series of service arrangement agreements. The service arrangement agreement currently in effect between MMV’s VIE and Shanghai Huijie was signed in August 2021. In accordance with the terms of this service arrangement agreement, (i) MMV’s VIE shall provide animation production services to Shanghai Huijie during the three-year cooperation period commencing on August 20, 2021 and expiring on August 19, 2024; (ii) during this period, Shanghai Huijie and its affiliates may submit animation production specifications and orders to MMV for production service; (iii) the service price for the animation production service shall be set out in the service orders and MMV may elect to proceed with the service or negotiate an increasing rate by specifying its cost structure under the fee arrangement structure agreed upon by both parties under the service arrangement agreement; (iv) MMV and its VIEs shall deliver the animation works in accordance with the requirements stated in the production order, subject to Shanghai Huijie’s review and confirmation; (v) Shanghai Huijie has the option to designate specific MMV staff based on its previous business interaction with MMV to participate in the provision of the animation production service.

For the year ended December 31, 2021 and 2022, revenue contributed by Shanghai Huijie as a percentage of MMV’s total revenue were 16.4% and 23.4%, respectively. The loss of or a substantial reduction in activity by Shanghai Huijie or other customers may adversely affect MMV’s animation production revenue as well as its overall business, financial condition, and results of operations. For details of the MMV’s financial operation and related party transactions between MMV and Shanghai Huijie, see “Management Discussion and Analysis of Financial Condition and Results of Operations of MMV” and “Certain Related Party Transactions of MMV — Transaction with Shanghai Huijie Culture Communication Co., Ltd.”

As of June 16, 2021, there were 16 high spending users on MMV’s Aotu World mobile game, who had accumulated a total top-up amount over RMB100,000, accounting for 2.6% of the total top-up amount. MMV believes that these high accumulated spending users are likely to be loyal game players who spent a lot of money to achieve high combat effectiveness or to collect game characters and game props. In addition, 1% of total top-up accounts had less than 31 total active days while having a top-up amount over RMB1,000. This may be due to various player preferences, such as collecting various characters in the game rather than playing the game frequently. These unpredictable player preferences pose uncertainty in the continuous contribution in MMV’s highest top-up statistics, and MMV does not have control over player behaviors. The loss of or a substantial reduction in activity by these largest customers may adversely affect MMV’s business, financial condition, and results of operations.

Risks Related to MMV’s Corporate Structure

MMV is a holding company without any business operation, and relies on contractual arrangements with VIEs and their shareholders for its business operations. These arrangements may not be as effective as direct ownership in providing operational control. The investors are purchasing shares of MMV, rather than shares of the VIEs. Any failure by VIEs or their shareholders to perform their obligations under such contractual arrangements would have a material and adverse effect on MMV’s business.

MMV is holding company without any business operations. To comply with PRC laws and regulations, MMV conducts its business in China through the VIEs incorporated in China. The VIEs are owned by PRC citizens or entities who are MMV’s founder, co-founders, or beneficially owned, controlled by or under common control with MMV’s shareholders, with whom MMV has contractual arrangements. MMV exercises control over the VIEs and become the primary beneficiary of the VIEs for accounting purposes through the VIE Agreements, which are less effective than direct ownership. MMV’s control over the VIEs and MMV’s position of being the primary beneficiary of the VIEs for the accounting purposes are limited to the conditions that MMV met for consolidation of the VIEs under U.S. GAAP. Such conditions include that (i) MMV controls Shanghai Jupiter through power to govern the activities which most significantly impact the Shanghai Jupiter’s economic performance, (ii) MMV is contractually obligated to absorb losses of Shanghai Jupiter that could potentially be significant to Shanghai Jupiter, and (iii) MMV is entitled to receive benefits from Shanghai Jupiter that could potentially be significant to Shanghai Jupiter. Only if MMV meets the aforementioned conditions for consolidation of the VIEs under U.S. GAAP, MMV will be deemed as the primary beneficiary of the VIEs, and the VIEs will be treated as MMV’s consolidated affiliated entities for accounting purposes. Neither the investors in MMV nor MMV itself have an equity ownership in, direct foreign investment in, or control of, through such ownership or investment, the VIEs. Although the VIE structure MMV has adopted is consistent with longstanding industry practice, and is commonly adopted by comparable companies in China, such arrangements have not been tested in any of the PRC courts and the PRC government may not agree that these arrangements comply with PRC licensing, registration, or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future.

The investors are purchasing shares of our BVI holding company, rather than shares of the VIEs which conduct substantially all of MMV’s business operations and hold substantially all of MMV’s assets. MMV has relied and expects to continue relying on contractual arrangements with the VIEs and their shareholders to operate its business in China. The revenues contributed by the VIEs and their subsidiaries constituted substantially all of MMV’s net revenue for the year of 2021 and 2022. These contractual arrangements may not be as effective as direct ownership in providing MMV with operational control over the VIEs. For example, the VIEs and their shareholders could breach their contractual arrangements with MMV by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to MMV’s interests. If MMV had direct ownership of the VIEs, MMV would be able to exercise its rights as a shareholder to effect changes in the board of directors of the VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, MMV relies on the performance by the VIEs and their shareholders of their obligations under the contracts to exercise control over the VIEs.

The shareholders of the VIEs may not act in the best interests of MMV or may not perform their obligations under these contracts. Such risks exist throughout the period in which MMV intends to operate certain portions of its business through the contractual arrangements with the VIEs.

If the VIEs or their shareholders fail to perform their respective obligations under the contractual arrangements, MMV may have to incur substantial costs and expend additional resources to enforce such arrangements. For example, if the shareholders of the VIEs refuse to transfer their equity interest in the VIEs to MMV or MMV’s designee if MMV exercises the purchase option pursuant to these contractual arrangements, or if they otherwise act in bad faith toward MMV, then MMV may have to take legal actions to compel them to perform their contractual obligations. In addition, if any third-parties claim any interest in such shareholders’ equity interests in the VIEs, MMV’s ability to exercise shareholders’ rights or foreclose the share pledge according to the contractual arrangements may be impaired. If these or other disputes between the shareholders of the VIEs and third-parties were to impair MMV’s control over the VIEs, MMV’s ability to consolidate the financial results of the VIEs would be affected, which would in turn result in a material adverse effect on its business, operations, and financial condition.

There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to the VIE Agreements that establish the VIE structure for the majority of MMV’s operations in China, including potential future actions by the PRC government, which could affect the enforceability of MMV’s contractual arrangements with Shanghai Jupiter and, consequently, significantly affect the financial condition and results of operations of MMV. If the PRC government finds such agreements non-compliant with relevant PRC laws, regulations, and rules, or if these laws, regulations, and rules or the interpretation thereof change in the future, MMV could be subject to severe penalties or be forced to relinquish its interests in Shanghai Jupiter, which may materially and adversely affect its operations and the value of your investment.

Foreign ownership of internet-based businesses, such as provision of commercial internet information services, commercial internet culture activities, and internet audio-visual program is subject to restrictions under current PRC laws and regulations. For example, foreign investors are not allowed to own more than 50% of the equity interests in a value-added telecommunications enterprise (except for e-commerce, domestic multi-party communications, storage-forwarding, and call centers) and the main foreign investor of such enterprise must have experience in providing value-added telecommunications services overseas and maintain a good track record in accordance with the Special Administrative Measures (Negative List) for Foreign Investment Access (2021 Edition) issued on December 27, 2021 and effective on January 1, 2022, by the NDRC, and the MOFCOM, and other applicable laws and regulations. In addition, foreign investors are prohibited from investing in enterprises engaging in internet culture activities except for music or providing internet audio-visual program services.

MMV is a BVI business company incorporated under the laws of the British Virgin Islands. To comply with PRC laws and regulations, MMV conducts MMV’s internet-related business in China through Shanghai Jupiter and its subsidiaries incorporated in China. Shanghai Jupiter and its subsidiaries hold the licenses, approvals, and key assets that are essential for the operations of certain of MMV’s businesses. Shanghai Jupiter is owned by PRC citizens or entities who are MMV’s founder, co-founders, or beneficially owned or controlled by MMV’s shareholders, with whom MMV has contractual arrangements. MMV’s control over the VIEs and MMV’s position of being the primary beneficiary of the VIEs for the accounting purposes are limited to the conditions that MMV met for consolidation of the VIEs under U.S. GAAP. Such conditions include that (i) MMV controls Shanghai Jupiter through power to govern the activities which most significantly impact the Shanghai Jupiter’s economic performance, (ii) MMV is contractually obligated to absorb losses of Shanghai Jupiter that could potentially be significant to Shanghai Jupiter, and (iii) MMV is entitled to receive benefits from Shanghai Jupiter that could potentially be significant to Shanghai Jupiter. Only if MMV meets the aforementioned conditions for consolidation of the VIEs under U.S. GAAP, MMV will be deemed as the primary beneficiary of the VIEs, and the VIEs will be treated as MMV’s consolidated affiliated entities for accounting purposes. Although the structure MMV has adopted is consistent with longstanding industry practice, and is commonly adopted by comparable companies in China, such arrangements have not been tested in any of the PRC courts and the PRC government may not agree that these arrangements comply with PRC licensing, registration, or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future.

The VIE arrangements enable MMV to (i) direct the activities that most significantly affect the economic performance of the VIEs; (ii) receive substantially all of the economic benefits from the VIEs; and (iii) have an exclusive option to purchase all or part of the equity interests in the VIEs or to all or part of the assets of the VIEs, when and to the extent permitted by PRC law, or request any existing shareholder of the VIEs to transfer all or part of the equity interest in the VIEs to another PRC person or entity designated by the Company at any time in MMV’s discretion, therefore the VIE arrangements can provide sufficient protection to MMV’s shareholders. In the opinion of Global Law Office, MMV’s PRC legal counsel, the VIE arrangements are valid, binding, enforceable, and do not result in any violation of PRC laws or regulations currently in effect. However, there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations. The relevant PRC regulatory authorities have broad discretion in determining whether a particular contractual structure violates PRC laws and regulations. According to the Opinions on Strictly Cracking Down on Illegal Securities Activities promulgated on July 6, 2021 and the Administrative Measures on the Filing of Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) made public on December 24, 2021, the PRC government will strengthen the administration over illegal securities activities, enhancing supervision over overseas listings of Chinese companies (including but not limited to the Chinese companies controlled by overseas parent company through VIE structure). Thus, MMV cannot assure you that the PRC government will not ultimately take a view contrary to MMV’s current corporate structure. If MMV is found in violation of any PRC laws or regulations or if the contractual arrangements under MMV are determined as illegal or invalid by any PRC court, arbitral tribunal, or regulatory authorities, the relevant governmental authorities would have broad discretion in dealing with such violation, including, without limitation:

1.	revoke the agreements constituting the contractual arrangements;

2.	revoke the VIEs’ business and operating licenses;

3.	require the VIEs to discontinue or restrict operations;

4.	restrict MMV’s right to collect revenue;

5.	restrict or prohibit MMV’s use of the proceeds from MMV’s public offering to fund its business and operations in China;

6.	shut down all or part of the VIEs’ websites, apps, or services;

7.	levy fines on the VIEs or confiscate the proceeds that they deem to have been obtained through non- compliant operations;

8.	require MMV to register, file or apply for approval with respect to its adoption of VIE structure which MMV may not be able to complete;

9.	require the VIEs to restructure the operations in such a way as to compel it to establish a new enterprise, re-apply for the necessary licenses, or relocate the VIEs’ businesses, staff, and assets;

10.	impose additional conditions or requirements with which the VIEs may not be able to comply;

11.	record the VIEs’ illegitimate acts in the corporate credit information system; and/or

12.	take other regulatory or enforcement actions that could be harmful to the VIEs’ business.

Furthermore, any of the equity interest in Shanghai Jupiter under the name of any record equity holder of Shanghai Jupiter may be put the court’s custody in connection with litigation, arbitration, or other judicial or dispute resolution proceedings against that record holder. MMV cannot be certain that the equity interest will be disposed of in accordance with the contractual arrangements. In addition, new PRC laws, rules, and regulations may be introduced to impose additional requirements that may impose additional challenges to MMV’s corporate structure and contractual arrangements. The occurrence of any of these events or the imposition of any of these penalties may materially and adversely affect MMV’s ability to conduct internet-related businesses. In addition, if the imposition of any of these penalties causes MMV to be unable to direct the activities of MMV’s VIEs or the right to receive their economic benefits, MMV would no longer be able to consolidate Shanghai Jupiter into MMV’s financial statements, which could materially and adversely affect MMV’s financial condition and results of operations. If MMV is unable to claim its contractual right to control the assets of the VIEs that carry out substantially all of MMV’s operations in China, the MMV Ordinary Shares and MMV Warrants may decline in value or become worthless.

The shareholders of MMV’s VIEs may have actual or potential conflicts of interest with MMV, which may materially and adversely affect MMV’s business and financial condition.

As of the date of this registration statement/prospectus, MMV is not aware of any conflicts between the shareholders of MMV’s VIEs and MMV. However, the shareholders of MMV’s VIEs may have actual or potential conflicts of interest with MMV in the future. These shareholders may refuse to sign or breach, or cause MMV’s VIEs to breach, or refuse to renew, the existing contractual arrangements MMV has with them and MMV’s VIEs, which would have a material and adverse effect on MMV’s control over the VIEs and MMV’s position of being the primary beneficiary of the VIEs for the accounting purposes. For example, the shareholders may be able to cause MMV’s agreements with its VIEs to be performed in a manner adverse to MMV by, among other things, failing to remit payments due under the contractual arrangements to MMV on a timely basis. MMV cannot assure you that when conflicts of interest arise any or all of these shareholders will act in the best interests of MMV or such conflicts will be resolved in MMV’s favor.

Currently, MMV does not have any arrangements to address potential conflicts of interest between these shareholders and MMV. If MMV cannot resolve any conflict of interest or dispute between us and these shareholders, MMV would have to rely on legal proceedings, which could result in disruption of MMV’s business and subject MMV to substantial uncertainty as to the outcome of any such legal proceedings.

MMV’s contractual arrangements are governed by PRC law. Accordingly, these contracts would be interpreted in accordance with PRC law, and any disputes would be resolved in accordance with PRC legal procedures.

The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit MMV’s ability to enforce these contractual arrangements. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a VIE should be interpreted or enforced under PRC law. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC law, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts except that parties may apply for a cancellation of such rulings before an intermediate people’s court at the place where the arbitration commission is located under certain circumstances, and if the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts, which would require additional expenses and delay.

In the event MMV is unable to enforce these contractual arrangements, or if MMV suffers significant delays or other obstacles in the process of enforcing these contractual arrangements, MMV may not be able to exert effective control over its VIEs, and MMV’s ability to conduct its business may be negatively affected.

Substantial uncertainties existing with the PRC foreign investment legal regime may have a significant impact on MMV’s corporate structure and business operations.

On March 15, 2019, the PRC National People’s Congress approved the Foreign Investment Law, which took effect on January 1, 2020. Along with the Foreign Investment Law, the Implementing Rules of Foreign Investment Law promulgated by the PRC State Council and the Interpretation of the Supreme People’s Court on Several Issues Concerning the Application of the Foreign Investment Law promulgated by the PRC Supreme People’s Courts became effective on January 1, 2020. Since the Foreign Investment Law and its current implementation and interpretation rules are relatively new, uncertainties still exist in relation to their further application and improvement. The Foreign Investment Law stipulates three forms of foreign investment.

However, the Foreign Investment Law does not explicitly stipulate the variable interest entities and contractual arrangements as a form of foreign investment.

Notwithstanding the above, the Foreign Investment Law stipulates that foreign investment includes “foreign investors invest through any other methods under laws, administrative regulations or provisions prescribed by the State Council”. Therefore, it is possible that future laws, administrative regulations, or provisions prescribed by the PRC State Council may regard contractual arrangements as a form of foreign investment, and then whether MMV’s contractual arrangement will be recognized as foreign investment, whether MMV’s contractual arrangement will be deemed to be in violation of the foreign investment access requirements under PRC laws and how the above-mentioned contractual arrangement will be treated are uncertain.

Therefore, there is no guarantee that MMV’s contractual arrangement and its business will not be materially and adversely affected in the future.

In the extreme case-scenario, MMV may be required to unwind the contractual arrangement and/or dispose of the VIEs or their subsidiaries, which could have a material and adverse effect on MMV’s business, financial conditions and result of operations.

MMV may lose the ability to use, or otherwise benefit from, the licenses, approvals, and assets held by MMV’s VIEs, which could, render it unable to conduct some or all of MMV’s business operations and constrain MMV’s growth.

MMV’s VIEs hold licenses, approvals, and assets that are necessary for its business operation. MMV relies on contractual arrangements with its VIEs to use, or otherwise benefit from, certain foreign restricted licenses and permits that it needs or may need in the future as its business continues to expand, such as Value-Added Telecommunications Business Operating License, or the ICP license, Internet Cultural Business License, or ICB License, and Radio and TV Programs Production and Operation License held by one of its VIEs.

The contractual arrangements contain terms that specifically obligate the equity holders of Shanghai Jupiter to ensure the valid existence of MMV’s VIE arrangement and restrict the disposition of material assets or any equity interest of Shanghai Jupiter. However, in the event the equity holders of Shanghai Jupiter breach the terms of these contractual arrangements and voluntarily liquidate Shanghai Jupiter, or Shanghai Jupiter declares bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without MMV’s consent, MMV may be unable to operate some or all of MMV’s businesses or otherwise benefit from the assets held by Shanghai Jupiter, which could have a material adverse effect on MMV’s business, financial condition, and results of operations. Furthermore, if Shanghai Jupiter undergoes a voluntary or involuntary liquidation proceeding, its equity holders or unrelated third-party creditors may claim rights to some or all of the assets of Shanghai Jupiter, thereby hindering MMV’s ability to operate MMV’s business as well as constrain MMV’s growth.

Contractual arrangements in relation to MMV’s VIEs may be subject to scrutiny by the PRC tax authorities and they may determine that MMV or MMV’s VIEs owe additional taxes, which could negatively affect MMV’s financial condition and the value of your investment.

The tax regime in China is rapidly evolving, and there is significant uncertainty for taxpayers in China as PRC tax laws may be interpreted in significantly different ways. The PRC tax authorities may assert that MMV or MMV’s subsidiaries or MMV’s VIEs owe and/or are required to pay additional taxes on previous or future revenue or income. In particular, under applicable PRC laws, rules, and regulations, arrangements and transactions among related parties, such as the contractual arrangements with MMV’s VIEs, may be subject to audit or challenge by the PRC tax authorities. If the PRC tax authorities determine that any contractual arrangements MMV not entered into on an arm’s length basis and therefore constitute a favorable transfer pricing, the PRC tax liabilities of the relevant subsidiaries and/or MMV’s VIEs could be increased, which could increase MMV’s overall tax liabilities. In addition, the PRC tax authorities may impose late payment interest. MMV’s profit may be materially reduced if MMV’s tax liabilities increase.

The equity holders, directors, and executive officers of Shanghai Jupiter, as well as MMV’s employees who execute other strategic initiatives may have potential conflicts of interest with MMV.

The PRC laws provide that a director and an executive officer owe a fiduciary duty to the company he or she directs or manages. The directors and executive officers of Shanghai Jupiter must act in good faith and in the best interests of Shanghai Jupiter and must not use their respective positions for personal gain. On the other hand, directors of MMV owe a fiduciary duty to MMV under British Virgin Islands law. MMV’s control over the VIEs and MMV’s position of being the primary beneficiary of the VIEs for the accounting purposes are limited to the conditions that MMV met for consolidation of the VIEs under U.S. GAAP. Such conditions include that (i) MMV controls Shanghai Jupiter through power to govern the activities which most significantly impact the Shanghai Jupiter’s economic performance, (ii) MMV is contractually obligated to absorb losses of Shanghai Jupiter that could potentially be significant to Shanghai Jupiter, and (iii) MMV is entitled to receive benefits from Shanghai Jupiter that could potentially be significant to Shanghai Jupiter. Only if MMV meets the aforementioned conditions for consolidation of the VIEs under U.S. GAAP, MMV will be deemed as the primary beneficiary of the VIEs, and the VIEs will be treated as MMV’s consolidated affiliated entities for accounting purposes. The business and operations of Shanghai Jupiter are closely integrated with the business and operations of MMV’s subsidiaries. Nonetheless, conflicts of interests for these persons may arise due to dual roles both as directors and executive officers of Shanghai Jupiter and as directors or employees of MMV, and may also arise due to dual roles both as equity holders of Shanghai Jupiter and as directors or employees of MMV.

MMV cannot assure you that these persons will always act in the best interests of MMV should any conflicts of interest arise, or that any conflicts of interest will always be resolved in MMV’s favor. MMV also cannot assure you that these persons will ensure that Shanghai Jupiter will not breach the existing contractual arrangements. If MMV cannot resolve any such conflicts of interest or any related disputes, MMV would have to rely on legal proceedings to resolve these disputes and/or take enforcement action under the contractual arrangements. There is substantial uncertainty as to the outcome of any such legal proceedings. See “— MMV may lose the ability to use, or otherwise benefit from, the licenses, approvals, and assets held by MMV’s VIEs, which could, render it unable to conduct some or all of MMV’s business operations and constrain MMV’s growth” above.

If MMV exercises the option to acquire equity ownership of Shanghai Jupiter, the ownership transfer may subject it to certain limitations and substantial costs.

Pursuant to the Special Administrative Measures (Negative List) for Foreign Investment Access (2021 Edition), foreign investors are not allowed to hold more than 50% of the equity interests of any company providing value-added telecommunications services, including internet content provider services, or ICP services, with the exception of e-commerce, domestic multi-party communications, storage-forwarding, and call centers businesses. Pursuant to the Regulations for the Administration of Foreign-Invested Telecommunications Enterprises promulgated by the State Council, the main foreign investor who invests in a value-added telecommunications business in China must possess prior experience in operating value-added telecommunications businesses and a proven track record of business operations overseas, or the Qualification Requirements. Currently none of the applicable PRC laws, regulations, or rules provides clear guidance or interpretation on the Qualification Requirements. MMV faces the risk of not satisfying the requirement promptly. In addition, the Special Administrative Measures (Negative List) for Foreign Investment Access (2021 Edition) prohibits foreign investors from investing in internet audio-visual program services and internet culture activities with the exception of music. If the PRC laws were revised to allow foreign investors to invest in enterprises with internet audio-visual program or internet culture activities businesses in China, or to hold more than 50% of the equity interests of value-added telecommunications enterprises, due to the necessity of ICP services for internet audio-visual program services and internet cultural activities, MMV might be unable to unwind the contractual arrangements before MMV is able to comply with the Qualification Requirements, or if MMV attempts to unwind the contractual arrangements before it is able to comply with the Qualification Requirements, MMV may be ineligible to operate its value-added telecommunication, internet audio-visual program, and internet culture activities businesses and may be forced to suspend its operations, which could materially and adversely affect MMV’s business, financial condition, and results of operations.

Pursuant to the contractual arrangements, MMV has the exclusive right to purchase all or any part of the equity interests in Shanghai Jupiter from the respective equity holders for a nominal price, unless the relevant government authorities or PRC laws request that the equity interests be evaluated upon purchase and in which case the purchase price shall be adjusted based on the evaluation result. Subject to relevant laws and regulations, the respective equity holders shall return any amount of purchase price they have received to WFOE. If such a return of purchase price takes place, the competent tax authority may require the WFOE to pay enterprise income tax for ownership transfer income, in which case the amount of tax could be substantial.

Risks Related to Doing Business in China

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on MMV’s business and operations.

Substantially all of MMV’s assets and operations are located in China. Accordingly, MMV’s business, financial condition, results of operations, and prospects may be influenced to a significant degree by political, economic, and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, foreign exchange control, and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the Chinese government, or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect MMV’s business and operating results, leading to a reduction in demand for MMV’s services and adversely affect MMV’s competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on MMV’s operation. For example, MMV’s financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may adversely affect MMV’s business and operating results.

The uncertainties and quick change of the legal system in China with little advance notice could limit the legal protections available or impose additional requirements and obligations on MMV’s business operation, which may materially and adversely affect MMV’s business, financial condition, and results of operations.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

The legal system in China evolves rapidly and new laws, regulations and rules may be adopted from time to time with or without advance notice. These laws, regulations, and legal requirements are constantly changing and their interpretation and enforcement involve inconsistency and uncertainties. In addition, the enforcement of laws and that rules and regulations in China can change quickly with little advance notice. These uncertainties could limit the legal protections available to us. Further, the PRC government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries, including the mobile and online games industry. On August 30, 2021, the PRC’s National Press and Publication Administration, or the NPPA released Notice on Further Strict Management and Practically Preventing Minors from Indulging in Online Games (the “Notice”), requiring that, among other things, companies that engage in the online games business may only offer people under the age of 18 access to online games from 8 pm to 9 pm on Fridays, weekends and official holidays, with no access permitted at other times. The Notice became effective on September 1, 2021. The enforcement of the Notice imposes significant restrictions over the provision of online gaming services to minors.

Although MMV’s gaming content offering emphasizes more on gameplay longevity rather than concentrated gameplay, such restriction on the operation of online game could adversely affect the operation results and financial performance of MMV’s games. On August 20, 2021, the Standing Committee of the PRC National People’s Congress promulgated Personal Data Protection Law, which requires, among other things, the data operator to obtain the consent of the minor’s parents or other guardians process the personal data of minors under the age of 14 (“−14 minors”). The Personal Data Protection Law became effective on November 1, 2021, which essentially demand the online game service provider, who are mandatory obliged to collect and process users’ identification information, to obtain the consent of −14 minors’ guardians when such −14 minors register for online games. MMV cannot rule out the possibility that certain −14 minors’ guardians would refuse or fail to give such consent under Personal Data Protection Law which would result in adverse effect on MMV user growth. MMV cannot predict the effect of future developments in the PRC legal system, particularly with regard to internet-related industries, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. Such unpredictability towards its contractual, property (including intellectual property) and procedural rights could adversely affect its business and impede its ability to continue its operations. Furthermore, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. Any such intervention in or influence on MMV’s business operations or action to exert more oversight and control over securities offerings and other capital markets activities, once taken by the PRC government, could adversely affect MMV’s business, financial condition and results of operations and the value of the MMV Ordinary Shares and MMV Warrants.

In addition, new laws and regulations may be enacted from time to time and substantial uncertainties exist regarding the interpretation and implementation of current and any future PRC laws and regulations applicable to its businesses. In particular, the PRC government authorities may continue to promulgate new laws, regulations, rules, and guidelines governing internet companies with respect to a wide range of issues, such as intellectual property, competition and antitrust, privacy and data protection, cybersecurity and other matters, which may result in additional obligations imposed on MMV’s business operation.

Compliance with these laws, regulations, rules, guidelines, and implementations may be costly, and any incompliance or associated inquiries, investigations, and other governmental actions may divert significant management time and attention and financial resources, bring negative publicity, subject MMV to liabilities or administrative penalties, or materially and adversely affect its business, financial condition, and results of operations.

The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with our future offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the PRC State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities, which, among other things, require the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 24, 2021, the CSRC promulgated Administrative Provisions of the PRC State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises and the Administrative Measures for Record-Filings of the Overseas Issuance and Listing of Securities by Domestic Enterprises (the “Draft Measures”), according to which any domestic enterprise seeks for overseas securities offering and listing shall complete filing procedures with the CSRC, the “overseas securities offering and listing overseas offering and listing by the domestic enterprise” as stated in the Draft measures includes (i) issuance and listing of securities by a company incorporated in PRC directly, and (ii) overseas offering and listing made by an overseas company whose majority executive officers and primary operations are in the PRC or more than 50% of operation revenue, profit, underlying assets (total assets or net assets) are originated from PRC companies.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and relevant five guidelines, which became effective on March 31, 2023. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer securities or list in overseas markets, either directly or indirectly, are required to fulfill the filing procedure with the CSRC. The Overseas Listing Trial Measures provide that if the issuer meets both of the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as an indirect overseas offering and listing by PRC domestic companies: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual places of residence located in mainland China. Where an issuer submits an application for initial public offering to competent overseas regulators, such issuer must file with the CSRC within three business days after such application is submitted. At a press conference held for these new regulations, officials of the CSRC clarified that the domestic companies that have already been listed overseas before the effective date of the Overseas Listing Trial Measures (i.e. March 31, 2023) shall be deemed as existing issuers, or the Existing Issuers. Existing Issuers are not required to complete the filling procedures immediately, and they shall be required to file with the CSRC when subsequent matters such as refinancing are involved.

The Overseas Listing Trial Measures, together with the guidelines reiterate the basic principles of the Draft Measures and impose substantially the same requirements for the overseas securities offering and listing by domestic enterprises, and clarified and emphasized several aspects, which include but are not limited to: (i) criteria to determine whether an applicant will be required to go through the filing procedures under the Overseas Listing Trial Measures; (ii) exemptions from immediate filing requirements for applicants including those that have already been listed in foreign securities markets, including U.S. markets, prior to the effective date of the Overseas Listing Trial Measures, but these applicants shall still be subject to filing procedures if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (iii) a negative list of types of applicants banned from listing or offering overseas, such as applicants whose affiliates have been recently convicted of bribery and corruption; (iv) applicants’ compliance with web security, data security, and other national security laws and regulations; (v) applicants’ filing and reporting obligations, such as obligation to file with the CSRC after it submits an application for initial public offering to overseas regulators, and obligation after offering or listing overseas to file with the CSRC after it completes subsequent offerings and to report to the CSRC material events including change of control or voluntary or forced delisting of the applicant; and (6) the CSRC’s authority to fine both applicants and their relevant shareholders for failure to comply with the Overseas Listing Trial Measures, including failure to comply with filing obligations or committing fraud and misrepresentation.

Pursuant to the Overseas Listing Trial Measures, our subsequent securities offerings in the same overseas market where we have previously offered and listed shall also be filed with the CSRC within 3 working days after such offering is completed. In addition, since the Overseas Listing Trial Measures and relevant guidelines were newly promulgated, their interpretation, application and enforcement remain unclear.

In addition, we also face challenges from the evolving regulatory environment regarding cybersecurity, information security, privacy and data protection, and many of these laws and regulations are subject to change and uncertain interpretation. Numerous regulations, guidelines and other measures have been or are expected to be adopted under the umbrella of or in addition to the Cybersecurity Law and Data Security Law, including but not limited to the draft Measures for the Security Assessment for Cross-border Transfer of Personal Information published by the CAC, in 2019, which may, upon enactment, require security review before transferring personal information out of China. Pursuant to the New CAC Measures, among others, network platform operators with personal information of over one million users shall be subject to a cybersecurity review before listing in foreign countries. The competent governmental authorities may also initiate a cybersecurity review against the operators if the authorities believe that the network product or service or data processing activities of such operators affect or may affect national security. Given the Cybersecurity Review Measures is relatively new, their interpretation, application and enforcement are subject to substantial uncertainties. As there are still uncertainties regarding the interpretation and implementation of Cybersecurity Review Measures and relevant regulatory guidance, we cannot assure you that the MMV will be able to comply with new regulatory requirements and MMV may become subject to more stringent requirements with respect to matters including data privacy, and cross-border investigation and enforcement of legal claims. See “Risk Factors - Risks Related to Doing Business in China - MMV faces challenges from the evolving regulatory environment regarding cybersecurity, information security, privacy and data protection, and user attitude toward data privacy and protection. The Chinese government exerts substantial influence over the manner in which the operating entities conduct their business activities, may intervene or influence such operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in such operations and the value of our ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or be worthless. Many of these laws and regulations are subject to change and uncertain interpretation, and any actual or alleged failure to comply with related laws and regulations regarding cybersecurity, information security, data privacy and protection could materially and adversely affect our business and results of operations.”

As of the date of this prospectus, (1) MMV’s PRC legal advisors have advised MMV that there are no PRC laws and regulations in force explicitly requiring that MMV obtain any permission from PRC authorities to consummate this offering, (2) Shanghai Jupiter has obtained a notification (No. 2022072101) from the Cyber Security Review Office, advising that MMV’s overseas listing is not subject to cybersecurity review, and (3) MMV has not received any inquiry, notice, warning, sanction or any regulatory objection to this offering from the CSRC, the CAC or any other PRC authorities that have jurisdiction over our operations. However, any future securities offerings and listings outside of mainland China by MMV, including but not limited to follow-on offerings, secondary listings and going private transactions, will be subject to the filing requirements with the CSRC under the Overseas Listing Trial Measures, and we cannot assure you that we will be able to comply with such filing requirements in a timely manner. In addition, the aforesaid laws, regulatory requirements and interpretations are evolving. There remains substantial uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offering and other capital markets activities. If it is determined in the future that the approval, filing or other administrative procedures of the CSRC, the CAC or any other PRC regulatory authority is required for our subsequent securities offerings, and we fail to obtain such approval, complete such filing or other administrative procedure in a timely manner, or at all, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from our securities offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt our subsequent securities offering . Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals, complete filing or other administrative procedures for our subsequent securities offering, we may be unable to obtain a waiver of such approval, filing or other administrative procedure requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

MMV faces challenges from the evolving regulatory environment regarding cybersecurity, information security, privacy and data protection, and user attitude toward data privacy and protection. The Chinese government exerts substantial influence over the manner in which the operating entities conduct their business activities, and may intervene or influence such operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in such operations and the value of our ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or be of no value. Many of these laws and regulations are subject to change and uncertain interpretation, and any actual or alleged failure to comply with related laws and regulations regarding cybersecurity, information security, data privacy and protection could materially and adversely affect our business and results of operations.

Recently, the Chinese government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China. This included, among other actions, the adoption of new measures to extend the scope of cybersecurity reviews, and the expansion of efforts in anti-monopoly enforcement. Because these statements and regulatory actions are new, it is highly uncertain as to (a) how soon legislative or administrative regulation-making bodies in China will respond to them, (b) what existing or new laws or regulations will be modified or promulgated, if any, or (c) what impact such modified or new laws and regulations will have on MMV’s daily business operations or our ability to accept foreign investments and list our ordinary shares on an U.S. securities exchange.

In particular, we face challenges from the evolving regulatory environment regarding cybersecurity, information security, privacy and data protection, and users’ attitude toward data privacy and protection. Many of these laws and regulations are subject to change and uncertain interpretation. Any actual or alleged failure to comply with related laws and regulations regarding cybersecurity, information security, data privacy and protection could materially and adversely affect our business and results of operations, and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress of China promulgated the Data Security Law, which took effect in September 2021. The Data Security Law sets forth data security and privacy related compliance obligations of entities and individuals carrying out data related activities. The Data Security Law also introduces a data classification and layered protection system based on the importance of data and the degree of impact on national security, public interests or legitimate rights and interests of individuals or organizations if such data is tampered with, destroyed, leaked or illegally acquired or used. In addition, the Data Security Law provides a national security review procedure for data activities that may affect national security, and imposes export restrictions on certain data and information.

On December 28, 2021, the CAC, together with several other governmental authorities, jointly released the New CAC Measure, which took effect on February 15, 2022. Pursuant to the New CAC Measures, the purchase of network products and services by an operator of critical information infrastructure or the data processing activities of a network platform operator that affect or may affect national security will be subject to a cybersecurity review. In addition, network platform operators with personal information of over one million users shall be subject to cybersecurity review before listing in foreign countries. The competent governmental authorities may also initiate a cybersecurity review against the operators if the authorities believe that the network product or service or data processing activities of such operators affect or may affect national security. The cybersecurity review will evaluate, among others, the risk of critical information infrastructure, core data, important data, or the risk of a large amount of personal information being influenced, controlled or maliciously used by foreign governments after going public, and cyber information security risk. Given the Cybersecurity Review Measures came into effect recently, their interpretation, application and enforcement are subject to substantial uncertainties. On November 14, 2021, the CAC published the Regulations for the Administration of Network Data Security (Draft for Comments), or the Draft Administration Regulations on Cyber Data Security, which provide the circumstances under which data processors shall apply for cybersecurity review, including, among others, when the data processors who process personal information of at least one million users apply for a “foreign” listing. However, it provided no further explanation or interpretation as to how to determine what constitutes “affecting national security”. As of the date of this prospectus, the Draft Administration Regulations on Cyber Data Security have not been formally adopted. It is uncertain whether and when the final regulation will be issued and take effect, how it will be enacted, interpreted and implemented.

On August 20, 2021, the Standing Committee of the National People’s Congress of China promulgated the Personal Information Protection Law of the People’s Republic of China, effective from November 1, 2021. The Personal Information Protection Law requires, among others, that (i) the processing of personal information should have a clear and reasonable purpose which should be directly related to the processing purpose, in a method that has the least impact on personal rights and interests, and (ii) the collection of personal information should be limited to the minimum scope necessary to achieve the processing purpose to avoid the excessive collection of personal information. Different types of personal information and personal information processing will be subject to various rules on consent, transfer, and security. Entities handling personal information shall bear responsibilities for their personal information handling activities, and adopt necessary measures to safeguard the security of the personal information they handle. Otherwise, the entities handling personal information could be ordered to correct, or suspend or terminate the provision of services, and face confiscation of illegal income, fines or other penalties.

At the same time, the PRC regulatory authorities have also enhanced the supervision and regulation on cross-border data transfer. On July 7, 2022, the CAC promulgated the Security Assessment Measures for Cross-border Data Transfers with effect from September 1, 2022. These measures require the data processor providing data overseas and falling under any of the following circumstances apply for the security assessment of cross-border data transfer by the national cybersecurity authority through its local counterpart: (i) where the data processor intends to provide important data overseas; (ii) where the critical information infrastructure operator and any data processor who has processed personal information of more than 1,000,000 people intend to provide personal information overseas; (iii) where any data processor who has provided personal information of 100,000 people or sensitive personal information of 10,000 people to overseas recipients accumulatively since January 1 of the last year intends to provide personal information overseas; and (iv) other circumstances where the security assessment of data cross-border transfer is required as prescribed by the CAC.

Shanghai Jupiter has obtained a notification (No. 2022072101) from the Cyber Security Review Office, advising that the Business Combination and the planned listing on Nasdaq is not subject to cybersecurity review. Given that the above mentioned, newly promulgated laws, regulations and policies were recently promulgated or issued, or have not yet been formally promulgated or taken effect (as applicable), their enactment, interpretation, application and enforcement are subject to substantial uncertainties. As the definitions for terms such as network platform operator and national security are broad, and the government will likely retain significant discretion as to the interpretation and enforcement of the Cybersecurity Review Measures and any implementation rules, we may be subject to related rules. We cannot preclude the possibility that the New CAC Measures will subject us to the cybersecurity review by the CAC in relation to our operations or require us to adjust our business practices, in which case our business, financial condition and prospects may be materially and negatively affected. We have incurred, and will continue to incur, significant expenses in an effort to comply with cybersecurity, privacy, data protection and information security related laws, regulations, standards and protocols, especially as a result of such newly promulgated laws and regulations. As of the date of this prospectus, our PRC subsidiary, the WFOE or the VIEs have not been involved in any investigations, nor have they received any inquiry, notice, warning, or sanction by the CAC or related PRC governmental authorities as a result of violation of any currently effective PRC laws or regulations with respect to personal information or data requirements issued by the CAC up to date. However, as uncertainties remain regarding the interpretation and implementation of these laws and regulations, despite our efforts to comply with applicable laws, regulations and policies relating to cybersecurity, privacy, data protection and information security, we cannot assure you that our practices, offerings, services will meet all of the requirements imposed on us by such laws, regulations or policies. Any failure or perceived failure to comply with applicable laws, regulations or policies may result in inquiries or other proceedings being instituted against, or other lawsuits, decisions or sanctions being imposed on us by governmental authorities, users, consumers or other parties, including but not limited to warnings, fines, directions for rectifications, suspension of the related business and termination of our applications, as well as in negative publicity on us and damage to our reputation, any of which could have a material adverse effect on our business, results of operations, financial condition and prospects. The above mentioned newly promulgated laws, regulations, policies or relevant drafts may result in the publication of new laws, regulations and policies to which we may be subject, though the timing, scope and applicability of such laws or regulations are currently unclear. Any such laws, regulations or policies could negatively impact our business, results of operations and financial condition, which creates the risk that any such actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Regulation and censorship of information disseminated over the internet in China may adversely affect MMV’s business and reputation, and subject MMV to liability for information displayed on MMV’s website.

The PRC government has adopted regulations governing internet access and the distribution of content and information over the internet. Under these regulations, internet content providers and internet publishers are prohibited from posting, reproducing, transmitting or displaying over the internet content that, among other things, violates PRC laws and regulations, impairs the national dignity of China, or is reactionary, obscene, superstitious, fraudulent, or defamatory. Failure to comply with these requirements may result in the revocation of licenses to provide internet content and other licenses, and the closure of the concerned websites or other internet platforms. The website or platform operator may also be held liable for such censored information displayed on or linked to the websites or platforms. If MMV’s content offerings, website or internet platform is found to be in violation of any such requirements, MMV may be penalized by relevant authorities, and MMV’s operations or reputation could be adversely affected.

The gaming industry is subject to a variety of PRC laws and regulations, many of which are unsettled and still developing, and which could subject MMV to claims or otherwise harm MMV’s business, financial condition, results of operations and growth prospects.

The gaming industry is subject to a variety of laws in China, including but not limited to those regarding gaming, consumer protection, electronic marketing, data protection and privacy, competition, taxation, intellectual property, export and national security, which are continuously evolving and developing. The scope and interpretation of the laws are or may be applicable to the gaming industry are often uncertain and may be conflicting. There is a risk that existing or future laws may be interpreted in a manner that is not consistent with the gaming industry’s current practices and could have an adverse effect on MMV’s business, financial condition, results of operations and growth prospects.

Pursuant to the Notice on Interpretation of the State Commission Office for Public Sector Reform on Several Provisions relating to Animation, Online Game and Comprehensive Law Enforcement in Culture Market in the “Three Provisions” jointly promulgated by the MOC, the State Administration of Radio Film and Television (the “SARFT”) and the General Administration of Press and Publication (the “GAPP”) ( ), issued by the State Commission Office for Public Sector Reform (a division of the State Council) and effective on September 7, 2009, the State Administration of Press, Publications, Radio, Film and Television (the “SAPPRFT”), the successor of the SARFT and the GAPP, will be responsible for the examination and approval of online games to be uploaded on the internet and that, after the online games are uploaded on the Internet, online games will be administered by the MOC.

Pursuant to the Circular on Implementation of the Newly Revised Interim Measures on the Administration of Internet Culture ( ) issued by the MOC on March 18, 2011, the authorities shall temporarily not accept applications by foreign invested internet information services providers for operation of internet culture businesses (other than music).

Pursuant to the revised Interim Measures on the Administration of Internet Culture ( ) (the “Internet Culture Measures”) issued by the MOC on December 15, 2017, “internet culture products” are defined as including the online games specially produced for internet and games disseminated or distributed through internet, and provision of internet culture products and related services for commercial purpose is subject to the approval of the provincial counterparts of the MOC.

In May 2019, the General Office of the Ministry of Culture and Tourism released the Notice on Adjusting the Scope of Examination and Approval regarding the “Internet Culture Operation License” to Further Regulate the Approval Work () (the “Notice of Adjusting Examination Scope”), which quotes the Regulations on the Function Configuration, Internal Institutions and Staffing of the Ministry of Culture and Tourism () and further specifies that the Ministry of Culture and Tourism, or the MOCT no longer assumes the responsibility for administering the industry of online games and no longer approves and issues the Internet Culture Operation Licenses within the business scope of “operating online games via the internet,” “operating online games via the internet (including the issuance of virtual currencies used for online games)” and “conducting trade of virtual currencies used for online games via the internet.” On July 10, 2019, the MOCT issued the Decision on the Abolition of the Interim Measures on Administration of Online Games and the Administrative Measures for Tourism Development Plan ( ) (the “Abolition Decision”). The Abolition Decision also cites the Regulations on the Function Configuration, Internal Institutions and Staffing of the Ministry of Culture and Tourism and further abolishes the Interim Measures on Administration of Online Games, which means that the MOCT will no longer regulate the industry of the online games. However, as of the date of this registration statement/prospectus, it is still unclear as to whether the supervision responsibility of the MOCT will be transferred to another governmental department or whether such governmental department will raise similar or new supervision requirements for the operation of online games. Both the internet publishing services (including the online game publishing) and internet culture operation (including the online game operation) fall within the prohibited categories in the Negative List. The Notice of the GAPP, the State Copyright Administration and National Anti-Pornography and Anti- Illegal Publications Working Group Office on Implementing the “Regulation on Three Provisions” of the State Council and the Interpretations Edited by the SCOPSR to Further Strengthen the Pre-Approval of Online Games and the Approval and Management of Imported Online Games( ) (the “GAPP Notice”), promulgated by the GAPP, together with the National Copyright Administration and the Office of the National Working Group for Crackdown on Pornographic and Illegal Publications, on September 28, 2009, provides, among other things, that foreign investors are not permitted to invest or engage in online game operations in China through wholly-owned subsidiaries, equity joint ventures or cooperative joint ventures, and expressly prohibits foreign investors from gaining control over or participating in domestic online game operations indirectly by establishing other joint venture companies, establishing contractual agreements or providing technical support. Serious violation of the GAPP Notice will result in suspension or revocation of relevant licenses and registrations.

In August 2018, the Ministry of Education, National Health Commission, General Administration of Sport, the Ministry of Finance of the PRC, or MOF, Ministry of Human Resources and Social Security, SAMR, NPPA, SARFT issued the Implementation Program on Comprehensive Prevention and Control of Juveniles Myopia ( ), proposing to control the number of new online games, explore the age-appropriate prompting system in line with the national conditions and take measures to restrict the amount of time children spend on playing online games. On October 25, 2019, the NPPA issued the Notice on Preventing Minors from Indulging in Online Games () which took effect on November 1, 2019. The Notice stipulates several requirements on the online game operation, including but not limited to: (i) all online game users shall register their game accounts with valid identity information; (ii) the time slot and duration for playing online games by minors shall be strictly controlled; (iii) the provision of paid services to minors shall be regulated; (iv) the regulation of the industry shall be enhanced and the requirements above shall be requisite for launching, publishing and operating online games; and (v) the development and implementation of an age-appropriate reminding system shall be explored. Online game companies shall analyze the cause of minors’ addiction to games, and alter the content and features of games or game rules resulting in such addiction.

On March 30, 2021, the Ministry of Education of the PRC issued the Notice on Further Strengthening Sleep Management of Primary and Secondary School Students ( ), which further stipulates the time slot for playing online games by minors, and moreover, requires local education authorities, jointly with the competent local authorities, to effectively strengthen the administration of online games, and conduct supervision by technical means to ensure no game service is provided for minors during a specified timeframe.

On August 30, 2021, the NPPA issued the Notice on Further Strengthening the strict Administration and Practical Prevention of Minors’ Addiction to Online Games ( ). On October 20, 2021, six PRC government authorities at national government level, including the Ministry of Education, the CAC, the Ministry of Industry and Information Technology of the PRC, or MIIT, issued the Notice on Further Strengthening Administration of Prevention of Primary and Secondary School Students’ Addiction to Online Games (). Both of these new regulations further mandated that minors may only permitted to play online games from 20:00 to 21:00 on Fridays, Saturdays, Sundays, and legal holidays.

These developments and other developments or regulations, whether existing or to be implemented, may have an adverse effect on MMV’s users, business, financial condition, results of operations and growth prospects. Furthermore, as uncertainties remain regarding the development, interpretation and implementation of notices, laws and regulations, MMV may become subject to additional compliance costs and liabilities under such laws and regulations and MMV may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. MMV may also become subject to fines and/or other sanctions which may have material adverse effect on our business, operations and financial condition.

The PRC laws regulating the playing time of online games and the age of users playing them may adversely affect the Group’s business and operations.

In 2007, eight PRC government authorities, including the GAPP, the Ministry of Education and the MIIT, jointly issued a notice requiring all Chinese online game operators to adopt an “anti-addiction compliance system” in an effort to curb addiction to online games by minors (“Anti-addiction Notice”) (). Under the anti-addiction compliance system, three hours or less of continuous play is defined to be “healthy”, three to five hours is defined to be “fatigue” and five hours or more is defined to be “unhealthy”. Game operators are required to reduce the value of game benefits for minor players by half when those players reach the “fatigue” level, and to zero when they reach the “unhealthy” level. In July 2011, these government authorities further issued the Notice Regarding Commencement of Authentication of Real Names for Anti-addiction System on Online Games (), which provides, among other things, that the relevant authorities should strengthen how they implement their authentication process in relation to gamers’ names in online games (but excluding mobile games), a process that allows game operators to identify which gamers are minors. In addition to the provisions of the foregoing notices, the NPPA did not require mobile games to be equipped with an anti-addiction compliance system in order to be approved in practice before the implementation of the New Anti-addiction Notice (as defined below).

On August 30, 2018, eight PRC government authorities at national government level, including the NPPA and the Ministry of Education, released the Implementation Program. As a part of the plan to prevent myopia among children, the Implementation Program plans to regulate the number of new online games and restrict the amount of time juveniles spend playing on electronic devices. As at the date of this registration statement, no implementation rule has been issued to regulate the number of new online games, and it is impracticable to forecast the expected quota on the number of online games approved for publication annually in the future. Although it is unclear when and how the Implementation Program on regulating the number of new online games will be enforced, the risk exists that its enforcement could impact MMV’s ability to launch and publish new games going forward, and require MMV to spend more time and costs in preparing and receiving the approvals necessary to launch its games.

On October 25, 2019, the NPPA issued the Notice on Further Strengthening Administration of Prevention of Primary and Secondary School Students’ Addiction to Online Games () (“New Anti-addiction Notice”) which mainly stipulates that: (i) the real-name registration system shall be implemented; (ii) the time slot and duration for playing online games by minors shall be subject to strict control; (iii) the provision of paid services to minors shall be regulated; (iv) the regulation of the industry shall be enhanced; and (v) the development and implementation of appropriate age-reminding system shall be explored. Although MMV has implemented real-name registration systems in all of its games, not all of MMV’s mobile game users from China have registered in its account system using their own Chinese identification information. MMV’s IT system keeps a record of those users who registered with MMV using their Chinese identification information, who are under 18 years of age and who have made top-up payments. Furthermore, the implementation of the New Anti- addiction Notice may lead to a decrease in the number of minors in MMV’s user base and the play time of minor users, thereby leading to a decrease in the minor users’ revenue contribution to MMV’s online game business, and therefore may materially and adversely affect MMV’s results of operations and prospects.

According to the Law of the PRC on the Protection of Minors (2020 Revision)), which became effective on June 1, 2021, information processors must follow the principles of legality, legitimacy and necessity when processing personal information of minors via internet, and must obtain consent from minors’ parents or other guardians when processing personal information of minors under age of 14 and adopts new section regarding network protection, requiring online game service providers to further implement authentication of minors gamers’ names and to classify game products, give reminders for age appropriateness, and take technical measures to prevent minors from contacting inappropriate games or game functions. The new Minors Protection Law also provides that online game service providers shall not provide online game services to minors from 22:00 to 8:00 the next day. In addition, internet service providers must promptly alert upon the discovery of publishing private information by minors via the internet and take necessary protective measures. Failure to comply with the requirements under the new Minors Protection Law may subject MMV to penalties, including but not limited to penalties up to 10 times illegal gains, penalties to the person directly in charge, suspension of its operation of online games, revocation of the business license and other licenses and approvals for its online game operations.

On August 30, 2021, the NPPA issued the Notice on Further Strengthening the strict Administration and Practical Prevention of Minors’ Addiction to Online Games (). On October 20, 2021, six PRC government authorities at national government level, including the Ministry of Education, the CAC, the MIIT, issued the Notice on Further Strengthening Administration of Prevention of Primary and Secondary School Students’ Addiction to Online Games (). Both of these new regulations reiterates the identification verification requirement for all online game players and further mandated that minors may only permitted to play online games from 20:00 to 21:00 on Fridays, Saturdays, Sundays, and legal holidays. Upon receiving notice of these regulatory changes, MMV immediately implemented the change in its online games operations. These new regulations’ impact on MMV’s results of operation is uncertain, but this regulation is expected to impact MMV’s revenue generated from gaming operations due to the decrease in the play time of minor users.

Such regulations and developments may have a material adverse effect on MMV’s active users and their in-game spending, which may in turn lead to materially and adversely affect MMV’s business, revenue and growth.

If the PRC government determines that MMV’s ownership structure does not comply with the restrictions contained in the GAPP Notice, MMV could be subject to severe penalties.

MMV is subject to relevant PRC regulations on operators of online games. On 28 September 2009, the GAPP, together with the National Copyright Administration, and the National Working Group for Crackdown on Pornography and Illegal Publications, jointly issued a Circular on Implementation of the Regulation on the Three Provisions of the State Council and the Relevant Interpretations and Further Strengthening of the Administration of Pre-examination and Approval of Online Games and the Examination and Approval of Imported Online Games (), or the GAPP Notice. The GAPP Notice provides, among other things, that foreign investors are not permitted to invest in online game operating businesses in the PRC via wholly-owned, equity joint venture or cooperative joint venture investments, and expressly prohibits foreign investors from gaining control over or participating in PRC entities’ online game operations through indirect routes, such as establishing other joint venture companies, entering into contractual arrangements with or providing technical support for such operating companies, or through a disguised form, such as incorporating user registration, user account management or payment through game cards into online gaming platforms that are ultimately controlled or owned by foreign investors. Due to the ambiguity of various regulations on online games and a lack of interpretative materials from the relevant PRC authorities governing online game operations, there are uncertainties regarding whether PRC authorities would consider MMV’s corporate structure and contractual arrangements to be foreign investment in online game business. While MMV is not aware of any online game companies which use the same or similar contractual arrangements as MMV having been penalized or ordered to terminate operations by PRC authorities claiming that the contractual arrangements constitute control over, or participation in the operation of, online game operating businesses through indirect means, it is unclear whether and how the various regulations of the PRC authorities might be interpreted or implemented in the future. If MMV’s contractual arrangements were deemed to be such an “indirect means” or “disguised form” under the GAPP Notice, MMV’s contractual arrangements may be challenged by the competent press and publication authority. If MMV and its VIEs are found to be in violation of the GAPP Notice in operating MMV’s mobile games, the competent press and publication authority, in conjunction with relevant regulatory authorities, would have the power to investigate and deal with such violations, including, in the most serious cases, by suspending or revoking relevant licenses and registrations.

MMV’s failure to timely obtain preapproval for publication of online games from the NPPA before game launch may adversely affect MMV’s game pipelines.

MMV’s failure to timely obtain preapproval for publication of online games from the NPPA before game launch may adversely affect MMV’s game pipelines. Publishing and monetizing mobile games in China are subject to preapproval by the NPPA. Accordingly, online games, including approved games’ updated version and expansion pack with names different from the original version, are subject to preapproval by the NPPA. If MMV fails to obtain for any online games it develops, or neglect to obtain for any updated version and expansion pack of its approved games, the ISBN from the NPPA, none of them can be successfully launched in China as scheduled, which may adversely affect MMV’s game pipeline. In addition, the ISBN may become more difficult to be obtained in the future and the NPPA may delay or suspend the issuance of ISBN from time to time, and more restrictions on the issuance of the ISBN may be imposed in the future, which may disrupt MMV’s business plan and lead to a loss of business opportunities. NPPA at the national level had suspended the approval of game registration and issuance of ISBN for online games starting from March 2018, and later resumed game registration and issued ISBN for the first batch of games with an effective date of December 19, 2018. From August 2021, no new game registration or ISBN for online games were approved or issued from the NPPA at the national level until resumed in April 2022, which caused delays to the publication of MMV’s pipeline of games and other products. The unanticipated delays have adversely impacted MMV’s overall publication schedule and thus impacted MMV’s projected revenue. The processing time of games registration and issuance of the ISBN may vary greatly and is within the NPPA’s discretion. Any future delay in game registration with NPPA or obtaining the ISBN could negatively affect the operation results of MMV’s games and businesses. Going forward, if any online games published or to be published by MMV fails to obtain the ISBN in time, or at all, these games may not be allowed to be released or may be ordered to be suspended or cease operation, and, as a result, MMV’s business and results of operations may be materially and adversely affected.

Any lack of requisite approvals, licenses, or permits applicable to MMV’s business may have a material and adverse impact on MMV’s business, financial condition, and results of operations.

In accordance with the relevant laws and regulations in jurisdictions in which MMV operates, MMV is required to maintain various approvals, licenses, and permits to operate MMV’s business, including but not limited to business license, license related to content offerings, radio and TV programs Production and operation license, and value-added telecommunications license. These approvals, licenses, and permits are obtained upon satisfactory compliance with, among other things, the applicable laws and regulations.

In particular, the internet and mobile internet industries in China are highly regulated. MMV’s VIEs are required to obtain and maintain applicable licenses and approvals from different regulatory authorities in order to provide their current services. Under the current PRC regulatory regime, a number of regulatory authorities, including, but not limited to, the NPPA, the MOCT, the MIIT, the PRC State Council Information Office, and the CAC, jointly regulate all major aspects of the internet industry, including the mobile internet and online content communities. Operators must obtain various government approvals and licenses for relevant business.

MMV has obtained Value-Added Telecommunications Business Operating License, or ICP License, for the provision of commercial internet information services, the ICB Licenses, for commercial internet culture activities, Radio and TV Programs Production and Operation License, a license for production and operation of TV programs (including animation), and a license for publication operation through MMV’s VIEs. These licenses are essential to the operation of MMV’s business and are generally subject to regular government review or renewal. MMV cannot assure you that it will be able to maintain MMV’s existing licenses or permits necessary for MMV’s business operations, update information (such as websites, apps, or legal representative) on file, or renew any of them when their current term expires.

In particular, MMV must file and obtain an ISBN from the NPPA, for every game, including its updated version and expansion pack with names different from the original version, it develops before these games can be marketed to the public. While MMV’s management has significant experience in obtaining ISBN from NPPA, it cannot guarantee MMV will be able to achieve the same results in the future. If MMV is unable to obtain the ISBN from NPPA or do so in a timely manner, it could significantly impact its business plan and negative affect its financial condition and results of operation.

Furthermore, MMV may experience compliance issues due to numerous factors including, but not limited to not having received and verified the relevant animation distribution license for “Aotu Academy” held by animation distributors.

If MMV fails to obtain the necessary licenses, permits and approvals, MMV may be subject to fines, confiscation of revenues generated from incompliance operations, or the suspension of relevant operations. MMV may also experience adverse publicity arising from such non-compliance with government regulations that negatively impacts its brand. MMV may experience difficulties or failures in obtaining the necessary approvals, licenses, and permits for new spaces or new service offerings. If MMV fails to obtain the material licenses, MMV’s content offerings and business activities could be severely delayed. In addition, there can be no assurance that MMV will be able to obtain, renew, and/or convert all of the approvals, licenses, and permits required for its existing business operations upon their expiration in a timely manner or at all, which could adversely affect MMV’s business operations.

In addition, considerable uncertainties exist in relation to the interpretation and implementation of existing and future laws and regulations governing MMV’s business activities. MMV could be found not in compliance with any future laws and regulations or of the laws and regulations currently in effect due to changes in the relevant authorities’ interpretation of these laws and regulations. If MMV fails to complete, obtain, or maintain any of the required licenses or approvals or make the necessary filings, MMV may be subject to various penalties, such as confiscation of unlawful gains, the imposition of fines, revocation of licenses, and the discontinuation or restriction of MMV’s operations. Any such penalties or changes in policies, regulations, or enforcement by government authorities may disrupt MMV’s operations and materially and adversely affect MMV’s business, financial condition, and results of operations.

MMV may be liable for improper use or appropriation of personal information, which could have an adverse effect on MMV’s business and results of operations.

MMV’s business involves collecting and retaining user data, including certain users’ personal information as MMV’s various information technology systems enter, process, summarize and report such data. MMV also maintains information about various aspects of MMV’s operations as well as regarding its employees. The integrity and protection of MMV’s users, employees and company data is critical to MMV’s business. MMV’s users and employees expect that MMV will adequately protect their personal information. MMV is required by applicable laws to keep strictly confidential the personal information that MMV collects, and to take adequate security measures to safeguard such information.

The PRC Criminal Law ( ), as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies, and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC (), or Cyber Security Law, which became effective on June 1, 2017. Pursuant to the Cyber Security Law, the owners and administrators of networks and network service providers have various personal information security protection obligations, including restrictions on the collection and use of personal information of users, and they are required to take steps to prevent personal data from being divulged, stolen, or tampered with. The Civil Code of the PRC ( ) (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. Furthermore, on August 20, 2021, the Standing Committee of the PRC National People’s Congress promulgated the Law of Personal Information Protection of PRC, or the Personal Information Protection Law (), which became effective on November 1, 2021, setting forth detailed rules for handling personal information. PRC regulators, including the CAC, MIIT, and the Ministry of Public Security of the PRC, or the MPC, have been increasingly focused on regulation in the areas of data security and data protection.

On January 23, 2019, the CAC, the MIIT and the MPS, and the SAMR jointly issued the Notice on Special Governance of Illegal Collection and Use of Personal Information via Apps (), which restates the requirement of legal collection and use of personal information, encourages app operators to conduct security certifications and encourages search engines and app stores to clearly mark and recommend those certified apps. On August 22, 2019, the CAC issued the Regulation on Cyber Protection of Children’s Personal Information (), effective on October 1, 2019, according to which: (i) no organization or individual is allowed to produce, release or disseminate information that infringes upon the personal information security of children under 14; (ii) network operators are required to establish special policies and user agreements to protect children’s personal information, and to appoint special personnel in charge of protecting children’s personal information. Network operators who collect, use, transfer or disclose personal information of children are required to, in a noticeable and clear way, notify and obtain consent from children’s guardians. On November 28, 2019, the CAC, MIIT, the MPS and SAMR jointly issued the Measures to Identify Illegal Collection and Usage of Personal Information by Apps (), which lists six types of illegal collection and usage of personal information, including “failure to publish rules on the collection and usage of personal information,” “failure to expressly state the purpose, manner and scope of the collection and usage of personal information,” “collecting and using personal information without obtaining consents from users,” “collecting personal information irrelevant to the services provided,” “providing personal information to other parties without obtaining consent” and “failure to provide the function of deleting or correcting personal information as required by law or failure to publish the methods for complaints and reports or other information.”

Regulatory requirements regarding the protection of personal information are constantly evolving and can be subject to differing interpretations or significant change, making the extent of MMV’s responsibilities in that regard uncertain. Complying with new laws and regulations could cause MMV to incur substantial costs or require MMV to change its business practices in a manner materially adverse to MMV’s business. For instance, various regulatory bodies in China, including the CAC, the MPC and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. MMV could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, removal of MMV’s app from the relevant app stores, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against us, which may have material adverse effect on MMV’s business, financial condition or results of operations.

Any system failure or compromise of MMV’s security that results in the unauthorized access to or release of the data of MMV’s users could significantly limit the adoption of MMV’s services, as well as harm MMV’s brand reputation, result in litigation against MMV, liquidated and other damages, regulatory investigations and penalties, and MMV could be subject to material liability. MMV expect to continue expending significant resources to protect against security breaches. The risk that these types of events could seriously harm MMV’s business is likely to increase as MMV expands the scope of services it offers and as it increases the size of its user base.

In addition, the interpretation and application of the aforementioned laws and regulations are often uncertain and in flux. MMV’s practice may become inconsistent with these laws and regulations. If so, in addition to the possibility of fines, this could result in an order requiring that MMV changes its practices, which could have an adverse effect on MMV’s business and results of operations.

Concerns about the use of personal data in compliance with PRC law could damage MMV’s reputation and deter current and potential users from using MMV’s services.

Pursuant to the applicable PRC laws and regulations concerning the use and sharing of personal data, MMV’s PRC subsidiaries and consolidated affiliated entities are required to keep MMV’s users’ personal information confidential and are prohibited from disclosing such information to any third parties without the users’ consent. New laws and regulations, such as The Decision of the Standing Committee of the PRC National People’s Congress on Strengthening Network Information Protection, which was issued by the Standing Committee of the PRC National People’s Congress on December 28, 2012, and the Provisions on Protection of Personal Information of Telecommunication and Internet Users, which was promulgated by the MIIT on July 16, 2013 and took effect on September 1, 2013 further enhanced the legal protection of information security and privacy on the Internet. The laws and regulations also require Internet operators to take measures to ensure confidentiality of information of users. On December 29, 2017, the National Information Security Standardization Technical Committee, or the NISSTC, issued the Information Security Technology- Personal Information Security Specification, which implemented on May 1, 2018. Although this is a recommended specification and not a mandatory one, it is used as a basis for carrying out regulatory work on privacy policies by the MIIT and the MPC. While MMV strives to comply with MMV’s privacy guidelines as well as all applicable data protection laws and regulations, any failure or perceived failure to comply may result in proceedings or actions against us by government entities or others, and could damage MMV’s reputation. User and regulatory attitudes towards privacy are evolving, and future regulatory or user concerns about the extent to which personal information is shared with merchants or others may adversely affect MMV’s ability to share certain data with merchants, which may limit certain methods of targeted marketing. Concerns about the security of personal data could also lead to a decline in general internet usage, which could lead to lower user traffic on MMV’s website. A significant reduction in user traffic could lead to lower revenues from paying users, which could have a material adverse effect on MMV’s business, financial condition and results of operations.

MMV’s operations depend on the performance of the mobile-based systems, telecommunications networks, and digital infrastructure in China.

MMV’s operations rely heavily on mobile based systems, telecommunications networks, and digital infrastructure. Almost all access to the internet in China is maintained through state-owned telecommunication operators under the administrative control and regulatory supervision of the MIIT. Moreover, MMV primarily relies on a limited number of telecommunication service providers to provide MMV with data communications capacity through local telecommunications lines and internet data centers to host MMV’s servers. MMV has limited access to alternative networks or services in the event of disruptions, failures, or other problems with China’s internet infrastructure or the fixed telecommunications networks provided by telecommunication service providers. With the expansion of MMV’s business, MMV may be required to upgrade MMV’s technology and infrastructure to keep up with the increasing traffic on MMV’s internet and mobile gaming applications.

MMV cannot assure you that the digital infrastructure and the telecommunications networks in China will be able to support the demands associated with the continued growth in digital usage.

In addition, MMV has no control over the costs of the services provided by telecommunication service providers. If the prices MMV pays for telecommunications and digital services rise significantly, MMV’s results of operations may be materially and adversely affected. Furthermore, if data access fees or other charges to mobile users increase, MMV’s user traffic may decline and MMV’s business may be harmed.

MMV may rely on dividends and other distributions on equity paid by MMV’s PRC subsidiaries to fund any cash and financing requirements MMV may have, and any limitation on the ability of MMV’s PRC subsidiaries to make payments to MMV could have a material and adverse effect on MMV’s ability to conduct its business.

MMV is a holding company and MMV relies principally on dividends and other distributions on equity from its PRC subsidiaries for its cash requirements, including for services of any debt MMV may incur.

MMV’s PRC subsidiaries’ ability to distribute dividends is based upon its distributable earnings. Current PRC regulations permit MMV’s PRC subsidiaries to pay dividends to its respective shareholders only out of its accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, MMV’s PRC subsidiaries and MMV’s VIEs are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. MMV’s PRC subsidiaries as a Foreign Invested Enterprise, or FIE, are also entitled to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at its discretion. These reserves are not distributable as cash dividends. If MMV’s PRC subsidiaries incur debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to MMV. Any limitation on the ability of MMV’s PRC subsidiaries to distribute dividends or other payments to its respective shareholders could materially and adversely affect MMV’s business operations and MMV’s ability to make distributions to you.

Increases in labor costs in the PRC may adversely affect MMV’s business and results of operations.

The economy in China has experienced increases in inflation and labor costs in recent years. As a result, average wages in the PRC are expected to continue to increase. In addition, MMV are required by PRC laws and regulations to pay various statutory employee benefits, including pension, housing fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of MMV’s employees. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties. MMV expects that MMV’s labor costs, including wages and employee benefits, will continue to increase. Unless MMV is able to control MMV’s labor costs or pass on these increased labor costs to MMV’s users by increasing the fees of MMV’s services, MMV’s financial condition and results of operations may be adversely affected.

Any failure by Shanghai Jupiter or its shareholders to perform their obligations under MMV’s contractual arrangements with them would have a material adverse effect on MMV’s business.

If Shanghai Jupiter or its shareholders fail to perform their respective obligations under the contractual arrangements, MMV may have to incur substantial costs and expend additional resources to enforce such arrangements.

MMV may also have to rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which MMV cannot assure you will be effective under PRC laws. For example, if the shareholders of Shanghai Jupiter were to refuse to transfer their equity interest in Shanghai Jupiter to us or MMV’s designee if MMV exercises the purchase option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then MMV may have to take legal actions to compel them to perform their contractual obligations.

All the agreements under MMV’s contractual arrangements are governed by PRC laws and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit MMV’s ability to enforce these contractual arrangements. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a consolidated variable interest entity should be interpreted or enforced under PRC laws. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC laws, rulings by arbitrators are final and parties cannot appeal arbitration results in court unless such rulings are revoked or determined unenforceable by a competent court. If the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event that MMV is unable to enforce these contractual arrangements, or if MMV suffers significant delay or other obstacles in the process of enforcing these contractual arrangements, MMV may not be able to exert effective control over MMV’s consolidated variable interest entity, and MMV’s ability to conduct MMV’s business may be negatively affected.

It may be difficult for a shareholder to pursue claims against us in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. As a result, MMV’s shareholders may have more difficulty in protecting their interests through actions against us or MMV’s officers, directors or major shareholders than would shareholders of corporations domiciled in the United States. Obtaining recognition of, and attaching assets in aid of execution of a Chinese arbitral award in the United States can be a complex process involving multiple sets of statutes and procedural rules. However, the arbitration provisions in the contractual agreements do not preclude you from pursuing shareholders’ claims arising under the United States federal securities laws. Any limitation on the ability of MMV’s PRC Subsidiaries and VIEs to transfer funds to MMV in the form of dividends or other distributions could materially and adversely limit MMV’s ability to grow, make investments or acquisitions that could be beneficial to MMV’s business, pay dividends, or otherwise fund and conduct MMV’s business.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.

MMV’s independent registered public accounting firm’s audit documentation related to their audit reports include audit documentation located in China. PCAOB may not be able to inspect audit documentation located in China and, as such, you may be deprived of the benefits of such inspection which could result in limitations or restrictions to our access to the U.S. capital markets. MMV’s ordinary shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to adequately inspect audit documentation located in China. The delisting of MMV’s ordinary shares or the threat of their being delisted, may have a material adverse impact on our listing and trading in the U.S. and the trading prices of our ordinary shares.

Pursuant to the HFCAA, if the Public Company Accounting Oversight Board (the “PCAOB”), is unable to inspect an issuer’s auditors for two consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. The PCAOB issued PCAOB Determination on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB Determination identified the specific registered public accounting firms which are subject to these determinations (“PCAOB Identified Firms”).

MMV’s current auditor, Marcum Asia CPAs LLP, the independent registered public accounting firm that issues the audit report included elsewhere in this registration statement/prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. MarcumAsia, whose audit report is included in this registration statement/prospectus, is headquartered in New York, New York, and, as of the date of this registration statement/prospectus, was not included in the list of PCAOB Identified Firms in the PCAOB Determination.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission (the “CSRC”) and the Ministry of Finance (“MOF”) of the People’s Republic of China, governing inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the PCAOB Determination in Hong Kong between September and November 2022.

On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the PCAOB Determination.

Notwithstanding the foregoing, MMV’s ability to retain an auditor subject to the PCAOB inspection and investigation, including but not limited to inspection of the audit working papers related to us, may depend on the relevant positions of U.S. and Chinese regulators. MarcumAsia’s audit working papers related to MMV are located in China. With respect to audits of companies with operations in China, there are uncertainties about the ability of its auditor to fully cooperate with a request by the PCAOB for audit working papers in China without the approval of Chinese authorities. If the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol, then such lack of inspection or re-evaluation could cause trading in MMV’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist MMV’s securities. Accordingly, the HFCAA calls for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was signed into law, which reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. As a result, the risks mentioned above have been heightened.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay MMV from using the proceeds of the Business Combination to make loans or additional capital contributions to MMV’s PRC subsidiaries, which could materially and adversely affect MMV’s liquidity and MMV’s ability to fund and expand MMV’s business.

Any funds MMV transfers to its PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China.

According to the relevant PRC regulations on FIEs in China, capital contributions to MMV’s PRC subsidiaries are subject to the approval of or report investment information to the MOFCOM or their respective local branches and registration with a local bank authorized by the SAFE. In addition, any foreign loan procured by MMV’s PRC subsidiaries cannot exceed statutory limits and is required to be registered with SAFE or its respective local branches. Any medium or long-term loan to be provided by MMV to its VIEs must be registered with the NDRC, and the SAFE or its local branches. MMV may not be able to complete such registrations on a timely basis, with respect to future capital contributions or foreign loans by MMV to its PRC subsidiaries. If MMV fails to complete such registrations, its ability to use the proceeds to be received from the Business Combination and to capitalize its PRC operations may be negatively affected, which could adversely affect its liquidity and its ability to fund and expand business.

On March 30, 2015, the SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, or SAFE Circular 19, which took effect on June 1, 2015. SAFE Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capitals of FIEs and allows FIEs to settle their foreign exchange capital at their discretion, but continues to prohibit FIEs from using the Renminbi fund converted from their foreign exchange capital for expenditure beyond their business scopes, providing entrusted loans or repaying loans between nonfinancial enterprises. The SAFE issued the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or SAFE Circular 16, effective on June 9, 2016. Pursuant to SAFE Circular 16, enterprises registered in China may also convert their foreign debts from foreign currency to Renminbi on a self-discretionary basis. SAFE Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on a self-discretionary basis which applies to all enterprises registered in China. SAFE Circular 16 reiterates the principle that Renminbi converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purposes beyond its business scope or prohibited by PRC laws or regulations, while such converted Renminbi shall not be provided as loans to its non-affiliated entities. As this Circular is relatively new, there remains uncertainty as to its interpretation and application and any other future foreign exchange related rules. Violations of these Circulars could result in severe monetary or other penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit MMV’s ability to use Renminbi converted from the proceeds to be received from the Business Combination, to fund the establishment of new entities in China by MMV’s VIEs, to invest in or acquire any other PRC companies through MMV’s PRC subsidiaries, or to establish new consolidated VIEs in China, which may adversely affect MMV’s business, financial condition, and results of operations.

Fluctuations in exchange rates could have a material and adverse effect on MMV’s results of operations and the value of your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. On November 30, 2015, the Executive Board of the International Monetary Fund (IMF) completed the regular five-year review of the basket of currencies that make up the Special Drawing Right, or the SDR, and decided that with effect from October 1, 2016, Renminbi is determined to be a freely usable currency and will be included in the SDR basket as a fifth currency, along with the U.S. dollar, the Euro, the Japanese yen and the British pound. In the fourth quarter of 2016, the Renminbi depreciated significantly in the backdrop of a surging U.S. dollar and persistent capital outflows of China. In 2017, the RMB appreciated approximately 6.3% against the U.S. dollar. In 2018, however, the RMB depreciated approximately 5.7% against the U.S. dollar, and the trend continued in 2019. In 2020 and 2021, the RMB appreciated approximately 8.7% against the U.S. Dollar, but the RMB has sharply depreciated against the U.S. Dollar (by 7.8%) in 2022. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system and MMV cannot assure you that the Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces, international relations especially the trade tensions between U.S. and China, or government policies of PRC or U.S. may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

Substantially all of MMV’s net revenue and costs are denominated in Renminbi. MMV is a holding company and MMV relies on dividends paid by its subsidiaries in China for its cash needs. Any significant revaluation of Renminbi may materially and adversely affect MMV’s results of operations and financial position reported in Renminbi when translated into U.S. dollars, and the value of, and any dividends payable in U.S. dollars. To the extent that MMV needs to convert U.S. dollars it receives from the Business Combination, into Renminbi for MMV’s operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount MMV would receive. Conversely, if MMV decides to convert MMV’s Renminbi into U.S. dollars for the purpose of making payments for dividends on MMV’s ordinary shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount.

Governmental control of currency conversion may limit MMV’s ability to utilize MMV’s net revenue effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. MMV receives substantially all of MMV’s net revenue in Renminbi. Under MMV’s current corporate structure, MMV, as a holding company, primarily relies on dividend payments from MMV’s PRC subsidiaries to fund any cash and financing requirements MMV may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments, and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of MMV’s PRC subsidiaries in China may be used to pay dividends. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, MMV needs to obtain SAFE approval to use cash generated from the operations of MMV’s PRC Subsidiaries and VIEs to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents MMV from obtaining sufficient foreign currencies to satisfy its foreign currency demands, MMV may not be able to pay dividends in foreign currencies to its shareholders.

Furthermore, these restrictions may severely limit MMV’s funding to make investment and acquisitions overseas, and if occurs, the lack of funding could significantly impair MMV’s key business strategy to expand its business operations globally and make strategic acquisition overseas.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject MMV’s PRC resident beneficial owners or MMV’s PRC subsidiaries to liability or penalties, limit MMV’s ability to inject capital into MMV’s PRC subsidiaries, limit MMV’s PRC subsidiaries’ ability to increase its registered capital or distribute profits to MMV, or may otherwise adversely affect MMV.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37, to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents’ Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles, or SAFE Circular 75, which ceased to be effective upon the promulgation of SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to MMV’s shareholders who are PRC residents and may be applicable to any offshore acquisitions that MMV makes in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct investments in offshore special purpose vehicles, or SPVs, will be required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct shareholder of an SPV is required to update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change. If MMV’s shareholders who are PRC residents or entities fail to make the required registration or to update the previously filed registration, MMV’s PRC subsidiaries may be prohibited from distributing their profits and any proceeds from any reduction in capital, share transfer, or liquidation to us, and MMV may be restricted in its ability to contribute additional capital to its PRC subsidiaries. On February 13, 2015, the SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

MMV has requested PRC residents who MMV knows hold direct or indirect interest through an SPV in the Company to make the necessary applications, filings and registrations as required under SAFE Circular 37, and MMV is aware that most of these shareholders have completed the initial foreign exchange registrations with relevant banks. MMV cannot assure you, however, that all of these individuals may continue to make required filings or updates in a timely manner, or at all. MMV cannot provide any assurance that MMV is or will in the future continue to be informed of identities of all PRC residents holding direct or indirect interest through an SPV in MMV. Any failure or inability by such individuals to comply with SAFE regulations may subject MMV to fines or legal sanctions, restrict MMV’s cross-border investment activities, and limit MMV’s PRC subsidiaries’ ability to distribute dividends to us. As a result, MMV’s business operations and MMV’s ability to make distributions to you could be materially and adversely affected.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation have been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended, and implemented by the relevant government authorities. For example, MMV may be subject to a more stringent review and approval process with respect to its foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect MMV’s financial condition and results of operations. In addition, if MMV decides to acquire a PRC domestic company, MMV cannot assure you that MMV or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict MMV’s ability to implement its acquisition strategy and could adversely affect its business and prospects.

MMV faces uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the State Administration of Taxation, or SAT, issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Bulletin 7. SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets, as such persons need to determine whether their transactions are subject to these rules and whether any withholding obligation applies.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an Indirect Transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding, or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who pays for the transfer is obligated to withhold the applicable taxes currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

MMV faces uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in MMV’s offshore subsidiaries and investments. MMV may be subject to filing obligations or taxed if MMV is transferor in such transactions, and may be subject to withholding obligations if MMV is transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. For transfer of shares in MMV by investors who are non-PRC resident enterprises, MMV’s PRC subsidiaries may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, MMV may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom MMV purchases taxable assets to comply with these circulars, or to establish that MMV should not be taxed under these circulars, which may have a material adverse effect on MMV’s financial condition and results of operations.

Certain PRC regulations may make it more difficult for MMV to pursue growth through acquisitions.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex.

Moreover, the Anti-Monopoly Law of the PRC requires that MOFCOM be notified in advance of any concentration of undertaking if certain thresholds are triggered.

In addition, the Circular of the General Office of the State Council on the Establishment of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors that became effective in March 2011, and the Rules on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors issued by the MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement.

MMV may grow its business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOFCOM or its local counterparts, may delay or inhibit MMV’s ability to complete such transactions, which could affect MMV’s ability to expand its business or maintain its market share.

Any failure to comply with PRC regulations regarding the registration requirements for employee share incentive plans may subject the PRC plan participants or MMV to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, replacing earlier rules promulgated in 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas-listed company, and complete certain other procedures. In addition, an overseas-entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. As an overseas-listed company, MMV and its executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of not less than one year and who have been granted options are subject to these regulations. Failure to complete the SAFE registrations may subject them to fines and legal sanctions, there may be additional restrictions on the ability of them to exercise their stock options or remit proceeds gained from the sale of their share into the PRC. MMV also faces regulatory uncertainties that could restrict its ability to adopt incentive plans for its directors, executive officers and employees under PRC law.

MMV may be subject to liability for placing advertisements with content that is deemed inappropriate or misleading under PRC laws.

PRC laws and regulations prohibit advertising companies from producing, distributing, or publishing any advertisement with content that violates PRC laws and regulations, impairs the national dignity of the PRC, involves designs of the PRC national flag, national emblem or national anthem or the music of the national anthem, is considered reactionary, obscene, superstitious or absurd, is fraudulent, or disparages similar products. MMV cannot assure you that all the content contained in its advertisements is true and accurate as required by, and complies in all aspects with, the advertising laws and regulations, including but not limited to the Advertising Law of the People’s Republic of China and the Interim Measures for the Administration of Internet Advertising, especially given the uncertainty in the interpretation of these PRC laws and regulations. If MMV is found to be in violation of applicable PRC advertising laws and regulations, MMV may be subject to penalties and MMV’s reputation may be harmed, which may negatively affect MMV’s business, financial condition, results of operations, and prospects.

Under PRC advertising laws and regulations, MMV is obligated to monitor the advertising content shown on MMV’s platform to ensure that such content is true, accurate and in full compliance with applicable laws and regulations. and in accordance with the Interim Measures for the Administration of Internet Advertising, promulgated by SAIC (now SAMR) on July 4, 2016 and taking effect on September 1, 2016, to establish an internal monitoring and management system over records, review and archives management of online advertising activities before it may publish any online advertisement. In addition, where a special government review is required for specific types of advertisements prior to posting, such as advertisements relating to pharmaceuticals, medical instruments, agrochemicals, and veterinary pharmaceuticals, MMV is obligated to confirm that such review has been performed and approval has been obtained from competent governmental authority. Violation of the aforementioned laws and regulations may subject MMV to penalties, including fines, confiscation of MMV’s advertising income, orders to cease dissemination of the advertisements, and orders to publish an announcement correcting the misleading information. In circumstances involving serious violations, PRC governmental authorities may force MMV to terminate its advertising operation or revoke its licenses.

MMV’s employment practices may be adversely impacted under the labor contract law of the PRC.

The PRC National People’s Congress promulgated the Labor Contract Law, which became effective on January 1, 2008 and was amended on December 28, 2012, and the PRC State Council promulgated implementing rules for the labor contract law on September 18, 2008. The labor contract law and the implementing rules impose requirements concerning, among others, the execution of written contracts between employers and employees, the time limits for probationary periods, and the length of employment contracts. The interpretation and implementation of these regulations are still evolving, MMV’s employment practices may violate the labor contract law and related regulations and MMV could be subject to penalties, fines, or legal fees as a result. If MMV violates relevant laws and regulations, MMV may be subject to severe penalties or incur significant legal fees in connection with labor law disputes or investigations, MMV’s business, financial condition, and results of operations may be adversely affected.

MMV may be subject to additional contributions of social insurance and housing fund and late payments and fines imposed by relevant governmental authorities.

MMV is required by PRC laws and regulations to pay various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance, and maternity insurance to designated government agencies for the benefit of MMV’s employees. The relevant government agencies may examine whether an employer has made adequate payments of the requisite statutory employee benefits, and employers who fail to make adequate payments may be subject to late payment fees, fines, and/or other penalties.

Under the Social Insurance Law and the Regulations on the Administration of Housing Fund, PRC subsidiaries shall register with local social insurance agencies and register with applicable housing fund management centers and establish a special housing fund account in an entrusted bank.

As of the date of this registration statement/prospectus, MMV has not made adequate contributions to the above employee benefits for some of MMV’s employees. MMV cannot assure you that the relevant government authorities will not require it to pay the outstanding amount and impose late fees or fines on us. If MMV fails to make the outstanding social insurance and housing fund contributions within the prescribed time frame, MMV may be subject to fines and late payment fees, and its financial conditions may be adversely affected.

If MMV is classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to MMV and its non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts, and properties of an enterprise.

In 2009, SAT issued a circular, known as SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular applies only to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China, and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

MMV believes it is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that MMV is a PRC resident enterprise for enterprise income tax purposes, MMV would be subject to PRC enterprise income tax on its worldwide income at the rate of 25%. Furthermore, MMV would be required to withhold a 10% tax from dividends it pays to its shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of ordinary shares, if such income is treated as sourced from within the PRC. Furthermore, if MMV is deemed a PRC resident enterprise, dividends paid to its non-PRC individual shareholders and any gain realized on the transfer of the ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of MMV would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that MMV is treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in the ordinary shares.

MMV’s revenue growth rate and financial performance in recent periods may not be indicative of future performance, and MMV’s revenue growth rate may decline in the future compared to prior periods.

MMV has experienced revenue growth in certain business lines in recent periods, in particular, including 11.3% year-over-year growth for its merchandise sales, 18.8% year-over-year growth for its animation production service revenue and 327.6% year-over-year growth for its licensing services in 2022. As MMV continues to grow its business, MMV’s revenue growth rates may decline compared to prior fiscal years due to a number of reasons, which may include more challenging comparisons to prior periods, a decrease in the growth of its overall market or market saturation, slowing demand for its games, its inability to continue to acquire games or game studios, and its inability to capitalize on growth opportunities. In addition, MMV’s growth rates may experience increased volatility due to international relations between countries, global societal and economic disruption, such as those related to the COVID-19 pandemic and related government responses thereto.

MMV’s quarterly and annual results may fluctuate significantly and may not fully reflect the underlying performance of MMV’s business.

MMV’s quarterly and annual results of operations, including the levels of MMV’s net revenues, expenses, net (loss)/income and other key metrics, may vary significantly in the future due to a variety of factors, some of which are outside of MMV’s control, and period-to-period comparisons of MMV’s operating results may not be meaningful, especially given MMV’s limited operating history. Accordingly, the results for any one quarter or any one year are not necessarily an indication of future performance. Fluctuations in quarterly and/or annual results may adversely affect the price of MMV’s ordinary shares. Factors that may cause fluctuations in MMV’s quarterly and annual financial results include:

●	timing and release of new games and merchandise;

●	MMV’s ability to attract new customers and maintain relationships with existing customers;

●	changes in MMV’s products and services offered and introduction of new services and products;

●	the amount and timing of operating expenses related to marketing and the maintenance and expansion of MMV’s business, operations and infrastructure;

●	general economic, industry and market conditions; and

●	the timing of expenses related to the development or acquisition of technologies or businesses.

In addition, MMV experiences seasonality in MMV’s business, reflecting traditional personal consumption patterns. MMV’s results of operations could be affected by such seasonality in the future.

Risks Related to MMV’s Securities and this Offering

Certain judgments obtained against MMV by MMV’s shareholders may not be enforceable.

MMV is a business company incorporated under the laws of the British Virgin Islands. MMV conducts most of its operations in China and substantially all of its operations outside of the United States. Most of MMV’s assets are located in China, and substantially all of MMV’s assets are located outside of the United States. In addition, after the Business Combination, most of MMV’s senior executive officers reside within China for a significant portion of the time and most are PRC nationals. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against MMV or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the British Virgin Islands and of China may render you unable to enforce a judgment against MMV’s assets or the assets of MMV’s directors and officers.

MMV’s share price may be volatile and could decline substantially.

The market price of MMV’s ordinary shares may be volatile, both because of actual and perceived changes in the company’s financial results and prospects, and because of general volatility in the stock market. The factors that could cause fluctuations in MMV’s share price may include, among other factors discussed in this section, the following:

●	actual or anticipated variations in the financial results and prospects of the company or other companies in the same industry;

●	changes in financial estimates by research analysts;

●	changes in the market valuations of other entertainment companies;

●	announcements by MMV or its competitors of new products and services, expansions, investments, acquisitions, strategic partnerships, or joint ventures;

●	mergers or other business combinations involving MMV;

●	additions and departures of key personnel and senior management;

●	changes in accounting principles;

●	the passage of legislation or other developments affecting MMV or its industry;

●	the trading volume of MMV’s ordinary shares in the public market;

●	the release of lockup, escrow, or other transfer restrictions on MMV’s outstanding equity securities or sales of additional equity securities;

●	potential litigation or regulatory investigations;

●	changes in economic conditions, including fluctuations in global and Chinese economies;

●	financial market conditions;

●	natural disasters, terrorist acts, acts of war, or periods of civil unrest; and

●	the realization of some or all of the risks described in this section.

In addition, the stock markets have experienced significant price and trading volume fluctuations from time to time, and the market prices of the equity securities have been volatile and are sometimes subject to sharp price and trading volume changes. These broad market fluctuations may materially and adversely affect the market price of MMV’s ordinary shares.

The sale or availability for sale of substantial amounts of our securities in the public market by our existing securityholders could cause the price of MMV Class A ordinary shares and MMV Warrants to fall, and certain Selling Securityholders can earn a positive rate of return on their investment, even if other shareholders experience a negative rate of return.

This prospectus relates to the resale from time to time by the Selling Securityholders named in this prospectus of:

(i) up to 146,250 Private Placement Warrants, which was converted from 146,250 warrants of MPAC originally included in the MPAC Private Units issued to the Sponsor in the MPAC Private Placement at a price of $10.00 per unit;

(ii) 2,874,994 MMV Class A ordinary shares issuable upon exercise of MMV Public Warrants;

(iii) 146,250 MMV Class A ordinary shares issuable upon exercise of MMV Private Placement Warrant;

(iv) 1,759,250 MMV Class A ordinary shares issued to the Sponsor pursuant to the Merger Agreement in connection with the Business Combination for (a) the cancellation of 1,437,500 Founder Shares issued to the Sponsor prior to MPAC’s initial public offer at an aggregate purchase price of $25,001, or approximately $0.0174 per share and 292,500 MPAC Class A ordinary shares originally included in the MPAC Private Units issued to the Sponsor in the MPAC Private Placement at a price of $10.00 per unit, and (b) the conversion of the rights underlying the 292,500 MPAC Private Placement Units issued to the Sponsor in the MPAC Private Placement at a price of $10.00 per unit, with each right entitling the holder thereof to receive one-tenth of one MPAC Class A ordinary share upon the consummation of an initial business combination;

(v) 450,000 MMV Class A ordinary shares issued to DAL in the PIPE Financing at an aggregate purchase price of $4,500,000, or $10.00 per share;

(vi) 23,948,831 MMV Class A ordinary shares issued to certain former shareholders of MultiMetaVerse Inc. (the “Legacy MMV”) pursuant to the Merger Agreement in connection with the Business Combination for the cancellation of ordinary shares of Legacy MMV previously held by such shareholders, which consist of (i) 6,300,000 MMV Class A ordinary shares issued to Lucky Cookie Holdings Limited, or Lucky Cookie, in exchange for the cancellation of an aggregate of 29,364,130 ordinary shares of Legacy MMV, which were acquired by Lucky Cookie from Avatar Group Holdings Limited , or Avatar, at an aggregate purchase price of $5,409,194, or approximately $0.1842 per share, which consequently translates to a purchase price of approximately $0.8586 per MMV Class A ordinary share; (ii) 15,632,831 MMV Class A ordinary shares issued to Avatar in exchange for the cancellation of an aggregate of 72,864,203 ordinary shares of Legacy MMV, which were converted from equity interests owned by beneficial owners of Avatar in Shanghai Jupiter Creative Design Co., Ltd. originally acquired through multiple capital contributions at an aggregate price of RMB265,305,272, the equivalent of approximately $40,308,169 based on exchange rate at the time of each capital contribution, or an average price of approximately $0.5988 per share, which consequently translates to an average purchase price of approximately $2.5784 per MMV Class A ordinary share; (iii) 2,016,000 MMV Class A ordinary shares issued to F.L.M Holdings Limited, or F.L.M, in exchange for the cancellation of an aggregate of 9,396,522 ordinary shares of Legacy MMV, which were converted from equity interests owned by beneficial owners of F.L.M in Shanghai Jupiter Creative Design Co., Ltd. originally acquired through capital contribution and share transfer at an aggregate price of RMB 2,450,000, the equivalent of approximately $379,835 based on exchange rate at the time of the capital contribution and the share transfer, or an average price of approximately $0.0404 per share, which consequently translates to an average purchase price of approximately $0.1884 per MMV Class A ordinary share.

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “MMV”, and our warrants are listed on the Nasdaq Capital Market under the symbol “MMVWW”. On May 12, 2023, the last reported sales price of our ordinary shares was $ 1.30 per share and the last reported sales price of our warrants was $0.0858 per warrant. Based on the closing price of our Class A ordinary shares on May 12, 2023, which was $1.301 per share, (i) Lucky Cookie Holdings Limited may experience potential profits of up to $0.4414 per share, (ii) F.L.M Holdings Limited may experience potential profits of up to $1.1116 per share and (iii) the Sponsor may experience potential profits of up to $1.2826 per MMV Class A ordinary share converted from Founder Shares. Even when the current trading price of the MMV Class A ordinary share is below the price at which the MPAC Units (as defined below) were issued in MPAC’s initial public offering, the Selling Securityholders noted above may have an incentive to sell because they will still profit on sales due to the lower price at which they purchased their shares compared to the public investors. The public securityholders may not experience a similar rate of return on the securities they purchased due to differences in the purchase prices and the current trading price. The MMV Class A ordinary shares and the MMV Class A ordinary shares issuable upon exercise of the MMV Warrants noted above represent a substantial percentage of the total outstanding MMV Class A ordinary shares as of the date of this prospectus. So long as the registration statement of which this prospectus forms a part is effective, the sales of the securities being offered in this prospectus could result in a significant decline in the public trading price of MMV Class A ordinary shares. The sales of MMV Class A ordinary shares by certain Selling Securityholders including Lucky Cookie Holdings Limited, Avatar Group Holdings Limited, F.L.M Holdings Limited and the Sponsor are subject to lock-up restrictions.

The outstanding Class A Ordinary Shares being offered for resale pursuant to this prospectus by the Selling Securityholders represent approximately 77.8% of our total outstanding Ordinary Shares as of the date of this prospectus. Sales of substantial amounts of the MMV Class A ordinary shares and/or MMV Warrants in the public market by the existing securityholders, or the perception that these sales could occur, could adversely affect the market price of MMV Class A ordinary shares and MMV Warrants and could materially impair MMV’s ability to raise capital through equity offerings in the future. We are unable to predict the effect that such sales may have on the prevailing market price of MMV Class A ordinary shares and MMV Warrants.

MMV Class A ordinary shares held by certain of our shareholders are eligible for resale, subject to, in the case of certain shareholders, volume, manner of sale and other limitations under Rule 144. In addition, pursuant to an amended and restated registration rights agreement, certain shareholders have the right, subject to certain conditions, to require us to register the sale of their securities under the Securities Act. By exercising their registration rights and selling a large number of MMV Class A ordinary shares pursuant to this prospectus, these shareholders could cause the prevailing market price of MMV Class A ordinary shares to decline. As restrictions on resale end and certain lock-up agreements entered into prior to the consummation of the Business Combination expire, the market price of MMV Class A ordinary shares could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them, including pursuant to this prospectus. These factors could also make it more difficult for us to raise additional funds through future offerings of MMV Class A ordinary shares or other securities.

Despite a potential decline in the public trading price of MMV Class A ordinary shares, certain Selling Securityholders may still experience a positive rate of return on the securities that they sell pursuant to this prospectus to the extent that such sales are made at prices that exceed the prices at which such securities were purchased, and such Selling Securityholders may have an incentive to sell their securities. Accordingly, while the Selling Securityholders may experience a positive rate of return based on the trading price of the Company’s securities, the public holders of the Company’s securities may not experience a similar rate of return on the securities they purchase due to differences in the applicable purchase price and trading price.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about MMV or its business, its ordinary shares price and trading volume could decline.

The trading market for MMV’s ordinary shares will depend in part on the research and reports that securities or industry analysts publish about MMV or its business. Securities and industry analysts do not currently, and may never, publish research on MMV. If no securities or industry analysts commence coverage of MMV, the trading price for its ordinary shares would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover MMV downgrade its securities or publish inaccurate or unfavorable research about its business, its share price would likely decline. If one or more of these analysts cease coverage of MMV or fail to publish reports on MMV, demand for its ordinary shares could decrease, which might cause its ordinary share price and trading volume to decline.

MMV’s amended and restated memorandum and articles of association that became effective immediately prior to the completion of the Business Combination contains anti-takeover provisions that could have a material adverse effect on the rights of holders of the ordinary shares of MMV.

In connection with the Business Combination, MMV adopted an amended and restated memorandum and articles of association that became effective immediately prior to the consummation of the Business Combination. MMV’s post-closing memorandum and articles of association contain provisions to limit the ability of others to acquire control of MMV or cause MMV to engage in change-of-control transactions. These provisions could have the effect of depriving MMV’s shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third-parties from seeking to obtain control of MMV in a tender offer or similar transaction. For example, MMV’s board of directors will have the authority, subject to any resolution of the shareholders to the contrary, to issue preference shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences, any or all of which may be greater than the rights associated with MMV’s ordinary shares. Preference shares could be issued quickly with terms calculated to delay or prevent a change in control of MMV or make removal of management more difficult. If MMV’s board of directors decides to issue preference shares, the price of the ordinary shares of MMV may fall and the voting and other rights of the holders of the ordinary shares of MMV may be materially and adversely affected.

If the benefits of the Business Combination do not meet the expectations of financial or industry analysts, the market price of MMV’s securities may decline after the Business Combination.

The market price of MMV’s securities may decline as a result of the Business Combination if:

●	MMV does not achieve the perceived benefits of the business combination as rapidly as, or to the extent anticipated by, financial or industry analysts; or

●	the effect of the Business Combination on the financial statements is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of declining share prices.

Our issuance of additional share capital in connection with financings, acquisitions, investments, our equity incentive plans or otherwise will dilute all other shareholders.

We expect to issue additional share capital in the future that will result in dilution to all other shareholders. We adopted a share incentive plan for the purpose of granting share-based compensation awards to our employees, directors, and consultants to incentivize their performance and align their interests with ours. A maximum of 3,021,244 MMV Class A ordinary shares would be issuable upon the exercise of 3,021,244 outstanding MMV Warrants. As such, the exercise of MMV Warrants will result in dilution to our shareholders and increase the number of MMV Class A ordinary shares eligible for resale in the public market. In addition, we may raise capital through equity financings in the future. As part of our business strategy, we may make or receive investments in companies, solutions or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional share capital may cause shareholders to experience significant dilution of their ownership interests and the per share value of MMV Class A ordinary shares to decline.

MMV Warrants may never be in the money, and may expire worthless.

The exercise price of MMV Warrants is $11.50 per share. The likelihood that warrant holders will exercise MMV Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of MMV Class A ordinary shares. If the trading price for MMV Class A ordinary shares is less than $11.50 per share, we believe holders of MMV Warrants will be unlikely to exercise their MMV Warrants. There is no guarantee that MMV Warrants will be in the money prior to their expiration, and as such, MMV Warrants may expire worthless and we may receive no proceeds from the exercise of MMV Warrants.

We may redeem your unexpired MMV Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

Pursuant to the terms of the warrant agreement dated April 7, 2021, by and between MPAC and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), we will have the ability to redeem outstanding MMV Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of Class A Ordinary Shares equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we give notice of redemption. If and when the Warrants become redeemable by us, we may exercise the redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable federal and state securities laws.

Redemption of the outstanding MMV Warrants could force holders to (i) exercise MMV Warrants and pay the exercise price therefor at a time when it may be disadvantageous to do so, (ii) sell MMV Warrants at the then-current market price when the holder might otherwise wish to hold onto such warrants or (iii) accept the nominal redemption price, which, at the time the outstanding MMV Warrants are called for redemption, is likely to be substantially less than the market value of such warrants. Additionally, if a significant number of MMV Warrant holders exercise their MMV Warrants instead of accepting the nominal redemption price, the issuance of these shares would dilute other equity holders, which could reduce the market price of MMV Class A ordinary shares. The trading price of MMV Class A ordinary shares may fluctuate following the consummation of the Business Combination, and can vary due to general economic conditions and forecasts, our general business condition, and the release of our financial reports.

The warrant agreement relating to MMV Warrants provided that we agreed that any action, proceeding or claim against us arising out of or relating in any way to such agreement would be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and that we irrevocably submitted to such jurisdiction, which jurisdiction would be exclusive. This exclusive forum provision could limit the ability of holders of the Warrants to obtain what they believe to be a favorable judicial forum for disputes related to such agreement.

The Warrant Agreement provided that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, would be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submitted to such jurisdiction, which jurisdiction shall exclusive. We would waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in any of the MMV Warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope of the forum provisions of the Warrant Agreement is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of the Warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us, which may discourage such lawsuits. Alternatively, if a court were to find this provision of the Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and Board.

If we do not maintain a current and effective prospectus relating to MMV Class A ordinary shares issuable upon exercise of MMV Warrants, you will only be able to exercise such warrants on a “cashless basis”.

If we do not maintain a current and effective prospectus relating to MMV Class A ordinary shares issuable upon exercise of MMV Warrants, at the time that holders wish to exercise MMV Warrants, they will only be able to exercise them on a “cashless basis”. As a result, the number of MMV Class A ordinary shares that holders will receive upon exercise of MMV Warrants will be fewer than it would have been had such holders exercised their MMV Warrants for cash. Under the terms of the Warrant Agreement, we will agree to use our best efforts to maintain a current and effective prospectus relating to the MMV Class A ordinary shares issuable upon exercise of MMV Warrants until the expiration of MMV Warrants. However, we cannot assure you that we will be able to do so.

An investor will be able to exercise an MMV Warrant only if the issuance of MMV Ordinary Shares upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the Warrants.

No MMV Warrants will be exercisable for cash and we will not be obligated to issue MMV Class A ordinary shares unless the shares issuable upon such exercise have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of MMV Warrants. At the time that MMV Warrants become exercisable, we expect that MMV Class A ordinary shares to be listed on the Nasdaq, which would provide an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their MMV Warrants as long as our prospectus relating to MMV Class A ordinary shares issuable upon exercise of the Warrants is current. However, we cannot assure you of this fact. If MMV Class A ordinary shares issuable upon exercise of MMV Warrants are not qualified or exempt from qualification in the states in which the holders of the MMV Warrants reside, the MMV Warrants may be deprived of any value, the market for the MMV Warrants may be limited, and they may expire worthless if they cannot be sold.

MMV is required to meet the continued listing requirements to be listed on Nasdaq. However, MMV may be unable to maintain the listing of its securities in the future.

On April 19, 2023, MMV received a written notification (the “Notification Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”), notifying mmv that it is not in compliance with the minimum market value of listed securities requirement set forth in Nasdaq Listing Rules for continued listing on The Nasdaq Global Market. Nasdaq Listing Rule 5550(b)(2) requires companies to maintain a minimum market value of listed securities of US$50 million, and Nasdaq Listing Rule 5810(c)(3)(C) provides that a failure to meet the minimum market value of listed securities requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the market value of listed securities of MMV from March 6 to April 17, 2023, MMV did not meet the minimum market value of listed securities requirement.

The Notification Letter does not impact the MMV’s listing on The Nasdaq Global Market at this time. In accordance with Nasdaq Listing Rule 5810(c)(3)(C), MMV has been provided 180 calendar days, or until October 16, 2023, to regain compliance with Nasdaq Listing Rule 5550(b)(2).

If MMV fails to regain compliance with Nasdaq Listing Rule 5550(b)(2) within the 180-day grace period or if MMV fails to meet other continued listing requirements, Nasdaq could delist its securities and MMV could face significant material adverse consequences, including:

●	a limited availability of market quotations for its securities;

●	a limited amount of news and analyst coverage for the company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Risks Related to MMV Operating as a Public Company

We are an “emerging growth company,” and we cannot be certain if the reduced reporting and disclosure requirements applicable to emerging growth companies will make MMV Class A ordinary shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act (“Section 404”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earliest of: (1) the last day of the fiscal year (a) following the fifth anniversary of January 4, 2023, the date on which MMV Class A ordinary shares were offered in connection with the Business Combination, (b) in which it has total annual gross revenues of at least $1.235 billion, or (c) in which it is deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of its ordinary shares that are held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; or (2) the date on which it has issued more than $1 billion in non-convertible debt during the prior three-year period.

We cannot predict if investors will find our ordinary shares less attractive if we choose to rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares, and our share price may be more volatile.

If MMV ceases to qualify as a foreign private issuer, it would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and it would incur significant additional legal, accounting, and other expenses that it would not incur as a foreign private issuer.

As a foreign private issuer, MMV is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, MMV is not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and it is not required to disclose in its periodic reports all of the information that United States domestic issuers are required to disclose. If it ceases to qualify as a foreign private issuer in the future, it would incur significant additional expenses that could have a material adverse effect on its results of operations.

Because MMV is a foreign private issuer and is exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if it were a domestic issuer.

MMV’s status as a foreign private issuer exempts it from compliance with certain Nasdaq corporate governance requirements if it instead complies with the statutory requirements applicable to a British Virgin Islands business company. The statutory requirements of MMV’s home country of British Virgin Islands, do not strictly require a majority of its board to consist of independent directors. Thus, although a director must act in the best interests of MMV, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management the company may decrease as a result. In addition, the Nasdaq Listing Rules also require U.S. domestic issuers to have an independent compensation committee with a minimum of two members, a nominating committee, and an independent audit committee with a minimum of three members. MMV, as a foreign private issuer, with the exception of needing an independent audit committee composed of at least three members, is not subject to these requirements. The Nasdaq Listing Rules may also require shareholder approval for certain corporate matters that MMV’s home country’s rules do not. Following British Virgin Islands governance practices, as opposed to complying with the requirements applicable to a U.S. company listed on Nasdaq, may provide less protection to you than would otherwise be the case.

Although as a Foreign Private Issuer, MMV is exempt from certain corporate governance standards applicable to US domestic issuers, if MMV cannot continue to satisfy the listing requirements and other rules of Nasdaq, MMV’s securities may be delisted, which could negatively impact the price of its securities and your ability to sell them.

Following the Business Combination, in order to maintain its listing on Nasdaq, MMV is required to comply with certain rules of Nasdaq, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. MMV may not be able to continue to satisfy all applicable rules of Nasdaq. If MMV is unable to satisfy Nasdaq criteria for maintaining its listing, its securities could be subject to delisting.

If Nasdaq does not list MMV’s securities, or subsequently delists its securities from trading, MMV could face significant consequences, including:

●	a limited availability for market quotations for its securities;

●	reduced liquidity with respect to our securities;

●	a determination that its ordinary shares is a “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

As a “controlled company” under the NASDAQ Listing Rules, MMV may choose to exempt from certain corporate governance requirements that could have an adverse effect on the public shareholders.

On March 22, 2021, Mr. Yiran Xu, Mr. Yanzhi Wang, Lucky Cookie Holdings Limited, or Lucky Cookie, a company incorporated in British Virgin Islands that is controlled by Mr. Yiran Xu, and Avatar Group Holdings Limited, or Avatar, a company incorporated in British Virgin Islands that is controlled by Mr. Yanzhi Wang entered into an Acting-in-Concert Agreement, pursuant to which Mr. Yanzhi Wang and Avatar undertakes that following the completion of the Business Combination, Mr. Yanzhi Wang and Avatar shall take actions in accordance with the instructions of Mr. Yiran Xu and Lucky Cookie with regard to any matter submitted to vote by the shareholders of the MMV. As a result of the Acting-in-Concert agreement, Mr. Yiran Xu holds a majority of the voting power of the MMV following the completion of the Business Combination. Accordingly, MMV will be a controlled company under Nasdaq Listing Rule 5615 (c) following the completion of the Business Combination. For so long as MMV remains a controlled company under Nasdaq Listing Rules, it is permitted to elect to rely on certain exemptions from corporate governance rules. MMV’s status as a controlled company could cause its securities to look less attractive to certain investors or otherwise harm the trading price. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company, which we expect to further increase after we are no longer an “emerging growth company”. The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the Nasdaq, and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel are not experienced in managing a public company and will be required to devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We cannot predict or estimate the amount of additional costs we will incur as a public company or the specific timing of such costs.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because MMV is incorporated under British Virgin Islands law.

MMV is a BVI business company incorporated under the laws of the British Virgin Islands. MMV’s corporate affairs are governed by its memorandum and articles of association and the laws of the British Virgin Islands. The rights of shareholders to take action against MMV’s directors, actions by MMV’s minority shareholders and the fiduciary duties of MMV’s directors to MMV under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the British Virgin Islands. The rights of MMV’s shareholders and the fiduciary duties of MMV’s directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands have a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the British Virgin Islands. In addition, British Virgin Islands companies may not have standings to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of British Virgin Islands business companies like MMV have no general rights under British Virgin Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. MMV’s directors have discretion under its articles of association to determine whether or not, and under what conditions, its corporate records may be inspected by its shareholders, but are not obliged to make them available to its shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, MMV’s public shareholders may have more difficulty in protecting their interests in the face of actions taken by MMV’s management, users of the board of directors, or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against MMV or its management named in the prospectus based on foreign laws.

MMV is a BVI business company incorporated under the laws of the British Virgin Islands. MMV conducts substantially all of its operations in China, and substantially all of MMV’s assets are located in China. In addition, all MMV’s senior executive officers reside within China for a significant portion of the time and most are PRC nationals. As a result, it may be difficult for MMV’s shareholders to effect service of process upon MMV or those persons inside China. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the British Virgin Islands and many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

Shareholder claims that are common in the United States, including securities law actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the Unities States have not been efficient in the absence of mutual and practical cooperation mechanism.

According to Article 177 of the PRC Securities Law, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators, and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties. See also “— Risks Related to MMV Operating as a Public Company — You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because MMV is incorporated under British Virgin Islands law.”

Future changes to U.S. and non-U.S. tax laws could adversely affect MMV.

The U.S. Congress and other government agencies in jurisdictions where MMV and its affiliates will do business have had an extended focus on issues related to the taxation of multinational corporations. One example is in the area of “base erosion and profit shifting”, including situations where payments are made between affiliates from a jurisdiction with high tax rates to a jurisdiction with lower tax rates. As a result, the tax laws in the countries in which MMV and its affiliates do business could change on a prospective or retroactive basis, and any such changes could adversely affect MMV and its affiliates.

MMV may be or become a PFIC, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

If MMV or any of its subsidiaries is a PFIC for any taxable year, or portion thereof, that is included in the holding period of a U.S. Holder of MMV Ordinary Shares or MMV Warrants, such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. There is no assurance that MMV or its subsidiaries are not currently PFICs for U.S. federal income tax purposes for the taxable year of the Business Combination or for foreseeable future taxable years. Moreover, MMV does not expect to provide a PFIC annual information statement for 2021 or going forward.

Use of Proceeds

All of the ordinary shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $34,744,306 from the exercise of the warrants, assuming the exercise in full of all such warrants for cash. We expect to use the net proceeds from the exercise of the warrants, if any, for general corporate purposes, which may include acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the warrants.

There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. The exercise of the MMV Warrants is highly dependent on the price of MMV Class A ordinary shares and the spread between the exercise price of the MMV Warrants and the price of the MMV Class A ordinary shares at the time of exercise. If the market price for MMV Class A ordinary share is less than $11.50 per share, we believe warrant holders will be unlikely to exercise their MMV Warrants. The last reported sale price of the Common Stock, as indicated above, is currently significantly below the $11.50 per share exercise price. There is no guarantee therefore that holders will exercise the MMV Warrants. We do not expect to rely on the cash exercise of the MMV Warrants to fund our operations. Instead, we intend to rely on our primary sources of cash discussed elsewhere in this prospectus to continue to support our operations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” for additional information. To the extent that the warrants are exercised on a “cashless basis”, the amount of cash we would receive from the exercise of the warrants will decrease.

Market Price of our Securities

On January 5, 2023, our ordinary shares commenced trading on the Nasdaq Global Market under the ticker symbol “MMV,” and our warrants commenced trading on the Nasdaq Capital Market under the ticker symbol “MMVWW.”. MPAC’s units, Class A ordinary shares, warrants and rights were previously listed on Nasdaq under the symbols “MPACU”, “MPAC”, “MPACW” and “MPACR”, respectively. On May 12, 2023, the closing sale prices of our ordinary shares and warrants were $1.30 and $0.0858, respectively. As of May 12, 2023, there were approximately nine holders of record of our ordinary shares and two holders of record of our warrants. Such numbers do not include beneficial owners holding our securities through nominee names.

Unaudited Pro Forma
Condensed CONSOLIDATED Financial Information

Defined terms included below have the same meaning as terms defined and included elsewhere in this registration statement/prospectus.

Introduction

On August 6, 2021, MultiMetaVerse Inc., a Cayman Islands exempted company (“Legacy MMV”) entered into an agreement and plan of merger (“Merger Agreement”) with Model Performance Acquisition Corp., a British Virgin Islands business company (“MPAC”) providing for a Business Combination between MPAC and Legacy MMV which will be effected in two steps: (i) MPAC will reincorporate to British Virgin Islands by merging with and into Model Performance Mini Corp., a British Virgin Islands business company (“PubCo”, renamed to MultiMetaVerse Holdings Limited, “MMV”), with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”); and (ii) Model Performance Mini Sub Corp., a Cayman Islands exempted company and wholly-owned subsidiary of PubCo (“Merger Sub”), will be merged with and into Legacy MMV resulting in Legacy MMV being a wholly-owned subsidiary of PubCo (the “Acquisition Merger”).

The following unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). We have elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed consolidated financial information.

MPAC was a blank check company that was incorporated in British Virgin Islands on January 8, 2021, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

On April 12, 2021, MPAC consummated its IPO of 5,000,000 MPAC Units at an offering price of $10.00 per unit, with each MPAC Unit consisting of one MPAC Class A Ordinary Share and one-half of one MPAC Warrant and one MPAC Right to receive one-tenth of one MPAC Class A Ordinary Share, resulting in gross proceeds of $50.0 million (before underwriting discounts and commissions and offering expenses).

Prior to the consummation of the IPO, the Sponsor subscribed for 1,437,500 Founder Shares for an aggregate purchase price of $25,001, or approximately $0.017 per share. Simultaneously with the consummation of the IPO, MPAC sold 270,000 Private Placement Units in a private placement transaction at a purchase price of $10.00 per unit to the Sponsor, generating gross proceeds of $2,700,000. As a result of this transaction and after giving effect to the exercise of the underwriters’ over-allotment option discussed below, MPAC sold a total of 292,500 Private Placement Units to the Sponsor, resulting in gross proceeds to MPAC of $2,925,000. Each Private Placement Unit sold in the private placement is identical to the MPAC Units sold in the IPO, except that there will be no redemption rights or liquidating distributions from the Trust Account with respect to the founder shares, private placement shares, private placement warrants or private placement rights.

On April 15, 2021, the underwriters fully exercised the over-allotment option to purchase 750,000 additional MPAC Units.

The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2022 assumes that the Business Combination occurred on December 31, 2022. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2022 present pro forma effect to the Business Combination as if it had been completed on January 1, 2022. The unaudited pro forma condensed consolidated statement of operations for the period from January 8, 2021 (inception) through December 31, 2021 present pro forma effect to the Business Combination as if it had been completed on January 8, 2021.

The unaudited pro forma condensed consolidated financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Post-Combination Company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma condensed consolidated financial information also may not be useful in predicting the future financial condition and results of operations of the Post-Combination Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of MPAC was derived from the audited financial statements of MPAC as of and for the year ended December 31, 2022 and the audited financial statements of MPAC as of and for the period from January 8, 2021 (inception) through December 31, 2021, included elsewhere in this registration statement/prospectus. The historical financial information of Legacy MMV was derived from the audited financial statements of Legacy MMV as of and for the years ended December 31, 2021 and 2022 included elsewhere in this registration statement/prospectus. This information should be read together with MPAC and MMV’s audited financial statements and related notes, the sections titled and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this registration statement/prospectus.

Description of the Business Combination

On August 6, 2021, MPAC entered into the Merger Agreement with Legacy MMV. MPAC reincorporated to British Virgin Islands by merging with and into PubCo (the “Reincorporation”). Merger Sub merged with and into Legacy MMV resulting in Legacy MMV being a wholly-owned subsidiary of PubCo. Pursuant to the Merger Agreement, MPAC Class A ordinary shares and MPAC Class B ordinary shares automatically convert, on a one-for-one basis, into MMV Class A ordinary share and Legacy MMV merged with and into Merger Sub with Legacy MMV as the surviving company, and a wholly-owned subsidiary of MMV.

The following table summarizes the number of MMV Class A ordinary share issued and outstanding as of the date of this registration statement/prospectus, discussed further in the sections below, excluding the potential dilutive effect of the exercise or vesting of warrants:

	Number of Shares	%
Shares held by Sponsor	1,759,250	5.3%
MPAC Public Shares (including shares underlying the rights)	782,164	2.4%
Shares issued to the shareholders of MMV at closing	30,000,000	90.8%
PIPE Investment	450,000	1.4%
MPAC Representative shares	57,500	0.2%
Total Ordinary Shares	33,048,914	100.0%

Anticipated Accounting Treatment

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, MPAC was treated as the “acquired” company and Legacy MMV was treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination was treated as the equivalent of MMV issuing stock for the net assets of MPAC, accompanied by a recapitalization. The net assets of MPAC were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of Legacy MMV.

Legacy MMV has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Legacy MMV’s existing shareholders have the greatest voting interest in the Post-Combination Company;

●	Legacy MMV’s existing shareholders have the ability to control decisions regarding election and removal of directors and officers of the Post-Combination Company;

●	Legacy MMV’s operations comprise the ongoing operations of the Post-Combination Company;

●	Legacy MMV’s relevant measures, such as assets, revenues, cash flows and earnings, are higher than MPAC’s; and

●	Legacy MMV’s existing senior management become the senior management of the Post-Combination Company.

The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2022 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2022 are based on the audited historical financial statements of MPAC and Legacy MMV. The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2021 is based on the audited statement of operations for the period from January 8, 2021 (inception) through December 31, 2021 of MPAC and the audited consolidated statement of operations for the period ended December 31, 2021 of Legacy MMV. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed consolidated financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2022

(In thousands)

	(1)	(2)	Transaction
	MPAC	MMV	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments	Note	Consolidated
ASSETS:
Current assets:
Cash and cash equivalents	$2,223	$625	$2,500	(A)	$5,519
			23,632	(B)
			(2,013)	(C)
			(21,448)	(E)
Accounts receivable, net	-	787	-		787
Amounts due from related parties	-	152	-		152
Inventories, net	-	820	-		820
Prepaid expenses and other current assets	92	3,136	(2,685)	(J)	543
Total current assets	2,315	5,520	(14)		7,821
Property and equipment, net	-	198	-		198
Intangible assets, net	-	105	-		105
Long-term investment	-	460	-		460
Right-of-use assets	-	645	-		645
Marketable securities held in Trust Account	23,632	-	(23,632)	(B)	-
TOTAL ASSETS	$25,947	$6,928	$(23,646)		$9,229

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term bank borrowings	$-	$116	-		$116
Accounts payable	2,048	1,093	5,419	(H)	8,560
Amounts due to related parties, current portion	-	484	-		484
Promissory note - MMV	2,685	-	(2,685)	(J)	-
Advances from PIPE investors	2,000	-	(2,000)	(A)	-
Deferred revenue, current portion	-	195	-		195
Operating lease liabilities, current portion	-	556	-		556
Accrued liabilities and other current liabilities	-	1,927	519	(I)	2,446
Total current liabilities	6,733	4,371	1,253		12,357
Amounts due to related parties, non-current portion	-	19,401	-		19,401
Deferred revenue, non-current portion	-	561	-		561
Warrant liability	16	-	-		16
Deferred underwriting fee	2,013	-	(2,013)	(C)	-
TOTAL LIABILITIES	8,762	24,333	(760)		32,335

COMMITMENTS AND CONTINGENCIES
Class A ordinary shares subject to possible redemption	23,632	-	(23,632)	(E)	-

Shareholders’ equity (deficit):
Class A ordinary shares	2,925	14	4,500	(A)	83,648
			(14,791)	(D)
			2,184	(E)
			74,239	(F)
			15,096	(G)
			(519)	(I)
Class B ordinary shares	25	-	(25)	(D)	-
Subscription receivable	-	-	-	(F)	-
Additional paid-in capital	-	74,239	(74,239)	(F)	-
Retained earnings (accumulated deficit)	(9,397)	(86,488)	14,816	(D)	(101,584)
			(15,096)	(G)
			(5,419)	(H)
Accumulated other comprehensive loss	-	(3,365)	-		(3,365)
Total shareholders’ equity (deficit)	(6,447)	(15,600)	746		(21,301)
Noncontrolling Interest	-	(1,805)	-		(1,805)
TOTAL LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY	$25,947	$6,928	$(23,646)		$9,229

(1)	Derived from the balance sheet of MPAC as of December 31, 2022. See MPAC’s financial statements and the related notes appearing elsewhere in this registration statement.

(2)	Derived from the consolidated balance sheet of Legacy MMV as of December 31, 2022. See Legacy MMV’s financial statements and the related notes appearing elsewhere in this registration statement.

Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(A)	To record proceeds from the PIPE Investment with the corresponding 450,000 MMV Class A ordinary shares with a no par value at a price of $10.00 per share.

(B)	Represents the transfer of marketable securities held in the MPAC Trust to cash.

(C)	Reflects the settlement of approximately $2.0 million deferred underwriting fee that become due and payable upon consummation of the Business Combination.

(D)	Reflects the elimination of MPAC’s historical accumulated deficit and reflects the automatically conversion of MPAC Class B ordinary shares into MMV Class A ordinary shares at the consummation of the Business Combination.

(E)	Reflects the reclassification of 207,139 Class A ordinary share not redeemed at the Closing of the Business Combination to permanent equity at no par value.

(F)	Reflects the elimination of MMV’s historical additional paid-in capital into MMV Class A ordinary at the consummation of the merger.

(G)	Reflects the unrecognized compensation expenses of $15,095,968 as the vesting condition are satisfied at the time of the consummation of the merger.

(H)	Reflects the accrual of approximately $5.4 million of MPAC’s transaction costs related to the Closing of the Business Combination, primarily finder’s fee amounted to $4.5 million, based on MMV’s equity valuation of $300,000,000, as an adjustment to retained earnings.

(I)	Reflects the accrual of approximately $0.5 million of Legacy MMV’s transaction costs related to the Closing of the Business Combination.

(J)	Reflects the elimination of the promissory note from Legacy MMV at the consummation of the Business Combination.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

(In thousand, except share and per share data)

	(1)	(2)	Transaction
	MPAC	MMV	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments	Note	Consolidated
Revenue	$-	$12,225	$-		$12,225
Operating cost and expenses:
Cost of sales	-	(6,351)	-		(6,351)
Selling expenses	-	(1,193)			(1,193)
General and administrative expenses	(2,812)	(9,697)	(1,437)	(AA)	(33,542)
			(4,500)	(BB)
			(15,096)	(CC)
Research and development expenses	-	(7,410)	-		(7,410)
Total operating cost and expenses	(2,812)	(24,651)	(21,033)		(48,496)
Loss from operations	(2,812)	(12,426)	(21,033)		(36,271)
Other income (expense)
Interest income	523	2	(523)	(DD)	2
Interest expense, net	-	(587)	-		(587)
Other income and expenses	36	222	-		258
Total other income (expense)	559	(363)	(523)		(327)
Loss before income taxes	(2,253)	(12,789)	(21,556)		(36,598)
Income tax expense	-	-	-		-
Net loss	(2,253)	(12,789)	(21,556)		(36,598)
Less: Net loss attributable to non-controlling interest	-	(275)	-		(275)
Net loss attributable to common shareholders	$(2,253)	$(12,514)	$(21,556)		$(36,323)

Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption	4,836,700
Basic and diluted net loss per Class A ordinary shares subject to possible redemption	$(0.34)
Basic and diluted weighted average shares outstanding, Class B ordinary shares and Class A ordinary shares not subject to possible redemption	1,787,500
Basic and diluted net loss per share, Class B ordinary shares and Class A ordinary shares not subject to possible redemption	$(0.34)
Basic and diluted weighted average of ordinary shares outstanding		139,829,193
Basic and diluted loss per share		$(0.09)
Basic and diluted pro forma weighted average shares outstanding					33,048,914
Basic and diluted pro forma net loss per share					$(1.10)

(1)	Derived from the statement of operations of MPAC for the year ended December 31, 2022. See MPAC’s financial statements and the related notes appearing elsewhere in this registration statement.

(2)	Derived from the statement of operations and comprehensive loss of MMV for the year ended December 31, 2022. See Legacy MMV’s financial statements and the related notes appearing elsewhere in this registration statement.

	MPAC (Historical)	MMV (Historical)	Pro Forma Consolidated
Weighted average shares outstanding – Ordinary Shares	6,624,200	139,829,193	33,048,914
Net loss per share – basic and diluted	$(0.34)	$(0.09)	$(1.10)

Adjustments to Unaudited Pro Forma Condensed Consolidated Statements of Operations

(AA)	Reflects the approximately $1.4 million of transaction costs to be incurred by MPAC and Legacy MMV subsequent to December 31, 2022 in relation to the Closing of the Business Combination;

(BB)	Reflects 1.5% finder’s fee based on the Legacy MMV’s equity valuation of $300,000,000 to be incurred at the consummation of the merger. This adjustment is considered to be a one-time charge and is not expected to recur;

(CC)	Reflects the unrecognized compensation expenses of $15,095,968 as the vesting condition are satisfied at the time of the consummation of the merger. This vesting adjustment is considered to be a one-time charge and is not expected to recur; and

(DD)	Reflects an adjustment to eliminate interest income earned from marketable securities held in trust account as of the beginning of the period.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(In thousand, except share and per share data)

	(1) MPAC (Historical)	(2) MMV (Historical)	Transaction Accounting Adjustments	Note	Pro Forma Consolidated

Revenue	$-	$10,482	$-		$10,482
Operating cost and expenses:
Cost of sales	-	(6,398)	-		(6,398)
Impairment loss	-	(30)	-		(30)
Selling expenses	-	(1,298)			(1,298)
General and administrative expenses	(961)	(29,955)	(4,249)	(AA)	(59,290)
			(4,500)	(BB)
			(19,625)	(CC)
Research and development expenses	-	(5,705)	-		(5,705)
Total operating cost and expenses	(961)	(43,386)	(28,374)		(72,721)
Loss from operations	(961)	(32,904)	(28,374)		(62,239)
Other income (expense)
Interest income	4	2	(4)	(DD)	2
Interest expense, net	-	(95)	-		(95)
Other income and expenses	85	306	-		391
Total other income (expense)	89	213	(4)		298
Loss before income taxes	(872)	(32,691)	(28,378)		(61,941)
Income tax expense	-	-	-		-
Net loss	(872)	(32,691)	(28,378)		(61,941)
Less: Net loss attributable to non-controlling interest	-	(698)	-		(698)
Net loss attributable to common shareholders	$(872)	$(31,993)	$(28,378)		$(61,243)

Basic and diluted weighted average Class A ordinary shares	4,229,692
Basic and diluted net loss per Class A ordinary shares	$(0.15)
Basic and diluted weighted average Class B ordinary shares	1,674,958
Basic and diluted net loss per Class B ordinary shares	$(0.15)

Basic and diluted weighted average of ordinary shares outstanding		139,829,193
Basic earnings per share per nonredeemable ordinary share		$(0.23)

Basic and diluted pro forma weighted average shares outstanding					33,048,914
Basic and diluted pro form net loss per share					$(1.85)

(1)	Derived from the statement of operations of MPAC for the period from January 8, 2021 (inception) through December 31, 2021. See MPAC’s financial statements and the related notes appearing elsewhere in this registration statement.

(2)	Derived from the statement of operations of MMV for the year ended December 31, 2021. See Legacy MMV’s financial statements and the related notes appearing elsewhere in this registration statement.

	MPAC (Historical)	MMV (Historical)	Assuming No Redemptions
Weighted average shares outstanding – Ordinary Shares	5,904,650	139,829,193	33,048,914
Net loss per share – basic and diluted	$(0.15)	$(0.23)	$(1.85)

Adjustments to Unaudited Pro Forma Condensed Consolidated Statements of Operations

(AA)	Reflects the approximately $4.2 million of transaction costs to be incurred subsequent to December 31, 2021;

(BB)	Reflects 1.5% finder’s fee based on the Legacy MMV’s equity valuation of $300,000,000 to be incurred at the consummation of the merger. This adjustment is considered to be a one-time charge and is not expected to recur;

(CC)	Reflects the unrecognized compensation expenses of $19,624,756 as the vesting condition are satisfied at the time of the consummation of the merger. This vesting adjustment is considered to be a one-time charge and is not expected to recur; and

(DD)	Reflects an adjustment to eliminate interest income earned from marketable securities held in trust account as of the beginning of the period.

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL INFORMATION

1.	Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP as Legacy MMV has been determined to be the accounting acquirer, primarily due to the fact that Legacy MMV Shareholders continue to control the Post-Combination Company. Under this method of accounting, although MPAC acquired all of the outstanding equity interests of Legacy MMV in the Business Combination, MPAC was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Legacy MMV issuing stock for the net assets of MPAC, accompanied by a recapitalization. The net assets of MPAC were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of Legacy MMV.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2022 assumes that the Business Combination and the PIPE Offerings occurred on December 31, 2022. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2022 presents pro forma effect to the Business Combination and PIPE financing as if it had been completed on January 1, 2022. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2021 presents pro forma effect to the Business Combination and PIPE financing as if it had been completed on January 8, 2021.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2022 and the unaudited pro forma statement of operations for the year ended December 31, 2022 have been prepared using the audited financial statements for the year ended December 31, 2022 of MPAC and Legacy MMV. They should be read in in conjunction with the audited financial statements for the year ended December 31, 2022 of MPAC and Legacy and their related notes, included elsewhere in this registration statement/prospectus. The unaudited pro forma statement of operations for the year ended December 31, 2021 has been prepared using, and should be read in conjunction with the audited results of operations for the year ended December 31, 2021 and the related notes, included elsewhere in this registration statement/prospectus.

The unaudited pro forma condensed consolidated financial information has been prepared based on the actual redemption of MPAC Class A ordinary shares at the closing of the Business Combination.

The unaudited pro forma condensed consolidated financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that MMV believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. MMV believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Post-Combination Company. They should be read in conjunction with the historical financial statements and notes thereto of MMV.

2.	Accounting Policies

Upon consummation of the Business Combination, MMV’s performed a comprehensive review of the two entities’ accounting policies. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed consolidated financial information. As a result, the unaudited pro forma condensed consolidated financial information does not assume any differences in accounting policies.

3.	Adjustments to Unaudited Pro Forma Condensed Consolidated Financial Information

The unaudited pro forma condensed consolidated financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed consolidated financial information to give pro forma effect to events that are expected to have a continuing impact on the results of the Post-Combination Company.

The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”).

The unaudited historical financial statements have been adjusted in the unaudited pro forma condensed consolidated financial information to give pro forma effect to transaction accounting adjustments that reflect the accounting for the transaction under GAAP.

The pro forma consolidated provision for income taxes does not necessarily reflect the amounts that would have resulted had the Post-Combination Company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2022 are based upon the number of the Post-Combination Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2022.

Business

MMV’s Mission

MMV is committed to building an open, immersive, and multi-experienced entertainment world with high-quality original contents and a wide range of professional user generated content.

Overview

MMV is an animation and entertainment company devoted to establishing an open community for its global users (a collective reference to its animation viewers, game players, and content creators) and to providing high-quality and immersive entertainment experience by way of original contents, user-generated contents (“UGC”), and professional user-generated contents (“PUGC”).

MMV commenced animation production in 2015 under its signature Aotu World brand, which has attracted a broad following with its inspiring storyline and unique graphic style, particularly among the younger audience in China. By leveraging the company’s established user base, MMV has built a diverse product portfolio, including animated content, comic books, short videos, collectibles, stationery, consumer products, and mobile games across the Aotu World brand. MMV has also developed and augmented new brands, stories, and characters, such as Neko Album. MMV creates content and capitalizes on its brands to provide its users with intriguing, multi-faceted, and interactive virtual entertainment services and products.

MMV’s Business

MMV has developed a business model that centers around its proprietary brands leveraging its brand appeal to MMV’s users. MMV’s proprietary brands are established by developing original and compelling animated content. To provide multi-faceted entertainment experiences for its fans, MMV designs, develops and operates mobile games, and designs, manufactures and sells merchandise based on these brands. MMV has also devoted resources to laying a foundation for the development of new brands as well as providing animation production and other technical support services to third party customers. In summary, MMV’s business is primarily comprised of the following four pillars:

●	Creation and operation of proprietary animations: MMV’s in-house creative content team and animation production team lead the creation of its own proprietary brand and animation series. Each season of MMV’s animation series is typically released on a weekly basis on popular online video platforms such as Bilibili. MMV generates licensing revenue from granting these platforms licenses to broadcast its animated contents. In addition, these series are broadcast on television domestically and overseas, which further expands MMV’s brand presence and promotes its global development. MMV is developing and has launched a number of proprietary brands and animation series, including Aotu World, Aotu Academy, Neko Album and Blade of Vengers. Aotu World the Animation, MMV’s signature animation franchise, celebrated its sixth anniversary in June 2022, and had four seasons exclusively on Bilibili since April 2022.

●	Development and operation of games and apps: MMV develops mobile games and apps based on its proprietary brands and contents. MMV creates games that integrate with the animation series’ storyline, which provides an additional layer of interaction and immersive experience for its fans. MMV has launched multiple games under its Aotu World brand, and operates these games primarily on a free-to-play model. Players can download the games free of charge but are charged for the purchase of in-game virtual items to enhance game-playing experience. MMV distributes its mobile games through its proprietary channel, App Store and various Android-based app stores and platforms. The gross revenue generated from players is subject to revenue share with distribution channels and service fees to payment providers. MMV continues to expand and strengthen its mobile game development team and development capacity to serve as a foundation for the introduction of additional games to the market. By leveraging the valuable experience accumulated during the development and operation of its current live games, MMV endeavors to create greater commercial value from the launch and operation of its pipeline of games and apps.

●	Merchandise sales and licensing: MMV sells merchandises that are developed based on its proprietary brands to distributors and end customers. MMV’s merchandises currently include animation collectibles, books, stationery, apparel, plush toys and other commercial appealing products. MMV has an internal design, supply chain management and e-commerce team to manage its merchandise sales business with the production outsourced to third-party manufacturers. MMV conducts its merchandise sales to end customers primarily through its proprietary storefront on online vendor platforms, such as Tmall.com and Taobao.com, as well as through distributors. In addition to its own merchandise sale business, MMV also grants third party license rights to develop and market merchandise for which MMV receives a portion of its sales revenue as licensing fees.

●	Animation production services: MMV provides animation production services to third party clients. These clients include animation companies, gaming companies and other entertainment companies. The provision of these services contributes to expanding MMV’s animation production capacity and enables MMV to gain additional experience, expertise and market insight.

MMV believes that it is an industry innovator and pioneer, not just for the original contents it creates but also for the business model under which it produces and promotes these contents. In addition to creating content in-house, MMV utilizes a user-oriented approach and encourages fan participation in the creative process via its “Core Platform”. The Core Platform provides users with creative inspiration and guidance, license of art assets, tools and technologies, and other support for the development and promotion of UGC. This has helped diversify MMV’s content offerings and nurtured a culture within its user community that creates and shares UGC. The user-oriented approach adds to MMV’s identification of high-quality UGC, which it refers to as PUGC. Under the structural guidance of its Core Platform, MMV believes that its UGC and PUGC materials contribute to the growth and popularity of its proprietary brands, broaden the spectrum of its entertainment content and inspire the development of new storylines and ideas.

MMV’s Achievements

Aotu World started as an animation series, which MMV refers to as Aotu World the Animation. Season one of Aotu World the Animation was first broadcasted in 2015. Since its initial introduction, over 110 television channels in Mainland China have broadcast the series, and it has also expanded its influence globally. MMV has continued to develop the animation series with the fourth season currently airing. The animation series had an accumulated total view of approximately 0.95 billion as of March 2023 on Bilibili alone, which ranked first among all Chinese Original Animation Brands based on views on Bilibili. Since its initial release, Aotu World has gradually developed into an independent universe with its own characters and storylines, as well as source material for diverse entertainment genres, including original comic books, short videos, merchandise and mobile games. In addition, MMV has marketed its contents and products via the internet with derivative artworks and animated contents, and these original contents have successfully attracted followers as well as contributed to the maintenance and promotion of the brand’s popularity on social media.

MMV has cultivated a UGC culture within its community. MMV has gained a large number of followers on various social media platforms that are popular among Generation Z in China. As of March 2023, MMV had approximately 1.9 million followers on Bilibili, 2.3 million followers on Douyin, 3.4 million followers on Kuaishou, 928,000 followers on Weibo and 454,000 followers on Ban Ci Yuan.

MMV’s relationship with its users goes beyond a unilateral relationship through which its users casually view MMV’s animation series. Instead, MMV’s users participate in the creation of UGC in the form of online discussions, cosplay, user-generated artworks and comics, stories, videos, music and even video games. Aotu World is a popular animation on leading UGC focused fan communities in China. There are hundreds of new Aotu World based UGC posts uploaded on Bilibili on a daily basis. Aotu World also ranked as the most popular brand on Lofter’s Popular Artistic Painting and Drawing Poll, surpassing all other domestic or foreign ACGN brands. As of March 2023, Aotu World the Animation ranked first in terms of fanbase and number of UGC posts among global ACGN brands on Ban Ci Yuan. To promote this community growth around its brand, MMV shares Aotu World character model files for use by UGC creators. The UGC created in association with MMV’s animation content reflects its fan’s engagement with its storyline and characters. In addition to contributing to the promotion of the Aotu World brand, UGC supply creative concepts and ideas that enable MMV to further develop and diversify its entertainment genre.

MMV has also developed a business model that monetizes its original animated content and brand through derivative products. MMV’s derivative products mainly include mobile games and brand merchandise. Aotu World the Game was MMV’s venture into building an interactive entertainment platform and has attracted approximately 13 million cumulative registered users as of March 2023. MMV has also developed and marketed over 2,220 merchandise items as of March 2023, which not only offers actual companionship to its users but also contributes to MMV’s cash flow. MMV intends to develop additional games and apps, and to further capitalize on its animated content and userbase as a launchpad to develop new proprietary brands, content offerings and multi-faceted online and offline entertainment experience.

Industry Barrier and Opportunity

Traditional gaming and entertainment companies rely on occupationally generated contents (“OGC”) to develop proprietary brands, animation, games, and other entertainment genres. This reliance on OGC requires significant upfront investment due to high development costs. To ensure the economic return from the content developed, these companies are inclined to use similar and repetitive game designs and mechanisms, which have been proven by the market. We believe a general reluctance among developers to take on risks may have left a large volume of creative concepts underdeveloped or undeveloped, resulting in a lack of product diversification among the contents developed and more limited interactions between the content and its fanbase. MMV believes that this circumstance has become an important barrier to the overall development of the industry, and endeavors to overcome this barrier through its Core Platform, business model, and development strategy.

MMV’s Solution

MMV’s Core Platform supports, incubates, and guides the development of its proprietary brands created in-house and UGC and PUGC created by its users. It is designed to encompass a range of support for content creators, including investment, incentives, tools, development support, IP support, creator community, crowdsourcing platform, publishing support, and cross-promotion. MMV’s Core Platform aims to foster creative concepts and nurture the development of its UGC and PUGC into successful commercially viable intellectual property that may be developed into animation, games and merchandise.

MMV believes that the functionalities under its Core Platform can lower industry barriers for content creators. For example, creative talents who are deeply connected and inspired by MMV’s content may be motivated to independently develop additional concepts. However, successful animation or game development may be a daunting task for those with financial, technological, and commercial limitations. MMV provides support to PUGC creators with a burgeoning concept by assisting in the incorporation, materialization, and commercialization of their concept through MMV’s Core Platform.

As part of its effort to create an open community to promote its proprietary brand, MMV has made various Aotu World art assets available to the public free of charge through its Core Platform, and will continue this initiative by providing additional art and technical resources to its fanbase. This provides UGC creators with a foundation to develop content under the Aotu World brand. This provides UGC and PUGC creators with a foundation to develop high-quality animations, games, and other content offerings under the Aotu World Brand. MMV believes that this helps strengthen engagement with its Aotu World users, and helps to identify talented PUGC creators with more sophisticated content and technical expertise within the UGC community. MMV views these PUGC creators as potential business partners that MMV can engage for the development of content and support the “creator to customer” concept valued by MMV. Furthermore, MMV’s Core Platform allows PUGC creators to directly benefit from the potential commercial success of their content. MMV believes this “money to the creator” concept incentivizes PUGC creators to participate in the brand’s long-term development.

MMV has gained a large number of followers on various social media platforms that are popular among Generation Z in China. As of March 2023, MMV had approximately 1.9 million followers on Bilibili, 2.3 million followers on Douyin, 3.4 million followers on Kuaishou, 928,000 followers on Weibo, and 454,000 followers on Ban Ci Yuan, and has become a popular and active source for UGC creation in terms of the volume of UGC created. The use of and engagement with UGC/PUGC creators not only increases the talent pool for content development which supplements MMV’s internal creative team but may also reduce the costs related to the development and marketing of the Aotu World brand.

In short, MMV aims to diversify content for online entertainment by lowering industry barriers, and reducing friction between users and creators by promoting the “creator to customer” model. MMV believes its business model addresses challenges faced by traditional gaming and entertainment companies by modifying the creative process in a way that can broaden the range of creative concepts developed while lowering development costs.

Strengths

Business Synergy Creating Value Chain Capabilities

MMV’s business centers around its proprietary brands and covers the animation series, gaming and merchandise segments of the industry value chain. The synergy established among these segments forms the foundation for MMV’s business operation. MMV has developed original animation series that has gained a following among the younger audience in China. Based on these animation series, MMV develops various mobile games that integrate the original animation’s storyline to create an immersive experience for its users. In addition, MMV designs, develops and distributes merchandise based on its proprietary animation series and games. MMV leverages its existing animation fanbase, which allows MMV to efficiently promote its games, merchandise, content, or other products and services to a readily available audience pool. The mobile games and merchandise generate revenue and profits for MMV, while further engaging its fanbase. At the same time, MMV can acquire a deeper understanding of users’ preferences from market feedback to create animations and games that better serve users’ demands. The synergy established between MMV’s businesses contributes to its content’s popularity, staying power and earning potential.

MMV’s flagship brand Aotu World exemplifies the synergy created under its business model. MMV launched the first season of Aotu World the Animation in 2015 and has subsequently released three more seasons. The animation series gained popularity among young fans with an accumulated total view of approximately 0.95 billion as of March 2023 on Bilibili alone, which ranked first among all Chinese Original Animation Brands on Bilibili. The traction of the animation series led to MMV’s development of multiple mobile games under the Aotu World brand. To further leverage the popularity of the Aotu World brand and to attract more fans, MMV also designs and sells Aotu World merchandise, including comic books, action figures, stuffed toys, and other collectibles and functional items. The synergy created from the operation of various business segments forms a foundation for the commercialization of MMV’s creative content. MMV plans to develop other proprietary brands and continue to capitalize on the synergies between its businesses to enhance its monetization ability.

Furthermore, MMV encourages users to create UGC, which can further bring vitality and inspiration to its animation and game development process. Moreover, MMV’s provision of animation production services to third parties helps strengthen its own production capabilities and allows MMV to gain additional insights and expertise which can be applied to MMV’s other business segments. MMV’s integration of different business lines generates synergies and facilitates a virtuous cycle for its operation. This synergy strengthens MMV’s ability to effectively retain users and capture greater commercial value.

A Thriving Proprietary Brand with Robust Monetization Potential

The established fanbase of MMV’s Aotu World brand provides a robust base for monetization. MMV engages its user base through its creative contents and strives to meet their demands for brand related entertainment genres and merchandise. MMV currently generates a substantial portion of its revenue through Aotu World the Game, sales of brand merchandise and licensing.

MMV recognized its brand monetization potential in early 2017. In response to popular demand for Aotu World related merchandise, MMV started an online campaign for its users to fund the design and manufacturing of Aotu World related merchandise. In return, participating users would be the first recipients of official Aotu World merchandise. At the conclusion of the event, MMV received approximately RMB3.1 million in crowd funding, which held the record for the largest amount raised through crowd funding for an animation series on modian.com as of March 2023. This event marked the beginning of its merchandise sales, and MMV has developed over 2,220 Aotu World merchandise as of March 2023, including comic books, action figures, stuffed dolls, apparel, costumes, trading cards, and other collectibles and functional items. From 2017 to 2022, its total merchandise sales increased from RMB2.8 million to RMB26.4 million, representing a CAGR of 56.6%.

MMV commercially launched Aotu World the Game in June 2020 as its trial run to monetize its brand by way of a mobile game. In the first six months after its commercial release in the PRC, MMV had accumulated 7.4 million users and generated approximately RMB74 million top-up. By March 2023, Aotu World the Game had accumulated approximately 13 million registered users in total. The operation of Aotu World the Game has enhanced and improved MMV’s understanding of its users’ demands and expenditure needs in the gaming realm. MMV has assembled an experienced game development team to design and develop a major update, titled Project A, to an existing live game under the brand of Aotu World. With its established user base, accumulated experience as well as its continuous upgrades and development of game products, MMV believes it will be able to better monetize its proprietary brands through its mobile and video game business.

Furthermore, MMV’s proprietary animation series have been reproduced in foreign languages and were broadcast on television networks in Japan, Russia, Vietnam and other countries. MMV plans to enhance its brand by further expanding its international reach, and by introducing its proprietary brands, contents and merchandise to the international market.

In addition to business related to its proprietary brands, MMV also provides animation production services, which commenced in mid-2019 and have grown to become a key component of MMV’s revenue. For the year ended December 31, 2021 and 2022, the revenue from animation production services accounted for 28.1% and 28.6% of MMV’s consolidated revenue, respectively. The revenue from animation production services achieved a year-over-year growth of 18.8% from 2021 to 2022.

A Growing Product Pipeline Fueled by MMV’s Engaged User Base

MMV’s product pipeline mainly consists of animations, games and other metaverse-oriented content offerings. MMV released the fourth season of Aotu World the Animation in April 2022 and plans to sustain its brands’ popularity by releasing additional animated series. MMV uses a cyclical creative content development process in which MMV offers intriguing subject matters for its users to produce creative contents. In turn, these UGC provides a source of inspiration for MMV’s product and content development. MMV’s Aotu World brand is an example of this cyclical development process. The in-house creative content team interacts and works with UGC and PUGC creators during both the creative origination and content production process. MMV also heeds its users’ contributions and contemplates suggestions for animation creation, gaming development, and merchandise design and sales.

MMV is developing or co-developing three gaming pipeline projects — Project AI, Code Name Aotu and Aotu Meta Planet. These new games are based on Aotu World the Animation’s main storyline and encourage user participation through different gameplays. Project AI is a video game to be co-developed with an AI technology partner, and is expected to be of AAA-quality and available for cross-platform use. It is designed to provide immersive experience to users in the metaverse of Aotu World, where users can interact with AI beings supported by Xiaoice Framework. Code Name Aotu is designed as a match-3 game with card collecting elements, capturing young female user base. Aotu Meta Planet is designed to be a role-playing simulation game that enables users to explore and develop in the open world and offers abundant freedom and opportunities for UGC creation.

In addition to games, MMV is also developing other metaverse-oriented contents to broaden its online content offerings. Code Name Rabbit Hole is intended to be an innovative social media platform for animation enthusiasts, which facilitates the creation and distribution of cartoon or animation-styled UGC. MMV is also actively exploring the potential application of various metaverse-related concepts, such as play- to-earn model and non-fungible tokens, or NFTs, of its characters and in its games.

MMV’s pipeline of entertainment products is inspired by and designed for its users, and MMV will continue to make available its animation and game development source files and tools to encourage user participation and drive PUGC creation. The UGC produced by its active user base provides important sources of creative inspiration for MMV as it expands its current content offering and develops new proprietary brands to broaden its appeal to a larger audience.

Creative UGC Powered by MMV’s Core Platform

Traditional gaming and entertainment companies typically rely on OGC for creative sources, which require significant investment. MMV, on the other hand, believes that some of the finest ideas and creative content come from its fans, which are well-positioned to test and provide feedback on the viability of new concepts. Therefore, while MMV devotes significant efforts to create original content, MMV also encourages its users to help develop their creative concepts through its integrated Core Platform and provides users with the resources to accomplish this goal. MMV’s Core Platform touches on many aspects of the virtual entertainment value chain, from creative concepts, animation, UGC discovery, and technology support, to merchandise and gaming, UGC and other content development. MMV’s Core Platform is designed to utilize the UGC at its disposal to further promote the development of the Aotu World brand as well as initiate the development of new proprietary brands using these UGCs. The Core Platform provides a range of support for content creators, such as investment, incentives, tools, development support, IP support, creator community, crowdsourcing platform, publishing support, and cross-promotion. The Core Platform’s capabilities support MMV’s brand development and guide the management of creative concept development, genre diversification, and monetization. For the development of UGC under the Core Platform, MMV provides support and guidance to the UGC creators in exchange for a percentage of product ownership and future preferential cooperation rights.

One distinguishing feature of MMV’s Core Platform is its ability to identify promising content from PUGC creators, promote relevant content and directly connect the creators to end-users in a cost-efficient manner. Once MMV identifies a creative concept with commercial potential for development, or foresees partnership potential with a certain group of devoted users, its Core Platform would offer the necessary tools to assist in materializing this concept. In addition, the Core Platform can help MMV identify potential investment and acquisition targets and opportunities for business collaboration, which facilitates MMV’s development of a UGC-enabled and highly interactive entertainment brand or genre.

A Visionary and Experienced Management Team

MMV’s Chairman and CEO, Mr. Yiran Xu, is an entrepreneur and industry pioneer with over 28 years of experience in the online gaming and entertainment industry. Mr. Xu is among China’s first generation of game developers and has founded and guided the development of numerous accomplished companies, such as Leyou Technology Holdings Limited, Perfect World Co., Ltd., and other prominent companies in the gaming industry. Mr. Xu led the successful investments in, among others, SNK (Japan), Cryptic Studios, and Runic Studios. Mr. Xu also led the acquisition of Digital Extremes, Splash Damage, set up new studios, and initiated a number of AAA game projects during his tenure at Leyou Technology Holdings Limited. Under Mr. Xu’s leadership, Leyou Technologies transformed into a global AAA video game group, and it was eventually fully acquired by Tencent for approximately US$1.4 billion, which has been recognized as the third-largest deal globally in the video gaming industry in 2020. In recognition of his accomplishments in the gaming and entertainment industry, Mr. Xu was recognized as one of the top ten most influential gaming industry leaders by the PRC National Radio and Television Administration in 2016. In addition to his executive experience in the gaming industry, Mr. Xu is also an experienced venture capitalist and has invested in multiple industries. Leveraging Mr. Xu’s knowledge of the industry and experience in international business development and M&A, MMV believes it has the leadership and management support to grow into a reputable international entertainment company with solid operating results.

Mr. Xu is supported by MMV’s team of experts in content development, technology, business management, and finance. In addition to its internal support team, MMV also actively engages outside industry experts to serve as external consultants and advisors. Consistent with MMV’s business model and culture, MMV’s core team has established an open-minded work culture. The engagement of external consultants provides further strategy and direction through close examination and vetting by visionary experts who are often at the forefront of the industry.

Strategies

Strengthen MMV’s Monetization Capabilities

MMV intends to enhance its monetization potential by further leveraging its recognized proprietary brands and established fan base. MMV generated 68.8% of its total revenue through its merchandise sales, mobile game operation and licensing services in 2022, and it plans to strengthen its monetization capabilities for these businesses. MMV initially sold Aotu World merchandise through online retailers, such as TMall, which reached a limited segment of MMV’s users. Offline channels represent an additional channel with the potential to further increase MMV’s revenue. MMV currently sells its merchandise through multiple distributors and merchants and expects to continue increasing its distributor base to expand the reach of its merchandise to a broader range of customers in different geographic regions. In addition to Aotu World merchandise, MMV also actively explores and evaluates opportunities to collaborate with other brands to leverage its business model.

MMV’s mobile game operations and development is an important business segment in terms of revenue generated, and the continuing development of the Aotu World mobile games is one of MMV’s priorities. MMV believes that the iteration and updates of Aotu World the Game and Project A under Mr. Xu’s leadership would substantially improve the games’ active user number and revenue. In addition, there are three games currently in development under the Aotu World brand, and Aotu World may continue to provide the creative inspiration for a growing pipeline of games. With its established user base as well as user engagement and support for the brand, MMV believes that its mobile game business can further improve its revenue and profitability after the launch of pipeline games in the near future.

MMV’s revenue from licensing increased by US$1.5 million from 2021 to 2022 and contributed to MMV’s gross profit. As Aotu World’s brand awareness increases, more third-party partners seek to use the MMV’s Aotu World brand for their merchandise and product development, such as stationery and food and beverage package, and additional license opportunities arise from various other online and offline businesses, such as pop-up shops, escape room, and restaurant. MMV has also granted licenses to third party to develop video game and virtual reality entertainment products. The expansion of MMV’s licensing business is expected to further improve MMV’s monetization capabilities. Moreover, the increase in licensing opportunities brings a positive effect to MMV’s brand presence, publicity and popularity, which can further increase MMV’s revenue from other business streams.

In addition, MMV’s animation production business has continued to grow rapidly, achieving a year-over- year growth rate of 18.8% from 2021 to 2022. MMV has gradually built up its reputation for its animation production services, which contributed to the expansion and growth of its client base and pipeline projects. MMV has invested, and will continue to invest, in streamlining production process, developing proprietary technology, and building high-quality production capacity. With these efforts, MMV expects to further increase the profitability of its animation production business.

Greater Investment in Metaverse-oriented Experience and Contents

MMV’s mission is to build an open, immersive, and multi-experienced entertainment world, which satisfies the desires of users across the globe for a parallel digital universe to complement their existence in the real world. In addition to traditional mobile games, MMV is co-developing a metaverse game product titled Project AI, with an AI technology partner, Xiaoice. Project AI is designed to provide immersive experience to users in the metaverse of Aotu World, where they can interact with AI beings supported by Xiaoice Framework. MMV is also exploring other initiatives to integrate play-to-earn mechanisms into its existing game products, as early attempts for the building of a metaverse economic system.

In addition to mobile games, MMV is actively developing other content with metaverse-oriented features. For example, MMV is developing Code Name Rabbit Hole, which is designed to be an innovative social media platform. Users of this platform will be able to transform their verbal exchanges into comics or short anime videos in real-time, and share these contents with the community. Code Name Rabbit Hole is expected to enhance MMV users’ experience through UGC and AI technology and to open up another potential metaverse for animation enthusiasts. MMV intends to continue developing and upgrading product offerings to bring innovative metaverse experiences to its users.

Continue to Enhance MMV’s Core Platform and Encourage UGC Creation

MMV’s Core Platform is the engine that drives MMV’s content and product development process. While MMV believes its Core Platform represents an innovative approach for product development, it also recognizes that the Core Platform must constantly improve to meet the ever-changing industry and consumer demands. Therefore, MMV will continue to invest in and upgrade its Core Platform so that the Core Platform can adapt to the demands and challenges of the ever-changing market.

More specifically, MMV is focused on strengthening the technology support it offers to its UGC and PUGC creators to encourage development of creative concepts. MMV will continue to devote resources to establish an accessible platform for global UGC and PUGC creators to communicate, cooperate and spread their works, which is a key goal of MMV’s Core Platform. MMV intends to provide UGC and PUGC creators with resources and toolsets to reduce the workload of MMV’s content creators and to guide and accelerate the development of creative concepts.

Continue to Broaden MMV’s User Base

MMV’s earning potential depends on its user base, and MMV desires to maintain and expand its user base through providing high-quality and intriguing products and services that meet their entertainment needs. MMV intends to introduce its signature proprietary brand Aotu World to the global market. Aotu World’s grand universe, characters with unique back-stories, and the storyline in which ordinary people can become superheroes are elements that MMV leverages to cater to the global entertainment market. MMV expects this strategy to increase MMV’s popularity and user base, which could further enhance MMV’s revenue base, particularly in game publishing, merchandise and licensing. MMV also strives to expand its user group by developing new brands, such as Neko Album, that targets audiences in different age groups, and by developing new content offerings for each existing brand to retain the interests of audiences as they grow more mature.

MMV’s development and success hinge on the support of its users. Broadening MMV’s user group also has a significant implication for MMV’s Core Platform and business model. MMV intends to continue making its content creation channels accessible to allow users to participate in the creative process. Such support from its users could significantly lessen MMV’s spending on advertising and promotional campaigns. In addition, MMV believes that its users may contribute important creative concepts, and a broader user group increases its talent pool for UGC. MMV aims to provide greater technical and financial support and regulatory guidance to its UGC and PUGC creators through the Core Platform and provide them with the opportunity to develop and potentially commercialize their concepts. In turn, MMV expects to be able to attract a broader spectrum of users, and better understand and anticipate market demands with abundant UGC and PUGC created. MMV believes that this cycle is a pillar for MMV’s future success.

Expand MMV’s Content Offering Through Strategic Acquisitions

Mr. Yiran Xu and MMV’s management team have extensive experience in gaming company acquisitions, and subsequent business development experience in the PRC and the global market. MMV intends to utilize these experiences to diversify its content offering through potential strategic acquisitions. Strategic acquisitions could contribute and accelerate MMV’s growth and broaden MMV’s appeal to its user base. MMV actively explores for developed gaming products that can provide a more open playground for its users to express their creative ideas. In addition to the original content MMV develops, the acquisition of promising games and other entertainment genres can supplement MMV’s operation and enrich its content offering. MMV believes that the UGC at its disposal, the management of UGC communities and its mobile game development capabilities make MMV an appealing business partner.

MMV’s Core Platform

MMV’s mission to be an industry innovator built on creative content gives rise to its focus on establishing a system that nurtures the development of creative UGC and PUGC, rather than focusing on one particular brand. MMV believes that this approach can provide a consistent stream of high-quality gaming and entertainment products that are generated by its users for its users, and as a result, contribute to MMV’s long-term success. MMV’s Core Platform and the capabilities it encompasses provide a foundation for MMV to achieve this goal.

MMV’s Core Platform is a platform that drives the operation of MMV’s entire ecosystem. The Core Platform is designed to fully utilize the UGC at its disposal to further develop and monetize MMV’s proprietary brands. For example, to further enhance the commercial value of Aotu World brand, MMV provides relevant art assets and technical resources to Aotu World fans to encourage UGC creation. MMV believes UGC creators, especially PUGC creators, will bring new ideas and content that can be further explored and monetized. MMV plans to use the same approach to initiate the development of its other proprietary brands, and the integration of resources on the Core Platform is expected to bring synergies to MMV’s operations.

MMV’s Core Platform is the engine that drives the cyclical process starting from UGC game conception and development, commercialization plan and implementation, to marketing and distribution. Upon completion of a development cycle, MMV gathers meaningful input from its users and market participants to restart the creative process of identifying content creators and creative concepts for new developments. The Core Platform’s functionalities are enabled by the following components:

Investment/Incentives

MMV maintains and implements incentive plans to encourage the development of PUGC under MMV’s proprietary brands. In a typical engagement of a PUGC creator, if MMV believes that the PUGC may have broad market appeal, but its creator lacks the necessary resources or comprehensive skillset to further develop this early concept, MMV will provide financial support to the PUGC creator to further develop his/her concept and secure its stakes in the invested projects through contractual arrangements.

The screening process also helps MMV identify acquisition opportunities for targets with commercial potential and mature products that have broad market appeal and large UGC potential. Once MMV identifies and acquires a target, it will utilize the tools and strategies under the Core Platform to further the target’s development by exploring the feasibility of enabling UGC compatibility, incentivizing the development and spread of UGC to further promote the popularity of the original content, and creating more value by monetizing its contents through diversified forms of entertainment, such as mobile and console video game development, animations production, merchandise, sales as well as distributing these content offerings to additional geographic market including the large Chinese consumer market.

Tools

One of MMV’s objectives is to establish an open-source technology hub that caters to the technical needs of its UGC creators. MMV has developed technology and toolsets to produce high-quality animations at lower costs and continues to invest in the development and acquisition of technology for content production. In addition, MMV has been searching and investing in engines, plugins, middlewares and other technology tools that are critical for the creation of metaverse-oriented content. MMV may license these tools, or cause them to be licensed, to PUGC creators to support their development through the Core Platform. To protect MMV’s proprietary know-hows, MMV’s users agree to an end-user agreement to acknowledge that any creations produced using MMV’s proprietary information are for non-commercial use only. Other rights are withheld by MMV and subject to further negotiation on a case-by-case basis.

Development Support

With MMV’s expertise and technical know-how in content production as well as its executive team’s abundant experience in the video gaming industry, MMV is able to offer various development support services to UGC and PUGC creators through the Core Platform, such as advising on concept development, product design, technical design and cross-play development.

MMV firmly believes that making its brands and products UGC-enabled would enhance their long-term monetization potential. In particular, games with UGC support may have a longer user life cycle compared to games with OGC only. Players of OGC do not have the opportunity to contribute to a game’s development, and the OGC’s revenue generation ability fades if players lose interest due to the limited contents. On the other hand, UGC-enabled games and genres actively promote user engagement and involvement in product development, which can unlock a variety of game designs and extend the product’s life cycle.

IP Support

A significant barrier that hinders the development process for an individual PUGC creator is the costs to obtain necessary copyright and trademark licenses. If MMV believes a PUGC creator has made meaningful progress towards realizing a creative concept, MMV may license its copyright and trademark to the PUGC creator to alleviate relevant intellectual property restrictions, including those relating to various art assets created and owned by MMV, such as pictures, animations and sound effects. MMV helps PUGCs and their creators garner user acquisition and retention, especially among existing users of MMV’s proprietary brands. In addition, MMV expects to work with other intellectual property owners and expand the scope of licensable intellectual properties.

Creators Community

MMV’s proprietary brand Aotu World maintains online community following on some of the most popular online forums and social media platforms in China, such as Bilibili, Weibo, QQ, WeChat, Douyin and Lofter. MMV’s content development team actively manages these social media groups and monitors UGC and its creators for ideas with commercial potential. Further, MMV expects to establish and operate its proprietary UGC community to cover creators with a wider range of preferences and skillsets, and to nurture a creative platform for new projects and teams.

Crowdsourcing Platform

MMV expects to establish a platform that connects production companies with freelance artists and other individual creators. This platform can support production company’s UGC efforts, and it can also provide individual creators with more opportunities to monetize their ideas and gain experience through contract work.

Publishing Support

With its experience in publishing various types of content, MMV is able to provide publishing support services to PUGC creators, including advice on publishing strategies and marketing plans and connecting creators with local publishers for greater monetary returns.

In particular, the publication of telecommunication contents in the PRC, including mobile and PC games, is regulated by the PRC National Radio and Television Administration. Any game operator must apply for and obtain an International Standard Book Number (“ISBN”) from the PRC National Press and Publication Administration prior to its commercial launch. The application process can be complicated and daunting for PUGC creators and international gaming companies. MMV is able to provide assistance or handle the publication process to help intriguing contents enter the China market.

Cross Promotion

MMV does not undertake any systematic advertising campaigns. Instead, it uses word-of-mouth marketing to promote its brand and products among its user base. This marketing strategy may extend to the promotion of MMV’s new brands and entertainment products. MMV also actively promotes its PUGC products created by its partnering PUGC creators. MMV believes that cross promotion would mutually benefit MMV and the creator community, which can help MMV’s Core Platform grow into a reputable content distribution platform.

Summary of MMV’s Core Platform

The original intention and ultimate goal of MMV’s Core Platform are to create synergies between PUGC creators and MMV’s resources, which allows MMV and creators to join forces and develop creative concepts with commercial potential. These concepts could in turn diversify content offerings available in the market. Under this approach, if any of MMV’s PUGC creators offer a commercially feasible creative concept, MMV would provide support to guide the development of such creative concept for commercial success. As a result, MMV builds a community in which PUGC creators from around the world can interact and work together to develop a product. In addition to connecting PUGC creators with a common interest, this strategy can also lower the cost of production for MMV. MMV believes this efficient approach, cooperative model, and broad appeal will contribute to its long-term development.

MMV’s Animation Series Aotu World the Animation Overview

Aotu World the Animation

Overview

Aotu World the Animation is a 3D animation series that MMV created based on its original proprietary contents. The story of Aotu World the Animation takes place in a fictitious universe called the “Aotu World.” Aotu World was created by an omnipotent god-like figure, the Creator, who controls the destinies of people living in his universe. The Creator also appoints The Seven, who are seven almighties, to carry out the Creator’s will. Ordinary people of the Aotu World only have one path to change their fate, which is to win in the Aotu Tournament and earn the same ruling power as The Seven. The main storyline follows the beloved characters on their journey to win the Aotu Tournament.

The launch of Aotu World the Animation in 2015 has garnered an active following among the young generation in China and has subsequently fueled the creative passion among MMV’s users. The animation series’ characters like King, Grey, Phantom Shitou, Kalie, Ray and Godrose became virtual idols and household names among MMV’s audience. Furthermore, MMV’s fanbase created various UGC based on Aotu World the Animation, including fan fictions, fan arts, and most notably, fan videos.

As of the date of this registration statement/prospectus, MMV has produced and broadcasted four seasons of Aotu World the Animation. The series was broadcasted on over 110 television channels in Mainland China and it has also expanded its influence globally. The early seasons were broadcasted online on Chinese and overseas video platforms, including Bilibili, Tencent Video, and YouTube. In January 2019, November 2019 and January 2022, MMV entered into exclusive broadcasting license agreements with an affiliate of Bilibili. As a result of these agreements the online broadcasting of all four seasons of Aotu World the Animation in Mainland China have been granted exclusively to Bilibili since April 2022. This MMV original series quickly became one of the top-ranking animation brands produced domestically in China. Furthermore, Aotu World the Animation enjoyed a total of approximately 0.95 billion hits as of March 2023 and was the most popular original animation brands among Chinese animation series on Bilibili. MMV is also expanding the reach of Aotu World the Animation to the global market and the series has been broadcast in a number of other Asian countries and regions.

Awards and Recognitions

In the 2018 Portrait Report of the Generation Z Consumers, referring to people born in the 2000s, sponsored by the All-China Students’ Federation and jointly issued by the QQ Database and China Youth Daily news organization, Aotu World the Animation was recognized as the fourth most popular animation series among the Generation Z consumers in China, and the most popular animation among domestically produced animation series. The All-China Students’ Federation is the organization of China’s top secondary and collegial education institutions. Its recognition of Aotu World the Animation is an endorsement of MMV’s efforts to provide meaningful original contents to the young generation of consumers in China. The appreciation of Aotu World the Animation by the Generation Z consumers is further substantiated by the viewership data available on Bilibili. According to a public poll by Bilibili users, the third season of Aotu World the Animation is the most popular domestically produced animation series in 2020 among the Generation Z consumers. In addition, in the 2020 TAAF×Bilibili China-Japan Animation Awards, Aotu World the Animation was recognized as one of the most popular animations among PRC produced animations in 2020.

In addition to the above awards, Aotu World the Animation has received numerous prestigious awards from prominent industry organizations. In 2020, Aotu World the Animation received an award as one of the Top Ten Copyright Cooperation Holders from the PRC Copyright Protection Center as well as the Top Ten New Animation during the 2018 China IP Industry Annual Conference. MMV received the Bronze Medal of the 14th Annual China Comic Golden Dragon Award at the China International Comics Festival in 2017 for Aotu World the Animation being one of the most popular internet animation series. In recognition of its overall achievements, Aotu World the Animation was also selected as a partner by the 2017 China International Comics Festival.

The recognition of MMV’s Aotu World brand by industry players and its users motivates MMV to further enrich its contents. Since the initial introduction of Aotu World the Animation in 2015, MMV has also published two mobile games, marketed over 2,220 merchandises as of March 2023, and inspired the wave of UGC relating to the Aotu World brand. For more information, please see “— MMV’s Games” and “— MMV’s Merchandise” in this section.

Neko Album the Animation

Neko Album represents MMV’s effort to develop additional proprietary brands. MMV’s approach for Neko Album models after Aotu World, and MMV has developed an animation series and a mobile game under this brand. MMV launched Neko Album the Animation in August 2021.

Neko Album the Animation uses a first-person perspective to tell pleasant and warm everyday life stories between the young vibrant characters and their Neko-girls. The main storyline takes place on a fairy island where humans and egg-shaped kittens live together in harmony. Waken by the strong emotional connection with humans, the kittens grow into Neko-girls and adjust to human life on the island. Neko-girls have their own careers and dreams. They may operate a grocery store chain, train to become a social idol, study in the realm of magic or explore other aspirations. Each episode of the animation is about five minutes in duration and MMV releases one episode per week. The animation series adopts 2D rendering art style with 3D modeling, which is a cost-efficient rendering technique for dependable animation art quality within a controllable production budget.

MMV’s Games

Aotu World the Game

Leveraging the fanbase of the animation series, MMV expanded the Aotu World universe into mobile games. Aotu World the Game is MMV’s first generation mobile strategy role-playing game launched in June 2020 in China. The game retains the main storyline of Aotu World the Animation, and game users enter the virtual Aotu World as Trainee Angels. The users interact with original characters to complete game quests and missions for the ultimate goal of entering the Aotu Tournament as a finalist. The users may also join forces with other users for a quest or fight in a player-versus-player mode for combat experience.

Consistent with MMV’s approach of promoting UGC, Aotu World the Game includes a “mini-theater” function for users to create their own stories by engaging non-player characters, or NPCs, in form of videos within the game. User generated stories are shared in the game, which makes Aotu World the Game a platform for MMV users to gather.

Aotu World the Game attracted over 5.4 million registered users in the first month of operation in China, and has attracted approximately 13 million registered users as of March 2023. We believe that the Aotu World brand user base was an important contributing factor for achieving this user data.

Project A

Project A is MMV’s major game update to one of its existing live games based on the Aotu World brand. Project A is a card gameplay designed and developed by MMV’s experienced in-house game development team with a track record in card games. Project A combines new storylines with the main storyline of the animation series and incorporates animated content, which can help fans build a stronger bond with the animation. The game update was launched in February 2023. MMV licensed the exclusive operation of Project A in Mainland China to Shanghai Youmier Network Technology Co., Ltd, which is a related party of MMV. The revamped Project A began to generate revenue for the first time since its initial introduction.

Games and Apps under MMV’s Pipeline

MMV has been investing in its research and development activities to lay the foundation for future growth. As of the date of this registration statement/prospectus, MMV’s pipeline is comprised of three games and one app, as follows.

Project AI

MMV is co-developing a metaverse game product titled Project AI with an AI technology partner, Xiaoice. This game will be developed using Unreal Engine, and is expected to be of AAA-quality and available for cross-platform use, which will allow users to access the game from different hardware terminals such as mobile phones, PCs, consoles and VR devices. Project AI is designed to provide an immersive experience to users in the metaverse of Aotu World. Players can interact with non-playing characters in the game, who are actually AI beings supported by Xiaoice Framework. Xiaoice Framework can generate learning data based on user interactions with the AI beings, which can be used to further train these AI beings to provide better feedback to users’ action, and these trainings can make the interaction with these characters more real and natural. This feature will enable game users to be involved in the development of the metaverse, which can potentially bring the exploration of metaverse to a brand-new stage.

Code Name Aotu

MMV is developing Code Name Aotu under the Aotu World brand. It is designed as a match-3 game with card collecting elements, and a gameplay style that may capture young female user base. The main quests in Code Name Aotu follow the storyline of Aotu World the Animation. Aotu World the Animation’s original characters and new story lines will be the game’s main point of attraction. MMV believes the unique combination of gaming and comic book story-telling style will create an immersive experience for its users.

Aotu Meta Planet

MMV is also developing a role-playing simulation game titled Aotu Meta Planet. The game will allow each user to own a particular planet, and users can freely explore and engage in creative activities in the open world. By making their own planet to be a better place to inhabit, users will be able to attract friends and animated character to visit or reside on their planet with various interactions to be unlocked. This game will offer abundant freedom and opportunities for UGC creation, such as building, customization and even game level design, and MMV expects the UGC elements to bring unique social and creative experience for its users.

Code Name Rabbit Hole

Beyond mobile games and video games, MMV is currently developing an innovative social media platform catered to its target audience of animation enthusiasts. With Code Name Rabbit Hole, users will be able to transform their verbal exchanges into comics or short anime videos in real time, which can also be shared with the community and on various other social media platforms. MMV believes its creative users not only seek to express their diversified personalities through UGC short videos or paintings, but also enjoy the animated exchange in daily communication among friends. Code Name Rabbit Hole utilizes MMV’s know-how and experience in animation production to allows its users to present their dialogues beyond words and emoticons. Code Name Rabbit Hole maintains a database of animation characters, backgrounds and situational theatrical property, and employs AI-technology to generate virtual expressions based on the detection of users’ verbal exchange. This allows Code Name Rabbit Hole users to gain a sense of creative achievement through the simple task of verbal exchange. MMV hopes that Code Name Rabbit Hole will further strengthen its close-knit UGC community and open up another potential metaverse for the younger generation.

MMV’s Merchandise

Since the introduction of Aotu World branded merchandise in 2017, MMV has actively sought to promote and expand its merchandise sales and coverage as part of its monetization strategy. Since 2017, MMV has developed over 2,220 merchandise items as of March 2023 and will continue to develop new merchandise for its users. MMV marketed merchandise include items such as comic books, action figures, stuffed dolls, apparels, costumes, trading cards and other merchandise. MMV’s Aotu World branded merchandise business has enjoyed growth. From 2017 to 2022, MMV’s total merchandise sales increased from RMB2.8 million to RMB26.4 million, representing a CAGR of 56.6%.

MMV believes its Aotu World branded merchandise business will continue this upward trend as MMV continues to diversify its products, promote its brand, and establish additional distributional channels to market its merchandise. Furthermore, MMV continues to identify viable partners with original intellectual properties, from whom MMV can obtain licenses to expand MMV’s merchandise portfolio and enhance its revenue base.

MMV’s Animation Production Services

From June 2019, MMV started to provide animation production services, which mainly include animation series and computer graphic (“CG”) works, to third-party customers to utilize its extra capacity and generate additional revenue. The customers for MMV’s animation production services mainly include animation production studios, game developers and publishers. MMV provides services to customers under fixed-price contracts pursuant to which MMV agrees to perform the specified work for a pre-determined price. The provision of these services helps MMV strengthen its animation production capacity and gain additional experience, expertise and market insight that can bring value to MMV’s own animation and game development.

In 2022, three animation series produced by MMV, namely Qian Cong Shou, VG Cat and Face on Lie, were released. As of the date of this registration statement/prospectus, the three animation series are rated 9.6, 9.3 and 8.9 out of 10, respectively, by Bilibili users.

MMV currently has two animation series in production in addition to multiple CG work orders. In addition, MMV has strengthened its production capability in both 2D and 3D animations and streamlined the animation production process with Unreal Engine, a real-time 3D creation tool, which enables MMV to produce animated content within a controllable budget and timeline. As MMV’s business continues to grow, MMV expects to further improve its animation production capacity and increase the profitability of such services.

MMV’s Users

MMV has accumulated a user base through, among others, its Aotu World the Animation series and Aotu World the Game. In addition to the ratings, viewership numbers and game player numbers, MMV’s active fans demonstrate their engagement with MMV’s proprietary brands by the UGC they create.

MMV’s Engaged User Base

MMV has accumulated a following across the major streaming platforms and social media platforms in the PRC, and its fan base is growing in the global market. Aotu World the Animation was first broadcasted on various major online video platforms in the PRC, including Bilibili, Tencent Videos, Sina Videos, Mango TV, iQiyi and Youku. In April 2022, the exclusive broadcast right of Aotu World the Animation was granted to Bilibili. On Bilibili alone, the Aotu World series has accumulated approximately 0.95 billion total views and approximately 3.75 million subscribers as of March 2023.

MMV has gained a following on mainstream Chinese social media platforms. On Douyin, MMV’s official account has 2.3 million fans and received approximately 1 billion likes as of March 2023. On Kuaishou, MMV’s official account has 3.4 million followers and received approximately 100 million likes as of March 2023. MMV has additional fans and followers across various online platforms and social media platforms. The fanbase and engagement on social media contributes to MMV and the Aotu World Brand’s reputation and brand awareness in China.

Moreover, MMV can leverage its user base accumulated through the broadcasting of its animation series and its fanbase on social media for new content and across business lines, which can enhance the commercial value for MMV. Aotu World the Game attracted over 5.4 million registered users in the first month of operation in China, and its total number of registered users in China reached approximately 13 million as of March 2023. For its merchandise business, MMV’s official stores on Tmall.com, Taobao.com and Pinduoduo had over 510,000 subscribed customers as of March 2023.

MMV is dedicated to providing its users with quality entertainment experience, which is rooted in its mission. MMV believes that an engaged user base may contribute to the promotion of MMV’s proprietary brands as well as in the creation and distribution of UGC and PUGC. Purchases of merchandise by its fanbase also form a substantial portion of MMV’s source of revenue. MMV’s user base and UGC can contribute to MMV’s long-term business growth through development of additional propriety brands, production of a variety of entertainment genres and further expand its user base.

MMV’s UGC and UGC Creators

MMV’s user base contributes to the voluminous UGC, which allows MMV to spend a relatively low amount of marketing expenses to promote its proprietary brands. Bilibili has become a prominent forum for the Aotu World community to gather, discuss everything that relates to Aotu World, and share UGC. There are hundreds of new Aotu World based UGC posts uploaded on Bilibili on a daily basis. In addition, Aotu World the Animation was the most popular Chinese animation on Douyin and Kuaishou as of March 2023 for receiving a total of approximately 16.1 billion and 15.3 billion hits, respectively, on Aotu World themed videos comprised mostly of UGC.

MaoGuYeZhi is an animation UGC creator with a presence on social media. Not only does she create commentary videos for Aotu World the Animation to discuss the plot and development of the show, but also produces derivative animated works based on Aotu universe and other original animated works. She has become an influencer in the community of Aotu World fans and animation enthusiasts. As of March 2023, MaoGuYeZhi had accumulated around 488,000 followers on Bilibili.

Lofter, an artistic UGC forum built for fans of every genre, has become another prominent gathering community for Aotu World users. MMV has accumulated over 752,000 users and 2.2 billion views on Lofter for Aotu World as of March 2023; Aotu World consistently ranked as the most popular brand on Lofter’s Popular Artistic Painting and Drawing Poll, surpassing all other domestic or foreign ACGN brands.

BBokyo is one of MMV’s active UGC creators on Lofter. BBokyo has contributed a number of Aotu World illustrations and cartoons on Lofter, and won first place in Aotu World’s first Lofter painting competition. She also creates fan fictions and fan arts based on Aotu World characters.

MMV actively engages UGC creators like BBokyo to participate in its artistic design, storyline, and character discussions.

MMV’s traction among its users is also reflected on other platforms, including Ban Ci Yuan, another popular community for animation enthusiast and UGC in China. Ban Ci Yuan, has also become a communication place for Aotu World users. As of March 2023, Aotu World the Animation ranked first in terms of fanbase and number of UGC posts among global ACGN brands on Ban Ci Yuan. Aotu World Group on Ban Ci Yuan had 3.2 million fans, and these fans created approximately 1.5 million pieces of Aotu World UGC posts.

MMV’s Content Development Teams

MMV has the following teams to support its business operation, product development, and maintenance.

Creative Content Team

MMV’s creative content team provides a source of inspiration for MMV’s animation and gaming development. The team primarily includes writers and comic artists. MMV’s writers and comic artists are the masterminds behind Aotu World the Animation storyline that has attracted millions of users for seven ongoing years. MMV’s creative content team is dedicated to applying their knowledge of its userbase to create appealing content that resonates among MMV’s users. MMV’s energetic creative content team continues to develop new concepts for animation production, which MMV believes will deliver new proprietary brands for MMV.

Animation Production Team

MMV fulfills its animation production needs in-house with a team of animation directors, graphic designers, and graphic programmers. Its production team is structured for efficiency and scalability. MMV’s animation design and production are primarily realized with Unreal Engine. The animation designers and programmers utilize resources in Unreal Engine to develop MMV’s own graphic modules for cost-efficient animation production.

In addition to serving MMV’s internal production needs, the animation production team also provides animation production services to external clients. With its experience in animation production, developing pipeline and the reputation built from its animation series produced for its clients, MMV expects its animation production business to continue to grow and its animation production team to further expand.

Game Development and Operation Team

MMV has assembled a game development and operation team comprised of experienced industry experts. Prior to joining MMV, the game development and operation team had gained experience through successfully developing a number of mobile games operating in various markets and regions. Currently, MMV’s game development and operation team is in charge of updating and operating Aotu World the Game, and also developing a number of pipeline products such as Project AI. As MMV’s contents grow, MMV expects to devote additional resources to expand its game development and operation team to meet its business demands.

Merchandise Team

MMV primarily designs and develops its wide variety of Aotu World brand merchandise in-house and outsources the manufacture of these items to business partners. In addition to merchandise development, MMV’s merchandise team is also responsible for supply chain management, merchandise sales and marketing, operation of online official store, proprietary storefront and distributors, coordination with manufacturing partners, storage and logistics, product delivery supervision, advertising, marketing and customer services management. As MMV continues to build and broaden its offline distribution channel, its merchandise team is given the responsibility of exploring business opportunities with potential distributors and negotiating new deals.

Intellectual Property

Similar to other interactive entertainment and video game companies, MMV’s business depends heavily on the use, creation, licensing, and acquisition of proprietary information and intellectual property. MMV protects its intellectual property through a combination of copyrights, pending and issued trademarks, trade secret laws, restrictions on disclosure, confidentiality provisions and procedures, and other contractual provisions.

MMV intends to protect its technology and proprietary rights; however, no assurances can be given that its efforts will be successful. Even if MMV’s efforts are successful, it may incur significant costs in defending its rights. From time to time, third parties may initiate litigation against MMV, alleging infringement of their proprietary rights or claiming they have not infringed MMV’s intellectual property rights. See the section entitled “Risk Factors” for additional information regarding the risks MMV faces with respect to litigation related to intellectual property claims. As of the date of this registration statement/prospectus, MMV has 770 registered copyrights, 291 registered trademarks, seven registered domain names, and four patents. MMV intends to file additional applications for the grant of patents and registration of its trademarks in China and other jurisdictions as its business expands.

In order to encourage its fans to create UGC, MMV has released 3-D character models, animation files, engine related codes and projects for certain products to the user communities. To gain access to MMV’s published proprietary materials, users must agree to MMV’s statement of rights and disclaimers, which includes various provisions to protect MMV’s intellectual property. In addition, MMV has made efforts to suppress pirated toys and merchandise sold online. MMV has also contracted with third-party copyright protection professionals to monitor potential infringements and defend its proprietary rights.

Seasonality

MMV’s business operation results and its mobile game operation, in particular, are subject to certain seasonal fluctuations. Due to the composition of the user group of MMV’s brands and products, the growth of active users for mobile games tends to occur during school holidays, especially during the extended summer vacation and winter school holidays. Correspondingly, spending by MMV’s active users on mobile games tends to increase during the same periods due to users’ extended gameplay time. These seasonal fluctuations tend to be consistent from year to year but MMV’s quarterly performance has been and will be affected.

Branding and Marketing

MMV primarily relies on social media marketing, word-of-mouth referrals, recognition of its brand, and its user community to attract more users. MMV has created and operated official social media accounts for its animation studios and its animation franchises on mainstream social platforms in China, such as Bilibili, Weibo, Douyin and Kuaishou, and has accumulated following on each platform. For example, MMV has created and operated accounts for its 7DOC Studio on various popular social media platforms. The focus of MMV’s marketing efforts is to further strengthen MMV’s brands and to expand MMV’s ecosystem to connect more users, PUGC creators, and other participants.

In addition, MMV has initiated various marketing activities to further promote its brand awareness among existing and potential users and market participants. For example, MMV markets its products and services through direct marketing, such as anniversary celebration activities and studio tours for fans, collaboration with reputable video platforms and trade shows, such as taking part in anime expos, and other media events.

User Privacy and Safety

Data security is crucial to MMV’s business operations. MMV collects de-identified and non-confidential user data necessary for business operations based on users’ interactions for MMV’s services and products, which have removed plaintext user identity or other sensitive information. Users are required to acknowledge the terms and conditions of the user agreement and privacy policy before accessing MMV’s products and services, under which they consent to MMV’s collection, use and disclosure of their personal data in compliance with applicable laws and regulations. MMV provides users with prior notice as to what data are being collected and undertaken to manage and use the data collected in accordance with applicable laws.

From an internal policy perspective, MMV has established a cyber and data security team responsible for leading, managing and implementing its data security policies, and safeguarding the integrity and security of user data. MMV has also formulated internal rules and policies to govern how it may use and share personal data. It also has protocols, technologies, and programs in place to ensure that such information will not be used or disclosed improperly. MMV stores all user data in an encrypted format and conducts routine backup of these user data. Regarding the internal personnel control, MMV requires employees to agree in writing to protect the confidentiality of data, and strictly limits the number of personnel who can access personal data. For its external interfaces, MMV also utilizes firewalls to protect against potential attacks or unauthorized access. Since MMV’s inception, it has not experienced any material information breach or other system failures which could have led to the loss of confidential information.

Competition

MMV faces competition primarily from other interactive entertainment market players. In particular, its competitors mainly include animation companies, video game companies and, in a larger space, interactive entertainment producers. MMV competes to attract, engage, and retain users, to attract and retain content creators, and to improve and expand its product portfolio and user experience. MMV’s competitors may compete with MMV in a variety of ways, including by providing better content, fulfilling evolving user needs, making acquisitions, as well as conducting brand promotions and other marketing activities.

MMV will continue to compete with its competitors by focusing on (i) the target demographic composition and engagement of its user base, (ii) its ability to provide creative and quality PUGC, (iii) the strength and reputation of its current brands, and (iv) its ability to develop new products and services as well as by continuing to enhance its existing products, content variety, and services to keep pace with user preferences and demands.

As MMV introduces new products and services on its platform and its existing products continue to evolve as well as other companies introduce new products and services, MMV may become subject to additional competition.

Employees

As of February 28, 2023, MMV has 207 full-time employees, all of whom are based in China, primarily at its headquarters in Shanghai, China.

The following table sets forth the number of its employees by function as of February 28, 2023.

Function:
Creative content and animation production	94
Game development and operation	64
Merchandise	16
Marketing & Community	7
Management and administration	26
Total	207

As required under PRC regulations, MMV participates in various employee social security plans that are organized by applicable local municipal and provincial governments, including housing, pension, medical, work-related injury, and unemployment benefit plans, under which MMV makes contributions at specified percentages of the salaries of its employees. MMV also purchases commercial health and accidental insurance for its employees. Bonuses are generally discretionary and based in part on employee performance and in part on the overall performance of MMV’s business. MMV enters into standard confidentiality and employment agreements with its key employees. MMV believes that it maintains a good working relationship with its employees and it has not experienced any significant labor disputes or any difficulty in recruiting staff for its operations.

Properties

MMV’s principal place of business is located in Shanghai, China. Currently, MMV leases two properties in Shanghai and one property in Beijing with an aggregate gross floor area of approximately 4,906 square meters. These leases vary in duration from one to six years.

Insurance

MMV does not maintain insurance policies covering damages to its network infrastructures or information technology systems. It also does not maintain business interruption insurance or general third-party liability insurance, nor does MMV maintain product liability insurance or key-man insurance. MMV considers its insurance coverage to be in line with that of other companies in the same industry of similar size in China.

Legal Proceedings

MMV is currently not a party to any material legal or administrative proceedings. It may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial costs and diversion of MMV’s resources, including its management’s time and attention.

Licenses and Approvals

The following table sets forth licenses and approvals that the WFOE, the PRC Subsidiaries and the VIEs are required to obtain for MMV’s operations in China as of the date of this registration statement/ prospectus.

Name	Licenses and Approvals	Valid Period	PRC Regulatory Authority
Shanghai Jupiter	Internet Cultural Business License	2021.11.25 — 2024.11.25	Shanghai Municipal Administration of Culture and Tourism
Shanghai Jupiter	Value-added Telecommunications Business Operating License	2019.03.26 — 2024.03.26	Shanghai Communications Administration
Shanghai Jupiter	Business License of Publication	2021.04.19 — 2023.03.31(1)	Shanghai Jing’an District Administration of Culture and Tourism
Shanghai Jupiter	Radio and TV Programs Production and Operation License	2023.04.01 — 2025.03.31	Shanghai Municipal Administration of Radio and Television
Shanghai Jupiter	Business License	2015.02.06 — 2035.02.05	Shanghai Jing’an District Administration for Market Regulation
Shanghai Jupiter	Certificate of High-tech Enterprise	2021.11.18 — 2024.11.17	Science and Technology Commission of Shanghai Municipality, Shanghai Municipal Finance Bureau and Shanghai Municipal Taxation Bureau
Shanghai Caihuan Network Technology Co., Ltd.	Business License	2016.05.26 — 2036.05.25	Shanghai Minhang District Administration for Market Regulation
Shanghai Caihuan Network Technology Co., Ltd.	Business License of Food Operation	2021.05.19 — 2026.05.18	Shanghai Minhang District Administration for Market Regulation
Shanghai Caihuan Network Technology Co., Ltd.	Business License of Publication	2023.05.04 — 2028.03.31	Shanghai Minhang District Administration of Culture and Tourism
Shanghai Hui Zhi Ren Culture and Creativity Co., Ltd.	Radio and TV Programs Production and Operation License	2023.04.01 — 2025.03.31	Shanghai Municipal Administration of Radio and Television
Shanghai Hui Zhi Ren Culture and Creativity Co., Ltd.	Certificate of High-tech Enterprise	2021.12.23 — 2024.12.22	Science and Technology Commission of Shanghai Municipality, Shanghai Municipal Finance Bureau and Shanghai Municipal Taxation Bureau
Shanghai Hui Zhi Ren Culture and Creativity Co., Ltd.	Business License	Long term	Shanghai Jing’an District Administration for Market Regulation
Shanghai Mobius Information Technology Co., Ltd.	Business License	2016.05.09 — 2046.05.08	Shanghai Jiading District Administration for Market Regulation
WFOE	Business License	Long term	Shanghai Municipal Administration for Market Regulation
Shanghai Ling Xu Technology Co., Ltd.	Business License	Long term	Shanghai Minhang District Administration for Market Regulation
Beijing Mi Ting Technology Co., Ltd	Business License	2021.11.23 — 2051.11.22	Beijing Chaoyang District Administration for Market Regulation

(1)	We are in the process of applying for the renewal of Shanghai Jupiter’s Business License of Publication, which will not affect our business operation.

Corporate History of MMV

We were incorporated as a British Virgin Islands business company on July 13, 2021. We are a BVI holding company without any business operations, and conduct substantially all of our operations and generates substantially all of our revenue through our entities in the PRC under our VIE structure. MMV commenced its operations in 2015 through its operating entities in the PRC. MMV underwent a series of restructuring transactions, which primarily included:

●	In March 2021, MultiMetaVerse Inc., or Legacy MMV, MMV’s ultimate holding company prior to the Business Combination, was incorporated under the laws of the Cayman Islands.

●	In March 2021, MultiMetaVerse HK Limited was incorporated under the laws of Hong Kong, as a wholly owned subsidiary of Legacy MMV.

●	In April 2021, Shanghai Mi Ting Culture and Creative Co., Ltd., or Shanghai Mi Ting, was incorporated in the PRC as a wholly owned subsidiary of MultiMetaVerse HK Limited. In May 2021, Shanghai Mi Ting entered into a series of contractual arrangements, with Shanghai Jupiter Creative Design Co., Ltd., or Shanghai Jupiter, as well as its shareholders. As a result, Legacy MMV obtained control over Shanghai Jupiter and its respective subsidiaries through these contractual arrangements.

●	In January 2023, Legacy MMV and Model Performance Acquisition Corp. consummated the Business Combination pursuant to the terms of the Merger Agreement and Legacy MMV became a wholly owned subsidiary of MMV.

MMV is regarded as the primary beneficiary of each of Shanghai Jupiter and its subsidiaries. MMV treats them as its consolidated affiliated entities under U.S. GAAP, and has consolidated the financial results of these entities in its combined and consolidated financial statements in accordance with U.S. GAAP. MMV refers to Shanghai Mi Ting as its wholly foreign owned entity, or WFOE, and to Shanghai Jupiter and its subsidiaries as MMV’s variable interest entities, or VIEs, in this registration statement/prospectus. For more details and risks related to MMV’s variable interest entity structure, please see “Business — Contractual Arrangements with MMV’s VIEs and Their Respective Shareholders” and “Risk Factors — Risks Related to MMV’s Corporate Structure.”

Corporate Structure of MMV

The following chart shows MMV’s corporate structure as of the date of this registration statement/prospectus, including its principal subsidiaries and its VIEs.

Contractual Arrangements with MMV’s VIEs and Their Respective Shareholders

Current PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in value-added telecommunication services, or VATS, and certain other businesses.

MMV is a BVI business company incorporated in the British Virgin Islands. MMV currently conducts its operation in China primarily through Shanghai Jupiter, including value-added online services such as animation production and broadcast, and mobile games development, publication and operation. MMV also plans to engage in VATS businesses and other businesses which may subject to foreign investment restrictions through Shanghai Jupiter and its subsidiaries in the future. MMV operates its business mainly through its VIEs in the PRC, based on a series of contractual arrangements. As a result of these contractual arrangements, MMV exerts effective control over, and is considered the primary beneficiary of, its VIEs and consolidates their operating results in MMV’s financial statements under the U.S. GAAP. Under the contractual arrangements, MMV provides certain management, technical and financial services to Shanghai Jupiter, and Shanghai Jupiter, in turn, maintains operation control of MMV’s primary business operation in the PRC such as the production of MMV’s animation series and development of its mobile games.

The following is a summary of the contractual arrangements by and among Shanghai Mi Ting, Shanghai Jupiter and the shareholders of Shanghai Jupiter.

In the opinion of Global Law Office, MMV’s PRC legal counsel, the contractual arrangements described below are valid, binding and enforceable under current PRC law. However, these contractual arrangements may not be as effective in providing control as direct ownership. There are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations. MMV has been further advised by its PRC legal counsel that if the PRC government finds that the agreements that establish the structure for operating MMV’s value-added telecommunication services and related business do not comply with PRC government restrictions on foreign investment in such businesses, MMV could be subject to severe penalties, including being prohibited from continuing operating such business. For a description of the risks related to these contractual arrangements and MMV’s corporate structure, please see “Risk Factors — Risks Related to MMV’s Corporate Structure.”

Technical consultation and service agreement

Under the technical consultation and service agreement dated May 8, 2021 by and among Shanghai Mi Ting and Shanghai Jupiter, Shanghai Mi Ting has agreed to provide the following services (among others) to Shanghai Jupiter:

●	the provision of technical support and marketing services, including, but not limited to consultancy, animation design and production, and cultural exchange activities;

●	the provision of services related to the transfer, leasing and disposal of equipment or assets;

●	the development, maintenance and updates of computer system, hardware and database;

●	the licensing of software legally owned by Shanghai Mi Ting; and

●	the development of application software and related updates and operational support.

Shanghai Jupiter has agreed to pay fees up to its and its subsidiaries’ after-tax profit to Shanghai Mi Ting. This agreement was effective from May 8, 2021 and will continue to be effective unless it is terminated by written notice of Shanghai Mi Ting, or until all of the equity interests in or assets of Shanghai Jupiter have been acquired by Shanghai Mi Ting or its designee under the exclusive call option agreement.

Equity interest pledge agreements

Each shareholder of Shanghai Jupiter entered into an equity interest pledge agreement with Shanghai Mi Ting and Shanghai Jupiter on May 8, 2021. Under such equity interest pledge agreements, each of the shareholders of Shanghai Jupiter agreed to pledge their respective equity interest in Shanghai Jupiter to Shanghai Mi Ting to secure their obligations under the exclusive call option agreement, proxy agreement, and technical consultation and service agreement. Each of such shareholders further agreed to not transfer or pledge his or her respective equity interest in Shanghai Jupiter without the prior written consent of Shanghai Mi Ting. The equity interest pledge agreements will remain effective until the pledgers discharge all their obligations under such agreements.

MMV has completed the registration of equity pledge of Shanghai Jupiter with the relevant offices of State Administration for Market Regulation, or the SAMR, in accordance with PRC laws.

Exclusive call option agreements

Under the exclusive call option agreements entered into by Shanghai Mi Ting, Shanghai Jupiter and each of the shareholders of Shanghai Jupiter, dated May 8, 2021, shareholders of Shanghai Jupiter granted Shanghai Mi Ting or its designee an option to purchase all or a portion of their respective equity interest in Shanghai Jupiter for the minimum amount of consideration permitted by PRC law. In addition, under the exclusive call option agreements, Shanghai Jupiter has granted Shanghai Mi Ting or its designee an option to purchase all or a portion of the assets of Shanghai Jupiter or its subsidiaries for the minimum amount of consideration permitted by PRC law. Each of Shanghai Jupiter and its shareholders agreed not to transfer, mortgage or permit any security interest to be created on any equity interest in or assets of Shanghai Jupiter without the prior written consent of Shanghai Mi Ting. The exclusive call option agreements will remain in effect until all of the equity interests in or assets of Shanghai Jupiter have been acquired by Shanghai Mi Ting or its designee, or until all parties agree in writing to terminate these agreements, or until Shanghai Mi Ting unilaterally terminates these agreements by written notice.

Proxy agreements

Under the proxy agreements among Shanghai Mi Ting, Shanghai Jupiter and each of the shareholders of Shanghai Jupiter, dated May 8, 2021, each of the shareholders of Shanghai Jupiter, agreed to irrevocably entrust Shanghai Mi Ting or its designee to represent it to exercise all the voting rights and other shareholders’ rights to which it is entitled as a shareholder of Shanghai Jupiter. Each of the shareholders’ proxy agreement will remain effective until all of the equity interests in or assets of Shanghai Jupiter have been acquired by Shanghai Mi Ting or its designee under the exclusive call option agreements, or until Shanghai Mi Ting unilaterally terminates the agreement by written notice.

Corporate Information

MMV’s principal place of business is located at Building D3, No. 718, Lingshi Road, Jingan District, Shanghai, PRC, and its phone number is 86-21-6185 3907. MMV’s website address is http://www.multi-metaverse.com/. The information on the website is not a part of this prospectus. MMV’s registered office in the British Virgin Islands is located at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands.

The SEC maintains a website at www.sec.gov which contains in electronic form each of the reports and other information that we have filed electronically with the SEC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of the financial condition and results of operations in conjunction with MMV’s consolidated financial statements and the related notes included elsewhere in this registration statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. MMV’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this registration statement/prospectus.

Overview

MMV is an animation and entertainment company devoted to establishing an open community for its global users and to provide high-quality and immersive entertainment experience by way of original contents, user-generated contents and professional user-generated contents. MMV primarily develops and publishes animations, mobile games, and other contents offerings such as anime merchandise, and provides animation production services to other animation and gaming companies. From 2021 to 2022, MMV’s net revenue increased by US$1.7 million, or 16.6%, from US$10.5 million in 2021 to US$12.2 million in 2022. The increase in its net revenue was primarily due to the increase in licensing revenue of US$1.5 million. The significant growth in licensing revenue was attributed to the increase in both content license and brand license, which was driven by the release of the fourth season of Aotu World the Animation and further enhanced brand awareness and popularity. We also achieved double-digit growth in sales of merchandise and animation production services, despite limitations related to purchasing inventories, mailing orders to customers, working onsite and business travelling due to the COVID-19 lockdowns in China during the second quarter of 2022. The increase in MMV’s net revenue in 2022 was partially offset by decreases in revenue from mobile games and revenue from other services.

MMV delivered negative operating results due to its investment into proprietary branded content and pipeline projects and share-based compensation awarded to management. Net loss attributable to MMV’s shareholders decreased from US$32.0 million in 2021 to US$12.5 million in 2022, primarily attributable to the decrease in share-based compensation expenses by US$21.1 million. The adjusted EBITDA, a non-GAAP financial measure used by MMV that excludes share-based compensation and transaction costs, increased from negative US$5.6 million in 2021 to negative US$6.2 million in 2022, which was mainly due to increased investment in research and development activities. MMV is still in the early stage of materializing its long-term objective of building an open community for its users and providing entertainment contents based on MMV’s proprietary brands and user-generated contents. MMV aims to achieve its economy of scale and minimize its costs through the business strategy and model established under its Core Platform. MMV plans to provide improved and multi-faceted entertainment experience for its users by further developing its existing proprietary brands with additional content, diversifying derivative products, as well as creating new brands, which MMV believes will expand its user base and enhance user engagement and loyalty, and in turn strengthen MMV’s monetization capabilities.

On January 4, 2023 (the “Closing Date”), Legacy MMV consummated the Business Combination pursuant to the terms of the merger agreement dated as of August 6, 2021 (as amended on January 6 and September 29, 2022, the “Merger Agreement”) by and among Model Performance Acquisition Corp. (“MPAC”), the Company, Model Performance Mini Sub Corp. (“Merger Sub”), Legacy MMV and certain shareholders of Legacy MMV. On the Closing Date, pursuant to the Merger Agreement, (i) MPAC reincorporated to the British Virgin Islands by merging with and into the Company (the “Reincorporation Merger”); and (ii) Merger Sub was merged with and into Legacy MMV resulting in Legacy MMV being a wholly-owned subsidiary of the Company (the “Acquisition Merger”). In connection with the Business Combination, the Company changed its name to “MultiMetaVerse Holdings Limited”.

Key Factors Affecting MMV’s Results of Operations

MMV’s results of operation are affected by the following factors:

MMV’s Proprietary Brands and Content Offerings

MMV’s long term business and financial operation depend on the commercial appeal of its proprietary brands, as well as the variety of entertainment content offerings developed under these brands. MMV continues to improve and develop its contents under its Aotu World brand. As of the date of this registration statement/prospectus, MMV has produced four seasons of the animation series, published two mobile games under the Aotu World brand and has four additional pipeline projects currently under development and production. For more details related to MMV’s animations and mobile games, please see “Item 4. Information On The Company – D. Business Overview” in the Report. The pipeline game products, once published, may further enhance MMV’s revenue base. In addition, MMV strives to self-develop new brands or obtain new brands via acquisitions, in order to broaden and diversify its content offerings. MMV has also developed proprietary brands with different art styles that target audiences in different age groups, such as Neko Album and Blade of Vengers.

MMV’s User Engagement

MMV’s financial results depend on its ability to maintain and expand its user base and increase the level of user engagement. MMV believes an increase in the size of its user base leads to revenue growth as the overall consumer population for its brand increases. MMV has accumulated a user base for its proprietary brand, and aims to keep its user base engaged through developing new contents under its brand. MMV utilizes the UGC for reference when developing new content offerings as a way to increase likelihood that the product developed meets users’ demands, and that the new content offerings, once marketed, could resonate with the loyal brand users to materialize their commercial potential.

MMV recognizes that the continued engagement of its user base is important to its long term business operation. In addition to developing new brands to expand its user base, MMV will continue to motivate and encourage creators to develop new UGC by making technological resources and tools available to these UGC creators, and incentivize PUGC creators to produce high-quality content offerings with commercial potential. MMV believes the creation of UGC by users is an effective way to strengthen user engagement. MMV believes that, in addition to being a cost-efficient creative process, the production of UGC by creators can be an efficient way to promote MMV’s brand and expand user coverage. Therefore, UGC creators’ continued involvement in the production of derivative brand contents is an essential element of user engagement.

MMV’s Monetization of Its Contents

MMV’s revenue, financial results and future financial performance depend on its ability to further enhance its monetization capability. MMV expects its mobile games, merchandise sales and licensing to be the key drivers for MMV’s further growth.

The first mobile game under the Aotu World brand was MMV’s first attempt to monetarize from the gaming genre under its flagship brand. Since then, MMV continues to diversify its gaming content under the Aotu World brand by developing games of different genres to cater to the broad appeal of the brand’s users. Successful game products can provide users with intriguing and immersive gaming experience, and they can also build up a scalable business for MMV. For MMV’s merchandise business, MMV has developed and marketed over 2,220 brand-related merchandises as of March 2023 since the launch of this business . MMV primarily conducts merchandise sales through self-operated online stores via multiple e-commerce marketplace, and started to expand its cooperation with offline third party distributors from 2021. Sales of merchandise to distributors has become the key driver for the robust growth of merchandise business in 2022, which also contributed to MMV’s increased sales channels. For the licensing business, MMV believes that it has heightened its brand awareness and increased popularity among the general public, which contributes to better monetization of its contents by granting license for the broadcasting of its original contents to streaming platforms, granting license for its brand name, trademarks and character to other merchandise manufactures, and through various other means.

Furthermore, MMV will explore other market opportunities through the promotion of its brands, strategic acquisitions, and cooperation with other gaming companies around the world as a way to better monetarize its contents.

MMV’s Operating Efficiency

MMV’s ability to effectively manage its costs and expenses and increase the scale of its operation is critical to its long term operation. MMV believes that its cost control effort benefits from the systematic content development strategy under its Core Platform, and MMV will continue to rely on it to achieve greater operating efficiency. In addition to relying on its internal content creative team to develop its proprietary brands, MMV actively encourages the development of UGC and PUGC as a way to supplement its content offerings. MMV believes that the utilization of UGC and PUGC can directly lower the costs needed for content development. In addition, MMV intends to make strategic acquisitions to acquire developed contents with robust commercial upside. MMV will leverage its senior management team’s industry experience and deep understanding of the PRC market to make these strategic decisions and diversify its content offering.

MMV hopes to obtain greater operating efficiency and lower its costs and expenses in relation to net revenue, while continuing to expand its content offering and proprietary brands by achieving greater economies of scale and product diversification.

Non-GAAP Financial Measures

MMV uses adjusted net loss and adjusted EBITDA, which are non-GAAP financial measures, in evaluating its financial results and for financial and operational decision-making purposes. Adjusted net loss represents net income excluding share-based compensation expenses, impairment loss and transaction costs, and such adjustment has no impact on income tax expense.

MMV believes that adjusted net loss and adjusted EBITDA help identify the underlying trends of its business that could otherwise be distorted by the effect of certain expenses that MMV includes in the net loss. MMV believes that adjusted net loss and adjusted EBITDA provide useful information about its financial results, enhance the overall understanding of its past performance and future prospects and allow for greater visibility with respect to key metrics used by its management in its financial and operational decision- making.

Adjusted net loss and adjusted EBITDA should not be considered in isolation or construed as an alternative to net loss or any other measure of performance or as an indicator of MMV’s operating performance. Investors are encouraged to review the historical non-GAAP financial measures to the most directly comparable GAAP measures. Adjusted net loss and adjusted EBITDA presented here may not be comparable to similarly titled measures presented by other companies. Other companies may calculate similarly titled measures differently, limiting their usefulness as comparative measures to the data of MMV. MMV encourages investors and others to review its financial information in its entirety and not rely on a single financial measure.

The table below sets forth a reconciliation of MMV’s adjusted net loss to net loss for the periods indicated.

	For the Years Ended December 31,
	2021	2022
	US$	US$
Non-GAAP Financial Measures
Net loss	(32,691,100)	(12,789,311)
Adjustments:
Share-based compensation	25,663,139	4,528,788
Transaction costs	1,080,366	1,241,911
Adjusted net loss	(5,947,595)	(7,018,612)
Adjustments:
Interest expense	94,956	587,151
Depreciation and amortization of property and equipment, and intangible assets	210,236	258,530
Adjusted EBITDA	(5,642,403)	(6,172,931)

The adjusted net loss increased by US$1.1 million from US$5.9 million in 2021 to US$7.0 million in 2022, and the adjusted negative EBITDA increased by US$0.6 million from US$5.6 million in 2021 to US$6.2 million in 2022. The increase in adjusted net loss and adjusted negative EBITDA was primarily due to the increase in (i) general and administrative expenses other than share-based compensation by US$0.9 million, which consisted mainly of additional personnel costs due to expansion of the management team, (ii) research and development expenses by US$1.7 million for investments in MMV’s proprietary animations and pipeline games and apps, and (iii) interest expenses by US$0.5 million, which only affected the adjusted net loss.

Key Components of Results of Operations

MMV’s revenues were derived from five revenue streams including (i) mobile games, (ii) merchandise, (iii) animation production services, (iv) licensing and (v) other services.

Revenue

The following table sets forth a breakdown of Legacy MMV’s revenue by type, in absolute amounts and as percentages of total revenue, for the periods indicated.

	For the Years Ended December 31,
	2021		2022
	US$	%	US$	%
Revenue
Services	6,961,024	66.4	8,308,258	68.0
Products	3,520,713	33.6	3,917,079	32.0
Total revenue	10,481,737	100.0	12,225,337	100.0

MMV generates revenue from various services such as publishing of mobile games, grant of license, and provision of animation production services and other services. MMV also generates revenue from sale of merchandise. The following table sets forth a breakdown of MMV’s revenue in accordance with this categorization, in absolute amounts and as percentages of total revenue, for the periods indicated.

	For the Years Ended December 31,
	2021		2022
	US$	%	US$	%
Revenue
Merchandise	3,520,713	33.6	3,917,079	32.0
Animation production services	2,945,662	28.1	3,498,895	28.6
Mobile games	2,949,735	28.1	2,537,358	20.8
Self-operated games	1,467,605	14.0	1,008,044	8.3
Jointly-operated games	1,482,130	14.1	1,529,314	12.5
Licensing	457,036	4.4	1,954,161	16.0
Other services	608,591	5.8	317,844	2.6
Total revenue	10,481,737	100.0	12,225,337	100.0

Merchandise. MMV designs, markets, distributes and sells merchandises adapted from its proprietary brands, mainly Aotu World. MMV has an internal design, supply chain management and e-commerce team to manage its merchandise distribution and retail activities and outsource merchandise production to third-party manufacturers. Our design and operation team has designed and marketed over 2,220 merchandises under the Aotu World brand. MMV conducts its merchandise sales to end customers primarily through its proprietary storefront on online vendor platforms, such as Tmall and PDD, and also to distributors who cover various online and offline sales channels.

Animation Production Services. MMV also generates revenue by providing animation production services to clients. MMV provides a spectrum of creative services primarily to animation production studios, game developers and publishers. MMV charges its clients for a predetermined fixed price based on specified deliverables. MMV started this service in mid-2019, and has expanded this operation steadily with increases in the number of customers, pipeline projects and team expertise.

Mobile Games. MMV generates revenue from the publishing and operation of its proprietary mobile games. MMV develops and publishes mobile games based on its proprietary brands and operates these games with certain marketing and operating activities performed externally by a related party. Please see “— Cost of Revenue” for more details related to activities performed externally by certain related parties. MMV’s mobile games adopt a free-to-play monetization model, where users may download and play MMV’s games for free and make in-game purchases to enhance their gaming experience. These in-game purchases contribute to MMV’s mobile game revenue. MMV publishes and operates its mobile games through both official channels, or self-operation, and third party application stores and gaming platforms, or joint-operation.

Under the self-operation model, MMV is responsible for user engagement, payment collection and provision of customer services to its users directly, and MMV recognizes its revenue on a gross basis while commissions withheld by distributors and payment processors are recognized as cost of revenue. Under the joint-operation model, third party application stores and gaming platforms are responsible for user engagement, payment collection and provision of customer services to users, and MMV recognizes its revenue based on the net proceeds from third party application stores and gaming platforms after deducting commissions withheld by them. During the years ended December 31, 2021 and 2022, MMV’s mobile game revenue was primarily generated from the operation in the Mainland China market.

Licensing. MMV derives its licensing revenue mainly from (i) broadcast content license, in which MMV grants licenses to streaming platforms for the broadcasting of its proprietary animation series and other digital contents, (ii) merchandise licensing, in which MMV grants third party licensees the right to use MMV’s popular characters and trademarks to create branded products, and (iii) license granted to other game developers and publishers to use MMV’s proprietary brands or other intellectual property. Broadcast content license is the right-to-use license under US GAAP while merchandise licensing and game related license are right-to-access license.

Other Services. MMV provides miscellaneous value-added services, such as administrative services, marketing services and technical services, at the request of its clients, and charges service fees upon delivery or over time based on the terms and conditions agreed with clients.

Cost of Revenue

The following table sets forth a breakdown of MMV’s cost of revenue by type, in absolute amounts and as percentages of total cost of revenue, for the periods indicated.

	For the Years Ended December 31,
	2021		2022
	US$	%	US$	%
Cost of revenue
Cost of services	4,734,964	74.0	4,384,732	69.0
Cost of products	1,662,591	26.0	1,966,217	31.0
Total cost of revenue	6,397,555	100.0	6,350,949	100.0

MMV incurred cost of revenue, including staff costs and service costs for the provision of animation production and other services and game related costs. MMV also incurred inventory cost for merchandise sold. The following table set forth a breakdown of the cost of revenue by nature of the cost, in absolute amounts and as percentages of total cost of revenue, for the periods indicated.

	For the Years Ended December 31,
	2021		2022
	US$	%	US$	%
Cost of revenue
Production and service costs	3,775,307	59.0	3,449,945	54.3
Cost of inventory	1,662,591	26.0	1,966,217	31.0
Game related costs	959,657	15.0	934,787	14.7
Total cost of revenue	6,397,555	100.0	6,350,949	100.0

Production and service costs. Production and service costs represent all internal labor costs and external service fees incurred directly for revenue generating activities such as animation production services and other services.

Cost of inventory. Cost of inventory represents cost of the merchandise sold during the period.

Game related costs. Game related costs include service fees to game operators, commission fees, amortization of Aotu World the Game related intangible assets and other miscellaneous expenses. Service fees to game operators represent service fees to Shenzhen Gaea Technology Corporation, or Shenzhen Gaea, in 2021, and to Shanghai Youmier Network Technology Co., Ltd, or Shanghai Youmier, in 2022, both of which were related parties, for certain marketing and operating services provided for Aotu World the Game in Mainland China. Commission fees are application stores’ revenue shares and payment processor fees deducted by them under the self-operation model.

Selling expenses

MMV’s selling expenses consist primarily of staff costs of MMV’s merchandise team, other incurred for MMV’s merchandise business, and marketing and promotion expenses incurred for its proprietary brands and mobile game products.

General and administrative expenses

MMV’s general and administrative expenses consist primarily of compensation for its management and administrative personnel (including share-based compensation expense), expenses in connection with its operation supporting functions such as finance and human resources, rent and other administrative expenses.

Research and development Expenses

MMV’s research and development costs primarily consist of internal staff costs and external development fees for the development of proprietary animated contents and new mobile games, as well as the enhancement of MMV’s existing mobile games.

Interest Expenses

MMV’s interest expenses are incurred in relation to its interest-bearing loans.

Taxation

British Virgin Islands

MMV was incorporated in the British Virgin Islands. In accordance with British Virgin Islands income tax regulations, MMV is not subject to income tax in British Virgin Islands.

Cayman Islands

Legacy MMV was incorporated in the Cayman Islands. Under the laws of the Cayman Islands, Legacy MMV was not subject to income, corporation, or capital gains tax in the Cayman Islands. In addition, Legacy MMV’s payment of dividends, if any, was not subject to withholding tax in the Cayman Islands.

Hong Kong

MultiMetaVerse HK Limited, MMV’s subsidiary incorporated in Hong Kong, is subject to a two-tiered profit tax system for assessable profits earned in Hong Kong according to The Inland Revenue (Amendment) (No. 3) Ordinance 2018 published by Hong Kong Inland Revenue effective as of April 1, 2018. Under this Ordinance, the first two million Hong Kong Dollars of assessable profits of corporations are taxed at 8.25%, while the remaining assessable profits will be taxed at 16.5%. MultiMetaVerse HK Limited was not subject to Hong Kong profit tax for any period presented as it did not have assessable profit during the periods presented. MultiMetaVerse HK Limited is also permitted under the laws of Hong Kong SAR to provide funding to MMV through dividend distributions without restrictions on the amount of the funds.

PRC

Effective from January 1, 2008, a new Enterprise Income Tax Law, (or “the New EIT Law”), combined the previous income tax laws for foreign invested and domestic invested enterprises in the PRC by the adoption of a unified tax rate of 25%, except for certain entities eligible for preferential tax rates.

In 2021, both Shanghai Jupiter and Shanghai Hui Zhi Ren Culture Creativity Co., Ltd. are qualified as “High and New Technology Enterprises”, or HNTEs, and are eligible for a 15% preferential tax rate effective for three years starting from 2021.

MMV’s other PRC Subsidiaries and VIEs are subject to enterprise income tax on their taxable income in China at a statutory rate of 25%. The enterprise income tax is calculated based on the entity’s global income as determined under PRC tax laws and accounting standards.

MMV is subject to value-added tax at a rate of 13% for goods sold and 6% on the services rendered, in each case less any deductible value-added tax that MMV has already paid or borne. MMV is also subject to surcharges on value-added tax payments in accordance with PRC law.

As a holding company, MMV may receive dividends from its PRC subsidiaries through MultiMetaVerse HK Limited. The New EIT Law and its implementing rules provide that dividends paid by a PRC entity to a non-resident enterprise for income tax purposes is subject to PRC withholding tax at a rate of 10%, subject to reduction by an applicable tax treaty with China. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or SAT Circular 81, a Hong Kong resident enterprise must meet the following conditions, among others, in order to apply for the reduced withholding tax rate: (i) it must be a company; (ii) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (iii) it must have directly owned such required percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. In August 2015, the State Administration of Taxation promulgated the Administrative Measures for Non-resident Taxpayers to Enjoy Treatment under Tax Treaties, or SAT Circular 60, which became effective on November 1, 2015. SAT Circular 60 provides that non- resident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax. Instead, non-resident enterprises and their withholding agents may, by self- assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. Accordingly, MultiMetaVerse HK Limited may be able to benefit from the 5% withholding tax rate for the dividends it receives from its PRC subsidiaries, if it satisfies the conditions prescribed under SAT Circular 81 and other relevant tax rules and regulations. However, according to SAT Circular 81 and SAT Circular 60, if the relevant tax authorities consider the transactions or arrangements MMV has been for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future.

If MMV or any of its subsidiaries outside of China were deemed to be a “resident enterprise” under the New EIT Law, it would be subject to enterprise income tax on its worldwide income at a rate of 25%.

Results of Operations for MPAC

For the year ended December 31, 2022, MPAC had a net loss of $2,253,774 which consisted of formation and operating expenses $2,812,222, offset by interest earned on marketable securities held in Trust Account of $522,672 and change in fair value of warrant liability of $35,776.

For the period from January 8, 2021 (inception) to December 31, 2021, MPAC had a net loss of $872,118 which consisted of formation and operating expenses $960,518, offset by interest earned on marketable securities held in Trust Account of $3,580 and change in fair value of warrant liability of $84,820.

Results of Operations for Legacy MMV

The following table summarizes Legacy MMV’s consolidated results of operations and as percentages of our total revenues for the years presented.

	For the Years Ended December 31,
	2021		2022
	US$	%	US$	%
Selected Combined and Consolidated Statements of Operation:
Revenue
Merchandise	3,520,713	33.6	3,917,079	32.0
Animation production services	2,945,662	28.1	3,498,895	28.6
Mobile games	2,949,735	28.1	2,537,358	20.8
Licensing	457,036	4.4	1,954,161	16.0
Other services	608,591	5.8	317,844	2.6
Total revenue	10,481,737	100.0	12,225,337	100.0
Cost of revenue
Production and service costs	(3,775,307)	(35.9)	(3,449,945)	(28.2)
Cost of inventory	(1,662,591)	(15.9)	(1,966,217)	(16.1)
Game related costs	(959,657)	(9.2)	(934,787)	(7.6)
Total cost of revenue	(6,397,555)	(61.0)	(6,350,949)	(51.9)
Gross Profit	4,084,182	39.0	5,874,388	48.1
Impairment loss	(30,454)	(0.3)	—	—
Selling expenses	(1,297,599)	(12.4)	(1,192,584)	(9.8)
General and administrative expenses	(29,955,168)	(285.8)	(9,697,385)	(79.3)
Research and development expenses	(5,705,328)	(54.4)	(7,410,675)	(60.6)
Loss from operations	(32,904,367)	(313.9)	(12,426,256)	(101.6)
Interest income	1,920	—	1,841	—
Interest expenses	(94,956)	(0.9)	(587,151)	(4.8)
Exchange gains/(losses), net	(1,846)	—	12,663	0.1
Other income, net	308,149	2.9	209,592	1.7
Loss before income tax expense	(32,691,100)	(311.9)	(12,789,311)	(104.6)
Income tax	—	—	—	—
Net loss	(32,691,100)	(311.9)	(12,789,311)	(104.6)
Net loss attributable to non-controlling interest	(697,588)		(275,005)
Net loss attributable to Legacy MMV shareholders	(31,993,512)		(12,514,306)
Loss per ordinary share attributable to Legacy MMV shareholders
- Basic and diluted	(0.23)		(0.09)
Weighted average number of ordinary shares outstanding
- Basic and diluted*	139,829,193		139,829,193

*	In December 2022, ODI Shareholders completed the ODI Filing. The Company issued (i) 13,157,927 ordinary shares to ODI Shareholders under the ODI Shares Subscription Agreement, and (ii) the remaining 4,207,749 ordinary shares to Avatar and DA LIN YING FENG Holdings Limited pursuant to the Match-up Shares Subscription Agreement, which represented the completion of the Reorganization. The total number of issued and outstanding ordinary shares as of December 31, 2022 was 139,829,193.

Year Ended December 31, 2022 Compared with Year Ended December 31, 2021

Revenue

Legacy MMV’s revenue increased by 16.6% from US$10.5 million in 2021 to US$12.2 million in 2022.

Merchandise

Legacy MMV’s merchandise revenue increased by 11.3% from US$3.5 million in 2021 to US$3.9 million in 2022. The increase in merchandise revenue was primarily contributed by increased distributor activities. Sales to distributors increased by 41.5% from US$1.4 million in 2021 to US$1.9 million in 2022, mainly attributable to the expansion of Legacy MMV’s distributor pool and the growing popularity of Legacy MMV’s merchandise products. Sales to end customers decreased slightly as the growth momentum was hindered by the logistical disruption in the second quarter of 2022 due to the regional outbreak of the COVID-19 pandemic in the PRC as well as the lockdown measures implemented in Shanghai, China, where Legacy MMV’s main warehouse is located.

Animation production services

Legacy MMV’s animation production service revenue increased by 18.8% from US$2.9 million in 2021 to US$3.5 million in 2022, primarily attributable to the increase in work orders from Legacy MMV’s clients. In 2022, Legacy MMV completed three major animation series and started another major animation project. Legacy MMV strives to expand its client base and enhance client relationship to secure recurring orders for animation production services.

Mobile games

Legacy MMV’s mobile games revenue decreased by 14.0% from US$2.9 million in 2021 to US$2.5 million in 2022. In 2022, Legacy MMV did not launch any new game, and the revenue from existing mobile games declined with the passage of time.

Licensing

Legacy MMV’s license revenue increased by US$1.5 million, or 327.6%, from US$0.5 million in 2021 to US$2.0 million in 2022. The increase was primarily contributed by the exclusive broadcasting license of Aotu World the Animation series in mainland China granted to a streaming platform, which generated licensing revenue of US$1.3 million in 2022. Legacy MMV’s cooperation with the AI technology partner, Xiaoice, for development of Project AI, which was started in 2022, also brought Legacy MMV additional licensing revenue to be amortized over its license period. Furthermore, during the year ended December 31, 2022, Legacy MMV worked with an increased number of brand licensees for new merchandise categories, such as collectible cards and various stationery items, which also generated additional licensing revenue.

Other services

Legacy MMV’s other services revenue decreased by 47.8% from US$0.6 million in 2021 to US$0.3 million in 2022, primarily due to the termination of a technical support service agreement in July 2021.

Cost of revenue

Legacy MMV’s cost of revenue remained stable at US$6.4 million in 2022 and 2021.

Production and service costs

Legacy MMV’s production and service costs decreased by 8.6% from US$3.8 million in 2021 to US$3.4 million in 2022, primarily attributable to improved cost control procedures implemented during the year and the benefit of the scale effect of the animation production services.

Cost of inventory

Legacy MMV’s cost of inventory increased by 18.3% from US$1.7 million in 2021 to US$2.0 million in 2022, which was in line with the increase of merchandise sold in 2022. The overall gross margin of merchandise business decreased from 52.8% in 2021 to 49.8% in 2022, primarily due to higher proportion of sales made to distributors, which generally had a lower gross margin compared to sales made directly to end customers through Legacy MMV’s storefront on online vendor platforms. The sales made to distributors as a percentage of total merchandise sales increased from 38.0% in 2021 to 48.8% in 2022.

Game related costs

Legacy MMV’s game related costs consisted mainly of fixed operating service fees to related party service providers, commission fees for self-operated game revenue and other miscellaneous costs. Game related costs decreased slightly in 2022 when compared to that in 2021, as most of the game related costs are not variable costs except commission fees paid.

Selling expenses

Legacy MMV’s selling expenses decreased by 8.1% from US$1.3 million in 2021 to US$1.2 million in 2022. The decrease in selling expenses was primarily driven by the growing merchandise sales to distributors. Sales made to distributors generally incurred less selling expenses compared to sales made directly to end customers.

General and administrative expenses

Legacy MMV’s general and administrative expenses decreased significantly by US$20.3 million, from US$30.0 million in 2021 to US$9.7 million in 2022, primarily attributable to the decrease in share-based compensation expenses by US$21.1 million, as the share-based compensation were awarded to new directors and executives joining Legacy MMV in May 2021, and this decrease was partially offset by the increase in salary and welfare expenses of US$1.0 million.

The share-based compensation expenses were related to Lucky Cookie’s purchase of 31,461,568 ordinary shares of Legacy MMV (the “Transferred Shares”), which accounted for 22.50% of Legacy MMV’s then total outstanding shares, from Avatar, the then major shareholder of Legacy MMV, in May 2021 for a consideration of US$5,409,194. The purchase of the Transferred Shares is subject to certain performance conditions (the “Performance Conditions”) by Mr. Yiran Xu, including serving as the chairman of the board of directors of MMV for no less than 5 years and securing certain external financing to MMV prior and after the Business Combination. If Mr. Yiran Xu fails to achieve part or all of the Performance Conditions, Avatar shall have a right to repurchase 50% of the Transferred Shares from Lucky Cookie at a discounted price or for free. This repurchase right will expire upon the completion of the Business Combination. The total share-based compensation was valued at US$45.3 million based on the excess part of the fair value of the Transferred Shares over the cash consideration paid by Lucky Cookie, subject to Avatar’s repurchase right. The grant date of the share-based compensation was determined as May 1, 2021 (the “Grant Date”) when Mr. Yiran Xu took office as CEO of Legacy MMV. Share-based compensation related to 50% of the Transferred Shares not subject to Avatar’s repurchase right were expensed off as general and administrative expenses as of the Grant Date. Share-based compensation related to the other 50% of the Transferred Shares subject to Avatar’s repurchase right are amortized on a straight-line basis over 5-year period from the Grant Date to the date that the Performance Conditions are met. On January 4, 2023, Legacy MMV completed the Business Combination with MPAC, and therefore the total unrecognized compensation expenses should be fully amortized upon the completion of the Business Combination.

Research and development expenses

Legacy MMV’s research and development expenses increased by 29.9% from US$5.7 million in 2021 to US$7.4 million in 2022 primarily due to Legacy MMV’s investment in pipeline games and increased production costs for its proprietary animation content under the Aotu World brand.

Interest expense

Legacy MMV’s interest expense increased from US$0.1 million in 2021 to US$0.6 million in 2022 as a result of the increase in the amount of interest-bearing loans. In 2021, Shanghai Jupiter undertook a debt-to-equity conversion, and substantially reduced its interest-bearing loan balance. In order to maintain its working capital, Legacy MMV secured additional interest-bearing loans from its related parties and a bank after the debt-to-equity conversion. As of December 31, 2022, Legacy MMV had total interest-bearing loans of US$13.4 million.

Other income, net

Legacy MMV’s other income, net were US$0.3 million and US$0.2 million in 2021 and 2022, respectively, which consisted primarily of government subsidies received in these periods.

Net loss

As a result of the foregoing, Legacy MMV’s net loss decreased from US$32.7 million in 2021 to US$12.8 million in 2022.

Liquidity and Capital Resources

We have negative cash flows from operations and have financed our operations mainly through equity contributions and loans from our shareholders, financings from related parties, and payments received from our business operation. As of December 31, 2022, we had cash and cash equivalents of US$0.6 million, which consisted primarily of cash at bank and on hand, which was primarily denominated in Renminbi. We incurred net loss of US$12.8 million for the year ended December 31, 2022 and net loss of US$32.7 million for the year ended December 31, 2021, and such change was mainly attributable to the decrease in share-based compensation expenses by US$21.1 million. Our net revenue increased from US$10.5 million in 2021 to US$12.2 million in 2022. Our operating costs and expenses decreased from US$43.4 million in 2021 to US$24.7 million in 2022, primarily attributed to the decrease of share-based compensation expenses by US$21.1 million.

Our cash requirements for the year ended December 31, 2022 and any subsequent period primarily include our research and development expenditure, lease obligations, purchase obligations and other commitments. Our research and development expenditures are primarily related to development of our animation and games. Our lease obligations consist of the commitments under the rental agreements for our office premises. Our purchase obligations primarily consist of purchase orders for goods to sell. In addition, we will consume cash for additional expenses as a public company for, among other things, D&O liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees. We expect these items to be the primary part of our short-term cash requirements, and we currently do not expect any material capital expenditures in the foreseeable future. Furthermore, as part of our growth strategy, we have plans to further invest in animation and game development. These new developments and expansions may generate long-term cash requirements. We intend to fund our future material cash requirements with net proceeds from our business operations, equity contributions from our shareholders and financings from banks and other institutions.

We completed the Business Combination on January 4, 2023. In connection with the Business Combination, holders of 2,033,867 MPAC Class A Ordinary Shares exercised their right to redeem their shares for cash. Given a significant number of MPAC shareholders elected to redeem their shares prior to the consummation of the Business Combination, the gross proceeds to the Company from the Business Combination accordingly reduced compared to a no redemption scenario. We also raised US$4.5 million from the PIPE Financing, which, together with the proceeds from non-redeeming MPAC shareholders, amounted to US$6.7 million in gross proceeds.

We believe that our cash and cash equivalents, including the cash we obtained from the Business Combination, and our credit facilities will be sufficient to meet our working capital and capital expenditure requirements for at least the next 12 months from the date of this prospectus and sufficient to fund our operations. As of the date of this prospectus, there has been no material change to our liquidity position since the closing of the Business Combination. To the extent that our current resources are insufficient to satisfy our cash requirements in the future, we may need to seek additional equity or debt financing. If the financing is not available, or if the terms of financing are less desirable than we expect, we may be forced to decrease our level of investment in product development or delay, scale back or abandon all or part of our growth strategy, which could have an adverse impact on our business and financial prospects.

 We will not receive any of the proceeds from this registration for sales of ordinary shares or warrants, except for amounts received by us upon the exercise of the MMV Warrants. MMV Warrants have an exercise price of $11.50 per share. The exercise of the MMV Warrants are highly dependent on the price of MMV Class A ordinary shares and the spread between the exercise price of the MMV Warrants and the price of the MMV Class A ordinary shares at the time of exercise. If the market price for MMV Class A ordinary share is less than $11.50 per share, we believe warrant holders will be unlikely to exercise their MMV Warrants. The last reported sale price of MMV’s shares is currently significantly below the $11.50 per share exercise price. The holders is currently unlikely to exercise the MMV Warrants, and therefore, we do not expect to receive any proceeds from the exercise of the MMV Warrants. However, we do not expect to rely on the cash exercise of the MMV Warrants to fund our operations. Instead, we will continue to rely on revenues generated from our mobile games operations, merchandise sales, animation production services, licensing and other services as well as financing from banks, financial institutions and others to fund our business operations.

The outstanding MMV Class A ordinary shares being offered for resale pursuant to this prospectus by the Selling Securityholders represent approximately 77.8% of our total outstanding Ordinary Shares as of the date of this prospectus. In particular, Mr. Yiran Xu, our Chairman and CEO, owns approximately 19.1% of our total outstanding Ordinary Shares, and maintains shared voting power of an additional 47.3% through contractual arrangements with Avatar Group Holdings Limited. Avatar Group Holdings Limited maintains ownership and economic benefit of these 47.3% Ordinary Shares. Given the substantial number of MMV Class A ordinary shares being registered for potential resale by Selling Securityholders pursuant to this prospectus, the sale of shares by the Selling Securityholders, or the perception in the market that the Selling Securityholders of a large number of shares intend to sell their shares, could increase the volatility of the market price of MMV Class A ordinary shares or result in a significant decline in the public trading price of MMV Class A ordinary shares. The Selling Securityholders, including Mr. Yiran Xu and Avatar Group Holdings Limited, may sell a portion or all of their shares as long as this Registration Statement remains effective. These sales, or the possibility that these sales may occur, and any related volatility or decrease in market price of MMV Class A ordinary shares and MMV Warrants, might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Cash flows and working capital

MMV’s principal sources of liquidity have been cash provided from capital contributions and loans from its major shareholders and other related parties, and revenue generated from its business operation. As of December 31, 2021 and 2022, MMV had US$0.4 million and US$0.6 million, respectively, in cash and cash equivalents. MMV’s cash and cash equivalents consist of cash on hand and deposits placed with financial institutions, which are unrestricted as to withdrawal and use, which are primarily denominated in Renminbi. MMV had working capital deficit of US$1.3 million and working capital surplus US$1.1 million, respectively, as of December 31, 2021 and 2022. Historically, MMV has not been profitable nor generated positive net operating cash flows. As of December 31, 2022, MMV had US$13.6 million loans and accrued interests due to its major shareholders and other related parties, and US$5.8 million trading and other amounts due to its related parties affiliated to its major shareholders. To ensure MMV maintains sufficient funding for its operation, MMV’s major shareholders and other related parties have extended the maturity dates of their loans to MMV beyond 2023, and executed letters of not demand repayment for the trading and other payables due to such related parties until April 2025. Therefore, these interest-bearing loans due to MMV’s major shareholders and other related parties and the trading and other amounts due to its related parties affiliated to its major shareholders were classified as non-current liabilities as of December 31, 2022.

In addition, MMV continually seeks to monetize from its content offering in order to increase revenue from its operating activities. MMV regularly monitors its current and expected liquidity requirements to help ensure that it maintains sufficient cash balances to meet its existing and reasonably likely long-term liquidity needs. With a major update to one of MMV’s live games released in February 2023 and steady increase in merchandise sales, MMV expects to further improve its operating results and operating cash flow during the next 12 months as of the date of this registration statement/prospectus. Based on its current business plan, MMV believes that its current assets including cash and cash equivalents, anticipated cash flow from operations and commitment by its shareholders meet its anticipated funding needs, including its cash needs for working capital and capital expenditures, for at least the next 12 months. Therefore, MMV reasonably believes it will have reasonable capital resources to conduct its planned operations for a minimum of 12 months, and foresees no working capital shortfall beyond the 12 months period at the current time.

MMV intends to finance its future working capital requirements and capital expenditures from cash generated from operating activities, in addition to funds raised from financing activities. MMV may, however, require additional cash due to changing business conditions or other future developments, including any investments or acquisitions it may decide to pursue. If its existing cash is insufficient to meet its requirements, MMV may seek to issue debt or equity securities or obtain additional credit facilities. Financing may be unavailable in the amounts MMV needs or on terms acceptable to it, if at all. Issuance of additional equity securities, including convertible debt securities, would dilute MMV’s earnings per share. The incurrence of debt would divert cash for working capital and capital expenditures to service debt obligations and could result in operating and financial covenants that restrict MMV’s operations and its ability to pay dividends to its shareholders. If MMV is unable to obtain additional equity or debt financing as required, its business operations and prospects may suffer. Please see “Risk Factors — Risks Relating to MMV’s Business and Industry — MMV requires a significant amount of capital to fund its operations and growth. If MMV cannot obtain sufficient capital on acceptable terms, its business, financial condition and prospects may be materially and adversely affected.”

As a holding company, MMV may rely on dividends and other distributions on equity paid by its subsidiaries, including WFOE and other subsidiaries based in the PRC for its cash and financing requirements. If WFOE or any other subsidiaries in PRC incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to MMV. Relevant PRC laws and regulations permit the PRC companies to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Additionally, the PRC subsidiaries and the VIEs can only distribute dividends upon approval of the shareholders after they have met the PRC requirements for appropriation to the statutory reserves. As a result of these and other restrictions under the PRC laws and regulations, the PRC subsidiaries and the VIEs are restricted to transfer a portion of their net assets to MMV either in the form of dividends, loans or advances. Even though MMV currently does not require any such dividends, loans or advances from the PRC subsidiaries and the VIEs for working capital and other funding purposes, MMV may in the future require additional cash resources from the PRC subsidiaries and the VIEs due to changes in business conditions, to fund future acquisitions and developments, or merely declare and pay dividends to or distributions to its shareholders. Hong Kong Subsidiary is also permitted under the laws of Hong Kong SAR to provide funding to MMV through dividend distributions without restrictions on the amount of the funds. For more details, see “Summary — Assets Transfer between MMV and the VIEs” and “Summary — Dividends or Distributions Made to MMV and U.S. Investors by MMV’s Subsidiaries and the VIEs and Tax Consequences.”

As a holding company with no material operations of its own, MMV currently conducts a substantial majority of its operations through its PRC subsidiaries and its consolidated VIEs in China. MMV is permitted under PRC laws and regulations to provide funding to its PRC subsidiaries in China through capital contributions or loans, subject to the approval of government authorities and limits on the amount of capital contributions and loans. In addition, MMV’s subsidiaries in China may only provide Renminbi funding to its consolidated VIEs through entrusted loans. Please see “Risk Factors — Risks Relating to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of the Business Combination to make loans or additional capital contributions to MMV’s PRC subsidiaries, which could materially and adversely affect MMV’s liquidity and MMV’s ability to fund and expand MMV’s business.” The ability of MMV’s subsidiaries in China to make dividends or other cash payments to MMV is subject to various restrictions under PRC laws and regulations. See “Risk Factors — Risks Relating to Doing Business in China — MMV may rely on dividends and other distributions on equity paid by MMV’s PRC subsidiaries to fund any cash and financing requirements MMV may have, and any limitation on the ability of MMV’s PRC subsidiaries to make payments to MMV could have a material and adverse effect on MMV’s ability to conduct its business.” and “Risk Factors — Risks Relating to Doing Business in China — If MMV is classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to MMV and its non-PRC shareholders.”

The following table presents Legacy MMV’s selected combined and consolidated cash flow data for the periods indicated.

	For the Years Ended December 31,
	2021	2022
	US$	US$
Net cash used in operating activities	(5,514,643)	(5,041,487)
Net cash used in investing activities	(615,765)	(180,525)
Net cash provided by financing activities	6,390,234	4,451,257
Effects of exchange rate changes	(621,898)	931,010
Net increase/(decrease) in cash and cash equivalents	(362,072)	250,255
Cash and cash equivalents - beginning of the year	737,001	374,929
Cash and cash equivalents - end of the year	374,929	625,184

Operating activities

Net cash used in operating activities in December 31, 2022 was US$5.0 million primarily as a result of the net operating loss of US$12.8 million in the same period. The principal non-cash items affecting the difference between Legacy MMV’s net loss and net cash used in operating activities in 2022 were US$4.5 million in share-based compensation expenses and US$0.3 million in depreciation and amortization of property and equipment, and US$1.0 million in amortization of right-of-use assets. The difference other than the non-cash items was primarily due to a decrease of US$0.9 million in lease liabilities and an increase of US$0.2 million in inventories and offset by (i) a decrease in prepaid expenses and other current assets by US$0.5 million as a result of refund of certain deductible VAT input, (ii) an increase of US$1.0 million in accrued expenses and other payables due to the combined effects of the US$0.6 million increase in payroll payable as a result of the payment deferral of social insurance allowed by Chinese government in response to the COVID-19 pandemic and the US$0.2 million increase in professional fees related to the Business Combination, (iii) an increase of US$0.7 million in deferred revenue related to license revenue, (iv) a decrease of US$0.5 million in prepaid expense and other current asset and (v) an increase of $0.3 million in accounts payable

Net cash used in operating activities in 2021 was US$5.5 million primarily as a result of the net operating loss of US$32.7 million in the same period. The principal non-cash items affecting the difference between Legacy MMV’s net loss and net cash used in operating activities in 2021 were US$25.7 million in share- based compensation expenses and US$0.2 million in depreciation and amortization of property and equipment, and intangible assets. The difference other than the non-cash items was primarily due to (i) an increase of US$1.1 million in amounts due to related parties, (ii) an increase of US$0.2 million in accounts payable, and (iii) an increase of US$0.4 million in accrued liabilities and other current liabilities, partially offset by (i) an increase of US$0.5 million in total in accounts receivable and inventories, and (ii) a decrease of US$0.1 million in prepaid expenses and other current assets. The changes in working capital were attributable to the delay of payments to Legacy MMV’s related parties and increased personnel costs and payables to suppliers due to Legacy MMV’s expansion of its operations and business teams, and partially offset by the increased current assets in line with the growth of Legacy MMV’s merchandise business.

Investing activities

Net cash used in investing activities in 2022 were US$0.2 million, respectively, primarily representing Legacy MMV’s expenditures for purchase of office equipment and software license.

Net cash used in investing activities in 2021 was US$0.6 million, primarily representing Legacy MMV’s equity investment in a privately held company in the amount of US$460,000, and expenditures for purchase of office equipment in the amount of US$0.2 million as a result of Legacy MMV’s expansion of its business and teams in 2021.

Financing activities

Net cash provided by financing activities in 2022 was US$4.5 million, which was primarily comprised of interest-bearing loans obtained from Legacy MMV’s related parties in the amount of US$7.6 million, and offset by the advance for deferred cost of Business Combination provided to MPAC in the amount of US$2.7 million and repayment to related parties of 0.5 million. Net cash provided by financing activities in 2021 was US$6.4 million, which was primarily comprised of interest-bearing loans obtained from Legacy MMV’s related parties to fund its operating activities in 2021.

Contractual Obligations

The following table sets forth Legacy MMV’s contractual obligations and commitments as of December 31, 2022.

	Less than 1 year	Total
	US$	US$
Lease commitments	568,968	568,968

Off-Balance Sheet Commitments and Arrangements

MMV has not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. MMV has not entered into any derivative contracts that are indexed to its shares and classified as shareholder’s equity or that are not reflected in its combined and consolidated financial statements. Furthermore, MMV does not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. MMV does not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to it or engages in leasing, hedging or product development services with it.

Holding Company Structure

MMV is a holding company with no material operations of its own. MMV conducts its operations primarily through its subsidiaries and its consolidated VIEs. As a result, MMV’s ability to pay dividends depends upon dividends paid by its subsidiaries. If MMV’s subsidiaries or any newly formed subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to MMV.

In addition, MMV’s subsidiaries in China are permitted to pay dividends to MMV only out of their retained earnings, if any, as determined in accordance with the Accounting Standards for Business Enterprise as promulgated by the Ministry of Finance of the PRC, or PRC GAAP. In accordance with PRC company laws, in addition, MMV’s PRC subsidiaries and MMV’s VIEs are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. MMV’s PRC subsidiaries as a Foreign Invested Enterprise, or FIE, are also entitled to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at its discretion. These reserves are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by the State Administration of Foreign Exchange. WFOE has not paid dividends and will not be able to pay dividends until it generates accumulated profits and meet the requirements for statutory reserve funds. If WFOE or any other subsidiaries in PRC incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to MMV. Hong Kong Subsidiary is also permitted under the laws of Hong Kong SAR to provide funding to MMV through dividend distributions without restrictions on the amount of the funds.

MMV is permitted under the laws of British Virgin Islands to provide funding to its subsidiaries in Hong Kong and mainland China through loans or capital contributions without restrictions on the amount of the funds. As an offshore holding company, MMV is permitted under PRC laws and regulations to provide funding from the proceeds of its offshore fund raising activities to its PRC subsidiaries only through loans or capital contributions, and to its consolidated affiliated entity only through loans, in each case subject to the satisfaction of the applicable government registration and approval requirements. Please see “Risk Factors — Risks Relating to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of the Business Combination to make loans or additional capital contributions to MMV’s PRC subsidiaries, which could materially and adversely affect MMV’s liquidity and MMV’s ability to fund and expand MMV’s business.” As a result, there is uncertainty with respect to MMV’s ability to provide prompt financial support to its PRC subsidiaries and consolidated VIEs when needed. Notwithstanding the foregoing, its PRC subsidiaries may use their own retained earnings (rather than Renminbi converted from foreign currency denominated capital) to provide financial support to its consolidated affiliated entity either through entrusted loans from its PRC subsidiaries to its consolidated VIEs or direct loans to such consolidated affiliated entity’s nominee shareholders, which would be contributed to the consolidated variable entity as capital injections. Such direct loans to the nominee shareholders would be eliminated in MMV’s combined and consolidated financial statements against the consolidated affiliated entity’s share capital.

Quantitative and Qualitative Disclosure about Market Risk

Foreign currency risk

The RMB is not a freely convertible currency. The State Administration for Foreign Exchange, under the authority of the People’s Bank of China, controls the conversion of RMB into other currencies. The value of the RMB is subject to changes in central government policies, international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market.

Inflation risk

Since its inception, inflation in China has not materially impacted MMV’s results of operations.

According to the National Bureau of Statistics of China, the year-over-year percent changes in the consumer price index for December 2021 and 2022 were increases of 0.9% and 1.8%, respectively. Although MMV has not in the past been materially affected by inflation since its inception, it can provide no assurance that it will not be affected in the future by higher rates of inflation in China. For example, certain operating costs and expenses, such as employee compensation and office operating expenses may increase as a result of higher inflation. Additionally, because a portion of MMV’s assets consist of cash, high inflation could significantly reduce the value and purchasing power of these assets. MMV is not able to hedge our exposure to higher inflation in China.

Interest Rate Risk

MMV’s exposure to interest rate risk primarily relates to interest expenses under its loan agreements, which may bear a floating interest rate, as well as interest income generated by excess cash, which is mostly held in interest-bearing bank deposits. Interest expenses and interest-earning instruments carry a degree of interest rate risk. MMV has not been exposed to material risks due to changes in interest rates, and it has not used any derivative financial instruments to manage its interest risk exposure. However, MMV’s future interest expenses may increase, or interest income may fall short of expectations, due to changes in market interest rates.

Critical Accounting Policies, Judgments and Estimates

MMV prepares its financial statements in conformity with U.S. GAAP, which requires MMV to make judgments, estimates and assumptions. MMV continually evaluates these estimates and assumptions based on the most recently available information, its historical experience and various other assumptions that MMV management believes to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in MMV’s estimates. Some of MMV’s accounting policies require a higher degree of judgment than others in their application and require us to make significant accounting estimates.

The selection of critical accounting policies, the judgments and other uncertainties affecting application of those policies and the sensitivity of reported results to changes in conditions and assumptions are factors that should be considered when reviewing MMV’s financial statements. MMV’s management believes the following accounting policies involve the most significant judgments and estimates used in the preparation of their financial statements.

Basis of presentation

The consolidated financial statements have been prepared in accordance with the rules and regulations of the Security and Exchange Commission and U.S. GAAP. The consolidated financial statements include the financial statements of MMV, its subsidiaries, its VIE and its VIE’s subsidiaries. All inter-company transactions and balances have been eliminated upon consolidation.

Revenue recognition

MMV adopted ASC Topic 606 (“ASC 606”), Revenue from Contracts with Customers, with effect from January 1, 2018, using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. The adoption of this ASC 606 did not have a material impact on MMV’s consolidated financial statements.

Revenues from contracts with customers are recognized when control of the promised goods or services is transferred to MMV’s customers, in an amount that reflects the consideration MMV expects to be entitled to in exchange for those goods or services, reduced by estimates for return allowances and Value Added Tax (“VAT”). The recognition of revenues involves certain management judgments, including estimated lives of virtual items purchased by game players and estimated breakage of game points. The amount and timing of MMV’s revenues could be different if management made different judgments or utilized different estimates.

MMV’s revenues are mainly generated from mobile games, animation production service, sale of merchandise, licensing and other services.

Mobile Games

MMV generates game publishing revenue from its own intellectual property games which are operated under a free-to-play model. Players can download the games free of charge and are charged for the purchase of in-game virtual items via payment channels to gain an enhanced game-playing experience. Depending on how the games are operated, the revenue was derived from self-operated games and jointly-operated games.

For MMV’s net revenue from mobile game services, control transfers over time as services are delivered. Payment for net revenue from services is collected within a short period following transfer of control or commencement of delivery of services, as applicable, which are agreed in the contracts between MMV and the payment channels or distribution platforms. Based on historical experience that payment channels and distribution platforms generally make payments on time, MMV considers collectability of the consideration is probably and accounts for a contract of mobile game services when players make purchases, with additional considerations made for contract liabilities.

(i)	Self-operated games

For self-operated games, MMV has the pricing discretion, and is responsible for the launch of games, hosting and maintenance of game servers, selecting the distribution platforms, determination of when and how to operate the in-game promotions, and providing content updates and customer services to game players.

Players make purchases through payment channels and distribution platforms who then remit to MMV the gross proceeds less the commission fees paid to payment channels and distribution platforms.

MMV records revenue from self-operated games on a gross basis as MMV is a principal in the arrangement, commission fees paid to distribution channels and payment channels, and technical and promotional support charges paid to the related party are recorded as “Cost of Revenue” on the consolidated statements of operations and comprehensive loss. The performance obligation is to provide on-going game services to players who purchased virtual items to gain an enhanced game-playing experience. The in-game virtual items and on-going game services are highly interrelated and therefore deemed as one performance obligation. MMV recognizes revenue over the estimated average playing period of paying players on a game-by-game basis which coincides with the players receiving and consuming the benefits from the virtual items they purchased. MMV considers the average period that players typically play the games and other game player behavior factors, as well as various other factors to arrive at the best estimates for the estimated playing period of the paying players. While MMV believes its estimates to be reasonable based on available game player information, MMV may revise such estimates based on new information indicating a change in the game player behavior patterns and any adjustments are applied prospectively.

(ii)	Jointly-operated games

For jointly-operated games, MMV provides the distribution platforms (Android-based APP stores or other platforms) with the game content, game updates and version updates, if and when available, and maintenance. The services are highly interdependent and are not distinct, therefore it was deemed as one performance obligation. The games are operated by the distribution platforms who have pricing discretion and are responsible for the sales and marketing of the games and customer service to the players.

MMV receives fees based on a predetermined revenue sharing percentage stated in each contract with the distribution platforms, which is calculated as gross proceeds received by the distribution platforms less channel costs and other costs paid by distribution platforms. Revenue is usually recognized on a monthly basis as the performance obligation is provided over time.

Animation production service

Animation production revenue is primarily generated from contracts with customers for production services related to the development of animated content. MMV provides services under fixed-price contracts under which MMV agrees to perform the specified work for a pre-determined price. The revenue of animation production service is recognized at a point in time when delivering specified animation content to customer.

Sale of merchandise

MMV sells merchandise, which are primarily adapted from popular anime characters of MMV’s anime franchise, to customers through online and offline channels. MMV is the principal as it controls the inventory before they are transferred to customers. MMV has the primary responsibility for fulfilling the contracts, bears the inventory risk, and has sole discretion in establishing the prices.

Merchandise revenues from animation products sales are recognized at a point in time when the promised goods are transferred to the customer, which generally occurs upon the receipt of goods by the customer. Revenue is measured at the transaction price which is based on the amount of consideration that MMV expects to receive in exchange for transferring the promised goods to the customer. Payment for sales of merchandise is generally collected before shipment, or within a short period following transfer of control, or a combination of both, which are agreed in the contracts between MMV and customers. Based on historical experience that customers generally make payments on time, MMV considers collectability of the consideration is probably and accounts for a contract of merchandise sale when the control is transferred.

Licensing revenue

MMV enters into contracts to license its intellectual property, which primarily consists of its brands and broadcast contents, in various channels.

The license of MMV’s brands provide access to the intellectual property over the term of the license, generally all of the utility of intellectual property is derived from its association with the entity’s past or ongoing activities, including its ordinary business activities, and therefore is considered a right-to-access license of symbolic intellectual property. MMV accounts for the licensing fee as a promise to provide a customer with a right to access MMV’s intellectual property as a performance obligation satisfied over time because the customer will simultaneously receive and consume the benefit from MMV’s performance of providing access to its intellectual property as the performance occurs. The licensees also pay MMV either a sales-based or usage-based royalty, or a combination of both, for use of the brands, in some cases subject to minimum guaranteed amounts. MMV records sales-based or usage-based royalty revenues for right-to-access licenses at the occurrence of the licensees’ subsequent sale or usage. When the arrangement includes a minimum guarantee, MMV records the minimum guarantee on a ratable basis over the term of the license period and does not record the sales-based or usage-based royalty revenues until they exceed the minimum guarantee.

MMV also licenses its contents for distribution to third party platforms. These are intellectual property licenses where the licensees pay either a fixed fee for the content license or a variable fee or a combination of both. The content that MMV delivers to its licensees typically has significant standalone functionality, and is considered a right-to-use license of functional intellectual property. MMV’s promise to provide a customer with the right to use its intellectual property is satisfied at a point in time. MMV records revenues for right- to-use licenses once the license period has commenced and the licensee has the ability to use the delivered content.

Other services

Other services comprise of various value-added services at the request of clients, such as technical services including product development and operation, administrative and marketing services. MMV charges service fees at the point in time of delivery, or over time based on the terms and conditions agreed with clients.

Contract Balances

Timing of revenue recognition may differ from the timing of invoicing to customers. Accounts receivable represent revenue recognized for the amounts invoiced and/or prior to invoicing when MMV has satisfied its performance obligation and has unconditional right to the payment. Under Topic 606, MMV’s right to consideration in exchange for goods or services that MMV has transferred to a customer is recognized as a contract asset.

The contract liabilities consist of deferred revenue, which relates to unsatisfied performance obligations at the end of each reporting period and consists of cash payment received in advance from a licensee for a license right granted, and from game players in MMV’s self-operated games.

Share-based compensation

Share based compensation expenses arise from share-based awards, including share-based payments awarded to employees of MMV by a related party or other holder of an economic interest in MMV as compensation for services provided to MMV. MMV accounts for share-based awards granted to employees in accordance with ASC 718 Compensation — Stock Compensation.

For share-based payments awarded to employees of MMV with service conditions, by a related party or other holder of an economic interest in MMV, the related share-based compensation expenses are recognized in the consolidated financial statements based on the grant date fair values of the shares, less consideration to be paid (if any), over the period from the grant date to the date that service conditions are met, or waived.

Lease

Prior to 2022, MMV accounted for leases under ASC 840, Leases. Leases where substantially all the rewards and risks of ownership of assets remain with the lessor are accounted for as operating leases. Rental expense is recognized from the date of initial possession of the leased property on a straight-line basis over the term of the lease. Lease renewal periods are considered on a lease-by-lease basis and are generally not included in the initial lease terms.

On January 1, 2022, MMV adopted ASC 842, which supersedes the lease accounting guidance under ASC 840, and generally requires lessees to recognize operating and financing lease liabilities and corresponding right-of-use assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements.

MMV elected to apply practical expedients permitted under the transition method that allow MMV to use the beginning of the period of adoption as the date of initial application, to not recognize lease assets and lease liabilities for leases with a term of twelve months or less, and to not reassess lease classification, treatment of initial direct costs, or whether an existing or expired contract contains a lease. MMV used modified retrospective method and did not adjust the prior comparative periods. Under the new lease standard, MMV determines if an arrangement is or contains a lease at inception. Right-of-use assets and lease liabilities are recognized at lease commencement date based on the present value of remaining lease payments over the lease terms. MMV considers only payments that are fixed and determinable at the time of lease commencement. As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at lease commencement date in determining the present value of lease payments. MMV’s lease terms may include options to extend or terminate the lease. Renewal options are considered within the right-of-use assets and lease liability when it is reasonably certain that the Company will exercise that option.

For operating leases with a term of one year or less, MMV has elected not to recognize a lease liability or right-of-use assets on its consolidated balance sheet. Instead, it recognizes the lease payments as expense on a straight-line basis over the lease term.

Management

The following persons serve as MMV’s executive officers and directors of the date of this prospectus. For biographical information concerning the executive officers and directors, see below.

Name	Age	Position
Yiran Xu	50	Chairman of the Board of Directors, Chief Executive Officer
Tao Li	44	Director
Xiaodan Qu	41	Director
Peixuan Hu	38	Director
Mo Zhou	35	Independent Director
Xin Li	46	Independent Director
Scott Hartsman	51	Independent Director
Yao Chen	35	Chief Financial Officer
Xing Lyu	39	Chief Business Officer

Yiran Xu has served as MMV’s Director since April 2021 and Chief Executive Officer since May 2021. Mr. Xu has more than 29 years of experience in the video gaming and online entertainment industry. Prior to joining MMV in 2021, Mr. Xu served as the Chairman of the Board of Directors and Chief Executive Offer at Leyou Technologies Holdings Limited (HK.1089), or Leyou, since 2017, where he led the acquisitions of and investment in multiple world renowned game studios, including Canada-based Digital Extremes, UK- based Splash Damage and US-based Certain Affinity, and secured multiple license deals for development of new triple-A game titles such as Transformers. Before that, Mr. Xu served as the President of the Game Business Line at Qihoo 360 Technology Co., Ltd. (NYSE: QIHU) From 2015 to 2017. Prior to joining Qihoo 360 Technology Co., Ltd., Mr. Xu worked as Vice President of Corporate Strategy and then Chief Business Officer at Perfect World Co., Ltd., or Perfect World, from 2010 to 2015. Mr. Xu contributed to the establishment of Perfect World’s mobile game development and publishing team in China, and led a series of acquisitions of high quality independent game studios in overseas market, such as the US-based Cryptic Studio and Runic Studio, Art & Craft, and Unknown Worlds Entertainment, which laid the foundation of Perfect World’s North American business. Mr. Xu also assisted Perfect World in the spinoff of Ledo Interactive and its acquisition of SNK Corporation, which became a public company on KOSDAQ in 2019. From 2008 to 2010, Mr. Xu served as Strategic Investment Director at Giant Interactive Group Inc., where he was in charge of strategic investments and business development for various projects. Mr. Xu currently holds the chairman title at Beijing Animation and Game Industry Association. Mr. Xu received his MBA degree from the Chinese University of Hong Kong in 2007. He received his Master’s degree in Precision Instrument Design from Tsinghua University in 1999 and Bachelor’s degree in Automation from Tsinghua University in 1996.

Tao Li has served as MMV’s Director since April 2021. Mr. Li has served as Chief Financial Officer at Beijing Gaea Interactive Entertainment Co., Ltd., or Gaea, since October 2014, where he is responsible for financial and M&A affairs of Gaea. Prior to joining Gaea, Mr. Li served as the Financial Director at Ningbo Smartshirt Garment International Co., Ltd. (a wholly-owned subsidiary of Youngor Group) from March 2012 to May 2014, where he was in charge of the finance related activities of the garment division of the company. Before that, from July 2001 to January 2011, Mr. Li served as Senior Manager at KPMG Huazhen LLP, where he acted as the Global Audit Project Manager for Huawei Group. Mr. Li received his Bachelor’s degree in International Finance from Fudan University in 2001. Mr. Li is a member of the Chinese Institute of Certified Public Accountants.

Xiaodan Qu has served as MMV’s Director since April 2021. Mr. Qu has over 15 years of experience in art and animation design. Mr. Qu founded Shanghai Jupiter Creative Design Co., Ltd, or Jupiter, in 2015, and he has served as the General Manager at Jupiter since then. Mr. Qu also led the creation of all of Jupiter’s original animations such as Aotu World the Animation, which has become an iconic Chinese anime franchise. From April 2013 to February 2015, Mr. Qu worked as General Manager at Shanghai Shangdi Culture Communication Co., Ltd. Before that, Mr. Qu served as Deputy General Manager at Shanghai Coastline Animation Co., Ltd. from May 2011 to December 2012. In addition, Mr. Qu has served as Chairman of the Board at Shanghai Hui Zhi Ren Culture Creativity Co., Ltd. since June 2019, General Manager and Executive Director at Shanghai Caihuan Network Technology Co., Ltd. since May 2016, and Supervisor at Shanghai Zhixing Network Technology Co., Ltd. since September 2014. Mr. Qu earned his Bachelor’s degree in Computer Science and Technology from Shandong University of Technology in 2004.

Peixuan Hu has served as MMV’s Director since May 2023. Mr. Hu has extensive experience in investment and corporate management. Currently, Mr. Hu also serves a director and vice president of Beijing Gaea Interactive Entertainment Co., Ltd., he assumed these positions since 2014, as well as directors of Shanghai Jupiter Creative Design Co., Ltd. and Shanghai Mi Ting Culture and Creative Co., Ltd. as of July 2016 and April 2021, respectively. Mr. Hu served as an investment manager at Beijing Automobile Investment Co., Ltd. from 2008 to 2011. Mr. Hu received his Bachelor’s degree in computer science from Peking University in 2008.

Mo Zhou has served as MMV’s independent director since January 2023. Mr. Zhou has rich experience in capital markets transactions. Mr. Zhou has served as the chief operating officer of Destone Acquisition Corp., and the chief risk officer of Destone Holdings LLC since June 2021. Mr. Zhou has also served as Class II director of Embracer Change Acquisition Corp. since December 2022. He previously worked as an associate at Davis Polk & Wardwell LLP from 2014 to 2021 with a focus on mergers and acquisition transactions. Mr. Zhou obtained a Bachelor’s degree in Commerce from Queen’s University in May 2010 and a Juris Doctor degree from Harvard Law School in May 2014.

Xin Li has served as MMV’s independent director since January 2023. Mr. Li has extensive experience as senior management and investment professional. Mr. Li also serves as the Vice President in charge of finance at Atoman Semiconductor Technology Limited since January 2023. Mr. Li served as the Chief Financial Officer at ECMOHO Limited (Nasdaq: MOHO), or MOHO, from May 2021 to January 2022. Prior to joining MOHO, Mr. Li served as the Chief Financial Officer at AirNet Technology Inc. (Nasdaq: ANTE), or AirNet, from March 2019 to March 2021. Before joining AirNet, Mr. Li served as the assistant president and the Chief Financial Officer of Grass Green Group from July 2017 to February 2019, where he oversaw the Grass Green Group’s finance, merger and acquisition, legal affairs, information technology and business operation. Prior to joining Grass Green Group, Mr. Li served as managing director at CICFH Fund Management Co., Ltd., or CICFH, from March 2016 to July 2017 and concurrently served as the Chief Financial Officer of one of CICFH’s portfolio companies. Prior to joining CICFH, Mr. Li held senior professional positions in several large investment institutions. Mr. Li received an MBA degree from Duke University in 2006 and a Bachelor’s Degree in International Finance from Tsinghua University in 1999.

Scott Hartsman has served as MMV’s independent director since January 2023. Mr. Hartsman is a video games industry veteran with over 30 years of experience. Mr. Hartsman is currently serve as an advisor to Playable Worlds, Inc. and Chrono, Inc. Mr. Hartsman previously served Wargaming Group Limited as Advisor to the CEO and headed a new product and publishing team from 2020 to 2022. Prior to his role with Wargaming, Mr. Hartsman was the CEO of Trion Worlds, Inc, an American video game developer and publisher, from August 2013 to October 2018, launching a publishing business and multiple successful products. He additionally served as Trion Worlds’CCO & Executive Producer from September 2009 to January 2013 as the head of its highly successful inaugural title RIFT, which earned him a BAFTA nomination and other awards. Before joining Trion Worlds, Mr. Hartsman co-founded Ohai, Inc. and served as a Director and VP Production from January 2008 to July 2009. Prior to co-founding Ohai, Inc., Mr. Hartsman served as Technical Director/Head of Engineering at Sony Online Entertainment LLC on multiple titles in the EverQuest franchise, and Executive Producer for the flagship sequel to EverQuest, from September 2001 to January 2008. Prior to that, Mr. Hartsman held senior design, technical, and management roles in multiple online game companies who pioneered many concepts at the foundation of the games industry of today.

Yao Chen has served as MMV’s Chief Financial Officer since May 2021. Prior to joining MMV, Ms. Chen served as Manager, and then Assistant Vice President of Merger & Acquisition at Leyou since October 2015, where she was responsible for the coordinating and spearheading deal execution from all perspectives, including the acquisition of Digital Extremes and Splash Damage; she also led project management from financial, tax and legal perspectives, as well as assisted group-level financial planning and management. Before that, from January 2014 to October 2015, Ms. Chen served as Manager of Transaction Support at Ernst & Young (China) Advisory Limited, where she provided transaction related services from financial perspective, such as buy-side and sell-side financial due diligence. From October 2010 to January 2014, Ms. Chen served as Audit Assistant Manager at KPMG Advisory (China) Limited. Ms. Chen earned her Bachelor’s degree in Accounting from Zhongnan University of Economics and Law in 2010. Ms. Chen is a member of the Chinese Institute of Certified Public Accountants.

Xing Lyu has served as MMV’s Chief Business Officer since May 2021. Mr. Lyu previously served as MMV’s Director from January to May 2023. Mr. Lyu has over nine years of experience in the video gaming and online entertainment industry. Prior to joining MMV, Mr. Lyu served as the head of game publishing and operation at Leyou, from October 2019 until May 2021, where he was responsible for the overall business development with channels and distributors, publishing and operating strategies of Leyou’s live game products as well as monitoring product evaluation and advising on product positioning. Mr. Lyu is the co-founder of Jolly Roger Studio, an independent game studio in China established in June 2018. In October 2017, Mr. Lyu co-founded Zodiac Interactive Limited, a publishing brand focusing on the publishing of Chinese independent video games in the global market, where he contributed from the business development, publishing and fundraising perspectives. Mr. Lyu also served as head of publishing and operation for PC and console games at Oasis Games Limited from December 2013 to October 2017, where he led the publishing of over 50 PC and console game titles, including the first Chinese video game on PlayStation 4, namely KOI, and the first Chinese video game to hit over one million downloads on Steam, namely Tiger Knight.

Board of Directors

Our Board of Directors consists of seven directors, including three independent directors, namely Mo Zhou, Xin Li and Scott Hartsman. A director is not required to hold any shares in MMV to qualify as a director. Nasdaq Stock Market Listing Rules generally require that a majority of an issuer’s board of directors must consist of independent directors. However, as a foreign private issuer, we are exempt from this requirement.

A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with MMV is required to declare the nature of his or her interest at a meeting of our directors. A notice given to the directors by any director to the effect that he or she is a member, shareholder, director, partner, officer or employee of any specified company or firm or has a fiduciary relationship with respect to the company or firm and is to be regarded as interested in any contract or transaction with that company or firm shall be deemed a sufficient declaration of interest for the purposes of voting on a resolution in respect to a contract or transaction in which he/she has an interest. A director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he/she may be interested therein and if he/she does so, his/her vote shall be counted and he/she may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or arrangement is considered. MMV’s Board of Directors may by resolution of directors exercise all of the powers to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of MMV or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service as a director.

Committees of Our Board of Directors

Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee Each committee’s members and functions are described below.

Audit Committee. MMV’s Audit Committee consists of Mr. Mo Zhou, Mr. Xin Li and Mr. Scott Hartsman, chaired by Mr. Xin Li. MMV has determined that each of Mr. Mo Zhou, Mr. Xin Li and Mr. Scott Hartsman satisfies the “independence” requirements of Rule 5605(c)(2) of the Nasdaq Stock Market Listing Rules and meets the independence standards under Rule 10A-3 under the Exchange Act, as amended. MMV has determined that Mr. Xin Li qualifies as an “Audit Committee financial expert.” The Audit Committee oversees MMV’s accounting and financial reporting processes and the audits of its financial statements. The Audit Committee is responsible for, among other things: establishing clear hiring policies for employees or former employees of the independent auditors;

●	reviewing and recommending to our Board of Directors for approval, the appointment, re-appointment or removal of the independent auditor, after considering its annual performance evaluation of the independent auditor;

●	approving the remuneration and terms of engagement of the independent auditor and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors at least annually;

●	obtaining a written report from our independent auditor describing matters relating to its independence and quality control procedures;

●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

●	discussing with our independent auditor, among other things, the audits of the financial statements, including whether any material information should be disclosed, in addition to issues regarding accounting and auditing principles and practices;

●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	reviewing and recommending the financial statements for inclusion within our quarterly earnings releases and to its Board of Directors for inclusion in its annual reports;

●	discussing the annual audited financial statements with management and the independent registered public accounting firm;

●	reviewing policies with respect to risk assessment and risk management;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

●	periodically reviewing and reassessing the adequacy of the committee charter;

●	approving annual audit plans, and undertaking an annual performance evaluation of the internal audit function;

●	establishing and overseeing procedures for the handling of complaints and whistleblowing;

●	meeting separately and periodically with management, the internal auditors and the independent registered public accounting firm;

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of its procedures to ensure proper compliance;

●	reporting periodically to our Board of Directors; and

●	such other matters that are specifically delegated to our Audit Committee by our Board of Directors from time to time.

Compensation Committee. MMV’s Compensation Committee consists of Mr. Mo Zhou, Mr. Xin Li and Mr. Scott Hartsman, chaired by Mr. Mo Zhou. MMV has determined that each of Mr. Mo Zhou, Mr. Xin Li and Mr. Scott Hartsman satisfies the “independence” requirements of Rule 5605(c)(2) of the Nasdaq Stock Market Listing Rules. The Compensation Committee assists the Board of Directors in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which their compensation is deliberated upon. The Compensation Committee is responsible for, among other things:

●	reviewing and evaluating our executive compensation and benefits policies generally;

●	reviewing and recommending any incentive compensation or equity plans, programs or other similar arrangements;

●	periodically reviewing and reassessing the adequacy of the committee charter;

●	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management; and

●	reporting periodically to our Board of Directors; and

●	such other matters that are specifically delegated to the Compensation Committee by our Board of Directors from time to time.

Nominating and Corporate Governance Committee. MMV’s Nominating and Corporate Governance Committee consists of Mr. Mo Zhou, Mr. Xin Li and Mr. Scott Hartsman, chaired by Mr. Mo Zhou. MMV has determined that each of Mr. Mo Zhou, Mr. Xin Li and Mr. Scott Hartsman satisfies the “independence” requirements of Rule 5605(c)(2) of the Nasdaq Stock Market Listing Rules. The Nominating and Corporate Governance Committee assists the Board of Directors in selecting individuals qualified to become our directors and in determining the composition of the Board of Directors and its committees. The Nominating and Corporate Governance Committee is responsible for, among other things:

●	recommending nominees to our Board of Directors for election or re-election to our Board of Directors, or for appointment to fill any vacancy or newly created directorships on our Board of Directors;

●	reviewing periodically with our Board of Directors the current composition of our Board of Directors with regards to characteristics such as judgment, experience, expertise, diversity and background;

●	recommending to our Board of Directors such criteria with respect to nomination or appointment of members of its Board of Directors and chairs and members of its committees or other corporate governance matters as may be required pursuant to any SEC or Nasdaq Stock Market Listing Rules, or otherwise considered desirable and appropriate;

●	recommending to our Board of Directors the names of directors to serve as members of the Audit Committee and the Compensation Committee, as well as of the Nominating and Corporate Governance Committee itself;

●	periodically and reassessing the adequacy of the committee charter;

●	overseeing compliance with the corporate governance guidelines and code of business conduct and ethics; and

●	overseeing and leading the self-evaluation of our Board of Directors in its performance and effectiveness as a whole.

Code of Business Conduct and Ethics

We will adopt a new code of business conduct (the “code of business conduct”) that applies to all directors, executive officers and employees which is available on our website. Copies of the code of business conduct and charters for each of our Board committees will be provided without charge upon request from us and will be posted on our website. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our Internet website.

Duties and Functions of Directors

Under the laws of the British Virgin Islands, MMV’s directors owe fiduciary duties to MMV, including the duty to act honestly and in good faith in what the directors believe to be in the best interests of the company, the duty to exercise powers for a proper purpose and directors shall not act, or agree to act, in a matter that contravenes the BVI Business Companies Act or the Memorandum and Articles of Association, duty to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances, and duty to avoid conflicts of interest. In fulfilling their duty of care, our directors must ensure compliance with our Memorandum and Articles of Association, as amended and restated from time to time. We have the right to seek damages if a duty owed by our directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached. The functions and powers of our Board of Directors include, among others, (i) convening shareholder meetings at such times and in such manner and places as the director considers necessary or desirable, (ii) declaring dividends, (iii) appointing directors or officers and determining their terms of offices and responsibilities, and (iv) approving the transfer of our shares, including the registering of such shares in our share register.

Terms of Directors and Officers

Our officers are elected by and serve at the discretion of the board. Each director holds office for the term fixed by the resolution of shareholders or the resolution of directors appointing him until such time as his successor takes office or until the earlier of his death, resignation or removal from office by resolution of directors with or without cause or by resolution of shareholders for cause. The directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. Where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office. A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

Interested Transactions

A director may, subject to any separate requirements for Audit Committee approval under applicable laws or applicable Nasdaq Stock Market Listing Rules, vote on a matter relating to the transaction in which he or she is interested, provided that the interest of any directors in such transaction is disclosed by him or her to all other directors.

Employment Arrangements

We have entered into employment agreements with each of our executive officers. Each of our executive officers is employed for a specified time period, which can then be renewed upon mutual agreement before the expiration of the current employment term. We may terminate an executive officer’s employment for cause at any time without advance notice in certain events. We may also terminate an executive officer’s employment by giving a prior written notice or by paying certain compensation. An executive officer may terminate his or her employment at any time by giving prior written notice.

Subject to certain exceptions, each executive officer has agreed not to, without our prior written consent, at any time, directly or indirectly (i) use any of our confidential information for any purpose, (ii) disclose or otherwise communicate any of our confidential information to any person or entity, or (iii) accept or participate in any employment, consulting engagement, production or other business opportunity that is reasonably likely to or inevitably will result in the disclosure or impermissible use of any of our confidential information. In addition, each executive officer has agreed to be bound by certain non-compete restrictions during the term of his or her employment and certain non-solicitation restrictions during the term of his or her employment and for a period of twelve months following the termination of his or her employment.

We have also entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Compensation of Directors and Executive Officers

For the fiscal year ended December 31, 2022, we paid an aggregate of US$0.8 million in cash to our executive officers and directors in cash and benefit. The Company has not set aside or accrued any amount to provide pension, retirement or other similar benefits to its executive officers and directors.

Share Incentive Award

MMV has adopted a Share Incentive Award, under which the management will be entitled to receive 10% of the then outstanding ordinary shares of MMV (on fully diluted basis) if the average market cap of MMV exceeds $1 billion for any consecutive 20 trading days on or before the second anniversary of the closing of the Business Combination. Currently, 3,279,888 MMV Class A ordinary shares are reserved under the Share Incentive Award Scheme.

Insurance and Indemnification

To the extent permitted under British Virgin Islands law, the Company is empowered to indemnify its directors against any liability they incur by reason of their directorship. The Company has obtained directors’ and officers’ insurance to insure such persons against certain liabilities. Insofar as indemnification of liabilities arising under the Securities Act may be permitted to the Board, executive officers or persons controlling us pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF SECURITIES

MMV is a British Virgin Islands business company and its affairs are governed by its memorandum and articles of association, as amended and restated from time to time, and BVI Business Companies Act, 2004 (as amended), which we refer to as the “Companies Act” below, and the common law of the BVI. This summary is not complete and should be read together with the Company’s Amended and Restated Memorandum and Articles of Association (“Memorandum and Articles of Association”), the form of which was filed as Annex B to our registration statement on Form F-4 (File No. 333-267125) initially filed with the Securities and Exchange Commission on August 29, 2022, as amended, which is incorporated herein by reference. Our shareholders adopted our Amended and Restated Memorandum and Articles of Association by a resolution of shareholders on January 3, 2023, which became effective upon the effective date of the Reincorporation Merger.

MMV Ordinary Shares

The following includes a summary of the terms of MMV Ordinary Shares, based on our Memorandum and Articles of Association and BVI law.

General. According to the Memorandum and Articles of Association, MMV is authorized to issue a maximum of 111,000,000 shares with no par value, divided into three classes of shares, namely: (i) 100,000,000 Class A ordinary shares with no par value (“MMV Class A ordinary shares”), (ii) 10,000,000 Class B ordinary shares with no par value (“MMV Class B ordinary shares”), and (iii) 1,000,000 preferred shares with no par value (“MMV preferred shares”). MMV’s ordinary shares are divided into MMV Class A ordinary shares and MMV Class B ordinary shares. Holders of MMV Class A ordinary shares and MMV Class B ordinary shares have identical rights in all respects. All of MMV’s issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. MMV may not issue share to bearer. MMV’s shareholders who are non-residents of the BVI may freely hold and transfer their ordinary shares.

Dividends. The holders of MMV’s ordinary shares are entitled to such dividends as may be declared by our Board of Directors subject to its Memorandum and Articles of Association and the Companies Act. No dividend may be declared and paid unless our directors determine that, immediately after the payment, the value of MMV’s assets will exceed its liabilities and MMV will be able to pay its debts as and when they fall due. Holders of MMV Class A ordinary shares and MMV Class B ordinary shares will be entitled to the same amount of dividends, if declared.

Voting Rights. In respect of all matters subject to a shareholders’ vote, each ordinary share is entitled to one vote, and all ordinary shares vote together as one class. Voting at any shareholder meeting is by show of hands unless a poll is demanded by the chairman.

Transfer of Ordinary Shares. Subject to the restrictions in MMV’s Memorandum and Articles of Association as set out below, any of MMV’s shareholders may transfer all or any of his or her ordinary shares by a written instrument of transfer signed by the transferor and containing the name and address of the transferee.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), if the assets available for distribution amongst MMV’s shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst MMV’s shareholders in proportion to the number of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to MMV for unpaid calls or otherwise. If MMV’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by MMV’s shareholders in proportion to the number of the shares held by them. Any distribution of assets or capital to a holder of ordinary share will be the same in any liquidation event. Any distribution of assets or capital to a holder of an MMV Class A ordinary share and a holder of an MMV Class B ordinary share will be the same in any liquidation event.

Redemption, Repurchase and Surrender of Ordinary Shares. MMV may issue shares on terms that such shares are subject to redemption, at MMV’s option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by the Board of Directors. MMV may also repurchase any of its shares provided that MMV may not purchase, redeem or otherwise acquire its own shares without the consent of the Member whose Shares are to be purchased, redeemed or otherwise acquired unless MMV is permitted or required by the Companies Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without such consent.

Variations of Rights of Shares. If at any time MMV’s share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not MMV is being wound-up, may be varied by a resolution passed at a meeting by the holders of more than fifty percent of the issued shares of that class that have voted (and are entitled to vote thereon) in relation to any such resolution, unless otherwise provided by the terms of issue of such class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Meetings. A quorum required for a meeting of shareholders consists of one or more shareholders holding not less than one-half of the votes attaching to the issued and outstanding shares entitled to vote on resolutions of shareholders to be considered at the meeting present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. As a BVI business company, MMV is not obliged by the Companies Act to call shareholders’ annual general meetings. MMV’s Memorandum and Articles of Association provide that MMV may (but are not obliged to) in each year hold a general meeting as its annual general meeting in which case MMV will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by its directors. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Shareholders’ annual general meetings and any other general meetings of MMV’s shareholders may be convened by any director or, upon a requisition of shareholders holding at the date of deposit of the requisition not less than 30 percent of the votes attaching to the issued and outstanding shares entitled to vote at general meetings in respect of the matter for which the meeting is requested, in which case the directors are obliged to convene such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, the Memorandum and Articles of Association do not provide its shareholders with any right to put any proposals before any annual general meetings or any extraordinary general meetings not called by such shareholders. Advance notice of at least ten (10) days is required for the convening of MMV’s annual general meeting and other general meetings unless such notice is waived in accordance with its articles of association.

A resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting.

Limitations on Ownership and Voting Rights of Securities. There are no limitations on the right of any person, including non-residents or foreign persons, to own, or exercise voting rights with respect to, our securities imposed by BVI law or by our Memorandum or Articles.

Inspection of Books and Records. Holders of MMV Ordinary Shares have no general right under BVI law to inspect or obtain copies of our list of shareholders or its corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares. MMV’s Memorandum and Articles of Association authorize its Board of Directors to issue additional ordinary shares from time to time as its Board of Directors shall determine, to the extent of available authorized but unissued shares.

MMV’s Memorandum and Articles of Association also authorize its Board of Directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

MMV’s Board of Directors may issue preferred shares without action by its shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions. Some provisions of MMV’s Memorandum and Articles of Association may discourage, delay or prevent a change of control of MMV or management that shareholders may consider favorable, including (i) provisions that authorize our Board of Directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by its shareholders; and (ii) provisions providing that directors may not be removed by the shareholders except for cause.

Ownership Threshold. There are no provisions governing the ownership threshold above which shareholder ownership must be disclosed publicly under the laws of the BVI or our Memorandum or Articles.

Differences in Corporate Law

The company law of the BVI differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the company law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Protection for minority shareholders

Under the laws of most U.S. jurisdictions, majority and controlling shareholders of a company generally have certain “fiduciary” responsibilities to the minority shareholders. Corporate actions taken by majority and controlling shareholders that are unreasonable and materially detrimental to the interests of minority shareholders may be declared null and void. Minority shareholders may have less protection for their rights under BVI law than they would have under U.S. law.

Powers of directors

Unlike most U.S. jurisdictions, the directors of a BVI company, generally, subject in certain cases to a court’s approval but without shareholders’ approval, may implement the sale, transfer, exchange or disposition of any asset, property, part of the business, or securities of the company, with the exception that shareholder approval is required for the disposition of over 50% in value of the total assets of the company.

Conflict of interests

Similar to the laws of most U.S. jurisdictions, when a director becomes aware of the fact that he or she has an interest in a transaction which we are to enter into, he or she must disclose it to our Board. However, with sufficient disclosure of interest in relation to that transaction, the director who is interested in a transaction entered into or to be entered into us may (i) vote on a matter relating to the transaction; (ii) attend a meeting of directors at which a matter relating to the transaction arises and be included in the quorum; and (iii) sign a document on behalf of us, or do any other thing in his capacity as a director, that relates to the transaction.

Written consent and cumulative voting

Similar to the laws of most U.S. jurisdictions, under the BVI law, shareholders are permitted to approve matters by way of written resolution in place of a formal meeting. BVI law does not make a specific reference to cumulative voting, and there is no provision authorizing cumulative voting under our Amended and Restated M&A. Many U.S. jurisdictions permit cumulative voting.

Shareholder’s access to corporate records

A shareholder is entitled, on giving written notice to us, to inspect our (i) Amended and Restated M&A; (ii) register of members; (iii) register of directors; and (iv) minutes of meetings and resolutions of members and of those classes of members of which the shareholder is a member.

Our directors may, if they are satisfied that it would be contrary to our interests to allow a member to inspect any document listed above (or any part thereof), refuse the member to inspect the document or limit the inspection of the document. Our Board may also authorize a member to review our company account if requested.

Indemnification

Under BVI law and our Amended and Restated M&A, we may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings, any person who: (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director; or (b) is or was, at our request, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

To be entitled to indemnification, these persons must have acted honestly and in good faith and in what he believes to be the best interest of our company, and they must have had no reasonable cause to believe their conduct was unlawful. Furthermore, such a person must be indemnified by us if he has been successful in the defense of any proceedings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable under the U.S. law.

Mergers and similar arrangements

Under the laws of the BVI, two or more companies may merge or consolidate in accordance with Section 170 of the Act. A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation which must be authorized by a resolution of shareholders.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the memorandum or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.

The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, or other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration.

After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI.

Dissenter Rights

A shareholder may dissent from a mandatory redemption of his shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) and a consolidation. A shareholder properly exercising his dissent rights is entitled to payment in cash of the fair value of his shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder or where the proposed action is authorised by written consent of shareholders without meeting. If the merger or consolidation is approved by the shareholders, the company must within 20 days give notice of this fact to each shareholder who gave written objection, or from whom written objection was not required, except those shareholders who voted for, or consented in writing to, the proposed action. Such shareholders then have 20 days to give their written election in the form specified by the Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder.

Upon giving notice of his election to dissent, a shareholder ceases to have any rights of a shareholder except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding the dissent.

Within seven days of the later of the expiration date of the period within which shareholders may give their notices of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price that the company determines to be their fair value. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day before the shareholders approved the transaction without taking into account any change in value as a result of the transaction.

Under BVI law, shareholders are not entitled to dissenters’ rights in relation to liquidation.

Shareholders’ suits

Similar to the laws of most U.S. jurisdictions, BVI law permits derivative actions against its directors. However, the circumstances under which such actions may be brought, and the procedures and defenses available may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company incorporated and/or existing in the United States.

The High Court of the BVI may, on the application of a shareholder of a company, grant leave to that shareholder to bring proceedings in the name and on behalf of that company, or intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company. In determining whether to grant leave, the High Court of the BVI must take into account (i) whether the shareholder is acting in good faith; (ii) whether the derivative action is in the interests of the company taking account of the views of the company’s directors on commercial matters; (iii) whether the proceedings are likely to succeed; (iv) the costs of the proceedings in relation to the relief likely to be obtained; and (v) whether an alternative remedy to the derivative claim is available.

Leave to bring or intervene in proceedings may be granted only if the court is satisfied that (i) the company does not intend to bring, diligently continue or defend, or discontinue the proceedings, as the case may be; or (ii) it is in the interests of the company that the conduct of the proceedings should not be left to the directors or to the determination of the shareholders as a whole.

MMV Warrants

Set forth below is also a description of the MMV Warrants that are issued and outstanding upon the consummation of the Business Combination.

The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Memorandum and Articles of Association.

Each MMV Warrant entitles the holder thereof to purchase one MMV Class A Ordinary Share at a price of $11.50 per full share. MMV will not issue fractional shares. The MMV Warrants will become exercisable on the later of 30 days after the completion of the Business Combination and 12 months from the date of the IPO, provided MMV has an effective and current registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such Class A ordinary shares, and will expire five years after the consummation of the Business Combination.

MMV may redeem the outstanding MMV Warrants (excluding the private warrants that are part of the Private Units), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the MMV Warrants are exercisable,

●	upon a minimum of 30 days’ prior written notice of redemption,

●	if, and only if, the last sales price of MMV Class A Ordinary Shares equals or exceeds $18 per share for any 20 trading days within a 30 trading day period ending three trading days before MMV sends the notice of redemption, and

●	if, and only if, a registration statement under the Securities Act covering the MMV Class A ordinary shares issuable upon exercise of the MMV Warrants is effective and a current prospectus relating to those MMV Class A ordinary shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.

If the foregoing conditions are satisfied and MMV issues a notice of redemption, each warrant holder can exercise his, her or its MMV Warrant prior to the scheduled redemption date. However, the price of the MMV Ordinary Shares may fall below the $18 trigger price as well as the $11.50 warrant exercise price per full share after the redemption notice is issued and not limit MMV’s ability to complete the redemption.

If MMV calls the MMV Warrants for redemption as described above, MMV’s management will have the option to require all warrant holders that wish to exercise MMV Warrants to do so on a “cashless basis.” In such event, each warrant holder would pay the exercise price by surrendering the whole MMV Warrant for that number of MMV Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of MMV Class A Ordinary Shares underlying the MMV Warrants, multiplied by the difference between the exercise price of the MMV Warrants and the “fair market value” (as defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the MMV Class A Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the warrant holders. Whether MMV will exercise its option to require all warrant holders to exercise their MMV Warrants on a “cashless basis” will depend on a variety of factors including the price of the MMV Class A Ordinary Shares at the time the MMV Warrants are called for redemption, MMV’s cash needs at such time and concerns regarding dilutive share issuances.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus by:

●	each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than 5% of our ordinary shares;

●	each of our current executive officers and directors; and

●	all executive officers and directors of the Company as a group.

The beneficial ownership of ordinary shares of the Company is based on 33,048,914 Class A ordinary shares issued and outstanding as of the date of this prospectus.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within sixty (60) days.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our ordinary shares beneficially owned by them, subject to applicable community property laws. Any shares of our ordinary shares subject to options or warrants exercisable within 60 days of the consummation of the Business Combination are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Number of Shares		% of Class
Five Percent or Greater Holders
First Euro Investments Limited	1,905,500	(1)	5.7%
Avatar Group Holdings Limited	15,632,831	(2)	47.3%
Lucky Cookie	21,932,831	(3)	66.4%
F.L.M Holdings Limited	2,016,000	(4)	6.1%

Directors and Executive Officers
Yiran Xu	21,932,831	(3)	66.4%
Tao Li	312,657	(5)	*
Xiaodan Qu	2,016,000	(4)	6.1%
Peixuan Hu	—		—
Xing Lyu	—		—
Mo Zhou	—		—
Xin Li	—		—
Scott Hartsman	—		—
Nicole Chen	—		—
All Directors and Executive Officers as a group (8 individuals)	23,948,831		72.5%

*	Less than 1%.

(1)	Represents (i) 1,759,250 Class A ordinary shares directly held by First Euro Investment Limited and (ii) 146,250 Class A ordinary shares issuable upon the exercise of 146,250 MMV Private Placement Warrants held by First Euro Investment Limited. First Euro Investments is controlled by its sole director, Ms. Yuet Bun Wu. The business address of First Euro Investments Limited is The Suns Group Center, 200 Gloucester Road, 29th Floor, Wan Chai, Hong Kong. In accordance with Rule 13d-3(d)(1)(i) under the Exchange Act, Class A ordinary shares not outstanding which are subject to MMV Private Placement Warrants owned by First Euro Investment Limited shall be deemed to be outstanding for the purpose of computing its percentage ownership of outstanding Class A ordinary shares but shall not be deemed to be outstanding for the purpose of computing the percentage ownership of Class A ordinary shares by any other person.

(2)	Represents 15,632,831 Class A ordinary shares directly owned by Avatar. Yanzhi Wang, through Yann HighTech Holdings Limited, a British Virgin Islands company wholly owned by him, owns 76.12% of the equity interests, and serves as the sole director, of Avatar, and therefore may be deemed to be beneficial owner of the Class A Ordinary Shares held by Avatar. The address of Avatar is Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

(3)	Represents (i) 6,300,000 Class A ordinary shares held directly by Lucky Cookie, and (ii) 15,632,831 Class A ordinary shares held directly by Avatar, which may be deemed to be beneficially owned by Lucky Cookie and Yiran Xu pursuant to certain acting-in-concert agreement dated March 22, 2021 among Yiran Xu, Lucky Cookie, Yanzhi Wang and Avatar, pursuant to which Yanzhi Wang and Avatar undertake that following the completion of the Business Combination, Yanzhi Wang and Avatar shall take actions in accordance with the instructions of Yiran Xu and Lucky Cookie with regard to any matter submitted to vote by the shareholders of the Issuer. Yiran Xu wholly owns and serves as the sole director of Lucky Cookie and therefore may be deemed to beneficially own the Class A ordinary shares directly held by Lucky Cookie. The address of Lucky Cookie is Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

(4)	Represents 2,016,000 Class A ordinary shares directly held by F.L.M Holdings Limited or F.L.M. Xiaodan Qu serves as the sole director of F.L.M and therefore may be deemed to beneficially owned the Class A ordinary shares held by F.L.M. The address of F.L.M is Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

(5)	Represents 2.0% of the 15,632,831 MMV Class A ordinary shares held by Avatar. Tao Li owns 2.0% of the equity interest of Avatar and therefore may be deemed to beneficially own his pro rata portion of the 15,632,831 Class A ordinary shares held by Avatar. Tao Li does not have voting or dipositive power over the Class A ordinary shares held by Avatar.

Selling SECURITYHOLDERS

On January 4, 2023, we consummated the Business Combination.

The Selling Securityholders may offer and sell, from time to time, any or all of the ordinary shares or warrants being offered for resale by this prospectus.

In addition, this prospectus relates to the issuance of (i) up to 2,874,994 MMV Class A ordinary shares that are issuable upon the exercise of MMV Public Warrants, which were previously registered, and (ii) up to 146,250 MMV Class A ordinary shares issuable upon the exercise of the MMV Private Placement Warrants.

The term “Selling Securityholders” includes the securityholders listed in the table below and their permitted transferees.

The table below provides, as of the date of this prospectus, information regarding the beneficial ownership of our ordinary shares and warrants of each Selling Securityholder, the number of ordinary shares and number of warrants that may be sold by each Selling Securityholder under this prospectus and that each Selling Securityholder will beneficially own after this offering. We have based percentage ownership on 33,048,914 ordinary shares outstanding as of the date of this prospectus.

Because each Selling Securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Securityholder and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

	Class A Ordinary Shares				Warrants to Purchase Class A Ordinary Shares
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
First Euro Investments Limited(1)	1,759,250	1,759,250	—	—	146,250	146,250	—	—
Avatar(2)	15,632,831	15,632,831	—	—	—	—	—	—
Lucky Cookie(3)	6,300,000	6,300,000	—	—	—	—	—	—
F.L.M Holdings Limited(4)	2,016,000	2,016,000	—	—	—	—	—	—
Digital Analog Integration Ltd(5)	450,000	450,000	—	—	—	—	—	—

(1)	The address of First Euro Investments Limited is The Sun’s Group Center, 29th Floor,200 Gloucester Road, Wanchai, Hong Kong.

(2)	The address of Avatar is Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

(3)	The address of Lucky Cookie is Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

(4)	The address of F.L.M Holdings is Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

(5)	The address of Digital Analog Integration Ltd is 12/F, No.6 Ln 342, Zhangshu 2nd RD., Xizhi Dist, New Taipei City 221, Taiwan.

Certain Relationships and Related Party Transactions

Related Party Transactions of MPAC

Founder Shares

In January 2021, the Sponsor paid $25,001, or approximately $0.017 per share, to cover certain offering costs in consideration for 1,437,500 Class B ordinary shares, with no par value. Up to 187,500 founder shares were subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ Over- Allotment Option was exercised. Since the Over-Allotment Option was exercised in full on April 15, 2021, no founder shares are subject to forfeiture any longer.

The Sponsor, officers and directors have entered into a letter agreement with MPAC, pursuant to which they have agreed (A) to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of the initial business combination and (B) to waive their rights to liquidating distributions from the Trust Account with respect to their founder shares if MPAC fails to complete the initial business combination within the Combination Period, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if MPAC fails to complete the initial business combination within such time period and the founder shares will automatically convert into Class A ordinary shares at the time of the initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in the amended and restated memorandum and articles of association. If MPAC submits the initial business combination to the MPAC public shareholders for a vote, the Sponsor, officers and directors have agreed (and their permitted transferees will agree) to vote their founder shares and any public shares purchased during or after the IPO in favor of the initial business combination.

With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to MPAC’s officers and directors and other persons or entities affiliated with the Sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of (A) six months after the completion of the initial business combination or (B) subsequent to the initial business combination, (x) if the last sale price of the Class A ordinary shares equal or exceed $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the initial Business Combination, or (y) the date following the completion of the initial business combination on which the Company complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the MPAC public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Promissory Note — Related Party

On January 13, 2021, MPAC issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which MPAC could borrow up to an aggregate principal amount of $200,000 to be used for a portion of the expenses of the IPO. MPAC had borrowed $200,000 under the promissory note and fully repaid as of August 24, 2021. As of December 31, 2022, the Promissory Note was terminated.

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or certain of MPAC’s officers and directors may, but are not obligated to, loan MPAC funds from time to time or at any time, as may be required (“Working Capital Loans”). If the initial Business Combination is completed, MPAC may repay the Working Capital Loans out of the proceeds of the Trust Account released to MPAC. In the event that the initial business combination does not close, MPAC may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,150,000 of such Working Capital Loans may be convertible into units at a price of $10.00 per unit at the option of the lender. Such units would be identical to the Private Placement Units. As of December 31, 2022, MPAC had no borrowings under the Working Capital Loans.

Administrative Support Agreement

Commencing on the date of the IPO, MPAC will pay the Sponsor $10,000 per month for office space, secretarial and administrative services provided to members of MPAC’s management team. According to the Administrative Support Agreement, upon completion of the initial Business Combination or MPAC’s liquidation, MPAC will cease paying these monthly fees. For the year ended December 31, 2022, the Company incurred $120,000 in expenses in connection with such services. The agreement terminated upon the consummation of the Business Combination.

Certain Related Party Transactions of Legacy MMV

Legacy MMV’s Related Parties

No.	Name of Related Parties	Relationship
1	Xiaodan Qu	A director of the Company
2	Yiran Xu	Chairman, Chief Executive Officer and a significant shareholder of the Company
3	Xiaoting Wang	An employee of Beijing Gaea (as defined below)
4	Yanzhi Wang	Beneficial owner of Avatar (as defined below)
5	Linglu Wang	A close family member of Yanzhi Wang
6	Yang Gao	A director and General Manager of Shanghai Hui Zhi Ren Culture and Creativity Co., Ltd., a subsidiary of VIE
7	Horgos Gaea Natwork Co., Ltd. (“Horgos Gaea”)	An entity controlled by Mr. Yanzhi Wang
8	Ke Xing Shi Dai (Beijing) Technology Co., Ltd. (“Ke Xing”)	An entity controlled by Mr. Yanzhi Wang
9	Beijing Gaea Interactive Entertainment Co., Ltd. (“Beijing Gaea”)	An entity controlled by Mr. Yanzhi Wang
10	Gaea Mobile Limited	An entity controlled by Mr. Yanzhi Wang
11	Shenzhen Gaea technology Corporation (“Shenzhen Gaea”)	An entity controlled by Mr. Yanzhi Wang
12	Shanghai Youmier Network Technology Co., Ltd (“Shanghai Youmier”)	An entity controlled by Mr. Wang Yanzhi
13	Gaea Hong Kong Limited (“Gaea HK”)	An entity controlled by Mr. Wang Yanzhi
14	Shanghai Huijie Culture Communication Co., Ltd (“Shanghai Huijie”)	The non-controlling shareholder (40%) of Shanghai Hui Zhi Ren Cultural Creative Co., Ltd
15	Avatar Group Holdings Limited (“Avatar”)	Major Shareholder of the Company
16	Shanghai Mobi Information Technology Co., Ltd (“Shanghai Mobi”)	An associate in which Shanghai Jupiter owns 20% equity interest

Transaction with Mr. Xiaodan Qu

As of December 31, 2020, Legacy MMV owed Mr. Xiaodan Qu in the amount of US$14,917 for certain expenses that Mr. Xiaodan Qu made on behalf of Legacy MMV. The balance was waived by Mr. Xiaodan Qu in June 2021.

Transaction with Mr. Yiran Xu

In March 2021, Legacy MMV and Avatar entered into a share transfer agreement to transfer 31,461,568 ordinary shares, accounting for 22.50% of Legacy MMV’s total outstanding shares, to Lucky Cookie Holdings Limited, or Lucky Cookie for a consideration of US$5.4 million, which was lower than the fair value. Lucky Cookie is controlled by Mr. Yiran Xu. According to US GAAP, share based compensation expenses arise from share-based awards, which include share-based payments awarded to employees by a related party or other holder of an economic interest in a particular entity, are treated as compensation for services provided to such entity. This transaction denotes the accounting treatment of a related party transaction; Legacy MMV did not, and has not, granted any share-based compensation to Mr. Yiran Xu. The share-based compensation expenses that were deemed to be granted to Mr. Yiran Xu during the year ended December 31, 2021 and 2022 were US$25.7 million and US$4.5 million, respectively.

In addition, Mr. Yiran Xu provided a loan, denominated in RMB, to Legacy MMV in the amount of US$775,098 for the development of a new game in August 2021. The annualized interest rate for this loan is 6.7%, with term to maturity of one year. The loan was extended for another two years with an interest rate of 7.5% per annum due in August 2024.  Interest expenses accrued for the years ended December 31, 2021 and 2022 amounted to US$6,158 and US$66,773, respectively. As of December 31, 2022, total payables due to Mr. Yiran Xu were US$795,836 due to the depreciation of RMB against US$.

Transaction with Ms. Xiaoting Wang

During the year ended December 31, 2021, Ms. Xiaoting Wang provided certain loans, denominated in RMB, to Legacy MMV in the aggregate amount of US$2.1 million, which are repayable in 2024 and bear an interest rate of 4.5% per annum. Total interest expenses accrued for the years ended December 31, 2021 and 2022 amounted to US$49,891 and US$84,479, respectively. In 2022, Legacy MMV voluntarily made repayment to Ms. Xiaoting Wang in an amount of US$445,831 as Legacy MMV’s cash position improved. As of December 31, 2022, total payables due to Ms. Xiaoting Wang were US$1.7 million. In April 2023, all the outstanding principals and accrued interest payables due to Ms. Xiaoting Wang was transferred to Ms. Linglu Wang.

Transaction with Mr. Yanzhi Wang

During the year ended December 31, 2021, Mr. Yanzhi Wang provided certain loans, denominated in RMB, to Legacy MMV in the aggregate amount of US$2.0 million, which are repayable in two years and bear interest rates ranging from 4.5% to 4.75% per annum. Total interest expenses accrued for the years ended December 31, 2021 and 2022 amounted to US$11,788 and US$89,472, respectively. As of December 31, 2022, total payables due to Mr. Yanzhi Wang were US$2.0 million due to the depreciation of RMB against US$. In April 2023, all the outstanding principals and accrued interest payables due to Mr. Yanzhi Wang was transferred to Ms. Linglu Wang.

Transaction with Ms. Linglu Wang

In April 2023, Ms. Linglu Wang provided a loan of RMB20.0 million to MMV, which is repayable in one year and bears an annual interest rate of 12%.

In addition, Ms. Linglu Wang entered into debt assignment agreements with Ms. Xiaoting Wang, Mr. Yanzhi Wang and MMV in April 2023. Pursuant to the debt assignment agreements, Ms. Xiaoting Wang and Mr. Yanzhi Wang transferred all the outstanding balance owed by MMV, with amount of US$1.7 million and US$2.0 million, respectively, to Ms. Linglu Wang. Upon the debt assignment, the loans due to Ms. Linglu Wang started a new term of two years, with a revised interest rate of 5.5% per annum.

Transaction with Mr. Yang Gao

Mr. Yang Gao provided an interest-free loan of US$77,510 in 2021 and an additional loan of US$68,361 in 2022 to support Shanghai Hui Zhi Ren Cultural Creative Co., Ltd. US$104,027 of the loan was repaid in 2022. As of December 31, 2022, total payables due to Mr. Yang Gao were US$37,696. The loan was repaid in full in May 2023.

Transactions with Horgos Gaea Network Co., Ltd.

Since the establishment of Legacy MMV, Horgos Gaea has provided a series of related party loans at 4.35% interest rate to Legacy MMV. In May 2021, Horgos Gaea transferred its loans, with an aggregate principal and accrued interest amount of US$11.9 million, to Ke Xing through a debt transfer agreement between Horgos Gaea and Ke Xing.

In addition, Legacy MMV acquired 51% of equity interest in Shanghai Mobius Information Technology Co., Ltd (formerly known as Shanghai Gaea Midi Information Technology Co., Ltd.) from Horgos Gaea for RMB100 million in December 2018. The unpaid consideration for the transaction, totaling US$15.5 million, was transferred to Ke Xing through a debt transfer agreement between Horgos Gaea and Ke Xing in May 2021.

In April 2021, Horgos Gaea granted additional loans to MMV in the amount of US$257,332 at 4.5% interest rate per annum with a one-year maturity date, and subsequently extended for another three years. Total interest expenses accrued for the years ended December 31, 2021 and 2022 amounted to US$8,471 and US$11,100, respectively. As of December 31, 2022, total payables due to Horgos Gaea were US$259,430 due to the depreciation of RMB against US$.

Transactions with Ke Xing Shi Dai (Beijing) Technology Co., Ltd.

In May 2021, through a debt transfer agreement with Horgos Gaea, Ke Xing received the right to collect the series of debts totaling RMB206 million (US$32.1 million) due from Legacy MMV. This outstanding balance was converted into Legacy MMV equity in May 2021.

Transactions with Beijing Gaea Interactive Entertainment Co., Ltd.

Beijing Gaea provided Legacy MMV certain administrative services from 2017 to 2019. The amount of the service fees due from Legacy MMV to Beijing Gaea totaled US$317,610 as of December 31, 2022.

In addition, Beijing Gaea provided software development services to Legacy MMV for a total development fee of RMB30 million. Beijing Gaea’s right to collect the outstanding development fee of US$4.7 million was transferred to Horgos Gaea in 2020, and further transferred to Ke Xing in May 2021 through a series of debt transfer agreement.

Beijing Gaea provided a series of loans to Legacy MMV with maturity dates ranging from January 2024 to December 2024. The interest rates for these loan agreements were 7.46% per annum, and the principal and interest balance under these loans totaled US$3.6 million as of December 31, 2022. MMV will repay these amounts in accordance with the terms of the loan agreement.

Transaction with Gaea Mobile Limited

Legacy MMV entered into an agreement with Gaea Mobile, for Gaea Mobile to exclusively publish, distribute and operate one of MMV’s mobile games in the global market excluding mainland China, for a term of five years from the date of commercial release in each territory. Under the agreement, Legacy MMV is entitled to receive a revenue share for the gross revenue generated from the mobile game under Gaea Mobile’s operation as royalties. Gaea Mobile commercially launched the traditional Chinese version of game in October 2020 in Hong Kong, Taiwan and Macau, and the English version globally in July 2021. For the years ended December 31, 2021 and 2022, Legacy MMV recognized royalty income in the amount of US$126,852 and US$5,168, respectively. As of December 31, 2022, Legacy MMV’s accounts receivable due from Gaea Mobile Limited amounted to US$137,327, which was settled in January 2023. Gaea Mobile ceased the operation of the subject mobile game in April 2022 and no additional revenue share had been accrued since then.

During the year ended December 31, 2021, Gaea Mobile provided loans to Legacy MMV in the amount of US$660,000, which were repayable in one year and bore an interest rate of 4.5% per annum. During the year ended December 31, 2022, Gaea Mobile provided additional loans to Legacy MMV in the amount of US$855,000, which were repayable in two years and bore an interest rate of 4.75% per annum. In 2022, Legacy MMV and Gaea Mobile Limited also entered into supplemental agreements to extend the terms of the loan agreements and all loans will mature in 2024 under the new agreement. Total interest expenses accrued for the years ended December 31, 2021 and 2022 amounted to US$14,550 and US$54,192, respectively. As of December 31, 2022, total payables due to Gaea Mobile Limited were US$1.6 million, all of which were non-current liabilities.

Transactions with Shenzhen Gaea Technology Corporation

Legacy MMV engaged Shenzhen Gaea to support the operation and marketing for one of MMV’s mobile games, which was commercially launched in June 2020. Under the original arrangement, Shenzhen Gaea was entitled to receive a revenue share for the gross revenue generated from the mobile game under the Shenzhen Gaea’s operation as service fee, and total service fees to Shenzhen Gaea for the year ended December 31, 2020 was US$4,815,055. Starting from 2021, due to changes of its service scope, Shenzhen Gaea started to charge fixed monthly service fees. During the year ended December 31, 2021, total service fees accrued with regard to the services provided by Shenzhen Gaea were US$408,267. Starting from January 1, 2022, Shanghai Youmier replaced Shenzhen Gaea to serve as Legacy MMV’s operating service provider under the same terms. Therefore, no additional service fees to Shenzhen Gaea were accrued for the year ended December 31, 2022. In August 2022, Legacy MMV and Shenzhen Gaea executed a Letter of Not Demand Repayment, according to which Shenzhen Gaea agreed not to demand from Legacy MMV any repayment of current existing liabilities owed by Legacy MMV as well as any incremental portion until August 2024. As of December 31, 2022, the amount due from Legacy MMV to Shenzhen Gaea was US$5.1 million. MMV intends to make payment by or before December 31, 2024.

Transaction with Shanghai Youmier Network Technology Co., Ltd.

Starting from January 1, 2022, Shanghai Youmier replaced Shenzhen Gaea to serve as Legacy MMV’s operating service provider for fixed monthly service fees. For the year ended December 31, 2022, total service fees accrued with regard to the services provided by Shanghai Youmier were US$370,124. In April 2023, MMV and Shanghai Youmier executed a Letter of Not Demand Repayment, according to which Shanghai Youmier agreed not to demand from MMV any repayment of current existing liabilities owed by MMV as well as any incremental portion until April 2025. As of December 31, 2022, the amount due from Legacy MMV to Shanghai Youmier was US$382,764. MMV intends to make payment for such outstanding amount by or before December 31, 2024.

In January 2023, MMV engaged and licensed the exclusive operation of Project A to Shanghai Youmier. Under the license agreement, Shanghai Youmier has the exclusive right to operate Project A in Mainland, China and will pay a license fee to MMV based on a formula set forth in the license agreement.

Transaction with Gaea Hong Kong Limited

During the year ended December 31, 2022, Gaea HK provided loans to Legacy MMV in the amount of US$545,000, which are repayable in two year and bear an interest rate of 4.75% per annum. Total interest expenses accrued for the years ended December 31, 2022 amounted to US$1,277. As of December 31, 2022, total payables due to Gaea HK were US$546,277.

Transaction with Shanghai Huijie Culture Communication Co., Ltd.

Legacy MMV has entered into a framework service agreement with Shanghai Huijie in which Legacy MMV provided animation production services to Shanghai Huijie for multiple animation projects. For the years ended December 31, 2021 and 2022, revenue generated from the animation production services provided to Shanghai Huijie amounted to US$1.7 million and US$2.9 million, respectively. As of December 31, 2021, accounts receivable due from Shanghai Huijie for animation production services provided amounted to US$21,448. As of December 31, 2022, Legacy MMV collected US$456,984 in advance payment from Shanghai Huijie for animation production services to be provided.

Transactions with Avatar Group Holdings Limited

In 2021, Avatar provided certain loans to Legacy MMV in the aggregate amount of US$420,000 to Legacy MMV at an interest rate of 4.5% per annum with a one-year term, which was extended to 2024. In 2022, Avatar provided additional loans in an aggregate amount of US$2.7 million to fund Legacy MMV’s provision of loans to MPAC for business combination purpose. These loans had a term to maturity of two years and bore an interest rate of 4.75% per annum. Total interest expenses accrued for the years ended December 31, 2021 and 2022 amounted to US$4,098 and US$112,340, respectively. As of December 31, 2022, total payables due to Avatar were US$3.2 million, all of which were non-current liabilities. During the period from January 1, 2023 to the date of this registration statement/prospectus, Avatar has provided additional loan of US$1.5 million to MMV with a term to maturity of two years and an annual interest rate of 12%.

Transactions with Shanghai Mobi Information Technology Co., Ltd.

During the year ended December 31, 2022, Legacy MMV provided animation production and other services to Shanghai Mobi for its game products, and generated revenue of US$177,274 from the provision of such services. As of December 31, 2022, trade receivables related to the services provided to Shanghai Mobi were US$14,499, which were settled in March 2023.

Policy Concerning Related Party Transactions

On April 27, 2023, Legacy MMV’s board of directors approved the adoption of its new related party transaction policy, or the “MMV Related Party Transaction Policy”, which sets forth, among others, the definition of a related party transaction and its review process which requires the submission of transaction details, including name of the related party, transaction value, timing of the transaction and nature of the transaction. All transactions determined to be a related party transaction under the MVV Related Party Transaction Policy by Legacy MMV’s general counsel are submitted to the Audit Committee for review. The Audit Committee will review the related party transaction in its entirety with specific consideration to the independent nature between the related party and the transaction execution process, and that the execution of the transaction is in the best interest of Legacy MMV. If a related party transaction is a continuing transaction, the Audit Committee, at a minimum, will review the transaction on an annual basis.

Taxation

United States Federal Income Tax Considerations

General

The following is a general discussion of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our MMV Ordinary Shares and MMV Warrants (the “Securities”). No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of our Securities; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to U.S. federal income tax considerations relevant to holders that hold Securities as “capital assets” within the meaning of section 1221 (generally, property held for investment purposes) of the Internal Revenue Code of 1986, as amended (the “Code”) as in effect on the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

●	our officers or directors;

●	banks, financial institutions or financial services entities;

●	broker-dealers;

●	taxpayers that are subject to the mark-to-market accounting rules;

●	tax-exempt entities;

●	S-corporations;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own ten percent or more of our shares by vote or value;

●	persons that acquired Securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

●	persons that hold Securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

●	persons subject to the alternative minimum tax;

●	persons that purchase or sell Securities as part of a wash sale for tax purposes; or

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or net investment income tax laws, or state, local or non-U.S. tax laws.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold Securities through such entities. If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, is the beneficial owner of Securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Securities, we urge you to consult your own tax advisor.

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of Securities that is, for United States federal income tax purposes:

●	a citizen or resident of the United States,

●	a domestic corporation (or other entity treated as a corporation for U.S. federal income tax purposes),

●	an estate whose income is subject to U.S. federal income tax regardless of its source, or

●	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF SECURITIES. HOLDERS OF SECURITIES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SECURITIES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

U.S. Holders

Taxation of Distributions

Subject to the possible applicability of the PFIC rules discussed below, the gross amount of any distribution on MMV Ordinary Shares that is made out of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally be taxable to a U.S. Holder as ordinary dividend income on the date such distribution is actually or constructively received by such U.S. Holder. Any such dividends paid to corporate U.S. Holders generally will not qualify for the dividends-received deduction that may otherwise be allowed under the Code.

To the extent that the amount of any distribution made by us on the MMV Ordinary Shares exceeds our current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the U.S. Holder’s MMV Ordinary Shares (but not below zero), and to the extent the amount of the distribution exceeds the U.S. Holder’s tax basis, the excess will be taxed as capital gain recognized on a sale or exchange as described below under “— Sale, Exchange, Redemption or Other Taxable Disposition of Our Securities.” However, we currently do not, and we do not intend to, calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that any distribution will generally be reported as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above

Dividends received by non-corporate U.S. Holders, including individuals, from a “qualified foreign corporation” may be eligible for reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. U.S. Treasury Department guidance indicates that shares listed on the NASDAQ (on which MMV Ordinary Shares are listed) will be considered readily tradable on an established securities market in the United States. Even if MMV Ordinary Shares are listed on NASDAQ, there can be no assurance that MMV Ordinary Shares will be considered readily tradable on an established securities market in future years. Non-corporate U.S. Holders that do not meet a minimum holding period requirement or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Finally, we will not constitute a qualified foreign corporation for purposes of these rules if we are treated as a PFIC for the taxable year in which we pay a dividend or for the preceding taxable year. See the discussion below under “—Passive Foreign Investment Company Status.”

The amount of any dividend paid in foreign currency will be the U.S. dollar value of the foreign currency distributed by us, calculated by reference to the exchange rate in effect on the date the dividend is includible in the U.S. Holder’s income, regardless of whether the payment is in fact converted into U.S. dollars on the date of receipt. Generally, a U.S. Holder should not recognize any foreign currency gain or loss if the foreign currency is converted into U.S. dollars on the date the payment is received. However, any gain or loss resulting from currency exchange fluctuations during the period from the date the U.S. Holder includes the dividend payment in income to the date such U.S. Holder actually converts the payment into U.S. dollars will be treated as ordinary income or loss. That currency exchange income or loss (if any) generally will be income or loss from U.S. sources for foreign tax credit limitation purposes.

Any non-U.S. withholding tax (including any PRC withholding tax (see “Taxation — People’s Republic of China Taxation”)) paid (or deemed paid) by a U.S. Holder at the rate applicable to such Holder may be eligible for foreign tax credits (or deduction in lieu of such credits) for U.S. federal income tax purposes, subject to applicable limitations. Any dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will in general be limited to the gross amount of the dividend, multiplied by the reduced tax rate applicable to qualified dividend income and divided by the highest tax rate normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, any dividends distributed by us with respect to ordinary shares will generally constitute “passive category income.”

The rules relating to the determination of the foreign tax credit are complex and U.S. Holders should consult their tax advisors to determine whether and to what extent a credit would be available in their particular circumstances, including the effects of any applicable income tax treaties.

Sale, Exchange, Redemption or Other Taxable Disposition of Our Securities

Subject to the PFIC rules discussed below, a U.S. Holder will generally recognize gain or loss on any sale, exchange, redemption, or other taxable disposition of MMV Ordinary Shares and MMV Warrants in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such MMV Ordinary Shares or MMV Warrants. Any gain or loss recognized by a U.S. Holder on a taxable disposition of MMV Ordinary Shares or MMV Warrants will generally be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in the MMV Ordinary Shares or MMV Warrants exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or exchange of MMV Ordinary Shares or MMV Warrants will generally be treated as U.S. source gain or loss.

A U.S. Holder’s initial tax basis in the Securities will be the U.S. dollar value of the denominated purchase price determined on the date of purchase. With respect to the sale, exchange or other taxable disposition of Securities, the amount realized generally will be the U.S. dollar value of the payment received determined on (1) the date of actual or constructive receipt of payment in the case of a cash basis U.S. Holder and (2) the date of disposition in the case of an accrual basis U.S. Holder. If the Securities are traded on an “established securities market,” a cash basis U.S. Holder, or an electing accrual basis U.S. Holder, will determine the U.S. dollar rate of the cost of the Securities or the amount realized based on the exchange rate on the settlement date of the sale. If a U.S. Holder sells or otherwise disposes of the Securities in exchange for currency other than U.S. dollars, any gain or loss that results from currency exchange fluctuations during the period from the date of the sale or other disposition until the date that the currency is converted into U.S. dollars generally will be treated as ordinary income or loss and will not be eligible for the reduced tax rate applicable to long-term capital gains. Such gain or loss generally will be U.S.-source income or loss. If the currency is converted into U.S. dollars on the date of receipt, a U.S. Holder generally would not be required to recognize foreign currency gain or loss in respect of the amount realized. U.S. Holders are urged to consult their own tax advisors regarding the treatment of any foreign currency gain or loss realized with respect to any currency received in a sale or other disposition of the Securities that is converted into U.S. dollars (or otherwise disposed of) on a date subsequent to receipt.

Exercise, Lapse or Redemption of a Warrant

Except as discussed below with respect to the cashless exercise of an MMV Warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of an MMV Ordinary Share on the exercise of an MMV Warrant for cash. A U.S. Holder’s tax basis in an MMV Ordinary Share received upon exercise of the MMV Warrant generally will be an amount equal to the sum of the U.S. Holder’s tax basis in the MMV Warrant exchanged therefor and the exercise price. The U.S. Holder’s holding period for an MMV Ordinary Share received upon exercise of the MMV Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the MMV Warrants and will not include the period during which the U.S. Holder held the MMV Warrants. If an MMV Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the MMV Warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in the MMV Ordinary Shares received would equal the holder’s basis in the MMV Warrant. If the cashless exercise were treated as not being a gain recognition event, a U.S. Holder’s holding period in the MMV Ordinary Shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the MMV Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the MMV ordinary share would include the holding period of the MMV Warrant.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder would recognize gain or loss with respect to the portion of the exercised MMV Warrants treated as surrendered to pay the exercise price of the MMV Warrants (the “surrendered warrants”). The U.S. Holder would recognize capital gain or loss with respect to the surrendered warrants in an amount generally equal to the difference between (i) the fair market value of the MMV Ordinary Shares that would have been received with respect to the surrendered warrants in a regular exercise of the MMV Warrants and (ii) the sum of the U.S. Holder’s tax basis in the surrendered warrants and the aggregate cash exercise price of such warrants (if they had been exercised in a regular exercise). In this case, a U.S. Holder’s tax basis in the MMV Ordinary Shares received would equal the U.S. Holder’s tax basis in the MMV Warrants exercised plus (or minus) the gain (or loss) recognized with respect to the surrendered warrants. A U.S. Holder’s holding period for the MMV Ordinary Shares would commence on the date following the date of exercise (or possibly the date of exercise) of the MMV Warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Passive Foreign Investment Company Status

A non-U.S. corporation will be classified as a PFIC for any taxable year (a) if at least 75 percent of its gross income consists of passive income, such as dividends, interest, rents and royalties (except for rents and royalties earned in the active conduct of a trade or business), and gains on the disposition of property that produces such income, or (b) if at least 50 percent of the average value of its assets (determined on the basis of a quarterly average) is attributable to assets that produce, or are held for the production of, passive income (including for this purpose its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25 percent of the interest, by value).

We do not believe we were a PFIC for U.S. federal income tax purposes for the taxable year ended December 31, 2021 and we do not presently expect to be a PFIC for the current taxable year or foreseeable future taxable years. However, this conclusion is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to change. In addition, our current position that we are not a PFIC is based in part upon the value of our goodwill which is based on the market value for MMV Ordinary Shares. The market price of MMV Ordinary Shares may fluctuate considerably and, consequently, we cannot assure you of our PFIC status for any taxable year. Accordingly, we could become a PFIC in the future if there is a substantial decline in the value of MMV Ordinary Shares. With certain exceptions, MMV Ordinary Shares would be treated as stock in a PFIC with respect to a U.S. Holder if we were a PFIC at any time during a U.S. Holder’s holding period in such U.S. Holder’s MMV Ordinary Shares. There can be no assurance, however, that we will not be treated as a PFIC for any taxable year or at any time during a U.S. Holder’s holding period.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of MMV Ordinary Shares and the U.S. Holder did not make a “qualified electing fund” election or a mark-to-market election discussed below, such U.S. Holder generally would be subject to special and adverse rules, regardless of whether we remain a PFIC, with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its MMV Ordinary Shares and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder, other than the taxable year in which the U.S. Holder’s holding period in the MMV Ordinary Shares begins, that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the MMV Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter the portion of, such U.S. Holder’s holding period for the MMV Ordinary Shares that preceded the current taxable year).

Under these rules:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the MMV Ordinary Shares;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we were a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

Because we do not intend to provide the information necessary for a U.S. holder to comply with the requirements of a “qualified electing fund” election, such election will not be available to a U.S. Holder with respect to the U.S. Holder’s MMV Ordinary Shares.

If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, a U.S. Holder generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we (or our subsidiary) receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or if U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC.

Alternatively, if we are a PFIC and the MMV Ordinary Shares constitute “marketable stock” (as defined below), a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) the MMV Ordinary Shares, makes a mark-to-market election with respect to such shares for such taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its MMV Ordinary Shares at the end of such year over its adjusted basis in its MMV Ordinary Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its MMV Ordinary Shares over the fair market value of its MMV Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its MMV Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its MMV Ordinary Shares will be treated as ordinary income.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq (on which MMV Ordinary Shares are listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Moreover, a mark-to-market election made with respect to MMV Ordinary Shares would not apply to a U.S. Holder’s indirect interest in any lower tier PFICs in which we own shares. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to the MMV Ordinary Shares under their particular circumstances.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to the exchange of MPAC securities for the consideration pursuant to the Business Combination and, after the Business Combination, their ownership of the MMV securities.

The rules dealing with PFICs are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of MMV Ordinary Shares should consult their tax advisors concerning the application of the PFIC rules under their particular circumstances.

U.S. Holders of MMV Warrants should be subject to the PFIC rules described above.. U.S. Holders of MMV Warrants should consult their tax advisors regarding the application of the PFIC rules to MMV Warrants if, contrary to current expectations, we are classified as a PFIC.

Shareholder Reporting

A U.S. holder that owns “specified foreign financial assets” with an aggregate value in excess of $50,000 at the end of the taxable year or $75,000 at any time during the taxable year may be required to file an information report with respect to such assets with its tax return. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. U.S. Holders are urged to contact their tax advisors regarding the application of this filing requirement to their ownership of Securities.

Information Reporting and Backup Withholding

For a non-corporate U.S. Holder, information reporting requirements, on IRS Form 1099, generally will apply to dividend payments or other taxable distributions made to such U.S. Holder within the United States, and the payment of proceeds to such U.S. Holder from the sale of Securities effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if the U.S. Holder fails to comply with applicable certification requirements or (in the case of dividend payments) is notified by the IRS that it has failed to report all interest and dividends required to be shown on its federal income tax returns.

Payment of the proceeds from the sale of Securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

A holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed the holder’s income tax liability by filing a refund claim with the IRS.

British Virgin Islands Tax Considerations

The British Virgin Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the British Virgin Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the British Virgin Islands. No stamp duty is payable in the British Virgin Islands on the issue of shares by, or any transfers of shares of, British Virgin Islands companies (except those which hold interests in land in the British Virgin Islands). The British Virgin Islands is not party to any double tax treaties that are applicable to any payments made to or by us. There are no exchange control regulations or currency restrictions in the British Virgin Islands.

Payments of dividends and capital in respect of MMV Ordinary Shares will not be subject to taxation in the British Virgin Islands and no withholding will be required on the payment of a dividend or capital to any holder of MMV Ordinary Shares, as the case may be, nor will gains derived from the disposal of MMV Ordinary Shares be subject to British Virgin Islands income or corporation tax.

PRC Tax Considerations

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts, and properties of an enterprise.

In 2009, SAT issued a circular, known as SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular applies only to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China, and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe we are not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, we would be subject to PRC enterprise income tax on our worldwide income at the rate of 25%. Furthermore, we would be required to withhold a 10% tax from dividends we pay to its shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of ordinary shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders and any gain realized on the transfer of the ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether our non-PRC shareholders would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a BVI business company incorporated under the Business Companies Act, 2004 (as amended) and the laws of the British Virgin Islands due to certain benefits associated with being a British Virgin Islands company, such as: (i) political and economic stability; (ii) an effective judicial system; (iii) a favorable tax system; (iv) the absence of foreign exchange control or currency restrictions; and (v) the availability of professional and support services.

However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides significantly less protections to our investors. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States, and our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, to be arbitrated.

Furthermore, most of our business operations are conducted in the PRC, and substantially all of our assets are located in the PRC. Nearly all of our directors and executives are residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for shareholders to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or these individuals judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Walkers (Hong Kong), our counsel as to British Virgin Islands law, and Global Law Office, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the British Virgin Island and the PRC recognize or enforce judgments of United States courts.

Walkers (Hong Kong) advised us that there is uncertainty as to whether the courts of the British Virgin Islands (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the British Virgin Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Walkers (Hong Kong) further advised us that although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the United States, the courts of the British Virgin Islands may recognize a valid and conclusive judgment as the basis for a claim at common law in the British Virgin Islands provided that (i) the U.S. court issuing the judgment had proper jurisdiction over the company subject to such judgment; (ii) there is due compliance with the correct procedures under the laws of the British Virgin Islands; (iii) the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company; (iv) in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the British Virgin Islands; (vi) recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy of the British Virgin Islands; and (vii) the proceedings pursuant to which judgment was obtained were not contrary to natural justice of the British Virgin Islands.

However, Walkers (Hong Kong) further advised us that BVI courts are unlikely (i) to recognize or enforce judgments against us by courts of the United States based on certain civil liability provisions of U.S. securities laws; and (ii) to impose liabilities against us in original actions brought in BVI, based on certain civil liability provisions of U.S. securities laws that are penal in nature. There are grounds upon which a BVI court may not enforce the judgments of U.S. courts and some remedies available under the laws of U.S. jurisdictions, including some remedies available under U.S. federal securities laws, may not be permitted under the BVI courts as contrary to public policy in the BVI. Furthermore, no claim may be brought in the BVI by or against us or our directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial application under BVI law and do not have force of law in the BVI. However, a BVI court may impose civil liability, including the possibility of monetary damages, on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under BVI law.

Global Law Office advised us that there is uncertainty as to whether the courts of the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Global Law Office further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Courts in the PRC may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law and other applicable laws and regulations based either on treaties or similar arrangements between the PRC and the jurisdiction where the judgment is made or on principles of reciprocity between jurisdictions. There are no treaties and only limited reciprocity arrangements between the PRC and the United States or the British Virgin Islands that govern the recognition and enforcement of foreign judgments as of the date of this prospectus. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of the PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the British Virgin Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in the PRC for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements. It will be, however, difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the British Virgin Islands and it will be difficult for U.S. shareholders, by virtue only of holding the ADSs or ordinary shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

Plan of Distribution

The Selling Securityholders, which as used here includes donees, pledgees, transferees or other successors-in-interest selling warrants, ordinary shares or interests in ordinary shares received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their warrants, ordinary shares or interests in ordinary shares on any stock exchange, market or trading facility on which the warrants or shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of warrants, shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the warrants or ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the warrants or ordinary shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the warrants or ordinary shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our warrants, ordinary shares or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the warrants or ordinary shares in the course of hedging the positions they assume. The Selling Securityholders may also sell warrants or our ordinary shares short and deliver these securities to close out their short positions, or loan or pledge the warrants or ordinary shares to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker- dealer or other financial institution of warrants or shares offered by this prospectus, which warrants or shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of warrants or ordinary shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

To the extent required, the warrants or our ordinary shares to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the warrants or ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the warrants or ordinary shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of warrants or shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the warrants or shares offered by this prospectus.

We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

Legal Matters

The legality of the Ordinary Shares under the laws of the British Virgin Islands offered hereby will be passed upon for the Company by Walkers (Hong Kong). Certain legal matters relating to U.S. law will be passed upon for the Company by Paul Hastings LLP.

Experts

The financial statements of Model Performance Acquisition Corp. as of December 31, 2022 and 2021, and for the year ended December 31, 2022 and the period from January 8, 2021 (inception) through December 31, 2021 and for the year ended December 31, 2022, appearing in this registration statement/prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this registration statement/prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of MultiMetaVerse Inc. as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, included in this registration statement/prospectus have been audited by Marcum Asia CPAs LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

We have filed a registration statement on Form F-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the ordinary shares offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

In addition, we file annual, quarterly and current reports, registration statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INDEX TO FINANCIAL STATEMENTS

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)

Page
AUDITED FINANCIAL FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021:
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet as of December 31, 2022 and 2021	F-3
Statement of Operations for the Years Ended December 31, 2021 and for the Period from January 8, 2021 (inception) Through December 31, 2021	F-4
Statement of Changes in Shareholder’s Equity (Deficit) for the Year Ended December 31, 2022 and for the Period from January 8, 2021 (inception) Through December 31, 2021	F-5
Statement of Cash Flows for the Year Ended December 31, 2022 and for the Period January 8, 2021 (inception) Through December 31, 2021	F-6
Notes to Financial Statements	F-7

MULTIMETAVERSE INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

MultiMetaVerse Holdings Limited (f/k/a Model Performance Acquisition Corp.)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of MultiMetaVerse Holdings Limited (f/k/a Model Performance Acquisition Corp.) (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations, changes in shareholders’ deficit and cash flows for the year ended December 31, 2022 and for the period from January 8, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and for the period from January 8, 2021 (inception) through December 31, 2021 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021.

Houston, TX
April 28, 2023

PCAOB ID Number 688

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)

BALANCE SHEETS

	December 31,
	2022	2021
Assets
Cash	$2,222,795	$336,852
Prepaid expenses and other current assets	91,982	49,253
Total current assets	2,314,777	386,105
Marketable securities held in Trust Account	23,632,158	58,078,580
Total Assets	$25,946,935	$58,464,685
Liabilities, Shares Subject to Possible Redemption and Shareholders’ Deficit
Accrued offering costs and expenses	$2,047,911	$559,478
Due to related parties	—	58,413
Advances from PIPE investors	2,000,000	—
Promissory note – Legacy MMV	2,684,975	—
Total current liabilities	6,732,886	617,891
Warrant liability	16,375	52,151
Deferred underwriting fee	2,012,500	2,012,500
Total liabilities	8,761,761	2,682,542

Commitments and Contingencies (Note 8)

Class A ordinary shares subject to possible redemption, 2,241,006 and 5,750,000 shares at $10.55 and $10.10 redemption value as of December 31, 2022 and 2021, respectively	23,632,158	58,078,580

Shareholders’ Deficit:
Preference shares, no par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, no par value; 100,000,000 shares authorized; 350,000 issued and outstanding (excluding 2,241,006 and 5,750,000 subject to possible redemption as of December 31, 2022 and 2021, respectively)	2,925,000	2,925,000
Class B ordinary shares, no par value; 10,000,000 shares authorized; 1,437,500 shares issued and outstanding	25,001	25,001
Accumulated deficit	(9,396,985)	(5,246,438)
Total shareholders’ deficit	(6,446,984)	(2,296,437)
Total Liabilities, Shares Subject to Possible Redemption and Shareholders’ Deficit	$25,946,935	$58,464,685

The accompanying notes are an integral part of these financial statements.

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)

STATEMENTS OF OPERATIONS

		For the Period
		from January 8,
	For the Year	2021 (inception)
	Ended	through
	December 31,	December 31,
	2022	2021
Formation and operating costs	$2,812,222	$960,518
Loss from operations	(2,812,222)	(960,518)
Other income:
Change in fair value of warrant liability	35,776	84,820
Trust interest income	522,672	3,580
Total other income	558,448	88,400
Net loss	$(2,253,774)	$(872,118)
Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption	4,836,700	4,229,692
Basic and diluted net loss per Class A ordinary shares subject to possible redemption	$(0.34)	$(0.15)
Basic and diluted weighted average shares outstanding, Class B ordinary shares and Class A ordinary shares not subject to possible redemption	1,787,500	1,674,958
Basic and diluted net loss per share, Class B ordinary shares and Class A ordinary shares not subject to possible redemption	$(0.34)	$(0.15)

The accompanying notes are an integral part of these financial statements.

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2022 AND FOR THE PERIOD FROM JANUARY 8, 2021

(INCEPTION) THROUGH DECEMBER 31, 2021

	Class A Ordinary Shares		Class B Ordinary Shares		Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Deficit	Deficit
Balance as of January 8, 2021 (Inception)	—	$—	—	$—	$—	$—
Issuance of Founder shares	—	—	1,437,500	25,001	—	25,001
Sale of 270,000 Private Placement Units on April 12, 2021	270,000	2,700,000	—	—	—	2,700,000
Sale of 22,500 Private Placement Units on April 15, 2021 through over-allotment	22,500	225,000	—	—	—	225,000
Issuance of representative shares	50,000	—	—	—	401,711	401,711
Issuance of representative shares through over-allotment	7,500	—	—	—	60,257	60,257
Accretion of carrying value to redemption value	—	—	—	—	(4,257,708)	(4,257,708)
Additional amount in deposited into trust ($10.10 per Unit-$10.00 per Unit)	—	—	—	—	(575,000)	(575,000)
Net loss	—	—	—	—	(872,118)	(872,118)
Accretion of interest income	—	—	—	—	(3,580)	(3,580)
Balance as of December 31, 2021	350,000	2,925,000	1,437,500	25,001	(5,246,438)	(2,296,437)
Remeasurement of Class A ordinary shares subject to possible redemption	—	—	—	—	(522,672)	(522,672)
Additional amount deposited into trust ($0.30 per Class A ordinary share subject to possible redemption)	—	—	—	—	(1,374,101)	(1,374,101)
Net loss	—	—	—	—	(2,253,774)	(2,253,774)
Balance as of December 31, 2022	350,000	$2,925,000	1,437,500	$25,001	$(9,396,985)	$(6,446,984)

The accompanying notes are an integral part of these financial statements.

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)

STATEMENTS OF CASH FLOWS

		For the Period
		from January 8,
	For the Year Ended	2021 (Inception) to
	December 31,	December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(2,253,774)	$(872,118)
Adjustments to reconcile net loss to net cash used in operating activities:
Formation costs paid by Sponsor	—	3,725
Interest earned on cash and marketable securities held in Trust Account	(522,672)	(3,580)
Change in fair value of warrant liability	(35,776)	(84,820)
Changes in current assets and liabilities:
Prepaid assets	(42,729)	103,747
Due to Related Party	(58,413)	58,413
Accrued expenses	1,488,433	559,478
Net cash used in operating activities	(1,424,931)	(235,155)

Cash flows from investing activities:
Amount deposited into trust	(1,374,101)	(58,075,000)
Disposal of investment held in Trust Account	36,343,195	—
Net cash provided by (used in) investing activities	34,969,094	(58,075,000)

Cash flows from financing activities:
Proceeds from loan from related party	2,684,975	—
Proceeds from initial public offering, net of costs	—	56,350,000
Proceeds from PIPE investment	2,000,000	—
Proceeds from private placement	—	2,925,000
Payment of advance from related party	—	(110,243)
Payment of promissory note from related party	—	(200,000)
Payment of deferred offering costs	—	(317,750)
Redemption of class A ordinary shares	(36,343,195)	—
Net cash (used in) provided by financing activities	(31,658,220)	58,647,007

Net change in cash	1,885,943	336,852
Cash, beginning of the period	336,852	—
Cash, end of the period	$2,222,795	$336,852

Supplemental disclosure of non-cash investing and financing activities:
Offering costs paid by Sponsor in exchange for issuance of ordinary shares	$—	$25,001
Offering costs paid by Sponsor under promissory note	$—	$153,518
Deferred underwriting discount	$—	$2,012,500
Initial classification of private warrants	$—	$136,971
Remeasurement of Class A ordinary shares subject to possible redemption, including additional amounts deposited into trust	$1,896,773	$—

The accompanying notes are an integral part of these financial statements.

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Note 1 — Organization, Business Operation, Liquidation and Business Combination

MultiMetaVerse Holdings Limited (formally known as Model Performance Acquisition Corp., now the “Company”) was incorporated as a British Virgin Islands business company on January 8, 2021. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”).

As of December 31, 2022, the Company had not commenced any operations. All activity for the period from January 8, 2021 (inception) through December 31, 2022 relates to the Company’s formation and the initial public offering (“IPO”), which is described below, and subsequent to the IPO, searching for a Business Combination target and the negotiation of the Business Combination Agreement as described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the IPO. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is First Euro Investments Limited, a British Virgin Islands company (the “Sponsor”).

The registration statement for the Company’s IPO was declared effective on April 7, 2021 (the “Effective Date”). On April 12, 2021, the Company consummated the IPO of 5,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “public share”), at $10.00 per Unit, generating gross proceeds of $50,000,000, which is discussed in Note 3. Simultaneously with the closing of the IPO, the Company consummated the sale of 270,000 units (the “Private Placement”), at a price of $10.00 per Private Unit, which is discussed in Note 4.

On April 15, 2021, the underwriters exercised the over-allotment option in full and purchased an additional 750,000 Units (the “Over-Allotment Units”), generating gross proceeds of $7,500,000. In connection with the closing of the purchase of the Over-Allotment Units, the Company sold an additional 22,500 Private Placement Units, generating gross proceeds of $225,000.

Transaction costs of the IPO and the exercise of over-allotment option, amounted to $4,120,737 consisting of $1,150,000 of underwriting fee, $2,012,500 of deferred underwriting fee, $496,269 of other offering costs, and $461,968 of fair value of 57,500 representative’s ordinary shares.

Following the closing of the IPO and the exercise of over-allotment option, $58,075,000 ($10.10 per Unit) from the net offering proceeds of the sale of the Units in the IPO, the sale of the Private Placement and the exercise of over-allotment option was placed in a trust account (the “Trust Account”) and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. On March 29, 2022, June 29, 2022 and September 29, 2022, the Company deposited into the Trust Account for an aggregate of $1,374,101 (representing $0.30 per Class A ordinary share) to extend the Combination Period from April 12, 2022 to January 12, 2023 (three three-months extensions). On September 29, 2022, $36,343,195 was paid from the Trust Account to MPAC public shareholders for redemption of 3,508,994 Class A ordinary shares. The remaining proceeds from the IPO and the sale of the Private Placement Units after redemption were released from the Trust Account until the completion of the initial Business Combination on January 4, 2023.

Business Combination

On January 4, 2023, the Company consummated the Business Combination pursuant to the merger agreement, entered into on August 6, 2021 (as amended on January 6 and September 29, 2022, the “Merger Agreement”), between the Company and MultiMetaVerse Inc., a Cayman Islands exempted company (“Legacy MMV”). Pursuant to the Merger Agreement, the Business Combination has been effected in two steps: (i) subject to the approval and adoption of the Merger Agreement by the shareholders of the Company, the Company reincorporated to British Virgin Islands by merging with and into Model Performance Mini Corp., a British Virgin Islands business company (“PubCo”, renamed to MultiMetaVerse Holdings Limited, “MMV”), with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”); and (ii) Model Performance Mini Sub Corp., a Cayman Islands exempted company and wholly-owned subsidiary of PubCo (“Merger Sub”), was merged with and into Legacy MMV resulting in Legacy MMV being a wholly-owned subsidiary of PubCo (the “Acquisition Merger”). The Merger Agreement is by and among the Company, PubCo, Merger Sub, Legacy MMV and certain shareholders of Legacy MMV (“Principal Shareholders”). The aggregate consideration for the Acquisition Merger is $300,000,000, payable in the form of 30,000,000 newly issued MMV ordinary shares valued at $10.00 per share.

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Immediately prior to the consummation of the Business Combination, all outstanding Units of the Company separated into their individual components of the Company’s Class A ordinary shares, public warrants and rights ceased separate existence and trading. Upon the consummation of the Business Combination, the Company’s Class B ordinary shares automatically converted into its Class A ordinary shares, and the current equity holdings of the the Company’s shareholders were exchanged as follows:

●	Each Class A ordinary share issued and outstanding immediately prior to the effective time of the Reincorporation Merger (other than any redeemed shares) was automatically cancelled and ceased to exist and, for each Class A ordinary share, MMV shall issue to each of the Company’s shareholders (other than the shareholders who exercised their redemption rights in connection with the Business Combination or the Charter Amendment Proposal) one validly issued MMV Class A ordinary share;

●	Each whole warrants issued and outstanding immediately prior to effective time of the Reincorporation Merger was converted into a warrant to purchase one MMV Class A ordinary share (each, a “MMV Warrant”) (or equivalent portion thereof). The MMV Warrants will have substantially the same terms and conditions as set forth in the Company’s warrants; and

●	The holders of Rights issued and outstanding immediately prior to the effective time of the Reincorporation Merger received one-tenth (1/10) of one MMV Class A ordinary share in exchange for the cancellation of each Right; provided, however, that each holder entitled to receive a fraction of a MMV Class A ordinary share shall receive, in lieu of such fractional share, one MMV Class A ordinary share rounding up to the nearest whole MMV Class A ordinary share.

On November 3, 2022, the Company and PubCo entered into a subscription agreement (the “Prominence Agreement”) with Prominence Investment Management Ltd. (“Prominence”), pursuant to which the Company and PubCo have agreed to issue and sell to Prominence an aggregate of 1,200,000 Class A ordinary shares, for an aggregate purchase price of $12,000,000 at $10.00 per share. As of December 31, 2022, the Company received $2 million of the PIPE financing. On January 30, 2023, MMV received another tranche of PIPE investment amounted to $2.5 million. After a series of negotiations, MMV and Prominence agreed to waive their remaining rights and obligations under the Prominence Agreement.

Liquidity and Capital Resources

As of December 31, 2022, the Company had $2,222,795 in cash (including $2 million from PIPE investment) and working capital deficiency of $4,418,109.

The Company’s liquidity needs prior to the consummation of the IPO were satisfied through the proceeds of $200,000 under the Note (Note 6). Subsequent from the consummation of the IPO, the Company’s liquidity has been satisfied through the net proceeds from the consummation of the IPO, the Private Placement held outside of the Trust Account and the Loan from Legacy MMV as described in Note 7. On January 10, 2022, March 21, 2022, June 21, 2022, June 29, 2022 and September 30 2022, the Company received loans for an aggregate of $2,684,975, from Legacy MMV.

On January 4, 2023, the Company consummated the Business Combination pursuant to the terms of the Merger Agreement with Legacy MMV and became a wholly owned subsidiary of MMV. Following the Business Combination, the Company became part of MMV, and all its assets and liabilities became assets and liabilities of MMV; the Company has had no operations on its own at all and wouldn’t incur any additional expenses and liabilities for its business prior to the Business Combination. The Company’s ability to meet all of its obligations as of December 31, 2022 has been testified by the subsequent settlement by the Company itself or by MMV. As of the date that the financial statements were issued, the majority of the Company’s liabilities owed to third parties as of December 31, 2022 have been settled.

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company”, as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, ( the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 102(b)(1) of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company intends to take advantage of the benefits of this extended transition period. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of these financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

As of December 31, 2022 and 2021, the Company had $2,222,795 and $336,852 in cash. The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash and cash equivalents. The Company did not have any cash equivalents as of December 31, 2022 and 2021.

Marketable Securities Held in Trust Account

At December 31, 2022 the assets held in the Trust Account were released to a Trust Operating Account, which was subsequently distributed on and after the Business Combination consummated on January 4, 2023. At December 31, 2021 the assets held in the Trust Account were held in institutional money market mutual funds and cash. The Company’s investments held in the Trust Account are classified as trading securities.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage limit. As of December 31, 2022 and 2021, the Company has not experienced losses on these accounts.

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, on December 31, 2022 and 2021, 2,241,006 and 5,750,000 shares of Class A ordinary shares subject to possible redemption is presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheets.

All of the 5,750,000 Class A ordinary share sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require ordinary share subject to redemption to be classified outside of permanent equity.

The Class A ordinary share is subject to SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company recognizes changes in redemption value immediately as they occur. Immediately upon the closing of the IPO, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable ordinary share resulted in charges against additional paid-in capital and accumulated deficit.

As of December 31, 2022 and 2021, the amount for Class A ordinary shares subject to possible redemption reflected in the balance sheets are reconciled in the following table:

	December 31,	December 31,
	2022	2021
Gross proceeds from IPO	$57,500,000	$57,500,000
Less:
Proceeds allocated to Warrants	(136,971)	(136,971)
Ordinary share issuance costs	(4,120,737)	(4,120,737)
Plus:
Accretion of carrying value to redemption value	4,257,708	4,257,708
Additional amount deposited into trust	1,949,101	575,000
Remeasurement of Class A ordinary shares subject to possible redemption	526,252	3,580
Less:
Class A ordinary shares redeemed on September 29, 2022	(36,343,195)	—
Contingently redeemable ordinary shares	$23,632,158	$58,078,580

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

On March 29, 2022, using the loan amount received to date, the Company deposited into the Company’s trust account an additional $575,000 (representing $0.10 per Class A ordinary share) to extend the Combination Period from April 12, 2022 to July 12, 2022.

On June 29, 2022, using the loan amount received to date, the Company deposited into the Company’s trust account an additional $575,000 (representing $0.10 per Class A ordinary share) to extend the Combination Period from July 12, 2022 to October 12, 2022.

On September 29, 2022, $36,343,195 was paid from the Trust Account to MPAC public shareholders for redemption of 3,508,994 Class A ordinary shares, and $224,101 was deposited into the trust account by the Company, to extend the Combination Period from October 12, 2022 to January 12, 2023.

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A – “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the IPO and were charged to shareholders’ deficit upon the completion of the IPO, while the offering costs attributable to private placement warrants are immaterial and not recorded. Accordingly, as of December 31, 2022, offering costs in the aggregate of $4,120,737 have been charged to shareholders’ deficit (consisting of $1,150,000 of underwriting fee, $2,012,500 of deferred underwriting fee, and $496,269 of other offering costs, and $461,968 of fair value of 57,500 representative’s ordinary shares).

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Income Taxes

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return.

For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the British Virgin Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the British Virgin Islands. In accordance with British Virgin Islands federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

Warrant Liability

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are recorded at fair value on the grant date and re- valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Financial Accounting Standards Board (“FASB”) ASC 470-20, Debt with Conversion and Other Options addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate IPO proceeds from the Units between Class A ordinary shares and warrants, using the residual method by allocating IPO proceeds first to fair value of the warrants and then the Class A ordinary shares.

The Company accounts for the private placement warrants as warrant liabilities due to certain features contained in the warrant agreements that give rise to liability treatment. The public warrants are treated as equity as they do not meet the definition of a warrant liability.

Net Loss Per Share

The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Earnings and losses are shared pro rata between the two classes of shares. The 3,021,250 potential common shares for outstanding warrants to purchase the Company’s stock were excluded from diluted earnings per share for the year ended December 31, 2022 and for the period from January 8, 2021 (inception) through December 31, 2021, because the warrants are contingently exercisable, and the contingencies have not yet been met. As a result, diluted net loss per common share is the same as basic net loss per common share for the periods. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net loss per share for each class of ordinary shares:

			For the Period from
	For the Year Ended		January 8, 2021 (Inception) to
	December 31, 2022		December 31, 2021
		Class B and		Class B and
	Redeemable	Non-redeemable	Redeemable	Non-redeemable
	Class A	Class B	Class A	Class B
Numerator:
Allocation of net loss	(1,645,607)	(608,167)	(624,726)	(247,392)
Denominator:
Weighted-average shares outstanding	4,836,700	1,787,500	4,229,692	1,674,958
Basic and diluted net loss per share	(0.34)	(0.34)	(0.15)	(0.15)

Recent Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 for the Company and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

Note 3 — Initial Public Offering

Pursuant to the IPO, the Company sold 5,000,000 Units, (at a price of $10.00 per Unit. Each Unit consists of one Class A ordinary share, one-half of one redeemable warrant and one right. Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. Each right entitles the holder to receive one-tenth (1/10) of one Class A ordinary share upon consummation of the initial Business Combination.

On April 15, 2021, the underwriter fully exercised their over-allotment option with respect to the 750,000 option units resulting in gross proceeds of $7,500,000.

Note 4 — Private Placement

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 270,000 Private Placement Units at a price of $10.00 per unit ($2,700,000 in the aggregate). Each Private Placement Unit is identical to the Units sold in the IPO, except as described below. There are no redemption rights or liquidating distributions from the Trust Account with respect to the founder shares, private placement shares, private placement warrants or private placement rights. The warrants and rights will expire worthless if the Company does not consummate a Business Combination within the allotted 12-month period (or up to 18 months from the completion of the IPO if the Company extends the period of time to consummate a Business Combination by the full amount of time). A portion of the purchase price of the Private Placement Units was added to the proceeds from this offering to be held in the Trust Account.

Simultaneously with the full exercise of over-allotment option, the Sponsor purchased an aggregate of 22,500 Private Placement Units resulting in gross proceeds of $225,000.

Note 5 — Fair Value of Warrant Liabilities

Fair value is defined as the price which would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-tier fair value hierarchy which prioritizes the inputs used in the valuation methodologies is as follows:

Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 Inputs - Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

Level 3 Inputs - Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

The following presents the Company’s fair value hierarchy for those assets and liabilities measured at fair value on non-recurring basis as of December 31, 2022:

	Level 1	Level 2	Level 3	Total
Asset:
Marketable securities held in Trust Account	$23,632,158	$—	$—	$23,632,158
Total Asset	$23,632,158	$—	$—	$23,632,158
Liability:
Warrant Liability	$—	$—	$16,375	$16,375
Total Liability	$—	$—	$16,375	$16,375

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

The following presents the Company’s fair value hierarchy for those assets and liabilities measured at fair value on non-recurring basis as of December 31, 2021:

	Level 1	Level 2	Level 3	Total
Asset:
Marketable securities held in Trust Account	$58,078,580	$—	$—	$58,078,580
Total Asset	$58,078,580	$—	$—	$58,078,580
Liability:
Warrant Liability	$—	$—	$52,151	$52,151
Total Liability	$—	$—	$52,151	$52,151

The estimated fair value of the warrants is determined using Level 3 inputs. Inherent in a Monte-Carlo simulation model are assumptions related to expected stock-price volatility (pre-merger and post-merger), expected term, dividend yield and risk-free interest rate. The Company estimates the volatility of its ordinary shares based on management’s understanding of the volatility associated with instruments of other similar entities. The risk-free interest rate is based on the U.S. Treasury Constant Maturity similar to the expected remaining life of the warrants. The expected life of the warrants is simulated based on management assumptions regarding the timing and likelihood of completing a Business Combination. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero. Once the warrants become exercisable, the Company may redeem the outstanding warrants when the price per Class A ordinary shares equals or exceeds $18.00. The assumptions used in calculating the estimated fair values at the end of the reporting period represent the Company’s best estimate. However, inherent uncertainties are involved. If factors or assumptions change, the estimated fair values could be materially different.

The following table presents information about the Company’s liabilities that are measured at fair value on a recurring basis at December 31, 2022 and 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	April 12,	December 31,	December 31,
Inputs	2021	2021	2022
Exercise price	$11.50	$11.50	$11.50
Stock price	$8.07	$9.99	$7.60
Volatility	24.4%	7.1%	38.9%
Expected term of the warrants	5.69	5.35	0.53
Risk-free rate	1.03	1.29%	4.76%
Dividend yield	—	—	—

The following table sets forth a summary of the changes in the fair value of the warrant liability for year ended December 31, 2022:

Warrant
Liability
Fair value as of December 31, 2021	$52,151
Change in fair value of warrant liability	(35,776)
Fair value as of December 31, 2022	$16,375

The following table sets forth a summary of the changes in the fair value of the warrant liability for the period from January 8, 2021 (inception) to December 31, 2021:

Warrant
Liability
Fair value as of January 8, 2021 (inception)	$—
Initial fair value of warrant liability upon issuance at IPO	126,435
Initial fair value of warrant liability upon the exercise of over-allotment option	10,536
Change in fair value of warrant liability	(84,820)
Fair value as of December 31, 2021	$52,151

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

Note 6 — Related Party Transactions

Founder Shares

On January 13, 2021, the Company issued 1,437,500 founder shares for an aggregate purchase price of $25,001. Up to 187,500 founder shares are subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. On April 15, 2021, the underwriter exercised the full overallotment option and therefore the 187,500 founder shares are no longer subject to forfeiture (See Note 8).

The Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed (A) to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of the initial Business Combination and (B) to waive their rights to liquidating distributions from the Trust Account with respect to their founder shares if the Company fails to complete the initial Business Combination within the Combination Period, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within such time period and (iv) the founder shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in the amended and restated memorandum and articles of association. If the Company submits the initial Business Combination to the MPAC public shareholders for a vote, the Sponsor, officers and directors have agreed (and their permitted transferees will agree) to vote their founder shares and any public shares purchased during or after the IPO in favor of the initial Business Combination.

Promissory Note - Related Party

On January 13, 2021, the Sponsor agreed to loan the Company up to $200,000 to be used for a portion of the expenses of the IPO. These loans are non-interest bearing, unsecured and are due at the closing of the IPO. The Company had borrowed $200,000 under the promissory note and fully repaid as of August 24, 2021. As of December 31, 2022 and 2021, the Promissory Note was terminated.

Working Capital Loans

In addition, in order to finance transaction costs in connection with an intended Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes the initial Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,150,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination company at a price of $10.00 per unit at the option of the lender. Such units would be identical to the Private Placement Units. As of December 31, 2022 and 2021, the Company had no borrowings under the Working Capital Loans.

Administrative Support Agreement

Commencing on the date of the IPO, the Company will pay the Sponsor $10,000 per month for office space, secretarial and administrative services provided to members of the Company’s management team. Upon completion of the initial Business Combination on January 4, 2023, the Company ceased paying these monthly fees. For the year ended December 31, 2022, the Company incurred $120,000 in expenses in connection with such services. For the period from April 7, 2021 (“Effective Date”) through December 31, 2021, the Company incurred $86,333 in expenses in connection with such services.

Note 7 — Promissory Note – Legacy MMV

On January 6, 2022, each of the parties to the Merger Agreement and Avatar Group Holdings Limited entered into a First Amendment to the Merger Agreement (the “Amendment”). Under the Amendment, Legacy MMV agrees to make to Company, and the Company agrees to borrow from Legacy MMV three tranches of non-interest bearing loans in the aggregate principal amount of $2,750,000, all of which shall become repayable upon closing of the Business Combination, or if the Company, PubCo and Merger Sub materially breach the Merger Agreement or the Amendment and such breach has not been cured within fifteen (15) days after the Company’s receipt of such notice containing the details of breach. As of December 31, 2022, we received $2,684,975 under such loan.

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

On September 29, 2022, the Company, Legacy MMV and other named parties entered into the Second Amendment to the Merger Agreement pursuant to which, Legacy MMV agreed to make an interest-free loan to the Company for an aggregate principal amount of $525,000 in two tranches, all of which shall become repayable only at the closing of a business combination by the Company or as otherwise stipulated.

On January 10, 2022, March 21, 2022, June 21, 2022, June 29, 2022 and September 30, 2022, the Company received loans for an aggregate of $2,684,975, from the target company, Legacy MMV. As of December 31, 2022, $2,684,975 was outstanding under this loan.

Note 8 — Commitments & Contingencies

Registration Rights

The holders of founder shares, Private Placement Units, shares being issued to the underwriters of the IPO, and units that may be issued on conversion of Working Capital Loans (and in each case holders of their component securities, as applicable) will be entitled to registration rights pursuant to a registration rights agreement signed prior to or on the effective date of the IPO requiring the Company to register such securities for resale (in the case of the founder shares, only after conversion to the Company’s Class A ordinary shares). The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act.

Underwriting Agreement

The Company granted the underwriter a 45-day option from April 12, 2021 to purchase up to 750,000 additional Units to cover over-allotments, if any, at the IPO price less the underwriting fees and commissions. On April 15, 2021, the underwriter fully exercised the over-allotment option.

On April 12, 2021, the Company paid a fixed underwriting fee of $1,000,000. On April 15, an additional of $150,000 underwriting fee was paid as a result of the fully exercise of over-allotment option. Additionally, a deferred underwriting fee of $2,012,500, will be payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes an initial Business Combination, subject to the terms of the underwriting agreement.

Upon the consummation of the Business Combination with Legacy MMV, the Company paid part of the deferred underwriting fee of $2,0212,500 on and after January 4, 2023, and will pay the remaining subsequently.

Representative’s Ordinary Shares

The Company has issued to Maxim Partners LLC and/or its designees, 57,500 ordinary shares upon the consummation of IPO and the exercise of the over-allotment option, the fair value of which is $461,968 using the Monte-Carlo simulation model. The fair value of the representative’s ordinary shares granted to Maxim was estimated as of the date of grant using the following assumptions: (1) expected volatility of 14%, (2) risk-free interest rate of 0.05% and (3) fair value per ordinary share of $8.69. The value of the Representative Shares had been recorded as deferred offering costs and additional paid-in capital upon Underwriter’s completion of the IPO services for which it received the Representative Shares as compensation. The deferred offering costs were included in the total offering costs that were allocated among public ordinary shares and warrants upon IPO. Maxim has agreed not to transfer, assign or sell any such shares until the completion of the initial Business Combination. In addition, Maxim has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of the initial Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the initial Business Combination within the Combination Period.

The shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement pursuant to FINRA Rule 5110(e)(1). Pursuant to FINRA Rule 5110(e)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the commencement of sales in the IPO, except to any underwriter and selected dealer participating in the offering and their officers, partners, registered persons or affiliates.

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

Right of First Refusal

For a period beginning on the closing of the IPO and ending 12 months from the closing of a Business Combination, the Company has granted Maxim a right of first refusal to act as lead-left book running manager and lead left placement agent for any and all future private or public equity, equity-linked, convertible and debt offerings during such period. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the commencement of sales in the IPO.

Subscription Agreement

On November 3, 2022, the Company, PubCo and Prominence entered into Prominence Agreement, pursuant to which Prominence has committed to purchase an aggregate of 1,200,000 Class A Ordinary Shares from PubCo at a price per share of $10.00, for gross proceeds of $12,000,000 (the “PIPE Investment”). The closing of the PIPE Investment is conditioned upon, among other things, the completed or concurrent consummation of the Business Combination set forth in the Merger Agreement dated August 6, 2021, as amended on January 6, 2022 and September 29, 2022 by and among the Company, PubCo, Merger Sub, Legacy MMV, and certain shareholders of Legacy MMV. As of December 31, 2022, the Company received $2 million of the PIPE financing.

On January 6, 2023, MMV completed the first installment of the PIPE Investment in the amount of US$2 million for the subscription of 200,000 Class A ordinary shares of Pubco to Digital Analog Integration Ltd. (“DAL”), an assignee of Prominence. On January 30, 2023, MMV closed the second installment of the PIPE Investment in the amount of US$2.5 million for the subscription of 250,000 Class A ordinary shares of Pubco to DAL. After a series of negotiations, MMV and Prominence agreed to waive their remaining rights and obligations under the Prominence Agreement.

Note 9 — Shareholders’ Deficit

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with no par value and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2022 and 2021, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue a total of 100,000,000 Class A ordinary shares at no par value. As of December 31, 2022 and 2021, there were 350,000 Class A ordinary shares issued and outstanding, excluding 2,241,006 and 5,750,000 Class A ordinary shares subject to possible redemption, respectively.

Class B Ordinary Shares — The Company is authorized to issue a total of 10,000,000 Class B ordinary shares at no par value. As of December 31, 2022 and 2021, there were 1,437,500 Class B ordinary shares issued and outstanding.

Warrants — Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below.

In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s initial shareholders or their affiliates, without taking into account any founder shares held by such shareholders or their affiliates, as applicable, prior to such issuance (the “Newly Issued Price”)), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for funding the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price shall be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described in the section “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The warrants will become exercisable on the later of 12 months from the closing of the IPO and 30 days after the completion of its initial Business Combination and will expire five years after the completion of the Company’s initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use best efforts to file, and within 60 business days following the initial Business Combination to have declared effective, a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such Class A ordinary shares. Notwithstanding the foregoing, if a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective within a specified period following the consummation of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the public warrants become exercisable, the Company may redeem the public warrants:

●	in whole and not in part;

●	at a price of $0.01 per public warrant;

●	upon not less than 30 days ‘prior written notice of redemption to each warrant holder and

●	if, and only if, the reported last sale price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted).

The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

If the Company calls the warrants for redemption as described above, the management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” the management will consider, among other factors, the Company’s cash position, the number of warrants that are outstanding and the dilutive effect on the Company’s shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of the warrants. If the management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If the management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A ordinary shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. The Company believes this feature is an attractive option to the Company if it does not need the cash from the exercise of the warrants after the initial Business Combination. If the Company calls the warrants for redemption and the management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis.

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

If the number of issued and outstanding Class A ordinary shares is increased by a capitalization payable in Class A ordinary shares, or by a sub-division of Class A ordinary shares or other similar event, then, on the effective date of such capitalization, sub-division or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the issued and outstanding Class A ordinary shares. A rights offering to holders of Class A ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the fair market value will be deemed a capitalization of a number of Class A ordinary shares equal to the product of (i) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) multiplied by (ii) one (1) minus the quotient of (x) the price per Class A ordinary share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

Rights

Each holder of a right will receive one-tenth (1/10) of one Class A ordinary share upon consummation of the initial Business Combination, even if the holder of such right redeemed all Class A ordinary shares held by the holder in connection with the initial Business Combination. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of an initial Business Combination, as the consideration related thereto has been included in the unit purchase price paid for by investors in the IPO. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the Class A ordinary shares will receive in the transaction on an as-converted into Class A ordinary share basis, and each holder of a right will be required to affirmatively convert its rights in order to receive the 1/10 share underlying each right (without paying any additional consideration) upon consummation of the Business Combination. More specifically, the right holder will be required to indicate its election to convert the rights into underlying shares as well as to return the original rights certificates to the Company.

If the Company is unable to complete an initial Business Combination within the required time period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. As soon as practicable upon the consummation of the initial Business Combination, the Company will direct registered holders of the rights to return their rights to the rights agent. Upon receipt of the rights, the rights agent will issue to the registered holder of such rights the number of full Class A ordinary shares to which it is entitled. The Company will notify registered holders of the rights to deliver their rights to the rights agent promptly upon consummation of such Business Combination and have been informed by the rights agent that the process of exchanging their rights for Class A ordinary shares should take no more than a matter of days. The foregoing exchange of rights is solely ministerial in nature and is not intended to provide the Company with any means of avoiding the Company’s obligation to issue the shares underlying the rights upon consummation of the initial Business Combination. Other than confirming that the rights delivered by a registered holder are valid, the Company will have no ability to avoid delivery of the shares underlying the rights. Nevertheless, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial Business Combination.

The shares issuable upon conversion of the rights will be freely tradable (except to the extent held by affiliates of the Company’s). The Company will not issue fractional shares upon conversion of the rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of British Virgin Island’s law. As a result, you must hold rights in multiples of 10 in order to receive shares for all of the investors’ rights upon closing of a Business Combination. If the Company is unable to complete an initial Business Combination within the required time period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial Business Combination. Accordingly, the rights may expire worthless.

MULTIMETAVERSE HOLDINGS LIMITED

(F/K/A MODEL PERFORMANCE ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

Note 10 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Other than described below, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements.

On January 4, 2023, the Company consummated the Business Combination with Legacy MMV. Immediately prior to the consummation of the Business Combination, all outstanding Units of the Company separated into their individual components of the Company’s Class A ordinary shares, public warrants and rights ceased separate existence and trading. Upon the consummation of the Business Combination, the Company’s Class B ordinary shares automatically converted into its Class A ordinary shares, and the current equity holdings of the Company’s shareholders were exchanged as follows:

●	Each Class A ordinary share issued and outstanding immediately prior to the effective time of the Reincorporation Merger (other than any redeemed shares) was automatically cancelled and ceased to exist and, for each Class A ordinary share, MMV issued to each of the Company’s shareholder (other than the shareholders who exercised their redemption rights in connection with the Business Combination or the Charter Amendment Proposal) one validly issued MMV Class A ordinary share;

●	Each whole warrants issued and outstanding immediately prior to effective time of the Reincorporation Merger was converted into a warrant to purchase one MMV Class A ordinary share (each, a “MMV Warrant”) (or equivalent portion thereof). The MMV Warrants will have substantially the same terms and conditions as set forth in the Company’s warrants; and

●	The holders of Rights issued and outstanding immediately prior to the effective time of the Reincorporation Merger received one-tenth (1/10) of one MMV Class A ordinary share in exchange for the cancellation of each Right; provided, however, that each holder entitled to receive a fraction of a MMV Class A ordinary share shall receive, in lieu of such fractional share, one PubCo Class A ordinary share rounding up to the nearest whole MMV Class A ordinary share.

On January 6, 2023, MMV completed the first installment of the PIPE Investment in the amount of US$2 million for the subscription of 200,000 Class A ordinary shares of Pubco to Digital Analog Integration Ltd. (“DAL”), an assignee of Prominence. On January 30, 2023, MMV closed the second installment of the PIPE Investment in the amount of US$2.5 million for the subscription of 250,000 Class A ordinary shares of Pubco to DAL. After a series of negotiations, MMV and Prominence agreed to waive their remaining rights and obligations under the Prominence Agreement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

MultiMetaVerse Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of MultiMetaVerse Inc. (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations and comprehensive loss, changes in shareholders’ deficit and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum Asia CPAs LLP

We have served as the Company’s auditor since 2021

New York, NY

April 28, 2023

PCAOB ID Number 5395

MULTIMETAVERSE INC.

CONSOLIDATED BALANCE SHEETS

(In U.S. dollars, except for share and per share data, or otherwise noted)

	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$625,184	$374,929
Accounts receivable, net	787,480	875,141
Amounts due from related parties	151,826	153,736
Inventories, net	820,181	591,087
Prepaid expenses and other current assets	3,135,906	1,162,344
Total current assets	$5,520,577	$3,157,237
Non-current assets:
Property and equipment, net	197,578	282,849
Intangible assets, net	104,866	224,108
Long-term investment	460,000	460,000
Right-of-use assets	645,090	—
Other non-current assets	—	49,738
Total non-current assets	1,407,534	1,016,695
TOTAL ASSETS	$6,928,111	$4,173,932

Liabilities
Current liabilities:
Short-term bank borrowings	$116,424	$—
Accounts payable	1,093,465	803,924
Amounts due to related parties, current portion	483,536	2,580,773
Deferred revenue, current portion	194,668	59,226
Operating lease liabilities	555,869	—
Accrued liabilities and other current liabilities	1,927,414	1,021,065
Total current liabilities	4,371,376	4,464,988
Non-current liabilities:
Amounts due to related parties, non-current portion	19,401,144	9,731,795
Deferred revenue, non-current portion	560,796	—
Total non-current liabilities	19,961,940	9,731,795
TOTAL LIABILITIES	$24,333,316	$14,196,783
Shareholders’ equity
Ordinary shares*(par value of $0.0001 per share; 500,000,000 shares authorized as of December 31, 2022 and 2021, respectively; 139,829,193 shares issued and outstanding as of December 31, 2022 and 2021, respectively)	13,983	13,983
Subscription receivable	—	(13,983)
Additional paid-in capital	74,238,877	70,183,033
Accumulated deficit	(86,487,293)	(73,972,987)
Accumulated other comprehensive loss	(3,365,595)	(3,968,419)
MultiMetaVerse Inc. shareholders’ deficit	(15,600,028)	(7,758,373)
Non-controlling interests	(1,805,177)	(2,264,478)
Total shareholders’ deficit	(17,405,205)	(10,022,851)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$6,928,111	$4,173,932

*	The shares and per share information are presented on a retroactive basis to reflect the Group’s Reorganization that is discussed in Note 10.

The accompanying notes are an integral part of these consolidated financial statements.

MULTIMETAVERSE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In U.S. dollars, except for share and per share data, or otherwise noted)

	For the years ended December 31,
	2022	2021
Net revenue
Services	$8,308,258	$6,961,024
Products	3,917,079	3,520,713
Total net revenue	12,225,337	10,481,737
Operating cost and expenses:
Cost of revenue
Services	(4,384,732)	(4,734,964)
Products	(1,966,217)	(1,662,591)
Total cost of revenue	(6,350,949)	(6,397,555)
Impairment loss	—	(30,454)
Selling expenses	(1,192,584)	(1,297,599)
General and administrative expenses	(9,697,385)	(29,955,168)
Research and development expenses	(7,410,675)	(5,705,328)
Total operating cost and expenses	(24,651,593)	(43,386,104)
Loss from operations	(12,426,256)	(32,904,367)
Other income/(loss):
Interest income	1,841	1,920
Interest expenses	(587,151)	(94,956)
Foreign currency exchange gain/(loss), net	12,663	(1,846)
Other income, net	209,592	308,149
Total other income/(loss)	(363,055)	213,267
Loss before income tax expense	(12,789,311)	(32,691,100)
Income tax expense	—	—
Net loss	$(12,789,311)	$(32,691,100)
Net loss attributable to non-controlling interest	(275,005)	(697,588)
Net loss attributable to MultiMetaVerse Inc.’s shareholders	(12,514,306)	(31,993,512)
Other comprehensive income/(loss)
Foreign currency translation gain/(loss), net of nil income taxes	864,186	(610,855)
Total comprehensive loss	$(11,925,125)	$(33,301,955)
Total comprehensive loss attributable to non-controlling interest	(19,447)	(772,187)
Total comprehensive loss attributable to MultiMetaVerse Inc.’s shareholders	(11,905,678)	(32,529,768)
Loss per ordinary share attributable to MultiMetaVerse Inc.’s shareholders
Basic and Diluted*	(0.09)	(0.23)
Weighted average number of ordinary shares outstanding
Basic and Diluted*	139,829,193	139,829,193

*	The shares and per share information are presented on a retroactive basis to reflect the Group’s Reorganization that is discussed in Note 10.

The accompanying notes are an integral part of these consolidated financial statements.

MULTIMETAVERSE INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(In U.S. dollars, except for share and per share data, or otherwise noted)

	Ordinary shares*		Subscription	Additional paid-in	Accumulated	Accumulated other comprehensive	Total MultiMetaVerse Inc.’s shareholders’	Non-controlling	Total shareholders’
	Share	Amount	receivable	capital	deficit	income/(loss)	deficit	interests	deficit
Balance as of December 31, 2020	139,829,193	$13,983	$(13,983)	$12,416,919	$(41,979,475)	$(3,432,163)	$(32,994,719)	$(1,492,291)	$(34,487,010)
Equity transferred from debt	—	—	—	32,102,975	—	—	32,102,975	—	32,102,975
Net loss	—	—	—	—	(31,993,512)	—	(31,993,512)	(697,588)	(32,691,100)
Share-based compensation	—	—	—	25,663,139	—	—	25,663,139	—	25,663,139
Foreign currency translation adjustment	—	—	—	—	—	(536,256)	(536,256)	(74,599)	(610,855)
Balance as of December 31, 2021	139,829,193	$13,983	$(13,983)	$70,183,033	$(73,972,987)	$(3,968,419)	$(7,758,373)	$(2,264,478)	$(10,022,851)

Net loss	—	—	—	—	(12,514,306)	—	(12,514,306)	(275,005)	(12,789,311)
Share-based compensation	—	—	—	4,528,788	—	—	4,528,788	—	4,528,788
Acquisition of minority interest	—	—	—	(472,944)	—	(5,804)	(478,748)	478,748	—
Capital contribution from shareholders	—	—	13,983	—	—	—	13,983	—	13,983
Foreign currency translation adjustment	—	—	—	—	—	608,628	608,628	255,558	864,186
Balance as of December 31, 2022	139,829,193	$13,983	$—	$74,238,877	$(86,487,293)	$(3,365,595)	$(15,600,028)	$(1,805,177)	$(17,405,205)

*	The shares and per share information are presented on a retroactive basis to reflect the Group’s Reorganization that is discussed in Note 10.

The accompanying notes are an integral part of these consolidated financial statements.

MULTIMETAVERSE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. dollars, except for share and per share data, or otherwise noted)

	For the years ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,789,311)	$(32,691,100)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	4,528,788	25,663,139
Depreciation and amortization of property and equipment, and intangible assets	258,530	210,236
Amortization of right-of-use assets	991,822	—
Allowance for doubtful accounts	—	1,103
Impairment of inventory	—	29,351
Changes in operating assets and liabilities:
Accounts receivable	87,661	(285,048)
Inventories	(229,093)	(239,860)
Amount due from related parties	551	78,966
Prepaid expenses and other current assets	526,978	107,877
Other non-current assets	49,738	(49,738)
Accounts payable	289,541	210,571
Amount due to related parties	445,840	1,087,888
Accrued liabilities and other current liabilities	998,446	368,884
Operating lease liabilities	(897,216)	—
Deferred revenue	696,238	(6,912)
Net cash used in operating activities	(5,041,487)	(5,514,643)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(180,525)	(155,765)
Purchase of a long-term investment	—	(460,000)
Net cash used in investing activities	(180,525)	(615,765)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings	116,424	—
Proceeds from borrowings from related parties	7,645,708	6,390,234
Repayment to related parties	(549,858)	—
Capital contribution from shareholders	13,983	—
Advance for deferred cost of Business Combination	(2,685,000)	—
Net cash provided by financing activities	4,541,257	6,390,234

Effect of exchange rate changes	931,010	(621,898)
Net change in cash and cash equivalents	250,255	(362,072)
Cash and cash equivalents, at beginning of year	374,929	737,001
Cash and cash equivalents, at end of year	$625,184	$374,929

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$112,896	$—
SUPPLEMENTAL DISCLOSURE OF NON-CASH FLOW INFORMATION:
Equity transferred from debt	$—	$32,102,975
Right-of-use assets obtained in exchange for operating lease liabilities	1,745,485	—
Share-based compensation	4,528,788	25,663,139
Non-cash offset transactions	—	202,232

The accompanying notes are an integral part of these consolidated financial statements.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 and 2021

(In U.S. dollars, except share and per share data)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

MultiMetaVerse Inc. (“MMV”, or the “Company”) was incorporated under the laws of the Cayman Islands on March 18, 2021. The Company through its wholly-owned and majority-owned subsidiaries, variable interest entity (“VIE”, being Shanghai Jupiter Creative Design Co., Ltd., or “Shanghai Jupiter”) and VIE’s subsidiaries (collectively, the “Group”) primarily engages in the development and publishing of animation and mobile games, and the sale of merchandise in the People’s Republic of China (“PRC” or “China”).

As of December 31, 2022, the Company’s major subsidiaries, consolidated VIE and VIE’s subsidiaries are as follows:

Name	Date of Incorporation	Percentage of effective ownership	Principal Activities

Major subsidiaries
MultiMetaVerse HK Ltd (“MMV HK”)	March 18, 2021	100%	Investing holding company
Shanghai Mi Ting Culture and Creativity Co., Ltd. (Wholly Foreign-owned Enterprise “WFOE”)	April 14, 2021	100%	WFOE, a holding company
Beijing Mi Ting Technology Co., Ltd	November 23, 2021	100%	Game development
VIE and major subsidiaries of VIE
Shanghai Jupiter Creative Design Co., Ltd. (“Shanghai Jupiter” or “VIE”)	February 6, 2015	VIE	Game development and operation, animation design and production, technical service, merchandise sale
Shanghai Cai Huan Network Technology Co., Ltd	May 26, 2016	100%	Merchandise sale
Shanghai Hui Zhi Ren Culture and Creativity Co., Ltd.	June 17, 2019	60%	Creative service, animation and graphic design

On January 4, 2023 (the “Closing Date”), the Company completed a business combination (the “Business Combination”) pursuant to the terms of the merger agreement dated as of August 6, 2021 (as amended on January 6 and September 29, 2022, the “Merger Agreement”) by and among Model Performance Acquisition Corp. (“MPAC”), Model Performance Mini Corp. (“PubCo”), Model Performance Mini Sub Corp. (“Merger Sub”), the Company and certain shareholders of the Company. On the Closing Date, the business combination was effected in two steps: (1) MPAC merged with and into PubCo, with PubCo remaining as the surviving publicity traded entity; (2) Merger Sub merged with and into the Company, resulting in the Company being a wholly-owned subsidiary of PubCo. In connection with the closing of the Business Combination, PubCo was renamed MultiMetaVerse Holdings Limited and its shares began trading on The Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbol “MMV”. PubCo’s public warrants also trade on Nasdaq under the ticker symbol “MMVWW”.

Unless the context otherwise requires, the information below pertains to MMV, the pre-Business Combination company that has continued as a wholly owned subsidiary of PubCo since the Closing Date. Please refer to Note 15 Subsequent Events for further discussion of the Business Combination.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 and 2021

(In U.S. dollars, except share and per share data)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES - Continued

Reorganization

The Company undertook a reorganization (the “Reorganization”) and became the ultimate holding company of MMV HK, WFOE, and Shanghai Jupiter, which were all controlled by the same shareholders before and after the Reorganization. Effective on May 8, 2021, shareholders of Shanghai Jupiter and WFOE entered into a series of contractual agreements (“VIE Agreements”) with which the Company became the beneficiary owner of VIE and its subsidiaries. In March and July 2021, the Company issued or entered into agreements to issue an aggregate of 139,829,193 ordinary shares to all VIE’s then existing shareholders and certain shareholders of VIE’s then existing shareholders at par value, to reflect the equity interest they held in the VIE. For more details, please refer to Note 10. The Reorganization was completed on December 12, 2022 with all the ordinary shares issued under the agreements entered into between the Company and VIE’s then existing shareholders and certain their respective shareholders. Through the Reorganization, the Group’s business continued to be carried out by the VIE without changes in control.

The VIE Agreements enable the Company to (i) have power to direct the activities that most significantly affects the economic performance of VIEs, (ii) be contractually obligated to absorb losses of the VIE that could potentially be significant to the VIE, and (iii) be entitled to receive benefits from the VIE that could potentially be significant to the VIE. Accordingly, the Company is considered the primary beneficiary of the VIE and has consolidated the VIE’s financial results of operations, assets and liabilities and cash flows in the Company’s consolidated financial statements. The VIE Agreements are summarized as below.

The VIE Agreements

The PRC government regulates the telecommunications and internet industry, including Internet Content Provider (“ICP”) services and online games, through strict business licensing requirements and other government regulations. These laws and regulations also restrict foreign ownership in Chinese companies providing Internet or telecommunications value-added services. To comply with Chinese laws and regulations, the Group conducts its regulated activities in PRC through its VIE, Shanghai Jupiter.

WFOE has entered into the following contractual arrangements with Shanghai Jupiter and four of its shareholders, whom together hold 100% equity interest in Shanghai Jupiter, that enable the Group to (i) have power to direct the activities that most significantly affect the performance of Shanghai Jupiter and its subsidiaries, and (ii) receive the benefits of Shanghai Jupiter and its subsidiaries that could be significant to Shanghai Jupiter and its subsidiaries. The Company is fully and exclusively responsible for the management of Shanghai Jupiter and its subsidiaries, absorbs all risk of losses of Shanghai Jupiter and its subsidiaries and has the exclusive right to exercise all voting rights of Shanghai Jupiter’s shareholders. Therefore, the Company, through its wholly owned subsidiaries MMV HK and WFOE, has been determined to be the primary beneficiary of Shanghai Jupiter and its subsidiaries and has consolidated Shanghai Jupiter’s and its subsidiaries’ assets, liabilities, results of operations, and cash flows in the accompanying consolidated financial statements.

Immediately before and after Reorganization, the Company together with its wholly owned subsidiary MMV HK and WFOE and its VIE were effectively controlled by the same shareholders; therefore, the Reorganization was accounted for as a reverse recapitalization. The accompanying consolidated financial statements have been prepared as if the current corporate structure has been in existence throughout the periods presented. The consolidation of the Company, its subsidiaries, VIE and VIE’s subsidiaries has been accounted for at historical cost as of the beginning of the first period presented in the accompanying financial statements.

Exclusive Call Option Agreement

Pursuant to the Exclusive Call Option Agreement among WFOE, Shanghai Jupiter and its shareholders, the shareholders irrevocably granted WFOE or any third party designated by WFOE an option to purchase all or part of their equity interests in Shanghai Jupiter at any time at a price determined at WFOE’s discretion. According to the Exclusive Call Option Agreement, the purchase price to be paid by the Company to each shareholder of Shanghai Jupiter will be the minimum price permitted by applicable PRC Law at the time when such share transfer occurs.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 and 2021

(In U.S. dollars, except share and per share data)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES - Continued

Without WFOE’s prior written consent, the shareholders and Shanghai Jupiter agreed not to, among other things: set encumbrance on, transfer all or part of, or dispose of the equity interests; amend the articles of association of Shanghai Jupiter; change the registered capital of Shanghai Jupiter or holding structure; change Shanghai Jupiter’s business activities; sell, assign, mortgage or dispose of any legal or beneficial rights to or in any of Shanghai Jupiter’s assets, business, or revenue; incur, assume or guarantee any debts; enter into any material contract; extend any loan or credit to any party, or provide any guarantee or assume any obligation of any party; merge or consolidate with any third party or acquire or invest in any third party; or distribute dividends. The shareholders and Shanghai Jupiter agreed to manage business and handle financial and commercial affairs prudently and in accordance with relevant laws and codes of practice. This Agreement will continue with full force and effect until the earlier of the date on which WFOE has acquired all the equity interests in Shanghai Jupiter, or this Agreement is terminated by the mutual written consent.

Technical Consultation and Service Agreement

On May 8, 2021, WFOE entered into a Technical Consultation and Service Agreement with Shanghai Jupiter to enable WFOE to engage in certain Shanghai Jupiter’s business in accordance with applicable laws. Under this Agreement, WFOE has agreed to provide the following services (“Services”) to Shanghai Jupiter: (1) the provision of technical support and marketing services, including, but not limited to consultancy, animation design and production, and cultural exchange activities; (2) the provision of services related to the transfer, leasing and disposal of equipment or assets; (3) the development, maintenance and updates of computer system, hardware and database; (4) the licensing of intellectual property legally owned by WFOE; and (5) the development of application software and related updates and operational support. Shanghai Jupiter has agreed to pay fees up to its and its subsidiaries’ after-tax profit to the WFOE as consideration for the Services. The term of the Services provided by WFOE shall be 20 years from the effective date of May 8, 2021, and will be automatically extended after the expiration until when terminated in writing by WFOE.

Proxy Agreement

On May 8, 2021, each shareholder of Shanghai Jupiter, signed Proxy Agreement to irrevocably entrust WFOE or any person(s) designated by WFOE to act as its attorney-in-fact to exercise any and all of its rights as a shareholder of Shanghai Jupiter, including, but not limited to, the right to convene, attend and present the shareholders’ meetings, vote, sign and perform as a shareholder; transfer, pledge or dispose of all the equity interest of Shanghai Jupiter held by the shareholder; collect the dividend, and participate in litigation procedures. This agreement is effective and irrevocable until all of each shareholder’s equity interest in Shanghai Jupiter has been transferred to Shanghai Jupiter or the person(s) designated by WFOE.

Equity Interest Pledge Agreement

Under the Equity Interest Pledge Agreement signed May 8, 2021 by and among WFOE and each shareholder of Shanghai Jupiter, the shareholders of Shanghai Jupiter have agreed to pledge 100% equity interest in Shanghai Jupiter to WFOE to guarantee the performance obligations of Shanghai Jupiter under the Technical Consultation and Service Agreement, and the performance obligations of each shareholder under the Exclusive Call Option Agreement. If Shanghai Jupiter or its shareholders breach their contractual obligations under these agreements, WFOE, as pledgee, will have the right to exercise the Pledge. The shareholders also agreed that, without prior written consent of WFOE, they will not dispose of the pledged equity interests or create or allow any encumbrance on the pledged equity interests. The pledge of equity interests in Shanghai Jupiter has been registered with the relevant office of the State Administration for Industry and Commerce in accordance with the PRC Property Rights Law.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 and 2021

(In U.S. dollars, except share and per share data)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES - Continued

Risks in relation to restrictions in provision of online game services to minors in China

The PRC government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals.

On August 20, 2021, the Standing Committee of the RPC National People’s Congress promulgated Personal Data Protection Law, which requires, among other things, the data operator to obtain the consent of the minor’s parents or other guardians process the personal data of minors under the age of 14 (“-14 minors”). The Personal Data Protection Law became effective on November 1, 2021, which essentially demand the online game service provider, who are mandatory obliged to collect and process users’ identification information, to obtain the consent of -14 minors’ guardians when such -14 minors register for online games. MMV cannot rule out the possibility that certain -14 minors’ guardians would refuse or fail to give such consent under Personal Data Protection Law which would result in adverse effect on MMV user growth.

On August 30, 2021, the National Press and Publication Administration (“NPPA”) released Notice on Further Strict Management and Practically Preventing Minors from Indulging in Online Games (the “Notice”), requiring that, among other things, companies that engage in the online games business may only offer people under the age of 18 access to online games from 8 pm to 9 pm on Fridays, weekends and official holidays, with no access permitted at other times. The Notice became effective on September 1, 2021. The enforcement of the Notice imposes significant restrictions over the provision of online gaming services to minors.

MMV cannot predict the effect of future developments in the PRC legal system, particularly with regard to internet-related industries, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. Such unpredictability towards its contractual, property (including intellectual property) and procedural rights could adversely affect its business and impede its ability to continue its operations.

Risks in relation to the VIE structure

The Company believes that the contractual arrangements with its VIE and their respective shareholders are in compliance with PRC laws and regulations and are legally enforceable. However, uncertainties in the PRC legal system could limit the Company’s ability to enforce the contractual arrangements. If the legal structure and contractual arrangements were found to be in violation of PRC laws and regulations, the PRC government could, among others:

●	revoking the business licenses and/or operating licenses of the Group;

●	discontinuing or placing restrictions or onerous conditions on the operations;

●	imposing fines, confiscating the income from WFOE or the VIE, or imposing other requirements with which the Group may not be able to comply;

●	requiring the Group to restructure the ownership structure or operations, including terminating the contractual arrangements with the VIE and deregistering the equity pledges of the VIE, which in turn would affect our ability to consolidate, derive economic interests from, or exert effective control over the VIE, or imposing restrictions on the Group’s right to collect revenues;

●	imposing additional conditions or requirements with which the Group may not be able to comply;

●	requiring the Group to restructure the operations in such a way as to compel the Group to establish a new enterprise, re-apply for the necessary licenses or relocate our businesses, staff and assets; or

●	restricting or prohibiting the Group’s use of the proceeds of overseas offering to finance the business and operations in China.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 and 2021

(In U.S. dollars, except share and per share data)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES - Continued

The Group’s ability to conduct its business may be negatively affected if the PRC government were to carry out of any of the aforementioned actions. As a result, the Group may not be able to consolidate its VIE in its consolidated financial statements as it may lose the ability to exert effective control over the VIE and their respective shareholders and it may lose the ability to receive economic benefits from the VIE. The Group, however, does not believe such actions would result in the liquidation or dissolution of the Company, its PRC subsidiaries and VIE.

The interests of the shareholders of VIE may diverge from that of the Company and that may potentially increase the risk that they would seek to act contrary to the contractual terms, for example by influencing VIE not to pay the service fees when required to do so. The Company cannot assure that when conflicts of interest arise, shareholders of VIE will act in the best interests of the Company or that conflicts of interests will be resolved in the Company’s favor. The Company believes the shareholders of VIE will not act contrary to any of the contractual arrangements and the exclusive option agreements provide the Company with a mechanism to remove the current shareholders of VIE should they act to the detriment of the Company. The Company relies on certain current shareholders of VIE to fulfill their fiduciary duties and abide by laws of the PRC and act in the best interest of the Company. If the Company cannot resolve any conflicts of interest or disputes between the Company and the shareholders of VIE, the Company would have to rely on legal proceedings, which could result in disruption of its business, and there is substantial uncertainty as to the outcome of any such legal proceedings.

As of December 31, 2022 and 2021, there were no pledge or collateralization of the VIE’s assets that can only be used to settle obligations of the VIE, except for registered capital and the PRC statutory reserves of the VIE, amounting to $44,519,894 as of December 31, 2022. The creditors of the VIE’s third party liabilities did not have recourse to the general credit of MMV in normal course of business. MMV has not provided any financial support to VIE for the year ended December 31, 2022 and 2021.

Cash is transferred among MMV, Shanghai Mi Ting Culture and Creative Co., Ltd., or the WFOE, and the VIEs, in the following manners: (i) funds are transferred to the WFOE, from MMV as needed through MMV HK in the form of capital contributions or shareholder loans, as the case may be; (ii) funds may be paid by VIE, to the WFOE, as service fees according to the VIE Agreements; (iii) dividends or other distributions may be paid by the WFOE, to MMV through MMV HK; and (iv) the WFOE and VIE, lend to and borrow from each other from time to time for business operation purpose. As a holding company, MMV may rely on dividends and other distributions on equity paid by its subsidiaries, including WFOE and other subsidiaries based in the PRC for its cash and financing requirements. If WFOE or any other subsidiaries in PRC incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to MMV. Current PRC regulations permit WFOE to pay dividends to MMV through MMV HK only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. MMV is permitted under the laws of Cayman Islands to provide funding to its subsidiaries in Hong Kong and mainland China through loans or capital contributions without restrictions on the amount of the funds. MMV HK is also permitted under the laws of Hong Kong SAR to provide funding to MMV through dividend distributions without restrictions on the amount of the funds. As of the date of issuance of the consolidated financial statements, MMV has not transferred funds to the WFOE. In the future, however, cash proceeds raised from overseas financing activities, including the Business Combination, may be transferred by MMV to the WFOE via capital contribution or shareholder loans. As of the date of issuance of the consolidated financial statements, there have not been any such dividends or other distributions from the WFOE to MMV HK. In addition, none of MMV’s subsidiaries have ever issued any dividends or distributions to MMV or their respective shareholders outside of China. As of the date of issuance of the consolidated financial statements, the VIE has not remitted any services fees to the WFOE. MMV currently has not maintained any cash management policies that dictate the purpose, amount and procedure of cash transfers between MMV, the WFOE, the VIE, or investors. Rather, the funds can be transferred in accordance with the applicable laws and regulations.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 and 2021

(In U.S. dollars, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation

The consolidated financial statements have been prepared in accordance with the rules and regulations of the Security and Exchange Commission and accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements include the financial statements of the Company, its subsidiaries, its VIE and its VIE’s subsidiaries. All inter-company transactions and balances have been eliminated upon consolidation.

The accompanying consolidated financial statements contemplate the realization of assets and the satisfaction of liabilities in the normal course of business. The realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, the Group’s ability to operate profitably, to generate cash flows from operations, and its ability to attract investors and to borrow funds on reasonable economic terms.

Liquidity and Capital Resources

The Group has incurred losses since its inception. As of December 31, 2022, the Group had an accumulated deficit of $86,487,293. In addition, for the year ended December 31, 2022, the Group recorded net cash used in operating activities of $5,041,487. Historically, the Group has relied principally on both operational sources of cash, equity contributions from its shareholders, and loans from its shareholders and other related parties to fund its operations and business development.

As of December 31, 2022, the Group has working capital of $1,149,201. Shenzhen Gaea Technology Corporation (“Shenzhen Gaea”), Shanghai Youmier Network Technology Co., Ltd (“Shanghai Youmier”) and Beijing Gaea Interactive Entertainment Co., Ltd. (“Beijing Gaea”), related party service providers to the Group, have agreed not to demand repayment of all the outstanding amount due from the Group till August 2024, April 2025 and April 2025, respectively. Therefore, trading payables due to Shenzhen Gaea, Shanghai Youmier and Beijing Gaea of $5,766,047 were classified as non-current liabilities. Besides, as of December 31, 2022, the Group had an aggregate related party loans and accrued interest payables of $13,635,097, which are not to be matured until from June 2024 to May 2025. Therefore, the loans are also classified into non-current liabilities.

Management also believes that the Group can adjust the pace of its business expansion and control operating expenses when necessary. Therefore, the Group assesses that current working capital, together with letter of not demand repayment from Shenzhen Gaea, Shanghai Youmier and Beijing Gaea, will be sufficient to meet its obligations for the next 12 months from the issuance date of this report. These financial statements are prepared on going concern basis.

(b)	Use of estimates

The preparation of financial statements in conformity with US GAAP requires to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period and accompanying notes, including estimated average playing period of paying players, allowance for doubtful accounts, net realizable value of inventories, the useful lives of property and equipment and intangible assets, impairment of long-lived assets, impairment of equity investments, and valuation allowance of deferred tax assets. Actual results could differ from those estimates.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 and 2021

(In U.S. dollars, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

(c)	Fair Value Measurement

Accounting guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Group considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of inputs that may be used to measure fair value:

●	Level 1 applies to assets or liabilities for which there are quoted prices, in active markets for identical assets or liabilities.

●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical asset or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

●	Level 3 applies to asset or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Based on the short-term nature of cash and cash equivalents, accounts receivable, amounts due from related parties and prepaid expenses and other current assets, short-term bank borrowings, accounts payable, amounts due to related parties (current portion), deferred revenue (current portion), operating lease liabilities, and accrued liabilities and other current liabilities, management has determined that the carrying value approximates their fair values.

(d)	Cash and cash equivalents

Cash and cash equivalents of the Group consist of cash on hand and deposits placed with financial institutions, which are unrestricted as to withdrawal and use. The balance of cash equivalents of the Group is nil as of December 31, 2022 and 2021, respectively.

(e)	Accounts Receivable, net

Accounts receivable are stated at the original amount less an allowance for doubtful receivables. The allowance for doubtful accounts and authorized credits is estimated based upon the Group’s assessment of various factors including historical experience, the age of the accounts receivable balances, current economic conditions and other factors that may affect the Group’s customers’ ability to pay. An allowance is also made when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of the receivables. The Group provided allowances for doubtful accounts of nil and $1,103 for the years ended December 31, 2022 and 2021.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 and 2021

(In U.S. dollars, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

(f)	Inventories, net

Inventories, primarily consisting of products for the Group’s anime merchandise business, are stated at the lower of cost or net realizable value, with net realized value represented by estimated selling prices in the ordinary course of business, less reasonably predictable costs of disposal and transportation. Cost of inventory is determined using the weighted average cost method. Adjustments are recorded to write down the cost of inventory to the estimated net realizable value due to slow-moving merchandise and damaged products, which is dependent upon factors such as historical and forecasted consumer demand. Impairment losses of inventory amounted to nil and $29,351 were recorded in the consolidated statements of operations and comprehensive income for the years ended December 31, 2022 and 2021, respectively.

(g)	Software Development Costs

Software development costs include direct costs incurred for internally developed products, as well as payments made to external developers under development agreements. The Group expenses these costs as incurred and records in “Research and development expenses”, unless such costs qualify for capitalization as software development costs including (i) preliminary project is completed, (ii) management has committed to funding the project and it is probably that the project will be completed and the software will be used to perform the function intended, and (iii) they result in significant additional functionality in the Group’s products. Capitalized software development costs were not material for all periods presented.

Capitalized software development costs are recognized as “Intangible assets – Intellectual property” upon the release of the product. Commencing upon a product’s release, capitalized software development costs are amortized following the accounting policy related to intangible assets, with amortization expenses charged to cost of revenue. The Group evaluates the future recoverability of capitalized software development costs regularly according to its accounting policy for impairment of long-lived assets.

(h)	Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment, if any, and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its intended use. Estimated useful lives are as follows:

Category	Estimated useful lives
Office equipment	3 years

Repair and maintenance costs are charged to expenses as incurred, whereas the cost of renewals and betterment that extends the useful lives of property and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the costs, accumulated depreciation and impairment with any resulting gain or loss recognized in the consolidated statements of income.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 and 2021

(In U.S. dollars, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

(i)	Intangible assets, net

Intangible assets are carried at cost less accumulated amortization and any recorded impairment. Intangible assets are amortized using the straight-line approach over the estimated economic useful lives of the assets as follows:

Category	Estimated useful lives
Software	10 years
Intellectual property	3 years

If expectations of the usefulness of the content are revised downward, the unamortized cost is written down to the estimated net realizable value. A write-down from unamortized cost to a lower estimated net realizable value establishes a new cost basis.

(j)	Impairment of long-lived assets

The Group reviews its long-lived assets for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount of an asset may no longer no longer be fully recoverable or that the useful life is shorter than the Group had originally estimated. When these events occur, the Group measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Group would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows.

(k)	Long-term investment

Long-term investment represents an equity investment in a privately-held company.

For investments in common stock or in-substance common stock issued by privately-held companies on which the Group does not have significant influence, and investments in privately-held companies’ shares that are not common stocks or in-substance common stocks, as these equity securities do not have readily determinable fair value, the Group measure these equity securities investments at cost, less impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer (referred to as the measurement alternative). All gains and losses on these equity securities without readily determinable fair value, realized and unrealized, are recognized in other income /(expense).

Management regularly evaluates the impairment of the investments in privately-held companies without readily determinable fair value at each balance sheet date, or more frequently if events or circumstances indicate that the carrying amount may not be recoverable. For investments without readily determinable fair values, management performs a qualitative assessment of the fair value of the equity interest in comparison to its carrying amount to determine if there is an indication of potential impairment. If such indication exists, management estimates the fair value of the investment, and records an impairment in the consolidated statements of operations and comprehensive income to the extent the carrying amount exceeds the fair value. Significant judgments management applies in the impairment assessment for these equity investments include: (i) the determination as to whether any impairment indicators exist during the year; (ii) the selection of valuation methods; and (iii) the determination of significant assumptions used to value the equity investments, including selection of comparable companies and multiples, timing and probabilities of different scenarios, estimated volatility rate, risk-free rate and discount for lack of marketability.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 and 2021

(In U.S. dollars, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

(l)	Commitments and contingencies

In the normal course of business, the Group is subject to commitments and contingencies, including operating lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Group recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Group may consider many factors in making these assessments on liability for contingencies, including historical and the specific facts and circumstances of each matter.

(m)	Revenue recognition

The Group adopted ASC Topic 606 (“ASC 606”), Revenue from Contracts with Customers, with effect from January 1, 2018, using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. The adoption of this ASC 606 did not have a material impact on the Group’s consolidated financial statements.

Revenues from contracts with customers are recognized when control of the promised goods or services is transferred to the Group’s customers, in an amount that reflects the consideration the Group expects to be entitled to in exchange for those goods or services, reduced by estimates for return allowances and Value Added Tax (“VAT”). The recognition of revenues involves certain management judgments, including estimated lives of virtual items purchased by game players and estimated breakage of game points. The amount and timing of the Group’s revenues could be different if management made different judgments or utilized different estimates.

The Group’s revenues are mainly generated from sale of merchandise, animation production service, game publishing, licensing and other services.

Mobile Games

The Group generates mobile game revenue for publishing its own intellectual property games which are operated under a free-to-play model. Players can download the games free of charge and are charged for the purchase of in-game virtual items via payment channels to gain an enhanced game-playing experience. Depending on how the games are operated, the revenue was derived from self-operated games and jointly-operated games.

For the Company’s net revenue from mobile game services, control transfers over time as services are delivered. Payment for net revenue from services is collected within a short period following transfer of control or commencement of delivery of services, as applicable, which are agreed in the contracts between the Group and the payment channels or distribution platforms. Based on historical experience that payment channels and distribution platforms generally make payments on time, the Group considers collectability of the consideration is probable and accounts for a contract of mobile game services when players make purchases, with additional considerations made for contract liabilities.

(i) Self-operated games

For self-operated games, the Group has the pricing discretion, and is responsible for the launch of games, hosting and maintenance of game servers, selecting the distribution platforms, determination of when and how to operate the in-game promotions, and providing content updates and customer services to game players.

Players make purchases through payment channels and distribution platforms who then remit to the Group the gross proceeds less the commission fees paid to payment channels and distribution platforms.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 and 2021

(In U.S. dollars, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

The Group records revenue from self-operated games on a gross basis as the Group is a principal in the arrangement, commission fees paid to distribution channels and payment channels, and technical and promotional support charges paid to the related party are recorded as “Cost of Revenue” on the consolidated statements of operations and comprehensive loss. The performance obligation is to provide on-going game services to players who purchased virtual items to gain an enhanced game-playing experience. The in-game virtual items and on-going game services are highly interrelated and therefore deemed as one performance obligation. The Group recognizes revenue over the estimated average playing period of paying players on a game-by-game basis which coincides with the players receiving and consuming the benefits from the virtual items they purchased. The Group considers the average period that players typically play the games and other game player behavior factors, as well as various other factors to arrive at the best estimates for the estimated playing period of the paying players. While the Group believes its estimates to be reasonable based on available game player information, the Group may revise such estimates based on new information indicating a change in the game player behavior patterns and any adjustments are applied prospectively.

(ii) Jointly-operated games

For jointly-operated games, the Group provides the distribution platforms (Android-based APP stores or other platforms) with the game content, game updates and version updates, if and when available, and maintenance. The services are highly interdependent and are not distinct, therefore it was deemed as one performance obligation. The games are operated by the distribution platforms who have pricing discretion and are responsible for the sales and marketing of the games and customer service to the players.

The Group receives fees based on a predetermined revenue sharing percentage stated in each contract with the distribution platforms, which is calculated as gross proceeds received by the distribution platforms less channel costs and other costs paid by distribution platforms. Revenue is usually recognized on a monthly basis as the performance obligation is provided over time.

Animation production service

Animation production revenue is primarily generated from contracts with customers for production services related to the development of animated content. The Group provides services under fixed-price contracts under which the Group agrees to perform the specified work for a pre-determined price. The revenue of animation production service is recognized at a point in time when delivering specified animation content to customer.

Merchandise

The Group sells merchandise, which are primarily adapted from popular anime characters of the Group’s anime franchise, to customers through online and offline channels. The Group is the principal as it controls the inventory before they are transferred to customers. The Group has the primary responsibility for fulfilling the contracts, bears the inventory risk, and has sole discretion in establishing the prices. Merchandise revenues from animation products sales are recognized at a point in time when the promised goods are transferred to the customer, which generally occurs upon the receipt of goods by the customer. Revenue is measured at the transaction price which is based on the amount of consideration that the Group expects to receive in exchange for transferring the promised goods to the customer. Payment for sales of merchandise is generally collected before shipment, or within a short period following transfer of control, or a combination of both, which are agreed in the contracts between the Group and customers. Based on historical experience that customers generally make payments on time, the Group considers collectability of the consideration is probably and accounts for a contract of merchandise sale when the control is transferred.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 and 2021

(In U.S. dollars, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Licensing

The Group enters into contracts to license its intellectual property, which primarily consists of its brands and broadcast contents, in various channels.

The license of the Group’s brands provide access to the intellectual property over the term of the license, generally without any other performance obligation of the Group other than keeping the intellectual property active, and is therefore considered a right-to-access license of symbolic intellectual property. The Group records sales-based or usage-based royalty revenues for right-to-access licenses at the occurrence of the licensees’ subsequent sale or usage. When the arrangement includes a minimum guarantee, the Group records the minimum guarantee on a ratable basis over the term of the license period and does not record the sales-based or usage-based royalty revenues until they exceed the minimum guarantee.

The Group also licenses its contents for distribution to third party platforms. These are intellectual property licenses where the licensees pay either a fixed fee for the content license or a variable fee or a combination of both. The content that the Group delivers to its licensees typically has stand-alone functionality, generally without any other performance obligation of the Company, and is therefore considered a right-to-use license of functional intellectual property. The Company records revenues for right-to-use licenses once the license period has commenced and the licensee has the ability to use the delivered content.

Other services

Other services comprise of various value-added services at the request of clients, such as technical services including product development and operation, administrative and marketing services. The Group charges service fees at the point in time of delivery, and conditions agreed with clients.

The following table disaggregates the Group’s revenue by revenue type for the years ended December 31, 2022 and 2021:

	For the Years Ended December 31,
	2022	2021
By revenue type
Revenue from services	$8,308,258	$6,961,024
Revenue from products	3,917,079	3,520,713
Total	$12,225,337	$10,481,737

The following table disaggregates the Group’s revenue by revenue stream for the years ended December 31,2022 and 2021:

	For the Years Ended December 31,
	2022	2021

By revenue stream
Merchandise	$3,917,079	$3,520,713
Animation production services	3,498,894	2,945,662
Mobile games	2,537,358	2,949,735
Self-operated games	1,008,044	1,467,605
Jointly-operated games	1,529,314	1,482,130
Licensing	1,954,161	457,036
Other services	317,845	608,591
Total	$12,225,337	$10,481,737

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 and 2021

(In U.S. dollars, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Contract Balances

Timing of revenue recognition may differ from the timing of invoicing to customers. Accounts receivable represent revenue recognized for the amounts invoiced and/or prior to invoicing when the Group has satisfied its performance obligation and has unconditional right to the payment. Under Topic 606, the Group’s right to consideration in exchange for goods or services that the Group has transferred to a customer is recognized as a contract asset. The Group has no contract assets as of December 31, 2022 and 2021.

The contract liabilities consist of deferred revenue, which relates to unsatisfied performance obligations at the end of each reporting period and consists of cash payment received in advance from a licensee for a license right granted, and from game players in the Group’s self-operated games. The Group had deferred revenue from the licensee of US$724,932 and nil as of December 31, 2022 and 2021, respectively, which was to be amortized over the estimated term of license. During the years ended December 31, 2022 and 2021, the Group recognized revenue of US$98,139 and nil, respectively, from performance obligations which are satisfied in respective periods. Besides, as of December 31, 2022 and 2021, the Group’s deferred revenue from its self-operated games amounted to $30,532 and $59,226, respectively. During the years ended December 31, 2022 and 2021, the Group recognized revenue of US$59,226 and US$66,138 from performance obligations satisfied in respective periods.

(n)	Cost of revenue

Cost of revenues mainly consists of internal staff costs and external service fees related to animation production services, cost of inventory, revenue shares and/or operating service fees for the support of mobile game operation by a related party, commission fees paid to payment channels and distribution platforms, amortization of intangible assets, server and bandwidth cost and other operating costs.

The following table disaggregates the Group’s cost of revenue by revenue type for the years ended December 31, 2022 and 2021:

	For the Years Ended December 31,
	2022	2021
By revenue type
Cost of revenue from services	$4,384,732	$4,734,964
Cost of revenue from products	1,966,217	1,662,591
Total	$6,350,949	$6,397,555

(o)	Research and development expenses

Research and development costs primarily consist of staff costs and external service fees incurred for the design and production of the Group’s proprietary animation works, and the research and development of the Group’s mobile game software.

For internal use software, the Group expenses all costs incurred for the preliminary project stage and post implementation-operation stage of development, and costs associated with repair or maintenance of the existing platforms. Costs incurred in the application development stage are capitalized and amortized over the estimated useful life. Since the amount of the Group’s research and development expenses qualifying for capitalization has been immaterial during the years ended December 31, 2022 and 2021, all development costs incurred for development of internal used software have been expensed as incurred.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 and 2021

(In U.S. dollars, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

(p)	Share-based compensation

Share based compensation expenses arise from share-based awards, including share-based payments awarded to employees of the Group by a related party or other holder of an economic interest in the Group as compensation for services provided to the Group. The Group accounts for share-based awards granted to employees in accordance with ASC 718 Compensation — Stock Compensation.

For share-based payments awarded to employees of the Group with service conditions, by a related party or other holder of an economic interest in the Group, the related share-based compensation expense shall be recognized in the consolidated financial statements based on the grant date fair values of the shares, less consideration to be paid (if any), over the period from the grant date to the date that service conditions are met, or waived.

(q)	Employee benefits

PRC Contribution Plan

Full time employees of the Group in the PRC participate in a government mandated defined contribution plan, pursuant to which certain pension benefits, medical care, employee housing fund and other welfare benefits are provided to the employees. Chinese labor regulations require that the PRC subsidiaries and VIEs of the Group make contributions to the government for these benefits based on certain percentages of the employees’ salaries, up to a maximum amount specified by the local government. The Group has no legal obligation for the benefits beyond the contributions made.

(r)	Lease

Prior to 2022, the Group accounted for leases under ASC 840, Leases. Leases where substantially all the rewards and risks of ownership of assets remain with the lessor are accounted for as operating leases. Rental expense is recognized from the date of initial possession of the leased property on a straight-line basis over the term of the lease. Lease renewal periods are considered on a lease-by-lease basis and are generally not included in the initial lease terms.

On January 1, 2022, the Group adopted ASC 842, which supersedes the lease accounting guidance under ASC 840, and generally requires lessees to recognize operating and financing lease liabilities and corresponding right-of-use assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements.

The Group elected to apply practical expedients permitted under the transition method that allow the Group to use the beginning of the period of adoption as the date of initial application, to not recognize lease assets and lease liabilities for leases with a term of twelve months or less, and to not reassess lease classification, treatment of initial direct costs, or whether an existing or expired contract contains a lease. The Group used modified retrospective method and did not adjust the prior comparative periods. Under the new lease standard, the Group determines if an arrangement is or contains a lease at inception. Right-of-use assets and lease liabilities are recognized at lease commencement date based on the present value of remaining lease payments over the lease terms. The Group considers only payments that are fixed and determinable at the time of lease commencement. As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at lease commencement date in determining the present value of lease payments. The Group’s lease terms may include options to extend or terminate the lease. Renewal options are considered within the right-of-use assets and lease liability when it is reasonably certain that the Company will exercise that option.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 and 2021

(In U.S. dollars, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

For operating leases with a term of one year or less, the Group has elected not to recognize a lease liability or right-of-use assets on its consolidated balance sheet. Instead, it recognizes the lease payments as expense on a straight-line basis over the lease term. As a result of the adoption, the Group recognized right-of-use assets of US$1,745,485, and total operating lease liabilities of US$1,650,746 (including current and non-current portion) in the consolidated balance sheet as of January 1, 2022. The adoption had no material impact on the Group’s consolidated financial statements for the year ended December 31,2021, or the opening balance of accumulated deficit as of January 1, 2022.

(s)	Income taxes

The Group accounts for income taxes under ASC 740. Current income taxes are provided on the basis of income/(loss) for financial reporting purposes, adjusted for income and expense items which are not assessable or deductible for income tax purposes, in accordance with the regulations of the relevant tax jurisdictions. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Group’s operating subsidiaries in PRC are subject to examination by the relevant tax authorities. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances, where the underpayment of taxes is more than RMB 100,000 ($15,502). In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

The Group did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes line of its consolidated statements of income for the years ended December 31, 2022 and 2021, respectively. The Group does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

(t)	Value added tax (“VAT”)

The Group is subject to VAT and related surcharges on revenue generated from sales of products, facilitation services and platform services in the PRC. The Group records revenue net of output VAT. This output VAT may be offset by qualified input VAT paid by the Group to suppliers. Net VAT balance between input VAT and output VAT is recorded in the line item of other current assets on the consolidated balance sheets.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 and 2021

(In U.S. dollars, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

The VAT rate is 13% for taxpayers selling consumer products, for revenue generated from services, the VAT rate is 6% depending on whether the entity is a general tax payer, and related surcharges on revenue generated from providing services. Entities that are VAT general taxpayers are allowed to offset qualified input VAT, paid to suppliers against their output VAT liabilities.

(u)	Foreign currency transactions and translations

The Group’s principal country of operations is the PRC. The financial position and results of its operations are determined using RMB, the local currency, as the functional currency. The Group’s financial statements are reported using U.S. Dollars (“US$”). The results of operations and the consolidated statements of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss) included in consolidated statements of changes in equity. Gains and losses from foreign currency transactions are included in the results of operations.

The value of RMB against US$ and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Group’s financial condition in terms of US$ reporting. The following table outlines the currency exchange rates that were used to translate RMB to U.S. Dollars (“$”) in creating the consolidated financial statements:

	As of December 31,
	2022	2021
Balance sheet items, except for equity accounts	6.8972	6.3726

	For the Years Ended December 31,
	2022	2021
Items in the statements of income and comprehensive income, and statements of cash flows	6.7290	6.4508

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

(v)	Non-controlling interest

For the Group’s majority-owned subsidiaries of VIE, a non-controlling interest is recognized to reflect the portion of their equity which is not attributable, directly or indirectly, to the Group. Consolidated net loss on the consolidated statements of operation and comprehensive loss includes the net loss attributable to non-controlling interests. The cumulative results of operations attributable to non-controlling interests, are recorded as non-controlling interests in the Group’s consolidated balance sheets.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 and 2021

(In U.S. dollars, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

(w)	Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence, such as a family member or relative, shareholder, or a related corporation.

(x)	Earnings per share

Basic earnings per share is computed by dividing net earnings attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares.

(y)	Segment reporting

In accordance with ASC 280-10, Segment Reporting, the Group’s chief operating decision maker (“CODM”), identified as the Group’s Chief Executive Officer, relies upon the consolidated results of operations as a whole when making decisions about allocating resources and assessing the performance of the Group. As a result of the assessment made by CODM, the Group has only one reportable segment. The Group does not distinguish between markets or segments for the purpose of internal reporting. The majority of the Group’s operations and customers are located in the PRC. Consequently, no geographic information is presented.

(z)	Recent accounting pronouncements

The Group is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses”, which will require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Subsequently, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, to clarify that receivables arising from operating leases are within the scope of lease accounting standards. Further, the FASB issued ASU No. 2019-04, ASU 2019-05, ASU 2019-10, ASU 2019-11 and ASU 2020-02 to provide additional guidance on the credit losses standard. For all other entities, the amendments for ASU 2016-13 are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, with early adoption permitted. Adoption of the ASUs is on a modified retrospective basis. The Group will adopt ASU 2016-13 from January 1, 2023. Per the evaluation of the Group, the adoption of this ASU shall have no material impact on the Group’s consolidated financial statements.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Group does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 and 2021

(In U.S. dollars, except share and per share data)

3.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepayments and other current assets consist of the following:

	As of December 31
	2022	2021
Advances for deferred cost of Business Combination	$2,685,000	$—
Deductible input VAT	232,751	775,111
Prepaid expenses	99,629	310,273
Others	118,526	76,960
Total	$3,135,906	$1,162,344

The advances for deferred cost of Business Combination represented the advances to MPAC in form of non-interest-bearing loans, pursuant to the amendments to Merger Agreement dated January 6, 2022 and September 29, 2022 (“Amendments”). Such advance was provided to MPAC to extend the period of time for MPAC to consummate the Business Combination, and shall become repayable upon closing of the Business Combination, or if MPAC and its related parties materially breach the Merger Agreement or the Amendments. Following the completion of the Business Combination, such advances have become an intra-group item to be eliminated, and the Company has no intention of demanding repayment as of the date of issuance of the audited consolidated financial statements.

4.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consists of the following:

	As of December 31
	2022	2021
Office equipment	$575,968	$581,390
Less: accumulated depreciation	(378,390)	(298,541)
Property and equipment, net	$197,578	$282,849

Depreciation expense was $105,119 and $58,669 for the years ended December 31, 2022 and 2021, respectively.

5.	INTANGIBLE ASSETS, NET

Intangible assets, net, consists of the following:

	As of December 31
	2022	2021
Intellectual property	$1,135,699	$1,229,192
Software	67,177	21,325
Total	1,202,876	1,250,517
Less: accumulated amortization	(1,098,010)	(1,026,409)
Intangible asset, net	$104,866	$224,108

For the years ended December 31, 2022 and 2021, amortization expense amounted to $153,411 and $151,567, respectively. Future estimated amortization expense of intangible assets is as follows:

As of
December 31, 2022
2023	$76,039
2024	17,795
2025	9,883
2026	1,149
Total	$104,866

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 and 2021

(In U.S. dollars, except share and per share data)

5.	INTANGIBLE ASSETS, NET - Continued

No impairment provision for intangible assets was provided during the year ended December 31, 2022 and 2021, as no event occurs or circumstances exist indicate that the carrying amount of the intangible assets may not be recoverable.

6.	LEASE

The Group leases office space under a non-cancelable operating lease agreement, which expires in August 2023. A summary of supplemental information related to the operating lease as of December 31, 2022 is as follows:

As of
December 31, 2022
Right-of-use assets	$645,090
Operating lease liabilities	555,869
Remaining lease term	0.67 year
Weighted average discount rate	7.46%

A summary of lease cost recognized in the Group’s consolidated statements of operations and comprehensive income/(loss) and supplemental cash flow information related to operating leases is as follows:

For the year ended
December 31, 2022
Operating lease cost	$1,074,930
Short-term lease cost	47,424
Total	$1,122,354
Cash paid for operating leases	897,216
Right-of-use assets obtained in exchange for operating lease liabilities	1,745,485

Prior to adoption of ASC 842, the Group incurred rental expenses in the amounts of approximately US$ 1,063,375 for the years ended December 31, 2021

Future lease payments under lease liabilities as of December 31, 2022 were as follows:

As of
December 31, 2022
2023	$568,968
Total operating lease payments	568,968
Less: Imputed interest	(13,099)
Present value of operating lease liabilities	$555,869

As of December 31, 2022, the Group has no significant lease contract that has been entered into but not yet commenced.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 and 2021

(In U.S. dollars, except share and per share data)

7.	ACCRUED LIABILITIES AND OTHER CURRENT LIABILITIES

Accrued expenses and other liabilities consist of the following:

	As of December 31,
	2022	2021
Payroll payable	$1,342,352	$692,723
Payables for property and equipment	42,351	142,638
Other tax payable	59,076	67,131
Professional fees	266,510	30,000
Others	217,125	88,573
Total	$1,927,414	$1,021,065

8.	SHARE-BASED COMPENSATION

In March 2021, the Group and Avatar Group Holdings Limited (“Avatar”), the major shareholder of the Group, entered into share transfer agreement to transfer 31,461,568 ordinary shares, accounting for 22.50% of the Group’s total outstanding shares, to Lucky Cookie Holdings Limited (“Lucky Cookie”), controlled by Mr. Xu Yiran, for a consideration of $5,409,194. Under the agreement, Mr. Xu Yiran would complete performance condition as serving as the chairman of the board of directors of the Company for not less than 5 years and securing certain external financing to the Group prior and after the planned Business Combination with MPAC, pursuant to the Merger Agreement dated August 6, 2021. The share transfer agreement was effective upon the receipt of the consideration on May 28, 2021. Avatar has repurchased right of 50% of the transferred shares with discount price or for free if Mr. Xu Yiran did not complete partial or all of its performance condition. Such repurchase right will be waived upon the completion of the Group’s Business Combination with MPAC. As the repurchased right only subject to 50% of the shares owned by Mr. Xu Yiran, so the other 50% is already benefit to Mr.Xu Yiran without any condition. The transaction should be accounted as share-based payments awarded to employees of the Group by a related party or other holder of an economic interest in the Group as compensation for services provided to the Group.

The share-based compensation expense was determined as the excess part of the fair value of the transferred shares over the cash consideration paid. The Group determines the fair value of the transferred shares based on the fair value of the Group’s equity interest using a valuation technique to estimate what the price of those equity instruments would have been on the measurement date in an arm’s length transaction between knowledgeable, willing parties. The grant date is determined as May 1, 2021 when Mr. Xu Yiran took office as CEO of the Group. The share-based compensation related to the 50% of shares transferred without repurchase right were expensed off as general and administrative expenses as of grant date. The share-based compensation related to the remaining 50% of shares transferred with repurchase right are amortized on a straight-line basis over 5-year period from the grant date to the date that service conditions are met; in case that the service conditions are waived, the unamortized share-based compensation is to be recognized in the consolidated financial statements immediately.

The table below presents a summary of the Group’s share-based compensation expenses for the years ended December 31, 2022 and 2021:

	For the years ended December 31,
	2022	2021
General and administrative expenses	$4,528,788	$25,663,139

As of December 31, 2022, total unrecognized compensation expenses were US$15,095,968 and expected to be recognized through the remaining period up to the completion of the Business Combination with MPAC, or through the remaining requisite service period if the Business Combination fails to happen. On January 4, 2023, the Company completed the Business Combination with MPAC and therefore, the total unrecognized compensation expenses shall be fully amortized on the Closing Date.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 and 2021

(In U.S. dollars, except share and per share data)

9.	TAXATION

Cayman Islands

The Company is incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, the Company is not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the Cayman Islands.

Hong Kong

According to Tax (Amendment) (No. 3) Ordinance 2018 published by Hong Kong government, form April 1, 2018, under the two-tiered profits tax rates regime, the profits tax rate for the first HKD2 million of assessable profits will be lowered to 8.25% (half of the rate specified in Schedule 8 to the Inland Revenue Ordinance (IRO)) for corporations, and will be 16.5% for any assessable profits beyond the first HKD2 million. MMV HK was not subject to Hong Kong profit tax for any period presented as it did not have assessable profit during the periods presented.

PRC

On March 16, 2007, the National People’s Congress of the PRC enacted the Enterprise Income Tax (“EIT”) Law, under which FIEs and domestic companies would be subject to EIT at a uniform rate of 25%. Preferential tax treatments will continue to be granted to FIEs or domestic companies which conduct businesses in certain encouraged sectors and to entities otherwise classified as “Software Enterprises”, “Key Software Enterprises”, “Encouraged Enterprises” and/or “High and New Technology Enterprises” (“HNTEs”). The EIT Law became effective on January 1, 2008.

The aforementioned preferential tax rates are subject to annual review by the relevant tax authorities in China. VIE and certain VIE’s subsidiaries were qualified as HNTEs and enjoyed a preferential income tax rate at 15% for the corresponding years from the year they are qualified, respectively, provided that they continue to qualify as HNTEs during such periods.

Loss before income tax expense is incurred in the following major jurisdictions:

	For the years ended December 31,
	2022	2021
Hong Kong and others	$(6,279,083)	$(26,411,409)
PRC (except Hong Kong)	(6,510,228)	(6,279,691)
Total income/(loss) before income tax expense	$(12,789,311)	$(32,691,100)

The income tax provision consists of the following components:

For the years ended December 31,
	2022	2021
Current income tax expenses	$—	$—
Deferred income tax	—	—
Total income tax expenses	$—	$—

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 and 2021

(In U.S. dollars, except share and per share data)

9.	TAXATION - Continued

A reconciliation between the Group’s actual provision for income taxes and the provision at the PRC, mainland statutory rate is as follows:

	For the years ended December 31,
	2022	2021
Income/(loss) before income tax expense	$(12,789,311)	$(32,691,100)
Computed income tax expense/(benefit) with PRC statutory tax rate	(3,197,328)	(8,172,773)
Effect on tax rates in different tax jurisdictions*	1,400,583	6,493,153
Effect of preferential tax treatments	255,877	368,479
Additional deduction for R&D expenses	(807,514)	(812,466)
Tax effect of non-deductible items	431	1,035
Changes in valuation allowance	2,347,951	2,122,572
Income tax expense/(benefit)	$—	$—

*	It is primarily due to the tax effect of the Company as a tax-exempt entity incorporated in the Cayman Islands. The loss of the Company in the jurisdiction of Cayman Islands was primarily a result of share-based compensation expense.

As of December 31, 2022 and 2021, the significant components of the deferred tax assets are summarized below:

	As of December 31,
	2022	2021
Deferred tax assets:
Bad debt provision	$33,022	$35,740
Inventory impairment	4,118	4,457
Impairment loss of intangible assets	445,153	481,799
Net operating loss carried forward	9,048,531	7,739,468
Total deferred tax assets	9,530,824	8,261,464
Valuation allowance	(9,530,824)	(8,261,464)
Deferred tax assets, net of valuation allowance	$—	$—

As of December 31, 2022 and 2021, the Group had net operating loss carryforwards of approximately $50,807,137 and $42,864,570, respectively, which arose from the Group’s subsidiaries, VIE and the VIEs’ subsidiaries established in the PRC and Hong Kong. As of December 31, 2022 and 2021, deferred tax assets from the net operating loss carryforwards amounted to $9,048,531 and $7,739,468, respectively, and the Group has provided a valuation allowance as it has concluded that it is more likely than not that these net operating losses as well as other temporary difference would not be utilized in the future.

As of December 31, 2022 and 2021, the movement of valuation allowance are as follows:

	As of December 31,
	2022	2021
Balance at the beginning of the year	$(8,261,464)	$(8,936,578)
Application of preferential tax rate	—	2,543,820
Additions of valuation allowance	(2,347,951)	(2,122,572)
Net operating loss expiration	408,596	426,218
Foreign currency translation adjustment	669,995	(172,352)
Balance at the end of the year	$(9,530,824)	$(8,261,464)

The tax losses of the Group expire over different time intervals depending on local jurisdiction. The loss of MultiMetaVerse HK Limited amounted to $1,690,220 is indefinite and will not expire.

As of December 31, 2022, certain PRC entities of the Group had net operating tax loss carry forwards as follows:

Loss expiring in 2023	$10,375,567
Loss expiring in 2024	10,069,903
Loss expiring in 2025	5,251,508
Loss expiring in 2026	10,202,867
Loss expiring in 2027	10,126,892
Total	$46,026,737

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 and 2021

(In U.S. dollars, except share and per share data)

10.	ORDINARY SHARES

The Company was incorporated on March 18, 2021. The authorized number of ordinary shares of the Company is 500,000,000 shares with par value of US$0.0001 each. Upon its incorporation, the Company issued an aggregate of 50,000,000 ordinary shares to Avatar, DA LIN YING FENG Holdings Limited, and F.L.M Holdings Limited, the first two and a part of the last of who have completed their registration with State Administration of Foreign Exchange (“SAFE”) for their offshore investment in the Company under SAFE Circular 37. On the same day, the Company entered into certain shares subscription agreements (the “Match-up Shares Subscription Agreement”) with each of Avatar, and DA LIN YING FENG Holdings Limited, respectively, for their remaining 76,671,266 ordinary shares eligible for issuance before the completion of the Reorganization.

In May 2021, the Company issued 72,463,517 ordinary shares to Avatar under the Match-up Shares Subscription Agreement.

In July 2021, MMV entered into certain shares subscription agreements (the “ODI Shares Subscription Agreement”) with each of Shenzhen Huaqi Huirui Investment Management Limited Partnership, Jupiter_Lilith Limited and F.L.M Holdings Limited (collectively, the “ODI Shareholders”), respectively. Promptly after the completion of the filings of overseas direct investment of Chinese enterprises (“ODI Filing”) by the ODI Shareholders, MMV shall issue an aggregate of 13,157,927 ordinary shares to ODI Shareholders.

In December 2022, ODI Shareholders completed the ODI Filing. The Company issued (i) 13,157,927 ordinary shares to ODI Shareholders under the ODI Shares Subscription Agreement, and (ii) the remaining 4,207,749 ordinary shares to Avatar and DA LIN YING FENG Holdings Limited pursuant to the Match-up Shares Subscription Agreement, which represented the completion of the Reorganization. The total number of issued and outstanding ordinary shares as of December 31, 2022 was 139,829,193.

The consolidated financial statements for the years ended and as of December 31, 2022 and 2021 were prepared on a retroactive basis to reflect the Group’s Reorganization. The number of shares and net loss per share information is presented as if the Reorganization took place at the beginning of the period presented.

11.	RESTRICTED NET ASSETS

A significant portion of the Group’s operations are conducted through its PRC (excluding Hong Kong) VIE, the Group’s ability to pay dividends is primarily dependent on receiving distributions of funds from its VIE and VIE’s subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by its VIE and VIE’s subsidiaries only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations, and after it has met the PRC requirements for appropriation to statutory reserves. Paid in capital of the VIE and VIE’s subsidiaries included in the Group’s consolidated net assets are also non-distributable for dividend purposes.

In accordance with the PRC regulations on Enterprises with Foreign Investment, a WFOE established in the PRC is required to provide certain statutory reserves, namely general reserve fund, the enterprise expansion fund and staff welfare and bonus fund which are appropriated from net profit as reported in the enterprise’s PRC statutory accounts. A WFOE is required to allocate at least 10% of its annual after-tax profit to the general reserve until such reserve has reached 50% of its registered capital based on the enterprise’s PRC statutory accounts. Appropriations to the enterprise expansion fund and staff welfare and bonus fund are at the discretion of the board of directors. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. WFOE is subject to the above mandated restrictions on distributable profits. Additionally, in accordance with the Company Law of the PRC, a domestic enterprise is required to provide a statutory common reserve of at least 10% of its annual after-tax profit until such reserve has reached 50% of its registered capital based on the enterprise’s PRC statutory accounts. A domestic enterprise is also required to provide for a discretionary surplus reserve, at the discretion of the board of directors. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. All of the Group’s PRC consolidated VIE and VIE’s subsidiaries are subject to the above mandated restrictions on distributable profits.

As a result of these PRC laws and regulations, the Group’s VIE and VIE’s subsidiaries are restricted in their ability to transfer a portion of their net assets to the Company. As of December 31, 2022, no appropriation to the statutory reserve has been made by the Group. As of December 31, 2022, net assets restricted in the aggregate, which are included in the Company’s consolidated net assets were approximately $37,294,460 (December 31, 2021: $38,292,517). The Company performed a test on the restricted net assets of consolidated subsidiaries in accordance with Securities and Exchange Commission Regulation S-X Rule 4-08 € (3), “General Notes to Financial Statements” and concluded that it was applicable for the Company to disclose the financial statements for the parent company. Please refer to Note 16 for details.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 and 2021

(In U.S. dollars, except share and per share data)

12.	RELATED PARTY TRANSACTIONS

The following is a list of related parties which the Group has transactions with:

No.	Name of Related Parties	Relationship
1	Qu Xiaodan	A director of the Company
2	Xu Yiran	Chairman, Chief Executive Officer and a significant shareholder of the Company
3	Wang Xiaoting	An employee of Beijing Gaea (as defined below)
4	Wang Yanzhi	Beneficial owner of Avatar
5	Gao Yang	A director and General Manager of Shanghai Hui Zhi Ren Culture and Creativity Co., Ltd., a subsidiary of VIE
6	Horgos Gaea Network Co., Ltd. (“Horgos Gaea”)	An entity controlled by Mr. Wang Yanzhi
7	Ke Xing Shi Dai (Beijing) Technology Co., Ltd. (“Ke Xing”)	An entity controlled by Mr. Wang Yanzhi
8	Beijing Gaea Interactive Entertainment Co., Ltd. (“Beijing Gaea”)	An entity controlled by Mr. Wang Yanzhi
9	Gaea Mobile Limited	An entity controlled by Mr. Wang Yanzhi
10	Shenzhen Gaea Technology Corporation (“Shenzhen Gaea”)	An entity controlled by Mr. Wang Yanzhi
11	Shanghai Youmier Network Technology Co., Ltd (“Shanghai Youmier”)	An entity controlled by Mr. Wang Yanzhi
12	Gaea Hong Kong Limited (“Gaea HK”)	An entity controlled by Mr. Wang Yanzhi
13	Shanghai Huijie Culture Communication Co., Ltd (“Shanghai Huijie”)	The non-controlling shareholder (40%) of Shanghai Huizhiren Cultural Creative Co., Ltd
14	Avatar Group Holdings Limited (“Avatar”)	Major Shareholder of the Company
15	Shanghai Mobi Information Technology Co., Ltd (“Shanghai Mobi”)	An associate that Shanghai Jupiter owns 20% equity interest

Amounts due from related parties

Amounts due from related parties consisted of the following for the periods indicated:

	As of December 31,
	2022	2021
Accounts receivable
Gaea Mobile Limited	$137,327	$132,288
Shanghai Huijie	—	21,448
Shanghai Mobi	14,499	—
Subtotal	$151,826	$153,736

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 and 2021

(In U.S. dollars, except share and per share data)

12.	RELATED PARTY TRANSACTIONS - Continued

Amounts due to related parties

Amount due to related parties consisted of the following for the periods indicated:

	As of December 31,
	2022	2021
Amount due to related parties, current portion
Horgos Gaea(a)	$—	$269,065
Beijing Gaea(b)	—	343,756
Xu Yiran(a)	—	790,843
Gao Yang	37,696	78,461
Gaea Mobile Limited(a)	—	674,550
Avatar(a)	—	424,098
Shanghai Huijie(c)	445,840	—
Subtotal	$483,536	$2,580,773

Amount due to related parties, non-current portion
Shenzhen Gaea(d)	5,065,673	5,482,685
Avatar(e)	3,221,438	—
Beijing Gaea(b, e)	3,884,763	—
Wang Yanzhi(e)	1,974,438	2,042,501
Wang Xiaoting(e)	1,686,782	2,206,609
Gaea Mobile Limited(e)	1,583,743	—
Xu Yiran(e)	795,836	—
Gaea HK(e)	546,277	—
Shanghai Youmier(d)	382,764	—
Horgos Gaea(e)	259,430	—
Subtotal	$19,401,144	$9,731,795
Total	$19,884,680	$12,312,568

(a)	The balances as of December 31, 2022 represented the working capital loans from related parties with annualized interest rate ranging from 4.5% to 7.5% and the accrued interest.

(b)	The balance mainly represents the service fees, incurred prior to 2020, for the administrative services provided by Beijing Gaea to the Group. As of December 31, 2022, the balance was $317,610, which was classified as non-current with Beijing Gaea’s letter of not demand repayment signed in April 2023.

(c)	The balance represented advance from Shanghai Huijie for the animation production services provided.

(d)	The Group has engaged Shenzhen Gaea to support the operation and marketing of one of its mobile games from 2020 to 2021. And the balance represented the unpaid amounts accrued under such arrangement. In January 2022, an amendment was entered into among Shenzhen Gaea, Shanghai Youmier and the Group, pursuant to which Shanghai Youmier shall replace Shenzhen Gaea to provide such operation and marketing services starting from January 2022. The balance owed to Shanghai Youmier represented the unpaid service fees over 2022 under this agreement. Both Shenzhen Gaea and Shanghai Youmier have issued letter of not demanding repayment with regard to all the outstanding payables owed by the Group till August 2024 and April 2025, respectively. Therefore, amounts due to Shenzhen Gaea and Shanghai Youmier were classified into non-current liabilities.

(e)	The balances payable as of December 31, 2022 were the principle and interest accrued for long-term loans with interest rate ranging from 4.5% to 7.5% per annum. The loans were to be matured ranging from June 2024 to May 2025. The balance due to Beijing Gaea as of December 31, 2022 was $3,567,153.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 and 2021

(In U.S. dollars, except share and per share data)

12.	RELATED PARTY TRANSACTIONS - Continued

Related party transactions

	For the years ended December 31,
	2022	2021
Revenue from related parties
Shanghai Huijie(e)	$2,860,019	$1,723,973
Shanghai Mobi	177,274	—
Gaea Mobile Limited	5,168	126,852
Total	$3,042,461	$1,850,825

Loans from related party
Beijing Gaea	$3,492,347	$—
Avatar	2,685,000	420,000
Gaea Mobile Limited	855,000	660,000
Gaea HK	545,000	—
Wang Xiaoting	—	2,129,968
Wang Yanzhi	—	2,005,953
Xu Yiran	—	775,098
Horgos Gaea	—	257,332
Gao Yang	68,361	77,510
Total	$7,645,708	$6,325,861

Repayment of loan from related party
Wang Xiaoting	$445,831	$—
Gao Yang	104,027	—
Total	$549,858	$—

Interest expenses for loans from a related party
Beijing Gaea	$163,972	$—
Avatar	112,340	4,098
Wang Yanzhi	89,472	11,788
Wang Xiaoting	84,479	49,891
Xu Yiran	66,773	6,158
Gaea Mobile Limited	54,192	14,550
Horgos Gaea	11,100	8,471
Gaea HK	1,277	—
Total	$583,605	$94,956

Payables, loans and interests from related party converted to equity
Ke Xing	$—	$32,102,975

Payables due to a related party waived by
Qu Xiaodan	$—	$15,089

Technical and promotional support cost with a related party
Shanghai Youmier	$370,124	$—
Shenzhen Gaea	—	408,267

Receipt in advance from a related party
Shanghai Huijie(c)	456,984	—
Share-based compensation granted to
Xu Yiran	$4,528,788	$25,663,139

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 and 2021

(In U.S. dollars, except share and per share data)

13.	CONCENTRATION AND RISKS

(a)	Major suppliers

The following suppliers represented 10% or more of the Group’s cost of sale for the years ended December 31, 2021 and 2020 as follows:

	For the years ended December 31,
	2022	%	2021	%
Supplier A	$769,677	12	$480,182	8

(b)	Credit risk

Financial instruments that potentially expose the Group to concentrations of credit risk consist primarily of accounts receivable. The Group conducts credit evaluations of its customers, and generally does not require collateral or other security from them. The Group evaluates its collection history and long outstanding balances to determine the need for an allowance for doubtful accounts. The Group conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

The following customers had receivable balance exceeding 10% of the total accounts receivable as of December 31, 2022 and December 31, 2021 as follows:

	As of December 31,
	2022	2021
Customer A	46%	7%
Allowance for doubtful accounts	Not applicable	Not applicable

(c)	Major customers

The customers represented 10% or more of the Group’s total net revenues for the years ended December 31, 2022 and 2021 as follows:

	For the years ended December 31,
	2022	%	2021	%
Customer A (a related party)	$3,236,174	26	$1,723,973	16
Customer B	1,349,669	11	488,682	5

(d)	Foreign exchange risk

The Renminbi (“RMB”) is not a freely convertible currency. The State Administration for Foreign Exchange, under the authority of the People’s Bank of China, controls the conversion of RMB into foreign currencies. The value of the RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market. The Groups’ cash and cash equivalents denominated in RMB amounted to US$609,403 (RMB4,203,174) and $373,768 (RMB2,381,876) as of December 31, 2022 and 2021, respectively.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 and 2021

(In U.S. dollars, except share and per share data)

14.	COMMITMENTS AND CONTINGENCIES

(a)	Commitment

The Group had no material commitments as of December 31, 2022 and 2021, respectively.

(b)	Contingencies

In the ordinary course of business, the Group may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Group records contingent liabilities resulting from such claims, when a loss is assessed to be probable and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of December 31, 2022 and through the issuance date of these audited condensed consolidated financial statements.

15.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 28, 2023, the date of issuance of the audited consolidated financial statements. Based upon this review, except the subsequent events set forth below, the Company did not identify any other subsequent events that would have required adjustments or disclosures in the consolidated financial statements.

Closing of the Business Combination

On January 4, 2023, the Company consummated the previously announced Business Combination contemplated by the Merger Agreement. Pursuant to the Merger Agreement, the Business Combination was completed in two steps: (i) MPAC merged with and into PubCo, with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”); and (ii) Merger Sub merged with and into the Company resulting in the Company being a wholly-owned subsidiary of PubCo (the “Acquisition Merger”). In connection with the closing of the Business Combination, PubCo was renamed MultiMetaVerse Holdings Limited and its shares began trading on Nasdaq under the ticker symbol “MMV”. PubCo’s public warrants also trade on Nasdaq under the ticker symbol “MMVWW”.

The aggregate consideration for the Business Combination is $300,000,000, payable in the form of 30,000,000 newly issued PubCo ordinary shares valued at $10.00 per share to MMV’s shareholders. On the Closing Date, 139,829,193 MMV ordinary shares then issued and outstanding were transferred to PubCo, and the then shareholders of MMV automatically received their portion of the 30,000,000 PubCo ordinary shares.

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP as the Company has been determined to be the accounting acquirer, primarily due to the fact that former MMV shareholders continue to control the post-combination company. Under this method of accounting, although MPAC acquired all of the outstanding equity interests of the Company in the Business Combination, MPAC was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of the Company issuing stock for the net assets of MPAC, accompanied by a recapitalization. The net assets of MPAC were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of the Company.

Loans from Related Parties

In April 2023, the Group entered into related party loan agreements, pursuant to which, (i) Avatar shall provide MMV HK a loan of $1,500,000 with a term to maturity of two years and an annual interest rate of 12%, and (ii) a close family member of Mr. Yanzhi Wang, shall provide Shanghai Jupiter a loan of RMB20,000,000 with an interest rate of 12%, which will not to be demanded to be repaid by the lender within 24 months from the issuance of the consolidated financial statements. Both loans were closed on April 27 and helped to further enhance MMV’s liquidity.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 and 2021

(In U.S. dollars, except share and per share data)

16.	UNAUDITED CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

Regulation S-X requires the condensed financial information of registrant shall be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the registrant’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) of which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party. The condensed parent company financial statements have been prepared in accordance with Rule 12-04, Schedule I of Regulation S-X as the restricted net assets of the Company’s PRC subsidiary exceed 25% of the consolidated net assets of the Company.

Certain information and footnote disclosures normally included in financial statements prepared in conformity with U.S. GAAP have been condensed or omitted. The Company’s investment in subsidiary is stated at cost plus equity in undistributed earnings of subsidiaries.

Investment in subsidiaries, VIE and VIE’s subsidiaries, on the Condensed Balance Sheets, is comprised of the Parent Company’s net investment in its subsidiaries, VIE and VIE’s subsidiaries under the equity method of accounting.

Unaudited Condensed Balance Sheets

	As of December 31,
	2022	2021
Cash and cash equivalents	$14,496	$9
Prepaid expenses and other current assets	2,685,000	—
Total current assets	2,699,496	9
Long-term investment	460,000	460,000
Investment in subsidiaries, VIE and VIE’s subsidiaries	(14,805,666)	(7,674,944)
TOTAL ASSETS	$(11,646,170)	$(7,214,935)

Amounts due to related parties, current portion	$623,863	$513,438
Accrued liabilities and other current liabilities	—	30,000
Total current liabilities	623,863	543,438
Amounts due to related parties, non-current portion	3,329,995	—
TOTAL LIABILITIES	$3,953,858	$543,438

Ordinary shares*(par value of $0.0001 per share; 500,000,000 shares authorized as of December 31, 2022 and 2021, respectively; 139,829,193 shares issued and outstanding as of December 31, 2022 and 2021, respectively)	$13,983	$13,983
Subscription receivable	—	(13,983)
Additional paid-in capital	74,238,877	70,183,033
Accumulated deficit	(86,487,293)	(73,972,987)
Accumulated other comprehensive income	(3,365,595)	(3,968,419)
Total shareholders’ deficit	(15,600,028)	(7,758,373)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	(11,646,170)	(7,214,935)

*	The shares and per share information are presented on a retroactive basis to reflect the Group’s Reorganization that is discussed in Note 10.

MULTIMETAVERSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 and 2021

(In U.S. dollars, except share and per share data)

16.	UNAUDITED CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY - Continued

Unaudited Condensed Statements of Comprehensive Loss

	For the years ended December 31,
	2022	2021
General and administrative expenses	$5,138,009	$25,736,244
Interest expenses	115,695	10,324
Loss from operations	5,253,704	25,746,568
Loss of subsidiaries, VIE and VIE’s subsidiaries	7,535,607	6,246,944
Income tax expense	—	—
Net loss	$12,789,311	$31,993,512
Other comprehensive loss:
Foreign currency translation loss, net of nil income taxes	(864,594)	536,256
Total comprehensive loss	$11,925,125	$32,529,768

Unaudited Condensed Statements of Cash Flows

	For the years ended December 31,
	2022	2021
Net cash provided by/(used in) operating activities	$504	$(43,391)
Net cash used in investing activities	—	(460,000)
Net cash provided by financing activities	13,983	503,400
Net increase in cash and cash equivalents	14,487	9
Cash and cash equivalents, at beginning of period	9	—
Cash and cash equivalents, at end of year	$14,496	$9

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.	Indemnification of Directors and Officers

Our Memorandum and Articles of Association (the “Articles”), as amended, the BVI Business Companies Act, 2004, the Insolvency Act, 2003 of the British Virgin Islands, each of which as amended, and the common law of British Virgin Islands allow the Company to indemnify its officers and directors from certain liabilities. The Articles provide that we shall indemnify, hold harmless and exonerate against all direct and indirect costs, fees and expenses of any type or nature whatsoever, any person who: (a) is or was a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a director, officer, key employee, adviser of the Company or who at the request of the Company; or (b) is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another enterprise.

Pursuant to the form of indemnification agreements filed as Exhibit 10.1 to this registration statement, we will agree to indemnify our directors and officers against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Recent Sales of Unregistered Securities

Founder Shares

On January 8, 2021 and January 14, 2021, MPAC issued to the Sponsor 1 and 1,437,499 founder shares respectively for an aggregate purchase price of $25,001, or approximately $0.017 per share. Such securities were issued in connection with MPAC’s organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The Sponsor is an accredited investor for purposes of Rule 501 of Regulation D.

Private Placement

On April 12, 2021, simultaneous to the closing of its initial public offer, MPAC consummated the private placement with the Sponsor of 270,000 MPAC Units at a price of $10.00 per MPAC Unit, generating total proceeds of $2,700,000. On April 15, 2021, MPAC consummated the private sale of an additional 22,500 private Units to the Sponsor, generating gross proceeds of $225,000. Such private Units were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The Sponsor is an accredited investor for purposes of Rule 501 of Regulation D.

PIPE Investment

MMV issued to Digital Analog Integration Ltd (“DAL”), an assignee of the PIPE Investors, pursuant to a subscription agreement entered into on November 3, 2022 (the “Subscription Agreement”), an aggregate of 450,000 MMV Class A Ordinary Shares at a price of $10.00 per share for aggregate gross proceeds of $4,500,000 in the PIPE Investment. On January 6, 2023, MMV completed the first installment of the PIPE Investment in the amount of US$2 million for the subscription of 200,000 MMV Class A Ordinary Shares by DAL, and on January 30, 2023, MMV closed the second installment of the PIPE Investment in the amount of US$2.5 million for the subscription of 250,000 MMV Class A Ordinary Shares by DAL. The shares issued to DAL in the PIPE Investment were issued pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 8.	Exhibits and Financial Statement Schedules

Exhibit No.	Description
1.1	Amended and Restated Memorandum and Articles of Association of MMV (incorporated by reference to Annex B of MMV’s registration statement on Form F-4 (File No. 333-267125), filed with the SEC on August 29, 2022)
2.1	Specimen of ordinary share of MMV (incorporated by reference to Exhibit 4.2 of MMV’s registration statement on Form F-4 (File No. 333-267125), filed with the SEC on August 29, 2022)
2.2	Specimen of warrant of MMV (incorporated by reference to Exhibit 2.2 of MMV’s report on Form 20-F (File No. 001-41587), filed with the SEC on January 10, 2023)
4.1	Warrant Agreement (incorporated by reference to Exhibit 4.1 of MPAC’s current report on Form 8-K filed with the SEC on April 13, 2021)
4.2	Merger Agreement dated August 6, 2021 (incorporated by reference to Exhibit 2.1 to MPAC’s current report on Form 8-K filed with the SEC on August 9, 2021)
4.3	First Amendment to Merger Agreement, dated January 6, 2022 (incorporated by reference to Exhibit 2.1 to MPAC’s current report on Form 8-K filed with the SEC on January 6, 2022)
4.4	Second Amendment to Merger Agreement, dated September 29, 2022 (incorporated by reference to Exhibit 2.3 to MPAC’s current report on Form 8-K filed with the SEC on September 30, 2022)
4.5	MultiMetaVerse Holdings Limited 2023 Share Incentive Plan (incorporated by reference to Exhibit 4.4 of MMV’s report on Form 20-F (File No. 001-41587), filed with the SEC on January 10, 2023)
4.6	Technical Consultation and Service Agreement dated May 8, 2021 by and between Shanghai Mi Ting Culture and Creativity Co., Ltd. and Shanghai Jupiter Creative Design Co., Ltd. (incorporated by reference to Exhibit 10.16 of MMV’s registration statement on Form F-4 (File No. 333-267125), filed with the SEC on August 29, 2022)
4.7	Equity Interest Pledge Agreement dated May 8, 2021 by and among Shanghai Mi Ting Culture and Creativity Co., Ltd., Shanghai Jupiter Creative Design Co., Ltd. and Ke Xing Shi Dai (Beijing) Technology Co., Ltd. (incorporated by reference to Exhibit 10.17 of MMV’s registration statement on Form F-4 (File No. 333-267125), filed with the SEC on August 29, 2022)
4.8	Equity Interest Pledge Agreement dated May 8, 2021 by and among Shanghai Mi Ting Culture and Creativity Co., Ltd., Shanghai Jupiter Creative Design Co., Ltd. and Horgos Gaea Network Technology Co., Ltd. (incorporated by reference to Exhibit 10.18 of MMV’s registration statement on Form F-4 (File No. 333-267125), filed with the SEC on August 29, 2022)
4.9	Equity Interest Pledge Agreement dated May 8, 2021 by and among Shanghai Mi Ting Culture and Creativity Co., Ltd., Shanghai Jupiter Creative Design Co., Ltd. and Shanghai Zi Tang Culture Communication Limited Partnership (incorporated by reference to Exhibit 10.19 of MMV’s registration statement on Form F-4 (File No. 333-267125), filed with the SEC on August 29, 2022)
4.10	Equity Interest Pledge Agreement dated May 8, 2021 by and among Shanghai Mi Ting Culture and Creativity Co., Ltd., Shanghai Jupiter Creative Design Co., Ltd. and Xiaodan Qu (incorporated by reference to Exhibit 10.20 of MMV’s registration statement on Form F-4 (File No. 333-267125), filed with the SEC on August 29, 2022)
4.11	Exclusive Call Option Agreement dated May 8, 2021 by and among Shanghai Mi Ting Culture and Creativity Co., Ltd., Shanghai Jupiter Creative Design Co., Ltd. and Ke Xing Shi Dai (Beijing) Technology Co., Ltd. (incorporated by reference to Exhibit 10.21 of MMV’s registration statement on Form F-4 (File No. 333-267125), filed with the SEC on August 29, 2022)
4.12	Exclusive Call Option Agreement dated May 8, 2021 by and among Shanghai Mi Ting Culture and Creativity Co., Ltd., Shanghai Jupiter Creative Design Co., Ltd. and Horgos Gaea Network Technology Co., Ltd. (incorporated by reference to Exhibit 10.22 of MMV’s registration statement on Form F-4 (File No. 333-267125), filed with the SEC on August 29, 2022)
4.13	Exclusive Call Option Agreement dated May 8, 2021 by and among Shanghai Mi Ting Culture and Creativity Co., Ltd., Shanghai Jupiter Creative Design Co., Ltd. and Shanghai Zi Tang Culture Communication Limited Partnership (incorporated by reference to Exhibit 10.23 of MMV’s registration statement on Form F-4 (File No. 333-267125), filed with the SEC on August 29, 2022)

4.14	Exclusive Call Option Agreement dated May 8, 2021 by and among Shanghai Mi Ting Culture and Creativity Co., Ltd., Shanghai Jupiter Creative Design Co., Ltd. and Xiaodan Qu (incorporated by reference to Exhibit 10.24 of MMV’s registration statement on Form F-4 (File No. 333-267125), filed with the SEC on August 29, 2022)
4.15	Proxy Agreement dated May 8, 2021 by and among Shanghai Mi Ting Culture and Creativity Co., Ltd., Shanghai Jupiter Creative Design Co., Ltd. and Ke Xing Shi Dai (Beijing) Technology Co., Ltd. (incorporated by reference to Exhibit 10.25 of MMV’s registration statement on Form F-4 (File No. 333-267125), filed with the SEC on August 29, 2022)
4.16	Proxy Agreement dated May 8, 2021 by and among Shanghai Mi Ting Culture and Creativity Co., Ltd., Shanghai Jupiter Creative Design Co., Ltd. and Horgos Gaea Network Technology Co., Ltd. (incorporated by reference to Exhibit 10.26 of MMV’s registration statement on Form F-4 (File No. 333-267125), filed with the SEC on August 29, 2022)
4.17	Proxy Agreement dated May 8, 2021 by and among Shanghai Mi Ting Culture and Creativity Co., Ltd., Shanghai Jupiter Creative Design Co., Ltd. and Shanghai Zi Tang Culture Communication Limited Partnership (incorporated by reference to Exhibit 10.27 of MMV’s registration statement on Form F-4 (File No. 333-267125), filed with the SEC on August 29, 2022)
4.18	Proxy Agreement dated May 8, 2021 by and among Shanghai Mi Ting Culture and Creativity Co., Ltd., Shanghai Jupiter Creative Design Co., Ltd. and Xiaodan Qu (incorporated by reference to Exhibit 10.28 of MMV’s registration statement on Form F-4 (File No. 333-267125), filed with the SEC on August 29, 2022)
5.1*	Opinion of Walkers (Hong Kong) as to the validity of the ordinary shares of MMV
5.2	Form Opinion of Paul Hastings LLP as to the validity of the warrants of MMV
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.11 of MMV’s registration statement on Form F-4 (File No. 333-267125), filed with the SEC on August 29, 2022)
10.2	Form of Amended and Restated Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to MPAC’s current report on Form 8-K filed with the SEC on August 9, 2021)
10.3	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.3 to MPAC’s current report on Form 8-K filed with the SEC on August 9, 2021)
10.4	Form of Share Restriction Agreement (incorporated by reference to Exhibit 4.19 to the Report on Form 20-F, filed by the Issuer on January 10, 2023)
10.5	Acting-in-Concert Agreement dated March 22, 2021 by and among Yiran Xu, Lucky Cookie, Yanzhi Wang and Avatar (incorporated by reference to Exhibit 10.30 of MMV’s registration statement on Form F-4 (File No. 333-267125), filed with the SEC on August 29, 2022)
21.1	List of Principal Subsidiaries and VIEs (incorporated by reference to Exhibit 8.1 of MMV’s report on Form 20-F (File No. 001-41587), filed with the SEC on January 10, 2023)
23.1	Consent of Marcum Asia CPAs LLP, an independent registered public accounting firm for MultiMetaVerse Holdings Limited
23.2	Consent of Marcum LLP, an independent registered public accounting firm for Model Performance Acquisition Corp.
23.3*	Consent of Walkers (Hong Kong) (included in Exhibit 5.1).
23.4	Consent of Paul Hastings LLP (included in Exhibit 5.2).
24.1*	Power of Attorney (contained on the signature pages hereto)
107*	Filing fee table

*	Filed on Form F-1, dated February 6, 2023.
+	To be filed by amendment.

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales of the securities registered hereby are being made, a post-effective amendment to the registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by such undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China on May 15, 2023.

MultiMetaVerse Holdings Limited

By:	/s/ Yiran Xu
Name:	Yiran Xu
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Yiran Xu as attorney-in-fact and agent with full power of substitution for him in any and all capacities to do any and all acts and all things and to execute any and all instruments that said attorney-in-fact and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares and warrants of the registrant (the “Securities”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney-in-fact and agent, or his substitute shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Yiran Xu	Chairman of the Board of Directors,	May 15, 2023
Yiran Xu	Chief Executive Officer

/s/ Tao Li	Director	May 15, 2023
Tao Li

/s/ Xiaodan Qu	Director	May 15, 2023
Xiaodan Qu

/s/ Peixuan Hu	Director	May 15, 2023
Peixuan Hu

/s/ Mo Zhou	Director	May 15, 2023
Mo Zhou

/s/ Xin Li	Director	May 15, 2023
Xin Li

/s/ Scott Hartsman	Director	May 15, 2023
Scott Hartsman

/s/ Yao Chen	Chief Financial Officer	May 15, 2023
Yao Chen

/s/ Xing Lyu	Chief Business Officer	May 15, 2023
Xing Lyu

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of MultiMetaVerse Holdings Limited, has signed this registration statement or amendment thereto in the City of New York, State of New York, on May 15, 2023.

U.S. AUTHORIZED REPRESENTATIVE
COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice-President on behalf of Cogency Global Inc.